                                  SCHEDULE 14A

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
              THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:
                         [ ] Preliminary Proxy Statement
         [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
                         [X] Definitive Proxy Statement
                       [ ] Definitive Additional Materials
          [ ] SOLICITING MATERIAL PURSUANT TO SECTION 240.14A-11(c) OR
                               Section 240.14a-12


                        MERISTAR HOSPITALITY CORPORATION
                        --------------------------------
                (Name of Registrant as Specified In Its Charter)


                                       n/a
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
      0-11.

         (1) Title of each class of securities to which transaction applies:

                  (2) Aggregate number of securities to which transaction applies:

                  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ]               Fee paid previously with preliminary materials.
[ ]               Check box if any part of the fee is offset as provided by
                  Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  (1)      Amount Previously Paid:

                  (2)      Form, Schedule or Registration Statement No.:

                  (3)      Filing Party:

                  (4)      Date Filed:

[FELCOR LOGO]

[MERISTAR LOGO]

                 MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT

The boards of directors of FelCor Lodging Trust Incorporated and MeriStar Hospitality Corporation have approved a merger agreement that provides for the combination of the two companies. We believe that the merger is in the best interests of the stockholders of FelCor and MeriStar and that the combined company will be able to create more stockholder value than the companies individually could achieve.

If we complete the merger, holders of MeriStar common stock will receive, for each share of MeriStar common stock, $4.60 in cash and 0.784 of a share of FelCor common stock. Cash will be paid instead of issuing fractional shares. Because the portion of the merger consideration to be received in FelCor common stock is fixed, the value of the consideration to be received by MeriStar common stockholders in the merger will depend on the market price of FelCor common stock at the time of the merger. On August 30, 2001, FelCor common stock closed at $21.09 per share. Assuming that $21.09 is the market price of FelCor common stock at the time of the merger, the total value of the merger consideration to be received by MeriStar stockholders would be $21.13 per MeriStar share, or an aggregate of approximately $940 million. The common stock of FelCor is traded on the New York Stock Exchange under the symbol "FCH," as will be the common stock of the combined company. The MeriStar common stock, which is currently traded on the New York Stock Exchange under the symbol "MHX," closed at $20.93 per share on August 30, 2001. We estimate that 39.5% of the outstanding FelCor common stock immediately following completion of the merger will be owned by former MeriStar common stockholders. FelCor stockholders will continue to own their existing shares of capital stock after the merger.

AFTER CAREFUL CONSIDERATION, THE BOARDS OF FELCOR AND MERISTAR HAVE DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF THEIR RESPECTIVE STOCKHOLDERS, AND EACH BOARD RECOMMENDS THAT THEIR RESPECTIVE COMMON STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE MERGER, INCLUDING, IN THE CASE OF FELCOR'S COMMON STOCKHOLDERS, THE ELECTION OF PAUL W. WHETSELL AND STEVEN D. JORNS TO FELCOR'S BOARD OF DIRECTORS.

We cannot complete the merger unless the FelCor and MeriStar common stockholders approve the merger agreement and the merger at the special meetings to be held by FelCor and MeriStar. Whether or not you plan to attend your special meeting, please take the time to vote by completing and mailing the enclosed proxy card.

At the FelCor special meeting, FelCor common stockholders will also be asked to approve and adopt an equity incentive program.

This document provides you with detailed information about your special meeting and the proposed merger. You can also get information from publicly available documents filed by both companies with the Securities and Exchange Commission. WE ENCOURAGE YOU TO READ THIS ENTIRE DOCUMENT CAREFULLY.

FOR A DISCUSSION OF MATERIAL RISK FACTORS, SEE "RISK FACTORS" BEGINNING ON PAGE 30.

The dates, times and places of the meetings are:

    For FELCOR stockholders:

    October 11, 2001
    10:00 a.m., Central Time
    545 E. John Carpenter Frwy.
    Suite 1300
    Irving, Texas 75062

    For MERISTAR stockholders:

    October 11, 2001
    9:00 a.m., Eastern Time
    Hilton Crystal City at National Airport
    2399 Jefferson Davis Highway
    Arlington, Virginia 22202


/s/ THOMAS J. CORCORAN, JR.                                 /s/ PAUL W. WHETSELL
Thomas J. Corcoran, Jr.                                     Paul W. Whetsell
President and Chief Executive Officer                       Chairman and Chief Executive Officer
FelCor Lodging Trust Incorporated                           MeriStar Hospitality Corporation

   EACH VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS JOINT PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    This joint proxy statement/prospectus is dated September 11, 2001, and is first being mailed to stockholders on or about September 12, 2001.

                       FELCOR LODGING TRUST INCORPORATED
                     545 E. JOHN CARPENTER FRWY., STE. 1300
                            IRVING, TEXAS 75062-3933

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 11, 2001

     A special meeting of stockholders of FelCor Lodging Trust Incorporated, a Maryland corporation, will be held at 10:00 a.m., Central time, on October 11, 2001, at 545 E. John Carpenter Frwy., Suite 1300, Irving, Texas for the following purposes:

          1. To consider and vote on the approval of the agreement and plan of merger dated as of May 9, 2001, as amended, by and among FelCor Lodging Trust Incorporated, FelCor Lodging Limited Partnership, MeriStar Hospitality Corporation, and MeriStar Hospitality Operating Partnership, L.P., and the merger of MeriStar with and into FelCor under the merger agreement, including the election of Paul W. Whetsell and Steven D. Jorns as two new directors to the board of directors of FelCor. The merger agreement is attached as Appendix A to this joint proxy statement/prospectus.

          2. To consider and vote on the approval and adoption of the 2001 Restricted Stock and Stock Option Plan.

          3. To transact any other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

     None of the above proposals is conditioned on the approval of another proposal.

     Approval of the merger proposal requires the affirmative vote of a majority of the votes entitled to be cast at the FelCor special meeting. Approval of the other proposals requires the affirmative vote of a majority of the votes actually cast at the meeting.

     Only holders of record of FelCor common stock at the close of business on August 24, 2001, are entitled to notice of and to vote at the special meeting or any adjournments or postponements of the special meeting.

     It is important that your common stock be represented and voted at the meeting. Whether or not you plan to attend the meeting and vote your common stock in person, please MARK, SIGN, DATE AND PROMPTLY RETURN your enclosed proxy card in the postage-paid envelope.

     Any proxy may be revoked at any time before its exercise at the meeting.

                                            By the Order of the Board of
                                               Directors of
                                               FelCor Lodging Trust Incorporated

                                            LAWRENCE D. ROBINSON
                                            Secretary

September 11, 2001

     YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD.

     THE FELCOR BOARD OF DIRECTORS HAS APPROVED THE MERGER AGREEMENT AND THE MERGER OF MERISTAR WITH AND INTO FELCOR, INCLUDING THE ELECTION OF PAUL W. WHETSELL AND STEVEN D. JORNS TO FELCOR'S BOARD OF DIRECTORS, AND THE 2001 RESTRICTED STOCK AND STOCK OPTION PLAN AND RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ABOVE PROPOSALS.

                        MERISTAR HOSPITALITY CORPORATION
                          1010 WISCONSIN AVENUE, N.W.
                              WASHINGTON, DC 20007
                                 (202) 965-4455
                             ---------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 11, 2001
                             ---------------------

     NOTICE IS GIVEN that a special meeting of the stockholders of MeriStar Hospitality Corporation, a Maryland corporation, will be held at 9:00 a.m., Eastern time on October 11, 2001, at the Hilton Crystal City at National Airport, 2399 Jefferson Davis Highway, Arlington, Virginia 22202. The board of directors asks you to attend this meeting, in person or by proxy, for the following purposes:

          1. To consider and vote on the approval of the agreement and plan of merger dated as of May 9, 2001, as amended, by and among MeriStar, MeriStar Hospitality Operating Partnership, L.P., FelCor Lodging Trust Incorporated and FelCor Lodging Limited Partnership, and the merger of MeriStar with and into FelCor under the merger agreement. The merger agreement is attached as Appendix A to this joint proxy statement/prospectus. Upon completion of the merger, FelCor will be the surviving corporation.

          2. To transact any other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

     Approval of the above proposal requires the affirmative vote of a majority of the votes entitled to be cast at the MeriStar special meeting.

     AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER, AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF MERISTAR COMMON STOCK VOTE FOR THE ABOVE PROPOSAL.

     Only stockholders of record at the close of business on August 24, 2001, are entitled to notice of the special meeting and to vote at the special meeting.

     We cordially invite you to attend the special meeting in person because it is important that your shares be represented at the meeting. However, to ensure your representation at the special meeting, please sign, date and return the enclosed proxy card in the accompanying postage-paid envelope as promptly as possible. If you attend the meeting, you may vote in person, which will revoke a signed proxy if you have already sent one in. You may also revoke your proxy at any time before its exercise at the meeting by sending by mail or courier a written revocation with the Secretary of MeriStar at the address set forth above or by sending a duly executed proxy bearing a later date.

                                            By the Order of the Board of
                                               Directors of
                                               MeriStar Hospitality Corporation

                                            CHRISTOPHER L. BENNETT
                                            Secretary

September 11, 2001

     YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Questions And Answers About The Merger......................    1
Summary.....................................................    4
  The Companies.............................................    4
  The Merger................................................    5
  The Merger Agreement......................................   11
  Other Matters.............................................   18
  Unaudited Pro Forma Condensed Combined Financial Data.....   19
  Selected Historical Consolidated Financial Information....   22
  Equivalent Per Share Data.................................   27
  Comparative Market Price Information......................   28
Requests for Incorporated Information.......................   29
Risk Factors................................................   30
A Warning About Forward-Looking Statements..................   46
The Combined Company........................................   47
  General...................................................   47
  Relationship with MeriStar Hotels & Resorts...............   48
  Indebtedness, Liquidity and Financial Resources...........   49
  Management................................................   50
The Special Meetings........................................   51
  Date, Time, Place and Purpose of the FelCor Special
     Meeting................................................   51
  Date, Time, Place and Purpose of the MeriStar Special
     Meeting................................................   51
  Who Can Vote..............................................   51
  How You Can Vote; Voting by Proxy Holders.................   51
  Required Vote.............................................   52
  Voting on Other Matters...................................   52
  How You May Revoke Your Proxy Instructions................   52
  How Votes Are Counted.....................................   52
  Cost of this Proxy Solicitation...........................   53
  Attending the FelCor and MeriStar Special Meetings........   53
  List of FelCor Common Stockholders........................   53
The Merger..................................................   54
  Background of the Merger..................................   54
  FelCor's Reasons for the Merger; Recommendation of the
     FelCor Board...........................................   57
  Opinions of FelCor's Financial Advisors...................   59
  MeriStar's Reasons for the Merger; Recommendation of the
     MeriStar Board.........................................   71
  Opinion of MeriStar's Financial Advisor...................   73
  Interests of Certain Persons in the Merger and Partnership
     Merger.................................................   79
  Regulatory Approvals......................................   82
  Accounting Treatment......................................   82
  Restrictions on Resales by Affiliates.....................   82
  No Appraisal Rights.......................................   82
The Merger Agreement........................................   83
  General...................................................   83
  Treatment of MeriStar Common Stock and FelCor Stock in the
     Merger.................................................   83
  Treatment of MeriStar Partnership Units in the Partnership
     Merger.................................................   83
  Dividends Prior to Closing................................   84
  Exchange of Stock Certificates............................   84
  Representations and Warranties............................   85
  Treatment of MeriStar Employees, Stock Options and Other
     Benefit Plans..........................................   86

                                       (i)

                                                              PAGE
                                                              ----
  Certain Covenants.........................................   87
  Conditions to the Merger..................................   91
  Termination of the Merger Agreement.......................   93
  Expenses and Termination Fees.............................   94
Comparative Per Share Market Prices and Dividend
  Information...............................................   96
Unaudited Pro Forma Combined Financial Information..........   98
Description of FelCor Capital Stock.........................  116
  Description of FelCor Common Stock........................  116
  Description of FelCor Preferred Stock.....................  117
  Selected FelCor Charter Provisions........................  119
  Maryland Takeover Statutes................................  120
Comparison of Stockholder Rights............................  122
United States Federal Income Tax Considerations.............  124
  U.S. Federal Income Tax Consequences of the Merger........  124
  U.S. Federal Income Tax Consequences of FelCor's Status as
     a REIT.................................................  127
Approval of FelCor's 2001 Restricted Stock and Stock Option
  Plan......................................................  150
Legal Matters...............................................  152
Experts.....................................................  152
Stockholder Proposals.......................................  153
Other Matters...............................................  153
Where You Can Find More Information.........................  154
What Information You Should Rely On.........................  155
Appendix A -- Agreement and Plan of Merger, as amended
Appendix B -- Opinion of Deutsche Banc Alex. Brown Inc.
Appendix C -- Opinion of J.P. Morgan Securities Inc.
Appendix D -- Opinion of Salomon Smith Barney Inc.
Appendix E -- FelCor 2001 Restricted Stock and Stock Option
  Plan

                             ---------------------

     This joint proxy statement/prospectus contains registered trademarks and servicemarks owned or licensed by companies other than us, including but not limited to Best Western(R), Bristol House(R), Courtyard by Marriott(R), Crowne Plaza(R), Disney(R), Doral(R), Doubletree(R), Doubletree Guest Suites(R), Embassy Suites(R), Fairfield Inn(R), Four Points by Sheraton(R), Hampton Inn(R), Hampton Inn & Suites(R), Harvey Hotel(R), Hilton(R), Hilton HHonors(R), Holiday Inn(R), Holiday Inn Express(R), Holiday Inn Select(R), Homewood Suites(R) by Hilton, Howard Johnson(R), Inter-Continental(R), Marriott(R), Radisson(R), Ramada(R), Renaissance(R), Sheraton(R), Sheraton Suites(R), Six Continents(TM), Walt Disney World(R), Westin(R) and Wyndham(R).

                                       (ii)

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:    WHAT ARE THE PROPOSED TRANSACTIONS?

A: The merger is a transaction in which MeriStar Hospitality Corporation will be merged with and into FelCor Lodging Trust Incorporated, with FelCor being the surviving corporation. Immediately after the merger, a wholly-owned subsidiary of FelCor's operating partnership will be merged with and into MeriStar's operating partnership, with MeriStar's operating partnership surviving as a subsidiary of FelCor's operating partnership. FelCor's current executive officers and directors will remain executive officers and directors of FelCor following the merger. In addition, Mr. Paul W. Whetsell, current Chairman, Chief Executive Officer and a director of MeriStar, and Mr. Steven D. Jorns, the current Vice Chairman and a director of MeriStar will be added to FelCor's board of directors.

Q:    WHAT WILL I RECEIVE IN THE MERGER?

A:    MERISTAR STOCKHOLDERS:  You will be entitled to receive $4.60 in cash and
      0.784 of a share of FelCor common stock for each share of MeriStar common stock you own. The merger consideration, including the exchange ratio, was determined through an arms length negotiation. The closing price of FelCor's common stock on the NYSE was $21.09 per share on August 30, 2001. Assuming that $21.09 is the market price of FelCor common stock at the time of the merger, the total value of the merger consideration to be received by you would be $21.13 per MeriStar share. The closing price of MeriStar's common stock on the NYSE was $20.93 per share on August 30, 2001. FelCor will not issue any fractional common shares, so you will receive cash instead of any fractional shares of FelCor common stock.

      FELCOR STOCKHOLDERS: You will continue to hold the shares of FelCor common stock you currently own. You do not need to exchange your FelCor stock certificates in connection with the merger.

Q:    WHAT IF FELCOR OR MERISTAR STOCK PRICES VARY PRIOR TO THE MERGER?

A: GENERAL: If the average closing price of FelCor common stock during any ten consecutive trading days falls below $18.40, either MeriStar or FelCor may terminate the merger agreement without paying termination fees or reimbursing expenses of the other party.

      MERISTAR STOCKHOLDERS: The amount of cash and FelCor common stock you will receive per share of MeriStar common stock in the merger is fixed and will not be adjusted as a result of any changes in the prices of FelCor or MeriStar common stock. Changes in the market price of FelCor common stock will therefore affect the total value of merger consideration you will receive. You should obtain current market prices for both FelCor and MeriStar common stock.

      FELCOR STOCKHOLDERS: You will continue to hold the shares of FelCor common stock you currently own.

Q:    DO I HAVE DISSENTERS' RIGHTS OF APPRAISAL WITH RESPECT TO THE
      TRANSACTIONS?

A: No. Under Maryland law, MeriStar and FelCor stockholders do not have dissenters' rights of appraisal with respect to the merger.

Q:    WHEN DO YOU EXPECT THE TRANSACTIONS TO BE COMPLETED?

A: MeriStar and FelCor plan to complete the transactions as soon as possible after the special meetings, subject to the satisfaction or waiver of the other conditions to the merger as set forth in the merger agreement. Although they cannot predict when these conditions will be satisfied, MeriStar and FelCor hope to complete the transactions during October 2001.

Q: WILL THE COMPANIES BE PAYING DIVIDENDS BETWEEN NOW AND THE CLOSING OF THE MERGER?

A: The companies expect to pay regular quarterly dividends in accordance with their past practices. Currently, FelCor is paying $0.55 per share, and MeriStar is paying $0.505 per share, in quarterly dividends on its common stock. The holder of a share of MeriStar common stock will receive in the merger, in addition to the $4.60 in cash consideration,
      0.784 of a share of FelCor common stock that, at FelCor's current dividend rate, would pay a quarterly dividend of $0.43 per 0.784 of a share. FelCor and MeriStar will declare third quarter dividends payable on October 31, 2001, to record holders as of October 1, 2001, and as of the date of the closing of the merger, if the merger closes at any time other than within 15 days after the record date for a FelCor regularly scheduled dividend. MeriStar will also declare an additional dividend, payable to record holders of MeriStar common stock as of the closing date, if required to maintain its status as a real estate investment trust, or REIT.

Q:    WHAT OTHER MATTERS WILL BE VOTED ON AT THE SPECIAL MEETINGS?

A: In addition to the merger, FelCor stockholders will be asked to approve a new restricted stock and stock option plan for FelCor independent directors, executive officers and key employees covering a total of 1 million shares of FelCor common stock.

Q:    WHAT DO I NEED TO DO NOW?

A: You should carefully read and consider the information contained in this joint proxy statement/prospectus, including its appendices. It contains important information about MeriStar and FelCor. It also contains important information about what the boards of directors of MeriStar and FelCor considered in evaluating the transactions. You should then complete and sign your proxy card and return it in the enclosed return envelope as soon as possible, so that your shares will be represented at your company's special meeting. If you sign and send in your proxy but do not indicate how you want to vote, your proxy will be counted as a vote in favor of all the proposals. If you do not sign and send in your proxy, or if you abstain from voting at the special meeting, your action will have the same effect as a vote against the merger.

Q:    CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. You can change your vote at any time before your proxy is voted at your company's meeting. You can do this in one of three ways:

      First, you can send by mail or courier a written notice stating that you revoke your proxy to MeriStar at the address listed below if you are a MeriStar stockholder or to FelCor at the address listed below if you are a FelCor stockholder;

      Second, you can complete and submit a new proxy card, dated a later date than the first proxy card, and send it to MeriStar or FelCor, as the case may be. The new proxy card will automatically replace any earlier dated proxy card that you returned; or

      Third, you can attend the appropriate special meeting and vote in person. Your attendance at your special meeting will not, however, by itself revoke your proxy.

      You should send any notice of revocation or your completed new proxy card to MeriStar or FelCor, as the case may be, to the following applicable address:

      MeriStar Hospitality Corporation
      1010 Wisconsin Avenue, N.W.
      Washington, D.C. 20007
      Attention: Christopher L. Bennett

      FelCor Lodging Trust Incorporated
      545 E. John Carpenter Frwy., Ste. 1300
      Irving, TX 75062-3933
      Attention: Lawrence D. Robinson

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE FOR ME?

A: No. Your broker can vote your shares only if you instruct your broker to vote by following the directions provided to you by your broker. Your failure to instruct your broker on how to vote your shares will be the equivalent of a vote against the proposed merger.

Q:    SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: MERISTAR STOCKHOLDERS: No. After the merger is completed, the exchange agent will send you written instructions for exchanging your stock certificates.

      FELCOR STOCKHOLDERS: No. You will keep the certificates you now hold. There will be no need to exchange your existing stock certificates.

Q:    WHOM SHOULD I CALL WITH QUESTIONS ABOUT THE PROPOSALS?

A:    MERISTAR STOCKHOLDERS:  You should contact:

      MeriStar Hospitality Corporation
      1010 Wisconsin Avenue, N.W.
      Washington, D.C. 20007
      Attention: Melissa Thompson
      (202) 965-4455

      FELCOR STOCKHOLDERS:  You should contact:

      FelCor Lodging Trust Incorporated
      545 E. John Carpenter Frwy., Ste. 1300
      Irving, TX 75062-3933
      Attention: Stephen A. Schafer
      (972) 444-4900

Q:    WHERE CAN I GET MORE INFORMATION?

A: You may obtain more information from various sources, as set forth under the caption, "Where You Can Find More Information" beginning on page 154 of this joint proxy statement/prospectus.

                                    SUMMARY

     This summary and the preceding questions and answers highlight selected information from this joint proxy statement/prospectus. They do not contain all of the information that may be important to you. We encourage you to carefully read this entire joint proxy statement/prospectus and the documents to which we refer you. Transactions described in this joint proxy statement/prospectus include the merger between the FelCor operating partnership and the MeriStar operating partnership. FelCor Partnership refers to FelCor Lodging Limited Partnership and MeriStar Partnership refers to MeriStar Hospitality Operating Partnership, L.P. "On a pro forma basis" refers to the pro forma adjustments set forth in the "Unaudited Pro Forma Combined Financial Information" beginning on page 98. For more information about FelCor and MeriStar, see "Where You Can Find More Information" beginning on page 154. Some items in this summary refer to the pages where that subject is discussed more fully.

                                 THE COMPANIES

FELCOR LODGING TRUST INCORPORATED
545 E. John Carpenter Frwy., Suite 1300
Irving, Texas 75062
Telephone: (972) 444-4900

     FelCor Lodging Trust Incorporated is one of the nation's largest hotel REITs. On June 30, 2001, FelCor had ownership interests in 185 hotels in the United States and Canada with nearly 50,000 rooms and suites. Of these hotels, FelCor owns a 100% interest in 152 hotels, a 90% or greater interest in entities owning seven hotels, a 60% interest in entities owning two hotels and a 50% interest in separate entities owning 24 hotels. Fifteen of FelCor's hotels have been designated as held for sale. FelCor owns the largest number of Embassy Suites, Crowne Plaza, Holiday Inn and independently-owned Doubletree-branded hotels in the world. FelCor is the sole general partner of, and owns the controlling interest in, FelCor Lodging Limited Partnership, a Delaware limited partnership. FelCor owns substantially all of its assets and conducts all of its operations through FelCor Partnership, which principally is engaged in acquiring, owning, and leasing hotels.

MERISTAR HOSPITALITY CORPORATION
1010 Wisconsin Avenue, N.W.
Washington, D.C. 20007
Telephone: (202) 965-4455

     MeriStar Hospitality Corporation is a REIT which owns a portfolio of primarily upscale, full service hotels, diversified geographically as well as by franchise and brand affiliations, in the United States and Canada. On June 30, 2001, MeriStar owned 113 hotels with 28,877 rooms. MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership, is the operating partnership of MeriStar Hospitality Corporation. MeriStar Hospitality Corporation, which is the sole general partner of the operating partnership, operates all of its business through the operating partnership. MeriStar's hotels are located in major metropolitan areas or rapidly growing secondary markets and are well located within these markets. A majority of the hotels are operated under nationally recognized brand names such as Hilton, Sheraton, Westin, Marriott, Radisson, Doubletree and Embassy Suites.

THE COMBINED COMPANY

     Following the merger, FelCor, as the survivor of the merger, is expected to be the nation's largest hotel REIT in terms of both the number of hotels and hotel rooms, with ownership interests in 298 hotels and approximately 78,000 rooms located in 39 states and Canada. Based on the per share closing price of FelCor's common stock on August 30, 2001, the latest practicable date before the mailing of this joint proxy statement/prospectus, the combined company is expected to have an equity market capitalization of approximately $1.6 billion, with total debt of approximately $3.4 billion. The combined company will have geographic concentrations in Texas with 54 hotels, Florida with 37 hotels and California with 32 hotels.

                                   THE MERGER

PROPOSAL TO APPROVE THE MERGER

     This joint proxy statement/prospectus describes the proposed merger of MeriStar with and into FelCor under a merger agreement. The merger is subject to approval of the stockholders of both companies. Through this joint proxy statement/prospectus, the boards of directors of FelCor and MeriStar are asking the stockholders of FelCor and MeriStar, respectively, to approve the merger agreement and the merger, including, in the case of FelCor's stockholders, the election of Paul W. Whetsell and Steven D. Jorns to FelCor's board of directors. You should read carefully the merger agreement attached as Appendix A to this joint proxy statement/prospectus.

DETERMINATION OF MERGER CONSIDERATION

     The merger consideration to be received by MeriStar stockholders for each share of MeriStar common stock is $4.60 in cash plus 0.784 of a share of FelCor common stock. FelCor stockholders will continue to hold the FelCor common stock they currently own. The aggregate merger consideration per share of MeriStar common stock was determined by representatives of FelCor and MeriStar to be approximately 98% of a share of FelCor common stock in arms length negotiations, based upon various pricing models, with particular emphasis being placed on the relative contributions of FelCor and MeriStar to the combined company's funds from operations and earnings before interest, taxes, depreciation and amortization and taking into account MeriStar's higher debt leverage. The allocation of the merger consideration between cash and stock was determined to be 20% cash and 80% stock as the result of a compromise between MeriStar's desire for a significant cash payment and FelCor's desire to limit the amount of the additional leverage to be incurred by it as a result of the merger. The $4.60 per share cash component was determined based on the application of the agreed upon percentages to the then current market price of FelCor's common stock. The 0.784 exchange ratio for the stock component of the merger consideration resulted from multiplying 80% times the 98% of a share of FelCor common stock determined to be the per share value of the aggregate merger consideration.

RECOMMENDATION OF FELCOR BOARD (SEE PAGE 57)

     The FelCor board of directors has approved the merger agreement and the merger, has determined that the merger agreement and the merger are in the best interests of FelCor and its stockholders and recommends that FelCor common stockholders vote FOR approval of the merger agreement and the merger. FelCor common stockholders also should refer to the reasons that the FelCor board considered in determining whether to adopt and approve the merger agreement and the merger, as described beginning on page 57.

FELCOR'S REASONS FOR THE MERGER (SEE PAGE 57)

     In determining to approve and recommend the merger agreement and the merger, the FelCor board considered the terms of the merger agreement, the historical and prospective information concerning FelCor's and MeriStar's businesses, operations and financial performance, including FelCor's debt service, financial obligations, and earnings prospects, and considered, among other factors, the following potentially positive material factors resulting from or relating to the merger:

     - the increase in the geographic diversity of FelCor's hotels among regions, the increase in revenue base and room count in key markets, including East Coast markets, and the reduction of FelCor's dependence on Texas;

     - the increase in FelCor's hotel brand diversity;

     - the expansion of FelCor's focus on the upscale and full service business segments of the hotel industry;

     - annual cost savings of approximately $5 million through net decreases in corporate payroll, the closing and subletting of the MeriStar offices in Washington, D.C. and the elimination of other duplicate overhead costs;

     - improved hotel-level operations through active asset management across a larger number of hotel rooms;

     - enhancement and expansion of relationships with hotel brand owners;

     - the fixed, non-adjustable amount of cash payable in the merger, which reduces the number of shares to be issued in the merger at current market prices, may benefit FelCor stockholders in the future;

     - results of both a due diligence review of MeriStar and its assets, and FelCor's management's assessment of the overall quality of MeriStar's hotels;

     - letters from the rating agencies indicating that, based upon the information provided to them regarding the proposed merger and FelCor's financing plans, and subject to customary qualifications, they would affirm FelCor's existing public debt ratings with a stable outlook; and

     - opinions of FelCor's financial advisors that the consideration to be paid to MeriStar common stockholders by FelCor under the merger agreement is fair to FelCor.

     The FelCor board of directors also considered the following potentially negative material factors in connection with its determination:

     - the debt of the combined company, on a pro forma basis at March 31, 2001, as a percentage of investment in hotel assets was 50%, which was greater than FelCor's corresponding historical leverage at March 31, 2001, of 39.7%;

     - the combined company's continued concentration of hotels in some markets, including California, Florida and Texas, which were expected to represent approximately 18.1%, 16.2% and 15.4% of the combined company's pro forma revenues for the twelve months ended March 31, 2001;

     - limits on future capital plans, share repurchases and asset acquisitions, which may be necessary to enable FelCor to reduce its indebtedness, as a percentage of investment in hotel assets, to pre-merger levels;

     - financing risks associated with the assumption of an aggregate of $877.8 million of MeriStar debt, including $377.8 million in mortgage debt and $500.0 million in MeriStar senior notes as of March 31, 2001;

     - refinancing risks associated with the satisfaction of an aggregate of $801.3 million of MeriStar debt, including the repayment of $442.0 million outstanding at March 31, 2001 under MeriStar's revolving credit facilities, and the purchase of $154.3 million in MeriStar convertible subordinated notes and $205.0 million in MeriStar subordinated notes;

     - the significant cost, estimated at $59 million, involved in completing the merger and related financings as well as the diversion of management time and effort;

     - the limitation, resulting from MeriStar's existing agreements, on the ability of the combined company to use a hotel manager other than MeriStar Hotels & Resorts to manage any hotels not managed by hotel brand owners;

     - the potential conflicts of interest which may arise from the continuing contractual relationships with, and the payment of management and termination fees to, MeriStar Hotels & Resorts, of which Mr. Whetsell will continue to serve as Chief Executive Officer and a director and of which Mr. Jorns will continue to serve as a director;

     - the risk that some of the anticipated benefits of the merger may not be realized due to changes in the hotel market in general and potential difficulties or costs in integrating the two companies; and

     - the risk that termination fees and expenses totaling up to $40 million may be payable by FelCor under some circumstances.

RECOMMENDATION OF MERISTAR BOARD (SEE PAGE 71)

     The MeriStar board of directors has adopted and approved the merger agreement and the merger, has determined that they are in the best interests of MeriStar and its stockholders and recommends that MeriStar common stockholders vote FOR approval of the merger proposal. MeriStar common stockholders should refer to the reasons that the MeriStar board considered in making its determination, beginning on page 71.

MERISTAR'S REASONS FOR THE MERGER (SEE PAGE 71)

     In making its determination with respect to the merger agreement and the merger, the MeriStar board of directors considered the entirety of the terms of the merger agreement. In addition, the MeriStar board of directors considered the following potentially positive material factors in connection with its determination:

     - that the combined company would be the largest hospitality REIT in terms of number of hotels and number of rooms;

     - the enhanced visibility of the combined company to investors in the hospitality REIT sector due to a more diversified asset portfolio, expanded stockholder base and increased public float;

     - the merger consideration payable to MeriStar common stockholders, which represented a premium of 9% over the average closing price of MeriStar common stock during the 20 trading days prior to May 9, 2001, the date of the merger agreement, and a premium of 12% over the average closing price of MeriStar common stock during the 20 trading days prior to April 16, 2001, the date of the first MeriStar board meeting relating to the merger;

     - the combined company's potentially increased bargaining power in negotiations with suppliers;

     - the combined company's potentially enhanced negotiating power with existing hotel brand owners;

     - the opportunity for revenue growth due to a larger pool of assets;

     - potentially improved access to additional financing because of the larger size of the combined company;

     - the treatment under the merger agreement of MeriStar employees who are not retained by FelCor;

     - the relationship between the combined company and MeriStar Hotels & Resorts, Inc., the current manager of 109 of MeriStar's hotels;

     - anticipated annual savings of approximately $5 million in general and administrative expenses from reductions in personnel, closing and subletting MeriStar's corporate offices and the elimination of other duplicate overhead costs; and

     - the opinion to the MeriStar board dated May 9, 2001 of Salomon Smith Barney Inc., MeriStar's financial advisor, as to the fairness, from a financial point of view and as of that date, of the merger consideration to be received by the MeriStar common stockholders.

     The MeriStar board of directors also considered the following potentially negative material factors in connection with its determination:

     - the inherent risks involved in integrating two companies the size of MeriStar and FelCor;

     - the negative effect on funds from operations of the combined company caused by the increase in interest expense resulting from the debt financing of the cash consideration to be paid in the merger and the related transaction costs;

     - the combined company's continued concentration of hotels in some markets, including California, Florida and Texas, which were expected to represent approximately 18.1%, 16.2% and 15.4% of the combined company's revenues; and

     - the need for FelCor to hire a qualified chief financial officer.

VOTES REQUIRED FOR APPROVAL (SEE PAGE 52)

     FelCor. Approval of the merger agreement and the merger, including the election of two new directors to FelCor's board of directors, requires the affirmative vote of the holders of at least a majority of the votes entitled to be cast at the FelCor special meeting. You can vote at the FelCor special meeting if you owned FelCor common stock at the close of business on August 24, 2001. A total of 2,333,448 shares of FelCor common stock, or 4.4% of the shares of FelCor common stock entitled to vote at the FelCor special meeting, were held as of August 24, 2001, by FelCor directors, executive officers and their affiliates. The vote of FelCor preferred stockholders is not required for approval of the merger agreement or the merger.

     MeriStar. Approval of the merger agreement and the merger requires the affirmative vote of the holders of a majority of the votes entitled to be cast at the MeriStar special meeting. You can vote at the MeriStar special meeting if you owned MeriStar common stock at the close of business on August 24, 2001. A total of 3,624,228 shares of MeriStar common stock, or 7.7% of the shares of MeriStar common stock entitled to vote at the MeriStar special meeting, were held as of August 24, 2001, by MeriStar directors, executive officers and their affiliates.

OPINIONS OF FINANCIAL ADVISORS

  FelCor (see page 59)

     In deciding to approve the merger agreement and the merger, the FelCor board considered the oral opinions, delivered May 9, 2001, of its financial advisors, Deutsche Banc Alex. Brown Inc., or DBAB, and J.P. Morgan Securities Inc., or JPMorgan, that, as of that date, the consideration to be paid to MeriStar common stockholders by FelCor under the merger agreement was fair, from a financial point of view, to FelCor. These opinions were confirmed in writing on May 9, 2001. Under the terms of its engagement, FelCor has agreed to pay DBAB for its financial advisory services in connection with the merger an aggregate of $5.0 million, $3.75 million of which is contingent upon the closing of the merger. JPMorgan will receive $1.0 million for its financial advisory services in connection with the merger, of which $500,000 is contingent upon the closing of the merger. DBAB has received or will receive an aggregate of approximately $7.0 million to $10.5 million and JPMorgan has received or will receive an aggregate of approximately $5.0 million to $7.0 million, in fees for their services in connection with financing transactions relating to the merger that have been closed or committed to prior to the date of this joint proxy statement/prospectus. The DBAB and JPMorgan opinions, which set forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by DBAB and JPMorgan in connection with their opinions, are attached as Appendices B and C, respectively, to this document. Neither of these firms conducted or received any independent evaluations or appraisals of the properties, assets or liabilities, contingent or otherwise, of FelCor or MeriStar in connection with the preparation of their opinions. WE ENCOURAGE FELCOR STOCKHOLDERS TO READ THESE OPINIONS CAREFULLY. DBAB'S AND JPMORGAN'S OPINIONS ARE ADDRESSED TO THE FELCOR BOARD, AND NEITHER OPINION CONSTITUTES A

RECOMMENDATION TO ANY HOLDER OF FELCOR'S COMMON STOCK OR MERISTAR'S COMMON STOCK AS TO HOW TO VOTE WITH RESPECT TO ANY MATTERS RELATING TO THE PROPOSED TRANSACTIONS.

  MeriStar (see page 73)

     In connection with the proposed merger, the MeriStar board received a written opinion dated May 9, 2001 from MeriStar's financial advisor, Salomon Smith Barney, as to the fairness, from a financial point of view, of the merger consideration to be received by the MeriStar common stockholders. Under the terms of its engagement, MeriStar has agreed to pay Salomon Smith Barney for its financial advisory services an aggregate fee of $6.0 million, $4.5 million of which is contingent upon completion of the merger. The full text of Salomon Smith Barney's written opinion dated May 9, 2001 is attached to this joint proxy statement/prospectus as Appendix D. We encourage MeriStar common stockholders to read this opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken. Salomon Smith Barney did not conduct or receive any independent evaluation or appraisal of the properties, assets or liabilities, contingent or otherwise, of MeriStar or FelCor in connection with the preparation of its opinion. SALOMON SMITH BARNEY'S OPINION IS ADDRESSED TO THE MERISTAR BOARD AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER WITH RESPECT TO ANY MATTERS RELATING TO THE PROPOSED TRANSACTIONS.

INTERESTS OF CERTAIN PERSONS IN THE MERGER AND THE PARTNERSHIP MERGER (SEE PAGE
79)

     When you consider the recommendations of FelCor's and MeriStar's boards of directors, you should be aware that some FelCor and MeriStar executive officers and directors, because they will receive material benefits as a result of the merger that are not available to other stockholders, may have interests in the merger that may be different from, or in addition to, your own.

     - Paul W. Whetsell, the current Chairman, Chief Executive Officer and a director of MeriStar, and Steven D. Jorns, the current Vice Chairman and a director of MeriStar, will become directors of FelCor.

     - Bruce G. Wiles, the current President, Chief Investment Officer and a director of MeriStar, has been offered employment by FelCor.

     - FelCor will be obligated to make severance payments totaling approximately $1,024,000, $405,000, $900,000 and $986,000, to Paul
       Whetsell, Steven Jorns, John Emery and Bruce Wiles, under their employment contracts, which require these payments upon their resignation or termination in connection with MeriStar's change of control arising from the merger. In addition, FelCor will be obligated to pay $1,368,000 and $800,000 to Messrs. Whetsell and Emery, in consideration of their entering into a one year covenant not to take comparable positions at another hotel REIT. Finally, FelCor will be obligated to make tax reimbursement payments to Messrs. Whetsell, Emery and Wiles in the event any amounts they receive are subject to an excise tax under Section 4999 of the Internal Revenue Code, which taxes some payments that are contingent on a change of control within the meaning of Section 280G of the Internal Revenue Code. Although the parties currently expect the tax reimbursement obligations of FelCor to be limited to approximately $500,000, the issues relating to the determination of those liabilities are complex and subject to varied interpretations. Depending on the amount, if any, of the payments to be received by these individuals that are ultimately determined to be subject to the excise tax, FelCor's reimbursement obligations could be as much as $6.0 million to Mr. Whetsell, $3.8 million to Mr. Emery and $550,000 to Mr. Wiles.

     - Any unvested restricted stock and options held by officers and directors of MeriStar will vest as a result of the merger. Mr. Whetsell owns 125,000 unvested shares of restricted stock and unvested options to purchase 284,580 shares of MeriStar common stock, all of which will vest as a result of the merger, with an aggregate value of approximately $3.4 million. Mr. Emery owns 67,334 unvested shares of restricted stock and unvested options to purchase 156,978 shares of MeriStar common stock, all of which will vest as a result of the merger, with an aggregate value of approximately $2.0 million. Mr. Jorns owns unvested options to purchase 8,333 shares of MeriStar common stock, all of which will vest as a result of the merger, with an aggregate value of approximately $11,300. Mr. Wiles owns 50,667 unvested shares of restricted stock and unvested options to purchase 116,666 shares of MeriStar common stock, all of which will vest as a result of the merger, with an aggregate value of approximately $1.6 million. Mr. Wiles will be required to waive the accelerated vesting of these options if he accepts employment with FelCor. All of the values expressed in this paragraph are based on the closing price of $21.45 per share of MeriStar common stock on May 9, 2001. Option values are based on the difference between that closing price per share and the exercise price per share, if positive.

     - Each of the profits-only units in MeriStar Partnership of Messrs. Whetsell and Emery will vest and be exchanged for $4.60 in cash and 0.784 of a common unit in FelCor Partnership as a result of the partnership merger. Mr. Whetsell owns 342,917 unvested profits-only units in MeriStar Partnership, all of which will vest as a result of the merger, with an aggregate value of approximately $7.5 million. Mr. Emery owns 221,459 unvested profits-only units in MeriStar Partnership, all of which will vest as a result of the merger, with an aggregate value of approximately $4.9 million. Because each common unit in FelCor Partnership is redeemable for a share of FelCor common stock, the value of each profits-only unit is based on 0.784 times the closing price of $22.10 per share of FelCor common stock on May 9, 2001, plus $4.60. Other officers and directors of MeriStar collectively own 125,000 profits-only units that will also be exchanged for cash and common units in FelCor Partnership, but their unvested profits-only units will be canceled.

     - Thomas J. Corcoran, Jr., President, Chief Executive Officer and a director of FelCor, Richard O. Jacobson, a director of FelCor, and Thomas
       L. Wiese, a Vice President of FelCor, collectively own 93,160 common units in MeriStar Partnership, with an aggregate value of approximately $2.0 million. Because each MeriStar Partnership common unit is exchangeable for one share of MeriStar common stock, the aggregate value of these holdings is based on the closing price of $21.45 per share of MeriStar common stock on May 9, 2001.

     - From and after the effective time of the merger, FelCor will indemnify the present and former directors and officers of MeriStar and maintain directors' and officers' liability insurance for these individuals for six years after the effective time of the merger.

ACCOUNTING TREATMENT (SEE PAGE 82)

     The merger will be treated as a purchase of MeriStar by FelCor for financial accounting purposes.

REGULATORY APPROVALS (SEE PAGE 82)

     No material federal or state regulatory requirements must be complied with or approvals must be obtained by FelCor, FelCor Partnership, MeriStar or MeriStar Partnership in connection with either the merger or the partnership merger.

                              THE MERGER AGREEMENT

THE MERGER AND THE PARTNERSHIP MERGER (SEE PAGE 83)

     The merger agreement, as amended, is attached at the back of this document as Appendix A. We urge you to read the merger agreement because it is the legal document that governs the merger.

     The merger agreement contemplates the following transactions:

     - the merger, in which MeriStar will merge with and into FelCor, with FelCor as the surviving entity, and

     - the partnership merger, in which a subsidiary of FelCor Partnership will merge with and into MeriStar Partnership, with MeriStar Partnership surviving as a subsidiary of FelCor Partnership, and the limited partners of MeriStar Partnership, other than FelCor and its subsidiaries, will exchange their interests in MeriStar Partnership for interests in FelCor Partnership and, where applicable, cash.

     No vote or consent of the limited partners of either FelCor Partnership or MeriStar Partnership is required or being sought. FelCor, as the general partner of FelCor Partnership, and MeriStar, as the general partner of MeriStar Partnership, have taken all actions necessary under their respective partnership agreements to approve the partnership merger. The partnership merger will not occur unless the merger occurs.

  Structure Diagrams

     The following diagrams depict in summary form the structure of FelCor and MeriStar at June 30, 2001, and after the partnership merger and the merger. The diagrams assume that:

     - no unitholder of FelCor Partnership or MeriStar Partnership redeems its units and receives cash or FelCor or MeriStar common stock, as applicable, and

     - no holder of convertible securities of FelCor or MeriStar, including stock options of FelCor and MeriStar, converts or exercises those securities for FelCor or MeriStar common stock.

     The percentages in the diagrams reflect ownership of partnership interests in FelCor Partnership and MeriStar Partnership, other than preferred interests. All outstanding preferred units of FelCor Partnership are owned by FelCor. All outstanding preferred interests of MeriStar Partnership are owned by limited partners other than MeriStar.

                                    [CHART]

TREATMENT OF MERISTAR STOCK OPTIONS (SEE PAGE 86)

     At the effective time of the merger, each option to purchase shares of MeriStar common stock will become an option to purchase FelCor common stock, and the number of shares purchasable under the new FelCor stock option will be the number of shares purchasable under the MeriStar option times 0.784. The exercise price per share of each option will be the exercise price per share of MeriStar common stock under the MeriStar option minus $4.60, divided by 0.784. Generally, the completion of the merger will cause all unvested MeriStar stock options to vest and become exercisable. The options held by MeriStar employees who do not continue in the employ of the combined company generally will expire 90 days after the completion of the merger. Employees retained by FelCor will be required to waive the accelerated vesting of their options.

NON-SOLICITATION OF COMPETING TRANSACTIONS (SEE PAGE 88)

     Under the merger agreement, each of FelCor and MeriStar may not solicit any competing acquisition proposal. Each party may not respond to an acquisition proposal except if a disinterested majority of its board of directors determines in good faith after receipt of advice from outside counsel:

     - that furnishing information and engaging in discussions with the proposing person is required by the duties of the board of directors under Maryland law; and

     - that the proposing person has the ability to complete a superior proposal.

INTERIM OPERATIONS COVENANTS (SEE PAGE 87)

     Each party has agreed to limitations on its operations between the signing of the merger agreement and the effective time of the merger. The parties have formed an interim transactions committee composed of one representative from FelCor and one representative from MeriStar to approve any exceptions to the limitations.

CONDITIONS TO THE MERGER (SEE PAGE 91)

     Neither FelCor nor MeriStar is obligated to complete the transactions contemplated by the merger agreement unless the following conditions are satisfied or, if permitted, waived prior to the effective time of the merger:

     - the merger agreement and merger must be approved by the required stockholder votes of both FelCor and MeriStar;

     - receipt of tax opinions that the merger qualifies as a reorganization under Section 368(a)(1)(A) of the Internal Revenue Code, that each of the companies has qualified as a REIT and that the merger will not prevent FelCor from continuing to operate as a REIT;

     - no federal legislative or regulatory change is enacted that would cause FelCor or MeriStar to cease to qualify as a REIT for federal income tax purposes;

     - the absence of a court order or law preventing the completion of the merger or the partnership merger; and

     - other customary conditions precedent for transactions of this type, including receipt of all necessary SEC and NYSE approvals and receipt of necessary consents.

     The obligations of FelCor to effect the merger and to complete the transactions contemplated by the merger agreement are also subject to the satisfaction or waiver of the following conditions prior to the effective time of the merger:

     - an amendment to the revolving credit agreement between MeriStar and MeriStar Hotels & Resorts to set its maturity date at February 28, 2004, to set the interest rate to 600 basis points over the

       30-day London Interbank Offered Rate and to set the default interest rate to 30-day LIBOR plus 800 basis points;

     - receipt of estoppel certificates from MeriStar Hotels & Resorts regarding the hotel management agreements between that company and MeriStar; and

     - other customary conditions precedent for transactions of this type, including accuracy of representations and warranties of MeriStar, material compliance with covenants by MeriStar and absence of a material adverse change to MeriStar.

     The obligations of MeriStar to effect the merger and to complete the transactions contemplated by the merger agreement are also subject to the satisfaction or waiver by MeriStar of customary conditions precedent for transactions of this type, including accuracy of representations and warranties of FelCor, material compliance with covenants by FelCor and absence of a material adverse change to FelCor.

     Where the law permits, FelCor or MeriStar could decide to complete the merger even though one or more conditions were not satisfied. By law, neither FelCor nor MeriStar can waive:

     - the requirement that FelCor and MeriStar common stockholders approve the merger; or

     - the requirement that there be no court order or law preventing the closing of the merger or the partnership merger.

In addition, the merger agreement provides that the parties cannot waive the conditions to the merger requiring the receipt of tax opinions confirming the REIT status of FelCor and MeriStar and the qualification of the merger as a tax-free reorganization under the Internal Revenue Code.

     Whether any of the other conditions would be waived would depend on the facts and circumstances as determined by the reasonable business judgment of the board of directors of FelCor or MeriStar. If FelCor or MeriStar waived compliance with one or more of the other conditions and the condition was deemed material to a vote of FelCor and/or MeriStar common stockholders, FelCor and/or MeriStar would have to resolicit stockholder approval, as applicable, before closing the merger.

     If, prior to the special meetings, either FelCor or MeriStar waives compliance with any of the material conditions set forth in the merger agreement or if the parties elect to amend the merger agreement in any material fashion, each party will promptly file with the SEC a current report on Form 8-K describing the nature of the waiver or the amendment and issue a press release doing the same.

TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 93)

     The merger agreement addresses the circumstances when FelCor or MeriStar may terminate the merger agreement and when FelCor or MeriStar is required to pay a termination fee. FelCor and MeriStar could agree to terminate the merger agreement, and either company may terminate the merger agreement if, in general:

     - the required stockholder approvals are not obtained;

     - the merger is not completed by October 31, 2001;

     - a final order, judgment or injunction prevents the merger;

     - the average closing price for FelCor common stock is less than $18.40 during any ten consecutive trading days prior to the completion of the merger;

     - the other company breaches, in any material respects, the merger agreement and cannot cure the breach by October 31, 2001;

     - the board of directors of the other company adversely changes its recommendation of the merger;

     - the other company takes specified actions in connection with a competing transaction; or

     - that company's board of directors, in appropriate circumstances, determines to pursue a superior competing transaction.

PAYMENT OF TERMINATION FEES AND EXPENSES (SEE PAGE 94)

     FelCor must pay MeriStar a termination fee of $35.0 million, plus up to $5.0 million of MeriStar's out-of-pocket transaction expenses, if the merger agreement is terminated because of:

     - prior to the FelCor special meeting, a change in or withdrawal of the recommendation of the merger by FelCor's board that is materially adverse to MeriStar or the merger,

     - prior to the FelCor special meeting, entry by FelCor into an agreement, other than a confidentiality agreement, with respect to another acquisition proposal, or

     - a material breach by FelCor of a representation, warranty or covenant that could not be cured by October 31, 2001.

     Similarly, MeriStar must pay FelCor a termination fee of $35.0 million, plus up to $5.0 million of FelCor's out-of-pocket transaction expenses, if the merger agreement is terminated because of:

     - prior to the MeriStar special meeting, a change in or withdrawal of the recommendation of the merger by MeriStar's board that is materially adverse to FelCor or the merger,

     - prior to the MeriStar special meeting, entry by MeriStar into an agreement, other than a confidentiality agreement, with respect to another acquisition proposal, or

     - a material breach by MeriStar of a representation, warranty or covenant that could not be cured by October 31, 2001.

     If the merger agreement is terminated because the stockholders of either company fail to give all necessary approvals, that company must pay the other company up to $5.0 million of its out-of-pocket transaction expenses.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES (SEE PAGE 124)

     The income tax consequences summarized below are based on the assumption that the merger will qualify as a reorganization within the meaning of section 368(a)(1)(A) of the Internal Revenue Code. The obligations of FelCor and MeriStar to complete the merger are conditioned upon Jenkens & Gilchrist, a Professional Corporation, counsel to FelCor, and Paul, Weiss, Rifkind, Wharton & Garrison, counsel to MeriStar, delivering opinions to FelCor and MeriStar, respectively, at closing that the merger will qualify as a reorganization within the meaning of section 368(a)(1)(A) of the Internal Revenue Code. The delivery of those opinions is a non-waivable condition of the merger. The opinions of counsel will rely on customary representations made by FelCor and MeriStar and applicable factual assumptions. If any of the factual assumptions or representations relied upon in the opinions of counsel are inaccurate, the opinions may not accurately describe the U.S. federal income tax treatment of the merger, and this summary may not accurately describe the tax consequences of the merger.

     A MeriStar stockholder will recognize gain, but not loss, upon the receipt of cash consideration in the merger equal to the lesser of:

     - the cash consideration received in the merger, excluding cash received instead of a fractional share of FelCor common stock; or

     - the excess of the cash received, excluding cash received instead of a fractional share of FelCor common stock, plus the fair market value of the FelCor common stock received by the MeriStar stockholder over the MeriStar's stockholder's adjusted basis in its shares of MeriStar common stock.

     In addition, a MeriStar stockholder who receives cash instead of a fractional share of FelCor common stock also will recognize gain or loss in an amount equal to the difference between the cash received for the fractional share and the stockholder's adjusted tax basis in its FelCor common stock that is allocated to the fractional share.

     A MeriStar stockholder will have a tax basis in the FelCor common stock received in the merger, including any fractional share for which cash is received, equal to the stockholder's basis in its MeriStar common stock exchanged, decreased by the amount of cash received in the merger, other than for a fractional share, and increased by the amount of gain recognized in the exchange, other than in connection with receiving cash for a fractional share, but including the amount of gain that is treated as a dividend. A MeriStar stockholder's holding period for the FelCor common stock received will include the stockholder's holding period for its MeriStar common stock, assuming that the stock was held as a capital asset.

     Neither FelCor nor its stockholders will recognize any gain or loss as a result of the merger. MeriStar also will not recognize any gain or loss as a result of the merger as long as the merger qualifies as a reorganization within the meaning of section 368(a)(1)(A) of the Internal Revenue Code.

     The tax consequences of the merger to you will depend on the facts of your own situation. You should consult your tax advisor for a full understanding of the tax consequences to you of the merger.

MERGER FINANCING (SEE PAGE 49)

     FelCor intends to obtain an estimated $1.4 billion of financing in connection with the merger and the partnership merger. Approximately $225 million of this financing will be used to pay the cash portion of the consideration to be paid to MeriStar common stockholders and MeriStar Partnership unitholders, and the balance will be applied to retire outstanding indebtedness of approximately $1.1 billion and to pay transaction costs. This financing will consist of a combination of:

     - $600 million of unsecured 8 1/2% senior notes due 2011 issued by FelCor Partnership in June 2001;

     - an extension of the term of and an increase in FelCor's borrowing availability under its revolving credit facility from $600 million to at least $700 million, effective upon the closing of the merger, and drawing of $330.4 million under that facility;

     - new first mortgage and mezzanine financing in the aggregate amount of at least $325 million to be consummated immediately following the closing of the merger, having a term of at least three years and an expected blended interest rate of approximately LIBOR plus 2%; and

     - the issuance of up to $100 million of a new series of perpetual preferred stock with a dividend rate expected to be not more than 10.5%.

     In addition to this $1.4 billion of financing, FelCor has obtained a commitment from lenders for up to $500 million in a stock secured term loan facility which will be available for use to fund, if necessary, FelCor's obligation to repurchase up to $500 million of outstanding senior notes of MeriStar Partnership after the merger. The stock secured term loan facility will have a term of between five and one-half years and seven years and bear interest at a fixed market interest rate not to exceed LIBOR plus 5.25%. In connection with the acceptance and funding of this commitment, FelCor has paid or agreed to pay an aggregate of $8.8 million of commitment and related fees. Of these fees, up to $6.3 million will be applied to offset placement fees payable to the lenders in connection with a placement of senior notes made through them within one year following closing, the proceeds of which will be used to repay the $500 million facility. All of these financings, with the exception of the perpetual preferred stock, have been obtained or committed. Even if the issuance of the perpetual preferred stock is not completed, FelCor has sufficient availability under its line of credit to complete the merger and partnership merger.

DIRECTORS AND EXECUTIVE OFFICERS OF FELCOR AFTER THE MERGER (SEE PAGE 50)

     The merger agreement provides that, following the merger, Paul W. Whetsell, current Chairman, Chief Executive Officer and a director of MeriStar, and Steven
D. Jorns, current Vice Chairman and a
director of MeriStar, will become members of the FelCor board of directors. By voting to approve the merger agreement and the merger, FelCor stockholders will be voting for the election of Mr. Whetsell as director with a term ending at the annual meeting of stockholders in 2004 and Mr. Jorns as director with a term ending at the annual meeting of stockholders in 2003. Following the merger, the current executive officers of FelCor will remain as executive officers of FelCor. Bruce G. Wiles, the current President, Chief Investment Officer and a director of MeriStar, is expected to become an executive officer of FelCor following the merger. No other current executive officers of MeriStar are expected to become executive officers of FelCor following the merger.

LISTING OF FELCOR COMMON STOCK (SEE PAGE 116)

     The shares of FelCor common stock to be issued to holders of MeriStar common stock in the merger will be listed on the New York Stock Exchange under the ticker symbol "FCH."

DIFFERENCES IN STOCKHOLDERS' RIGHTS (SEE PAGE 122)

     The rights of MeriStar stockholders differ from the rights of FelCor stockholders in a number of material ways as a result of differences in the charters and bylaws of the two companies, including:

     - The MeriStar board of directors is limited to 15 members by its bylaws, while the number of members on the FelCor board of directors, which is currently set at 11 members, can be, and has been, increased to more than its limit of nine members by a vote of not less than 80% of the members of the FelCor board of directors.

     - The amendment of any stock provisions in MeriStar's charter requires, in addition to stockholder approval, the approval by all of its independent directors, while FelCor does not have this requirement.

     - The amendment of any provision of FelCor's charter relating to its board requires, in addition to stockholder approval, the approval of 80% of its directors, while MeriStar does not have this requirement.

     - FelCor has outstanding two series of preferred stock which have preferences over common stock on dividends or liquidating distributions. MeriStar has no outstanding preferred stock.

     - MeriStar's board, but not FelCor's board, is prohibited by charter provision from issuing preferred stock for anti-takeover purposes or with super-majority voting rights.

     - Holders of 10% or more of FelCor's outstanding voting stock may call a stockholders' meeting. For MeriStar, a majority of outstanding voting shares is required to call a stockholders' meeting and the stockholders must pay for the costs of the meeting.

     - Holders of more than 50% of FelCor's outstanding voting stock may vote to remove a director for cause. MeriStar's charter permits removal of a director with or without cause but requires a vote of 75% or more of the outstanding voting stock.

OWNERSHIP OF FELCOR AFTER THE MERGER

     If the merger is completed, FelCor will issue approximately 34.9 million shares of common stock to MeriStar stockholders. Assuming a market price of $21.09 for FelCor common stock, which was its closing price on August 30, 2001, the total value of the merger consideration to be received by MeriStar stockholders would be approximately $940 million. The shares of FelCor common stock issued to former MeriStar stockholders will represent approximately 39.5% of the outstanding common stock of FelCor after completion of the merger. Stockholders of FelCor immediately prior to the merger will hold approximately 60.5% of the outstanding shares of FelCor common stock following the merger. This information is based on the number of shares of FelCor and MeriStar common stock expected to be outstanding at the effective time of the merger.

                                 OTHER MATTERS

     FelCor stockholders will also vote on the proposal to approve and adopt the 2001 Restricted Stock and Stock Option Plan, a new restricted stock and stock option plan for FelCor independent directors, executive officers and key employees covering a total of 1 million shares of FelCor common stock. The FelCor board of directors has approved the FelCor 2001 Plan, has determined that it is in the best interest of FelCor and its stockholders and recommends that FelCor common stockholders vote FOR approval of the FelCor 2001 Plan.

     Approval of the FelCor 2001 Plan by common stockholders requires the affirmative vote of a least a majority of the votes actually cast at the FelCor special meeting. The vote of holders of FelCor preferred stock is not required for adoption and approval of the FelCor 2001 Plan.

             UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

     The following table sets forth unaudited pro forma condensed combined financial data for FelCor and MeriStar as a combined entity, giving effect to the merger as if it had occurred on the dates indicated and after giving effect to the pro forma adjustments. The unaudited pro forma condensed combined operating data are presented as if the merger had been completed on January 1, 2000. The unaudited pro forma condensed combined balance sheet data at June 30, 2001 is presented as if the merger had occurred on June 30, 2001. In the opinion of management of FelCor, all adjustments necessary to reflect the effects of these transactions have been made. The merger will be accounted for under the purchase method of accounting as provided by Financial Accounting Standards No. 141 and 142. Based on FelCor's current estimate of value for the MeriStar assets to be acquired in the amount of approximately $3.0 billion and liabilities to be assumed in the amount of approximately $1.9 billion, no goodwill will be recorded for this transaction.

     The unaudited pro forma condensed combined financial data should be read together with the respective historical audited and unaudited consolidated financial statements and financial statement notes of FelCor and of MeriStar incorporated by reference into this joint proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 154. The unaudited pro forma condensed combined financial data are presented for comparative purposes only and are not necessarily indicative of what the actual combined results of operations of FelCor and MeriStar would have been for the periods presented, nor do these data purport to represent the results of future periods. See "Unaudited Pro Forma Combined Financial Information" beginning on page 98.

                                                                      PRO FORMA
                                                                     (UNAUDITED)
                                                              -------------------------
                                                                             SIX MONTHS
                                                               YEAR ENDED      ENDED
                                                              DECEMBER 31,    JUNE 30,
                                                                2000(1)         2001
                                                              ------------   ----------
                                                              (IN THOUSANDS, EXCEPT PER
                                                                     SHARE DATA)
STATEMENT OF OPERATIONS DATA:
  Total revenues............................................   $2,864,452    $1,412,155
  Net income before extraordinary items.....................   $  145,657    $   82,075
  Net income before extraordinary items applicable to common
     shareholders...........................................   $  110,475    $   64,525
  Diluted earnings per share data:
     Net income before extraordinary items applicable to
      common shareholders...................................   $     1.21    $     0.73
     Weighted average common shares outstanding.............       91,282        88,818
OTHER DATA:
  Funds From Operations(2)..................................   $  451,302    $  223,177
  EBITDA(3).................................................   $  803,172    $  396,600

                                                                PRO FORMA
                                                               (UNAUDITED)
                                                              --------------
                                                                 JUNE 30,
                                                                   2001
                                                              --------------
                                                              (IN THOUSANDS)
BALANCE SHEET DATA:
Net investment in hotels....................................    $6,516,043
Total assets................................................    $7,146,928
Debt........................................................    $3,648,693
Minority interest in FelCor Partnership.....................    $  333,475
Total shareholders' equity..................................    $2,669,766

------------

(1) In the second quarter of 2000, FelCor recorded a $63 million loss related to the decision to sell certain non-strategic hotel assets, which is reflected in the income statements presented for the period.

(2) FelCor considers Funds From Operations to be a key measure of a REIT's performance which should be considered along with, but not as an alternative to, net income and cash flow as a measure of operating performance and liquidity.

    The White Paper on Funds From Operations approved by the Board of Governors of NAREIT defines Funds From Operations as net income or loss, computed in accordance with GAAP, excluding gains or losses from extraordinary items in accordance with GAAP and sales of depreciable operating properties, plus real estate related depreciation and amortization and after comparable adjustments for our portion of these items related to unconsolidated entities and joint ventures. FelCor believes that Funds From Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of FelCor's ability to incur and service debt, to make capital expenditures, and to fund other cash needs. FelCor computes Funds From Operations in accordance with standards established by NAREIT, except that FelCor adds back rent deferred under SAB 101, the loss on assets held for sale, lease termination costs and swap termination expense to derive Funds From Operations. This may not be comparable to Funds From Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition, that interpret the current NAREIT definition differently than FelCor does or that do not adjust Funds From Operations for rent deferred under SAB 101, the loss on assets held for sale, lease termination costs and swap termination expense. Funds From Operations does not represent cash generated from operating activities determined by GAAP and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of FelCor's financial performance or to cash flow from operating activities, determined in accordance with GAAP, as a measure of FelCor's liquidity, nor is it indicative of funds available to fund FelCor's cash needs, including FelCor's ability to make cash distributions. Funds From Operations may include funds that may not be available for management's discretionary use due to requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties.

    The following table details FelCor's computation of Funds From Operations.

                                                                         PRO FORMA
                                                                        (UNAUDITED)
                                                              -------------------------------
                                                               YEAR ENDED    SIX MONTHS ENDED
                                                              DECEMBER 31,       JUNE 30,
                                                                  2000             2001
                                                              ------------   ----------------
                                                                      (IN THOUSANDS)
Net income before extraordinary charges.....................    $145,657         $ 82,075
Loss (gain) on sale of hotels...............................      (6,024)           1,081
Loss on assets held for sale................................      63,000
Swap termination expense....................................                       14,121
Series B redeemable preferred distributions.................     (12,937)          (6,468)
Series D redeemable preferred distributions.................        (565)            (282)
New redeemable preferred distributions......................     (10,500)          (5,250)
Depreciation................................................     248,990          123,350
Depreciation from unconsolidated entities...................      10,167            5,022
Minority interest in FelCor Partnership.....................      13,514            9,528
                                                                --------         --------
Funds From Operations.......................................    $451,302         $223,177
                                                                ========         ========
Weighted average shares and units outstanding(a)............     106,536          106,041

------------

    (a) Weighted average shares and units outstanding are computed including dilutive options, unvested stock grants and assuming conversion of Series A preferred stock to common stock.

(3) EBITDA is computed by adding Funds From Operations, interest expense, FelCor's portion of interest expense from unconsolidated entities, amortization expense and FelCor's redeemable preferred distributions. The computation of EBITDA for FelCor Partnership and FelCor yields the same result. EBITDA is presented because it provides useful information regarding FelCor's ability to service debt. EBITDA should not be considered as an alternative measure of operating results or cash flow from operations, as determined in accordance with GAAP. EBITDA as presented by FelCor may not be comparable to other similarly titled measures used by other companies. A reconciliation of Funds From Operations to EBITDA is as follows:

                                                                         PRO FORMA
                                                                        (UNAUDITED)
                                                              -------------------------------
                                                               YEAR ENDED    SIX MONTHS ENDED
                                                              DECEMBER 31,       JUNE 30,
                                                                  2000             2001
                                                              ------------   ----------------
                                                                      (IN THOUSANDS)
Funds From Operations.......................................    $451,302         $223,177
Interest expense............................................     313,249          153,229
Interest expense from unconsolidated entities...............       9,188            4,742
Amortization expense........................................       5,431            3,452
Series B redeemable preferred distributions.................      12,937            6,468
Series D redeemable preferred distributions.................         565              282
New redeemable preferred distributions......................      10,500            5,250
                                                                --------         --------
EBITDA......................................................    $803,172         $396,600
                                                                ========         ========

             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

FELCOR

     The following tables set forth selected historical consolidated financial information for FelCor. The selected historical information is presented as of and for the years ended December 31, 1996, 1997, 1998, 1999 and 2000 and as of and for the six months ended June 30, 2000 and 2001. FelCor derived the historical financial information for the years ended December 31, 1996, 1997, 1998, 1999 and 2000 from its consolidated financial statements and the notes to them, audited by PricewaterhouseCoopers LLP, independent accountants. Certain reclassifications have been made to previously reported amounts to conform to current year presentation with no effect to previously reported net income or shareholders' equity. The selected historical financial information as of and for the six months ended June 30, 2000 and 2001 has been derived from the unaudited financial statements which have been prepared by FelCor's management on the same basis as the audited financial statements and, in the opinion of FelCor's management, include all adjustments consisting of normal recurring accruals that are considered necessary for a fair presentation of the results for those periods. The results of operations for the six months ended June 30, 2000 and 2001 are not necessarily indicative of results to be anticipated for the entire year. The following information should be read together with the consolidated financial statements and financial statement notes of FelCor incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 154.

                                                                                                            SIX MONTHS ENDED
                                                            YEAR ENDED DECEMBER 31,                             JUNE 30,
                                         -------------------------------------------------------------   -----------------------
                                           1996         1997       1998(1)        1999       2000(2)      2000(2)      2001(3)
                                         ---------   ----------   ----------   ----------   ----------   ----------   ----------
                                                             (IN THOUSANDS EXCEPT PER SHARE AND RATIO DATA)
STATEMENT OF OPERATIONS DATA:
  Total revenues.......................  $  98,934   $  169,688   $  332,600   $  495,517   $  541,872   $  258,159   $  560,302
  Net income (loss)....................  $  40,937   $   63,650   $  114,839   $  131,080   $   61,699   $   (9,973)  $   15,753
  Net income (loss) applicable to
    common shareholders................  $  33,203   $   51,853   $   93,416   $  106,345   $   37,017   $  (22,331)  $    3,453
  Diluted earnings per Share:
    Net income (loss) applicable to
      common shareholders before
      extraordinary charge.............  $    1.53   $     1.65   $     1.92   $     1.59   $     0.74   $    (0.39)  $     0.07
    Net income (loss) applicable to
      common shareholders..............  $    1.43   $     1.64   $     1.86   $     1.57   $     0.67   $    (0.39)  $     0.07
    Weighted average common shares
      outstanding......................     23,218       31,610       50,314       67,581       55,519       57,161       53,055
OTHER DATA:
  Cash flows provided by operating
    activities.........................  $  67,494   $   97,478   $  192,583   $  282,365   $  277,304   $  138,743   $   93,630
  Cash flows (used in) provided by
    investing activities...............  $(478,428)  $ (687,860)  $ (550,498)  $ (205,517)  $  (34,766)  $  (28,629)  $ (265,414)
  Cash flows provided by (used in)
    financing activities...............  $ 251,906   $  600,132   $  375,064   $  (75,417)  $ (252,601)  $  (95,385)  $  209,944
  Cash distributions per common
    share(4)...........................  $    1.92   $     2.10   $    2.545   $     2.20   $     2.20   $     1.10   $     1.10
  Funds From Operations(5).............  $  77,141   $  129,815   $  217,363   $  286,895   $  288,636   $  149,380   $  135,683
  EBITDA(6)............................  $  88,355   $  165,613   $  306,361   $  432,689   $  470,861   $  238,753   $  229,576
BALANCE SHEET DATA:
  Investment in hotels, net of
    accumulated depreciation...........  $ 899,691   $1,489,764   $3,964,484   $4,035,344   $3,750,275   $3,796,755   $3,710,694
  Total assets.........................  $ 978,788   $1,673,364   $4,175,383   $4,255,751   $4,103,603   $4,176,765   $4,403,528
  Debt.................................  $ 239,425   $  476,819   $1,594,734   $1,833,954   $1,838,241   $1,882,743   $2,134,093
  Minority interest in FelCor
    Partnership........................  $  76,112   $   73,451   $   87,353   $   90,078   $  252,294   $  221,878   $  253,841
  Total shareholders' equity...........  $ 641,926   $1,078,498   $2,317,617   $2,174,911   $1,834,105   $1,894,258   $1,784,844

------------

(1) On July 28, 1998, FelCor completed the merger of Bristol Hotel Company's real estate holdings with and into FelCor. The merger resulted in the net acquisition of 107 primarily full-service hotels in return for approximately 31 million shares of newly issued common stock.

(2) In the second quarter of 2000, FelCor recorded a $63 million loss related to the decision to sell certain non-strategic hotel assets, which is reflected in the income statements presented for the period.

(3) Includes hotel revenues and expenses with respect to 96 hotels that were leased to either DJONT or subsidiaries of Six Continents Hotels prior to the effectiveness of the REIT Modernization Act on January 1, 2001. Prior to January 1, 2001, revenues were comprised mainly of percentage lease revenues. Additionally in the first quarter of 2001, FelCor recorded lease termination costs of $36.2 million with respect to the 96 hotels.

(4) In 1998, FelCor declared a special one-time distribution of accumulated but undistributed earnings and profits as a result of Bristol Hotel Company merging with and into FelCor, in addition to the annual dividend of $2.20 per common share. The amount of the one-time distribution was $0.345 per common share.

(5) FelCor considers Funds From Operations to be a key measure of a REIT's performance which should be considered along with, but not as an alternative to, net income and cash flow as a measure of operating performance and liquidity.

    The White Paper on Funds From Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, defines Funds From Operations as net income or loss, computed in accordance with GAAP, excluding gains or losses from extraordinary items in accordance with GAAP and sales of depreciable operating properties, plus real estate related depreciation and amortization and after comparable adjustments for FelCor's portion of these items related to unconsolidated entities and joint ventures. FelCor believes that Funds From Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of FelCor's ability to incur and service debt, to make capital expenditures, and to fund other cash needs. FelCor computes Funds From Operations in accordance with standards established by NAREIT, except that FelCor adds back rent deferred under SAB 101, the loss on assets held for sale, lease termination costs, and swap termination expense to derive Funds From Operations. This may not be comparable to Funds From Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition, that interpret the current NAREIT definition differently than FelCor does or that do not adjust Funds From Operations for rent deferred under SAB 101, the loss on assets held for sale, lease termination costs and swap termination expense. Funds From Operations does not represent cash generated from operating activities determined by GAAP and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of FelCor's financial performance or to cash flow from operating activities, determined in accordance with GAAP, as a measure of FelCor's liquidity, nor is it indicative of funds available to fund FelCor's cash needs, including its ability to make cash distributions. Funds From Operations may include funds that may not be available for discretionary use by FelCor's management due to requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties.

    The following table details the computation of Funds From Operations.

                                                                                                 SIX MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,                      JUNE 30,
                                          ---------------------------------------------------   -------------------
                                           1996       1997       1998       1999       2000       2000       2001
                                          -------   --------   --------   --------   --------   --------   --------
                                                                       (IN THOUSANDS)
Net income (loss).......................  $40,937   $ 63,650   $114,839   $131,080   $ 61,699   $ (9,973)  $ 15,753
Deferred rent...........................                                                          18,604
Lease termination costs.................                                                                     36,226
Gain on sale............................                                               (2,595)
Loss on assets held for sale............                                               63,000     63,000
Swap termination expense................                                                                      4,824
Series B redeemable preferred
  distributions.........................                         (8,373)   (12,937)   (12,937)    (6,468)    (6,468)
Extraordinary charge from write-off of
  deferred financing fees...............    2,354        185      3,075      1,113      3,865                   225
Depreciation............................   26,544     50,798     90,835    152,948    160,745     81,480     79,513
Depreciation from unconsolidated
  entities..............................    1,716      9,365     10,487      9,995     10,167      5,136      5,022
Minority Interest in FelCor
  Partnership...........................    5,590      5,817      6,500      4,696      4,692     (2,399)       588
                                          -------   --------   --------   --------   --------   --------   --------
Funds From Operations...................  $77,141   $129,815   $217,363   $286,895   $288,636   $149,380   $135,683
                                          =======   ========   ========   ========   ========   ========   ========
Weighted average shares and units
  outstanding(a)........................   29,306     39,157     58,013     75,251     67,239     67,987     66,759

------------

     (a) Weighted average shares and units outstanding are computed including dilutive options, unvested stock grants and assuming conversion of Series A preferred stock to common stock.

(6) EBITDA is computed by adding Funds From Operations, interest expense, FelCor's portion of interest expense from unconsolidated entities, amortization expense and FelCor's Series B redeemable preferred distributions. EBITDA is presented because it provides useful information regarding FelCor's ability to service debt. EBITDA should not be considered as an alternative measure of operating results or cash flow from operations, as determined in accordance with GAAP. EBITDA as presented by FelCor may not be comparable to other similarly titled measures used by other companies. A reconciliation of Funds From Operations to EBITDA is as follows:

                                                                                                               SIX MONTHS ENDED
                                                                      YEAR ENDED DECEMBER 31,                      JUNE 30,
                                                        ---------------------------------------------------   -------------------
                                                         1996       1997       1998       1999       2000       2000       2001
                                                        -------   --------   --------   --------   --------   --------   --------
                                                                                     (IN THOUSANDS)
Funds From Operations.................................  $77,141   $129,815   $217,363   $286,895   $288,636   $149,380   $135,683
Interest expense......................................    9,803     28,792     73,182    125,435    158,620     77,644     81,799
Interest expense from unconsolidated entities.........      818      5,895      6,521      6,729      9,188      4,787      4,742
Amortization expense..................................      593      1,111        922        693      1,480        474        884
Series B redeemable preferred distributions...........                          8,373     12,937     12,937      6,468      6,468
                                                        -------   --------   --------   --------   --------   --------   --------
EBITDA................................................  $88,355   $165,613   $306,361   $432,689   $470,861   $238,753   $229,576
                                                        =======   ========   ========   ========   ========   ========   ========

MERISTAR

     The following table sets forth selected historical consolidated financial information for MeriStar. The selected historical information is presented as of and for the years ended December 31, 1996, 1997, 1998, 1999 and 2000 and as of and for the six months ended June 30, 2000 and 2001. The historical financial information for the years ended December 31, 1996, 1997, 1998, 1999 and 2000 has been derived from the consolidated financial statements and financial statement notes of MeriStar which have been audited by KPMG LLP, independent auditors. The selected historical financial information as of and for the six months ended June 30, 2000 and 2001 has been derived from the unaudited financial statements which have been prepared by management of MeriStar, on the same basis as the audited financial statements and, in the opinion of management of MeriStar, include all adjustments consisting of normal recurring accruals that are considered necessary for a fair presentation of the results for such periods. The results of operations for the six months ended June 30, 2000 and 2001 are not necessarily indicative of results to be anticipated for the entire year. The following information should be read together with the consolidated financial statements and financial statement notes of MeriStar incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 154.

                                                                                                                SIX MONTHS
                                                                                                              ENDED JUNE 30,
                                                             YEAR ENDED DECEMBER 31,                            (UNAUDITED)
                                          -------------------------------------------------------------   -----------------------
                                            1996         1997       1998(A)        1999         2000         2000       2001(B)
                                          ---------   ----------   ----------   ----------   ----------   ----------   ----------
                                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND OPERATING DATA)
RESULTS OF OPERATIONS:
Total revenues..........................  $ 109,792   $  316,393   $  525,297   $  374,904   $  400,778   $  148,639   $  609,851
Net operating income....................  $  19,334   $   61,512   $  133,906   $  217,065   $  229,174   $   63,310   $  103,442
Interest expense, net...................  $  12,346   $   21,024   $   64,378   $  100,398   $  117,524   $   58,417   $   60,261
Income before gain (loss) on sale of
 assets, extraordinary gain (loss) and
 cumulative effect of accounting
 change.................................  $   4,353   $   24,152   $   48,708   $  103,496   $   99,382   $    3,573   $   38,658
Gain (loss) on sale of assets, net of
 tax(C).................................  $      --   $       --   $       --   $       --   $    3,425   $    3,425   $   (1,059)
Extraordinary gain (loss), net of
 tax(D).................................  $  (1,956)  $   (4,092)  $   (4,080)  $   (4,532)  $    3,054   $    3,054   $   (1,224)
Cumulative effect of accounting change,
 net of tax(E)..........................  $      --   $       --   $     (921)  $       --   $       --   $       --   $       --
Net income..............................  $   2,397   $   20,060   $   43,707   $   98,964   $  105,861   $   10,052   $   36,375
Basic earnings per share before
 extraordinary gain (loss)(F)...........  $    0.31   $     1.29   $     1.45   $     2.19   $     2.21   $     0.14   $     0.84
Diluted earnings per share before
 extraordinary gain (loss)(F)...........  $    0.31   $     1.27   $     1.40   $     2.11   $     2.14   $     0.14   $     0.82
Dividends per common share(G)...........  $      --   $       --   $     0.82   $     2.02   $     2.02   $     1.01   $     1.01
Number of shares of common stock issued
 and outstanding(H).....................     12,754       24,867       46,718       47,257       44,380       45,987       44,480
OTHER FINANCIAL DATA:
EBITDA(I)...............................  $  27,582   $   82,502   $  194,609   $  320,164   $  341,121   $  118,053   $  178,360
Net cash provided by operating
 activities.............................  $  13,373   $   59,882   $  162,796   $  229,193   $  224,037   $  121,084   $  117,018
Net cash (used in) provided by investing
 activities.............................  $(225,251)  $ (586,259)  $ (785,505)  $ (187,952)  $  (14,286)  $   13,027   $  (49,534)
Net cash provided by (used in) financing
 activities.............................  $ 226,830   $  588,428   $  543,256   $  (42,812)  $ (212,121)  $ (136,042)  $  (47,467)
BALANCE SHEET DATA:
Investments in hotel properties,
 gross..................................  $ 343,092   $  950,052   $2,957,543   $3,118,723   $3,193,730   $3,164,046   $3,209,185
Total assets............................  $ 379,161   $1,124,642   $2,998,460   $3,094,201   $3,013,008   $3,043,648   $3,090,907
Long-term debt..........................  $ 200,361   $  492,771   $1,602,352   $1,676,771   $1,638,319   $1,632,490   $1,653,050

------------

(A) MeriStar was created on August 3, 1998, when American General Hospitality Corporation, a corporation operating as a real estate investment trust, or REIT, and its associated entities merged with CapStar Hotel Company and its associated entities. In connection with the merger between CapStar and American General, MeriStar Hotels & Resorts, a separate publicly traded company, was created to be the lessee and manager of nearly all of MeriStar's hotels. Prior to August 2, 1998, MeriStar's operating results consisted of the revenues and expenses of the hotels.

(B) From August 3, 1998 until January 1, 2001, MeriStar Hotels & Resorts leased substantially all of MeriStar's hotels, and MeriStar earned lease revenue under the participating lease agreements with MeriStar's lessees. Upon assigning the 106 leases with MeriStar Hotels & Resorts to MeriStar's taxable REIT subsidiaries on January 1, 2001, in conjunction with the REIT Modernization Act, MeriStar's operating results now include the revenues and expenses of these hotels.

(C) During 2000, MeriStar sold three limited service hotels that resulted in a gain on sales of assets. During 2001, MeriStar sold one hotel that resulted in a loss on the sale of the asset.

(D) During 1996, 1997, 1998, and 1999 some loan facilities were refinanced and the write-offs of deferred costs associated with these facilities were recorded as extraordinary losses in accordance with GAAP. During 2000, MeriStar repurchased some of its convertible notes at a discount, which resulted in an extraordinary gain. During 2001, MeriStar paid down a portion of its revolving credit facility resulting in an extraordinary loss.

(E) Under AICPA Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities," which MeriStar adopted on July 1, 1998, the cumulative effect of this accounting change was a pre-tax reduction of income for the year ended December 31, 1998 of $1,485 ($921 net of tax effect).

(F) Basic and diluted earnings per share before extraordinary loss for the year ended December 31, 1996 is based on earnings for the period from August 20, 1996, the date of CapStar's initial public offering, through December 31, 1996.

(G) No dividends were declared prior to August 3, 1998, the date of the merger between American General and CapStar.

(H)  As of the end of the period presented.

(I) EBITDA represents earnings before interest expense, income taxes, depreciation and amortization. MeriStar's management believes that EBITDA is a useful measure of operating performance because it is industry practice to evaluate hotel properties based on operating income before interest, depreciation and amortization and minority interests of common and preferred holders of units in MeriStar Partnership, which is generally equivalent to EBITDA, and because EBITDA is unaffected by the debt and equity structure of the entity. EBITDA does not represent cash flow from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs, and should not be considered as an alternative to net income under GAAP for purposes of evaluating MeriStar's results of operations and may not be comparable to other similarly titled measures used by other companies.

     For the six months ended June 30, 2001, EBITDA has been presented before the effect of non-recurring items: swap termination costs of $9,297; the write-down of MeriStar's investment in STS Hotel Net of $2,112; FelCor merger costs of $3,789; and costs to terminate the leases with Prime Hospitality Corporation of $1,315.

                           EQUIVALENT PER SHARE DATA

     We have summarized below specified per common share information for FelCor and MeriStar on a historical basis, pro forma combined basis and pro forma combined equivalent basis. The pro forma combined amounts are based on the purchase method of accounting. The MeriStar per common share pro forma combined equivalents are calculated by multiplying the pro forma combined per common share amounts by the common stock exchange ratio of 0.784 and disregards the cash portion of the merger consideration of $4.60 per share of MeriStar common stock. For an indication of the value of the merger consideration to be received by MeriStar Stockholders, see "Comparative Market Price Information" on the next page.

     The following information should be read together with the historical and pro forma financial statements included or incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 154.

                                                         FOR THE SIX MONTHS ENDED
                                                              JUNE 30, 2001
                                           ----------------------------------------------------
                                                                                      MERISTAR
                                                                                        PRO
                                                                                       FORMA
                                                                                      COMBINED
                                             FELCOR       MERISTAR       FELCOR      EQUIVALENT
                                           HISTORICAL    HISTORICAL   PRO FORMA(1)     VALUE
                                           ----------    ----------   ------------   ----------
Basic net income per common share before
  extraordinary items....................    $ 0.07        $ 0.84        $ 0.74        $ 0.58
Diluted net income per common share
  before extraordinary items.............    $ 0.07        $ 0.82        $ 0.73        $ 0.57
Cash distributions per common share......    $ 1.10        $ 1.01        $ 1.10(2)     $ 0.86
Book value per common share..............    $28.15        $25.24        $25.91(3)     $20.31

                                                            FOR THE YEAR ENDED
                                                            DECEMBER 31, 2000
                                           ----------------------------------------------------
                                                                                      MERISTAR
                                                                                        PRO
                                                                                       FORMA
                                                                                      COMBINED
                                             FELCOR       MERISTAR       FELCOR      EQUIVALENT
                                           HISTORICAL    HISTORICAL   PRO FORMA(1)     VALUE
                                           ----------    ----------   ------------   ----------
Basic net income per common share before
  extraordinary items....................    $ 0.74        $ 2.21        $1.23         $0.96
Diluted net income per common share
  before extraordinary items.............    $ 0.74        $ 2.14        $1.21         $0.95
Cash distributions per common share......    $ 2.20        $ 2.02        $2.20(2)      $1.72
Book value per common share..............    $29.34        $25.56

---------------

(1) After the partnership merger, MeriStar Partnership common unit holders will have the option of redeeming each FelCor common unit issued to them for an amount of cash equal to the then average market price of a share of FelCor common stock, or, at FelCor's option, one share of FelCor common stock. FelCor currently intends to redeem any units issued in the partnership merger by issuing its common stock. Accordingly, pro forma effect has not been given to any possible redemptions of its common units nor has the equivalent per share data been expanded to reflect the range of possible results.

(2) FelCor does not anticipate that there will be any change from its historical distribution policy as a result of the merger and related transactions.

(3) Pro forma book value per common share is calculated as pro forma shareholders' equity less preferred equity divided by pro forma common shares outstanding of 87,853,000 at June 30, 2001.

                      COMPARATIVE MARKET PRICE INFORMATION

     The following table sets forth the price per share of FelCor common stock and MeriStar common stock based on the last reported sale prices per share on the NYSE on May 9, 2001, the last trading day before the public announcement of the execution of the merger agreement, and on August 30, 2001, the latest practicable date before mailing this joint proxy statement/prospectus.

                                                        CLOSING PRICE PER COMMON SHARE
                                                    ---------------------------------------
                                                                        MERISTAR PRO FORMA
                                                    FELCOR   MERISTAR   EQUIVALENT VALUE(1)
                                                    ------   --------   -------------------
May 9, 2001.......................................  $22.10    $21.45          $21.93
August 30, 2001(2)................................   21.09     20.93           21.13

---------------

(1) Computed by multiplying the FelCor common stock closing price by the 0.784 exchange ratio and adding the $4.60 cash amount per share.

(2) The average last reported sale price per share of FelCor common stock for the ten trading days preceding August 30, 2001 was $21.73. The MeriStar pro forma equivalent value, based on the same ten trading days, would be $21.64.

     Because the 0.784 exchange ratio is fixed, and the market price of FelCor common stock is subject to fluctuation, the market value of FelCor common stock that MeriStar stockholders will receive in the merger may increase or decrease prior to and following the merger. The relative value of the merger consideration and the MeriStar common stock to be exchanged in the merger will not be known until the effective time of the merger. Stockholders are urged to obtain current market quotations for FelCor and MeriStar common stock. See "Risk Factors -- Because the amount of cash and exchange ratio are fixed, fluctuations in the market value of the FelCor common stock to be issued in the merger could result in a decrease in the value of the merger consideration to be received by MeriStar stockholders" beginning on page 30.

     See also "Comparative Per Share Market Prices and Dividend Information" beginning on page 96.

                     REQUESTS FOR INCORPORATED INFORMATION

THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT OUR COMPANIES THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS DOCUMENT. IF YOU ARE A STOCKHOLDER OF FELCOR OR MERISTAR YOU CAN OBTAIN ANY OF THE DOCUMENTS INCORPORATED BY REFERENCE FROM FELCOR OR MERISTAR, AS THE CASE MAY BE, OR THROUGH THE SEC OR THE SEC'S WEB SITE. THE ADDRESS OF THAT SITE IS HTTP://WWW.SEC.GOV. DOCUMENTS INCORPORATED BY REFERENCE ARE AVAILABLE FROM THE COMPANIES, WITHOUT CHARGE, EXCLUDING ALL EXHIBITS, UNLESS SPECIFICALLY INCORPORATED BY REFERENCE AS AN EXHIBIT TO THIS DOCUMENT. STOCKHOLDERS OF FELCOR OR MERISTAR MAY OBTAIN DOCUMENTS INCORPORATED BY REFERENCE IN THIS DOCUMENT BY REQUESTING THEM IN WRITING OR BY TELEPHONE FROM THE APPROPRIATE COMPANY AT THE FOLLOWING ADDRESSES:

FELCOR LODGING TRUST INCORPORATED               MERISTAR HOSPITALITY CORPORATION
545 E. JOHN CARPENTER FRWY., SUITE 1300         1010 WISCONSIN AVENUE, N.W.
IRVING, TEXAS 75062                             WASHINGTON, D.C. 20007
ATTENTION: LAWRENCE D. ROBINSON                 ATTENTION: CHRISTOPHER L. BENNETT
TELEPHONE: (972) 444-4900                       TELEPHONE: (202) 965-4455

IF YOU WOULD LIKE TO REQUEST DOCUMENTS, IN ORDER TO ENSURE TIMELY DELIVERY, YOU MUST DO SO AT LEAST FIVE BUSINESS DAYS BEFORE THE DATE OF THE SPECIAL MEETINGS. THIS MEANS YOU MUST REQUEST THIS INFORMATION NO LATER THAN OCTOBER 3, 2001. IF YOU REQUEST ANY INCORPORATED DOCUMENTS, WE WILL MAIL THEM TO YOU BY FIRST CLASS MAIL, OR ANOTHER EQUALLY PROMPT MEANS, WITHIN ONE BUSINESS DAY AFTER WE RECEIVE YOUR REQUEST.

                                  RISK FACTORS

     The following material risk factors, including the material risks associated with the merger and related transactions, should be considered by holders of MeriStar common stock and by holders of FelCor common stock in evaluating whether to approve the merger. These factors should be considered in conjunction with the other information included elsewhere in this joint proxy statement/prospectus.

BECAUSE THE AMOUNT OF CASH AND EXCHANGE RATIO ARE FIXED, FLUCTUATIONS IN THE MARKET VALUE OF THE FELCOR COMMON STOCK TO BE ISSUED IN THE MERGER COULD RESULT IN A DECREASE IN THE VALUE OF THE MERGER CONSIDERATION TO BE RECEIVED BY MERISTAR STOCKHOLDERS.

     The exchange ratio for shares of MeriStar common stock to be converted into FelCor common stock in the merger was fixed at the time of the signing of the merger agreement and will not be adjusted based on changes in the trading price of FelCor common stock or MeriStar common stock before the closing of the merger. Accordingly, the value of the merger consideration that MeriStar stockholders will receive will vary, depending on fluctuations in the price of FelCor common stock. The value of the MeriStar common stock to be exchanged in the merger will also fluctuate. Therefore, the relative value of the MeriStar common stock and the merger consideration will not be known until the effective time of the merger.

     MeriStar common stockholders will receive $4.60 in cash and 0.784 of a share of FelCor common stock in the merger for each share of MeriStar common stock held at the time of the closing of the merger. The market prices of FelCor and MeriStar common stock at the time of the merger may vary significantly from their prices on the date of execution of the merger agreement or from their prices on either the date of this joint proxy statement/prospectus or the date of the FelCor and MeriStar special meetings. These variances may arise due to, among other things:

     - changes in the business, operations and prospects of FelCor or MeriStar,

     - market assessments of the likelihood that the merger will be completed,

     - interest rates,

     - hotel industry performance, and

     - general market and economic conditions and other factors.

     During the 12-month period ending on August 30, 2001, the most recent date practicable before the mailing of this joint proxy statement/prospectus, the closing per share price of FelCor common stock varied from a low of $20.95 to a high of $24.83 and ended that period at $21.09. During the same period, the closing per share price of MeriStar common stock varied from a low of $18.375 to a high of $23.75 and ended that period at $20.93. Historical trading prices are not necessarily indicative of future performance.

     The following table illustrates how the implied value of the merger consideration will fluctuate based on changes in the trading prices of FelCor common stock.

                          IMPLIED VALUE PER
                      MERISTAR COMMON SHARE OF     IMPLIED AGGREGATE VALUE OF
  ASSUMED FELCOR       FELCOR COMMON STOCK AND       FELCOR COMMON STOCK AND
COMMON STOCK PRICE   CASH DELIVERED IN MERGER(1)   CASH DELIVERED IN MERGER(2)
------------------   ---------------------------   ---------------------------
      $25.00                   $24.20                    $1,076,225,000
      $22.50                   $22.24                    $  989,072,000
      $21.09(3)                $21.13                    $  939,826,000
      $20.00                   $20.28                    $  901,920,000
      $18.40                   $19.03                    $  846,142,000

---------------

(1) Value determined by multiplying the FelCor common stock price by the exchange ratio of 0.784 and then adding the cash consideration of $4.60 per share.

(2) Value determined by multiplying the FelCor common stock price by 34,861,000 shares, which is the approximate number of shares of FelCor common stock that will be issued to MeriStar stockholders in the merger, and then adding $204.6 million, which is the approximate cash consideration that will be paid to MeriStar stockholders in the merger.

(3) The actual closing price per share of FelCor common stock as of August 30, 2001.

THE INTEGRATION OF MERISTAR WILL MAKE SUBSTANTIAL DEMANDS ON FELCOR'S RESOURCES, WHICH COULD DIVERT NEEDED ATTENTION AWAY FROM FELCOR'S OTHER OPERATIONS.

     The integration of MeriStar with FelCor will make substantial demands on FelCor's management, operational resources and financial and internal control systems. FelCor's future operating results will depend in part on FelCor's ability to continue to implement and improve its operating and financial controls. The devotion of management's time to the integration of MeriStar may limit the time available to management to attend to other operational, financial and strategic issues of FelCor.

THERE MAY BE UNDISCLOSED LIABILITIES IN CONNECTION WITH THE MERGER.

     Either MeriStar or FelCor may be subject to undisclosed or otherwise unforeseen environmental, tax, pension, litigation or other liabilities which are not known to the other party, or either MeriStar or FelCor may underestimate the liabilities of the other party of which it is aware. If unknown liabilities materialize or known liabilities are greater than are currently estimated, they could result in a material adverse effect on the merged company's business, financial condition and results of operations and, going forward, could adversely affect the results of the combined company and the market price of FelCor's common stock.

THE OPERATIONS OF FELCOR AND MERISTAR MAY NOT BE INTEGRATED SUCCESSFULLY, AND INTENDED BENEFITS OF THE MERGER MAY NOT BE REALIZED, WHICH COULD HAVE A NEGATIVE IMPACT ON THE MARKET PRICE OF FELCOR COMMON STOCK AFTER THE MERGER.

     The future operations and earnings of the combined company will depend in part on FelCor's ability to integrate MeriStar's properties into its system and operations and realize synergies and cost savings. If FelCor fails to integrate MeriStar successfully and/or fails to realize the intended benefits of the merger, the market price of FelCor common stock could decline from its market price at the time of the completion of the merger. In order to achieve the anticipated benefits of the merger, FelCor will need to:

     - realize the anticipated $5 million of annual cost savings in general and administrative expenses from reductions in personnel, closing and subletting MeriStar's corporate offices and the elimination of other duplicate overhead costs;

     - capitalize on increased purchasing power, including for furniture, fixtures, equipment, insurance and utilities;

     - leverage the increased scale in hotel brand negotiations; and

     - effectively control the progress of the integration process and the associated costs.

     FelCor's assessment of the potential synergies and cost savings is preliminary and subject to change. FelCor may need to incur additional costs to realize them, none of which costs are currently expected to be material.

     Statements regarding the increased earnings estimates, the anticipated operating efficiencies, cost savings and other benefits FelCor expects to realize from the integration of MeriStar are forward-looking statements. Actual results for the combined operations could differ materially from results currently anticipated depending upon, among other things:

     - FelCor's and MeriStar's future revenues, expenses and other operating results;

     - FelCor's and MeriStar's ability to maintain present efficiency levels and realize expected cost savings and synergies;

     - unforeseen costs and expenses incurred in connection with the integration of MeriStar into FelCor; and

     - economic or competitive uncertainties and contingencies.

FELCOR MAY BE UNABLE TO COMPLETE PLANNED FINANCINGS FOR THE MERGERS.

     FelCor intends to obtain an estimated $1.4 billion of financing in connection with the merger and partnership merger. In addition, FelCor has obtained a commitment for $500 million of financing which will be available for use to fund, if necessary, FelCor's obligation to repurchase up to $500 million of outstanding senior notes of MeriStar Partnership after the merger. FelCor has completed $963 million of these planned financings, but has only commitments from lenders for $825 million of the financings. These commitments are subject to final documentation. Additionally, FelCor has a term sheet but no commitments for $100 million of financing in the form of the sale of its perpetual preferred stock. FelCor may be unable to complete all of these committed or uncommitted financings.

FELCOR MAY NOT BE ABLE TO CLOSE COMMITTED FINANCINGS NECESSARY TO ENABLE IT TO MAKE REQUIRED OFFERS TO PURCHASE ALL OF THE OUTSTANDING MERISTAR NOTES AS A RESULT OF THE MERGER.

     The terms of approximately $856.3 million in aggregate principal amount of convertible subordinated notes, subordinated notes and senior notes of MeriStar and MeriStar Partnership will require FelCor and FelCor Partnership to make offers to repurchase those notes because of the completion of the merger. FelCor has obtained financing or commitments for financing sufficient to repurchase all of the notes that may be tendered for repurchase. However, the commitments that it has obtained are subject to final documentation and may not be completed. The offers to purchase must be made within ten days after the merger occurs, and the purchases must be completed within 30 to 60 days after the offers are made. FelCor currently expects, based on the market prices, that the holders of the convertible subordinated notes, of which $154.3 million in principal amount is outstanding, and the subordinated notes, of which $202.6 million in principal amount is outstanding, will accept FelCor's offers to repurchase. If all of these notes are tendered, FelCor will have to pay 100% of the principal amount of the convertible subordinated notes and 101% of the principal amount of the subordinated notes plus, in each case, accrued interest. Based on the current market price of the senior notes in the principal amount of $500 million, FelCor cannot predict at this time whether the holders of those senior notes will tender those notes under the offers. If those noteholders tender their senior notes, FelCor Partnership will be required to redeem the tendered notes at 101% of their principal amount of $500 million outstanding plus accrued interest.

FAILURE TO COMPLETE THE MERGER MAY REQUIRE, UNDER SPECIFIED CIRCUMSTANCES, PAYMENT OF TERMINATION FEES AND MAY RESULT IN A DECREASE IN THE MARKET PRICE OF EACH PARTY'S COMMON STOCK.

     The merger is subject to stockholder approval of both FelCor and MeriStar and other customary conditions. Each of FelCor and MeriStar might not be able to satisfy its obligations under the merger agreement and complete the merger. Failure by either party to complete the merger, under specified circumstances, may require a party to pay a termination fee and the other party's expenses in connection with the merger. These payments could amount to as much as $40 million. In addition, failure to complete the merger could result in a possible decline in the market price of FelCor and MeriStar common stock to the extent current market prices reflect a market assumption that the merger will be completed. See "The Merger Agreement -- Expenses and Termination Fees."

THE DIRECTORS AND EXECUTIVE OFFICERS OF FELCOR AND MERISTAR HAVE INTERESTS IN THE COMPLETION OF THE MERGER THAT MAY CONFLICT WITH THE INTERESTS OF THE STOCKHOLDERS OF THEIR RESPECTIVE COMPANIES.

     In considering the recommendations of FelCor's and MeriStar's boards of directors with respect to the merger, MeriStar and FelCor stockholders should be aware that some FelCor and MeriStar executive officers and directors have interests in, and will receive benefits from, the merger and the partnership merger that differ from, or are in addition to, and, therefore, may conflict with the interests of MeriStar or FelCor stockholders generally, including the following:

     - Paul W. Whetsell, the current Chairman, Chief Executive Officer and a director of MeriStar, and Steven D. Jorns, the current Vice Chairman and a director of MeriStar, will become directors of FelCor.

     - Bruce G. Wiles, the current President, Chief Investment Officer and a director of MeriStar, has been offered employment by FelCor.

     - FelCor will be obligated to make severance payments totaling approximately $1,024,000, $405,000, $900,000 and $986,000, to Paul
       Whetsell, Steven Jorns, John Emery and Bruce Wiles, under their employment contracts, which require these payments upon their resignation or termination in connection with MeriStar's change of control arising from the merger. In addition, FelCor will be obligated to pay $1,368,000 and $800,000 to Messrs. Whetsell and Emery, respectively, in consideration of their entering into a one year covenant not to take comparable positions at another hotel REIT. Finally, FelCor will be obligated to make tax reimbursement payments to Messrs. Whetsell, Emery and Wiles in the event any amounts they receive are subject to an excise tax under Section 4999 of the Internal Revenue Code, which taxes some payments that are contingent on a change of control within the meaning of
       Section 280G of the Internal Revenue Code. Although the parties currently expect the tax reimbursement obligations of FelCor to be limited to approximately $500,000, the issues relating to the determination of those liabilities are complex and subject to varied interpretations. Depending on the amount, if any, of the payments to be received by these individuals that are ultimately determined to be subject to the excise tax, FelCor's reimbursement obligations could be as much as $6.0 million to Mr. Whetsell, $3.8 million to Mr. Emery and $550,000 to Mr. Wiles.

     - FelCor expects to make severance payments to approximately 40 other legal, administrative, accounting and clerical employees of MeriStar, totalling approximately $2 million, because FelCor does not intend to employ them after the merger. None of these employees is an executive officer of MeriStar or entitled to tax reimbursements.

     - Any unvested restricted stock and options held by officers and directors of MeriStar will vest as a result of the merger. Mr. Whetsell owns 125,000 unvested shares of restricted stock and unvested options to purchase 284,580 shares of MeriStar common stock, all of which will vest as a result of the merger, with an aggregate value of approximately $3.4 million. Mr. Emery owns 67,334 unvested shares of restricted stock and unvested options to purchase 156,978 shares of MeriStar common stock, all of which will vest as a result of the merger, with an aggregate value of approximately $2.0 million. Mr. Jorns owns unvested options to purchase 8,333 shares of MeriStar common stock, all of which will vest as a result of the merger, with an aggregate value of approximately $11,300. Mr. Wiles owns 50,667 unvested shares of restricted stock and unvested options to purchase 116,666 shares of MeriStar common stock, all of which will vest as a result of the merger, with an aggregate value of approximately $1.6 million. Mr. Wiles will be required to waive the accelerated vesting of these options if he accepts employment with FelCor. All of the values expressed in this paragraph are based on the closing price of $21.45 per share of MeriStar common stock on May 9, 2001. Option values are based on the difference between that closing price per share and the exercise price per share, if positive.

     - Each of the profits-only units in MeriStar Partnership of Messrs. Whetsell and Emery will vest and be exchanged for $4.60 in cash and 0.784 of a common unit in FelCor Partnership as a result of the partnership merger. Mr. Whetsell owns 342,917 unvested profits-only units in MeriStar Partnership, all of which will vest as a result of the merger, with an aggregate value of approximately $7.5 million. Mr. Emery owns 221,459 unvested profits-only units in MeriStar Partnership, all of which will vest as a result of the merger, with an aggregate value of approximately $4.9 million. Because each common unit in FelCor Partnership is exchangeable for a share of FelCor common stock, the value of each profits-only unit is based on 0.784 times the closing price of $22.10 per share of FelCor common stock on May 9, 2001, plus $4.60. Other officers and directors of MeriStar collectively own 125,000 profits-only units that will also be exchanged for cash and common units in FelCor Partnership, but their unvested profits-only units will be canceled.

     - Thomas J. Corcoran, Jr., President, Chief Executive Officer and a director of FelCor, Richard O. Jacobson, a director of FelCor, and Thomas
       L. Wiese, a Vice President of FelCor, collectively own 93,160 common units in MeriStar Partnership, with an aggregate value of $2.0 million. Because each MeriStar Partnership common unit is exchangeable for one share of MeriStar common stock, the aggregate value of these holdings is based on the closing price of $21.45 per share of MeriStar common stock on May 9, 2001.

     - From and after the effective time of the merger, FelCor will indemnify the present and former directors and officers of MeriStar and maintain directors' and officers' liability insurance for these individuals for six years after the effective time of the merger.

FAILURE TO COMPLETE THE MERGER MAY RESULT IN OTHER ADVERSE CONSEQUENCES TO FELCOR AND MERISTAR.

     Under the merger agreement, both FelCor and MeriStar agreed to some affirmative and negative covenants, including covenants affecting the conduct of their respective businesses outside the ordinary course of business. Accordingly, both parties may forego opportunities which otherwise would be available to them had the merger agreement not been executed. In addition, transactions such as the merger can disrupt relationships with employees and others with whom the parties have existing or prospective relationships. Accordingly, if the merger agreement is terminated, the ability of FelCor or MeriStar to continue its pre-merger business plans could be adversely affected. FelCor and MeriStar expect to incur approximately $28 million and $10 million, respectively, in expenses for the merger and related transactions, which may not be reimbursable.

FELCOR HAS HAD AND EXPECTS TO HAVE INCREASES IN LEVERAGE THAT COULD ADVERSELY AFFECT ITS FINANCIAL CONDITION.

     FelCor's leverage has increased to fund its renovation, redevelopment and rebranding program and its share repurchase program. In addition, FelCor expects its leverage to further increase as a result of the completion of the merger and related financings. FelCor's share repurchase program authorizes repurchases of up to an aggregate maximum of $300 million. Through June 30, 2001, FelCor had repurchased approximately 10.4 million shares of its common stock under this program at an aggregate cost of approximately $189 million.

     At June 30, 2001, FelCor alone had:

     - Approximately $2.1 billion in consolidated debt, of which approximately $702.8 million was secured by mortgages or capital leases and $12.1 million had a maturity date of less than 12 months;

     - A ratio of total debt to market capitalization of 51.6%;

     - A ratio of consolidated debt to investment in hotels at cost of 40%; and

     - A ratio of earnings before interest, income tax, depreciation and amortization, or EBITDA, to interest expense for the six months then ended of 2.8-to-1.

     At the same date, MeriStar alone had:

     - Approximately $1.7 billion in consolidated debt, of which approximately $375.8 million was secured by mortgages or capital leases and $39.6 million had a maturity date of less than 12 months;

     - A ratio of total debt to market capitalization of 63.9%; and

     - A ratio of EBITDA to interest expense for the same six month period of 2.7-to-1.

     At June 30, 2001, on a pro forma basis, FelCor would have had:

     - Approximately $3.6 billion in consolidated debt, of which approximately $1.4 billion would have been secured by mortgages or capital leases and $26.2 million would have had a maturity date of less than 12 months;

     - A ratio of total debt to market capitalization of 57.4%;

     - A ratio of consolidated debt to investment in hotels at cost of 50.5%;
       and

     - A ratio of EBITDA to interest expense for the six months then ended of 2.6-to-1.

     The degree to which FelCor will be leveraged could have important consequences for the combined company going forward and for you. For example, it could:

     - limit FelCor's ability to obtain additional financing, if needed, for working capital, its renovation, redevelopment and rebranding plans, acquisitions, debt service requirements or other purposes;

     - increase FelCor's vulnerability to adverse economic and industry conditions, as well as fluctuations in interest rates;

     - require FelCor to dedicate a substantial portion of its cash flow from operations to payments on its debt, thereby reducing funds available for operations, future business opportunities, payment of dividends or other purposes;

     - limit FelCor's flexibility in planning for, or reacting to, changes in its business and the industry in which it competes; and

     - place FelCor at a competitive disadvantage compared to its competitors that have less debt.

THE EARNINGS PER SHARE AND FUNDS FROM OPERATIONS OF THE COMBINED COMPANY WILL BE ADVERSELY AFFECTED BY INCREASED INTEREST EXPENSE.

     Interest expense of the combined company will be increased primarily as a result of the debt financing of the approximately $225 million in aggregate cash consideration being paid to MeriStar stockholders and MeriStar Partnership unitholders in the merger and the related merger transaction costs and financing costs of approximately $59 million. On a pro forma basis, for the year ended December 31, 2000, interest expense of the combined company exceeded historical levels by approximately $31.2 million. The increase in interest expense will have a negative impact on the combined company's earnings per share of $0.31 and funds from operations of $31.2 million.

CONFLICTS OF INTEREST COULD ADVERSELY AFFECT FELCOR'S BUSINESS.

     Certain FelCor directors and executive officers. Six Continents Hotels, formerly Bass Hotels and Resorts, currently manages 90 of FelCor's hotels. Richard C. North, who joined FelCor's board during 1998, is the Group Finance Director of Six Continents, plc, which is the parent of Six Continents Hotels and, together with its affiliates, owns FelCor common stock and FelCor Partnership units aggregating approximately 16.1% of FelCor's outstanding common stock and units.

     Issues may arise under the leases, franchise agreements and management contracts, and in the allocation of acquisition and management opportunities, that present conflicts of interest due to the relationship of Mr. North to the companies with which he is associated. As an example, in the event FelCor enters into new or additional hotel management contracts or other transactions with Six Continents Hotels, the interests of Mr. North, by virtue of his relationship with Six Continents, plc, may conflict with FelCor's interests. For example, any increase in management fees payable to Six Continents Hotels may decrease FelCor's profits to the benefit of Six Continents Hotels. Also, in the selection of franchises under which FelCor's hotels will be operated, Mr. North by virtue of his relationship with Six Continents plc, may have interests that conflict with FelCor's interests.

     Upon completion of the merger, two of FelCor's directors will serve on the board of directors of MeriStar Hotels & Resorts, and one of those two directors, Paul Whetsell, will continue to serve as the Chief Executive Officer of MeriStar Hotels & Resorts. In addition, Mr. Bruce Wiles, who has been offered employment with FelCor as an executive officer following the merger, owns 335,823 units of limited partnership interest in the operating partnership of MeriStar Hotels & Resorts, with an aggregate value of $466,794, based on the closing price of $1.39 per share of MeriStar Hotels & Resorts common stock on August 30, 2001. Further, FelCor's relationship with MeriStar Hotels & Resorts will be governed by the terms of an intercompany agreement. The initial intercompany agreement was not negotiated on an arm's-length basis, although the recent amendment to the intercompany agreement in connection with the REIT Modernization Act was subject to an arm's-length negotiation. FelCor may have conflicting views with MeriStar Hotels & Resorts on the manner in which its hotels are operated and managed, and with respect to acquisitions and dispositions. Conflicts may also arise in connection with the $50.0 million revolving credit facility, which had $36.0 million outstanding as of June 30, 2001, from MeriStar to MeriStar Hotels & Resorts and the parties' rights under the intercompany agreement. As a result, FelCor directors and executive officers who serve at or have interests in MeriStar Hotels & Resorts may be presented with decisions which benefit FelCor to the detriment of MeriStar Hotels & Resorts or benefit MeriStar Hotels & Resorts to FelCor's detriment. Inherent potential conflicts of interest will be present in all of the numerous transactions between FelCor and MeriStar Hotels & Resorts.

     FelCor generally will be obligated under each of its management agreements with MeriStar Hotels & Resorts to pay a termination fee to MeriStar Hotels & Resorts if it elects to sell a hotel or if it elects not to restore a hotel after a casualty and does not replace it with another hotel subject to a management agreement with a fair market value equal to the fair market value of MeriStar Hotels & Resorts' remaining management fee due under the management agreement to be terminated. Where applicable, the termination fee is equal to the present value, using a discount rate of 10%, of the remaining payments under the agreement, assuming that MeriStar Hotels & Resorts would have been paid a management fee under the agreement to be terminated, based on the operating results for the 12 months preceding termination. Based on operating results for relevant hotels for the 12 months ended June 30, 2001, the aggregate termination fees payable under all of the management contracts would have ranged between $170 million and $180 million. A decision to sell a hotel may, therefore, have significantly different consequences for FelCor and MeriStar Hotels & Resorts.

     FelCor anticipates that any director who has a conflict of interest with respect to an issue presented to the FelCor board will abstain from voting upon that issue, although he will have no legal obligation to do so. FelCor has no provisions in its bylaws or charter that require an interested director to abstain from voting on an issue as a FelCor director. FelCor does not expect to add provisions in its charter and bylaws to this effect. Although each director has a duty to FelCor to act in good faith, there is a risk that, should an interested director vote upon an issue in which he or one of his affiliates has an interest, his vote may reflect a bias that could be contrary to FelCor's best interests. In addition, even if an interested director abstains from voting, the director's participation in the meeting and discussion of an issue in which he or companies with which he is associated have an interest could influence the votes of other directors regarding the issue.

     The relationship with MeriStar Hotels & Resorts may restrict future opportunities. MeriStar is a party to an intercompany agreement with MeriStar Hotels & Resorts, which will be assumed by FelCor in the merger. The intercompany agreement will generally grant MeriStar Hotels & Resorts a right of first refusal with respect to any management opportunity at any FelCor property that FelCor does not elect to have managed by the hotel brand owner. Following the merger, each of these opportunities will be made available to MeriStar Hotels & Resorts only if FelCor determines that:

     - consistent with its status as a REIT, it must enter into a management agreement with an unaffiliated third party with respect to the property;

     - MeriStar Hotels & Resorts is qualified to be the manager of that property; and

     - FelCor decides not to have the property operated by the owner of a hospitality brand under that brand.

Although 90% of FelCor's current properties are managed by hotel brand owners, the intercompany agreement will limit FelCor's freedom to engage hotel management companies to manage its hotels that are not managed by hotel brand owners.

     In addition, under the intercompany agreement, each party must cooperate with the other party to effect any securities issuance of the other party by assisting in the preparation of any registration statement or other document required in connection with the issuance.

     Acquisition of lessees. As a result of the passage of the REIT Modernization Act, FelCor was able to form taxable REIT subsidiaries, referred to as TRSs, to acquire the lessee's interest in its existing hotel leases and to serve as lessees for any hotels acquired after January 1, 2001. A TRS is a fully taxable corporation which may be owned 100% by a REIT. A TRS generally is permitted to engage in businesses, own assets and earn income that, if engaged in, owned or earned by the REIT, might jeopardize REIT status or result in the imposition of penalty taxes on the REIT. A TRS is permitted to lease hotels from the related REIT as long as it does not directly or indirectly operate or manage hotels, except through an independent hotel management company that satisfies applicable requirements under the federal income tax laws. A TRS generally is not allowed to act as a licensor or a franchisor of any brand name under which any hotel is operated. See "United States Federal Income Tax
Considerations -- Other Tax Consequences -- Taxable REIT Subsidiaries."

     The acquisition of one of FelCor's primary lessees, DJONT Operations L.L.C., or DJONT, was completed effective January 1, 2001. In consideration for the acquisition of DJONT, FelCor caused FelCor Partnership to issue 416,667 units of limited partnership interest valued at approximately $10 million. The acquisition of DJONT required negotiations between FelCor and the owners of DJONT, including Mr. Corcoran and the children of Charles N. Mathewson, a director of FelCor. The interests of Mr. Corcoran and Mr. Mathewson were in direct conflict with FelCor's interests in these negotiations. Accordingly, they abstained from participation in the discussion and vote by the FelCor board on this matter.

     In December 2000, FelCor sold one hotel, and effective January 1, 2001, completed the acquisition of leases with respect to 12 hotels, that had been leased to and operated by Six Continents Hotels. In consideration for the acquisition and termination of these leases and the related management agreements, 413,585 shares of FelCor common stock valued at approximately $10 million were issued to Six Continents Hotels. FelCor acquired the remaining 88 leases held by Six Continents Hotels, effective July 1, 2001. FelCor has contributed these leases to its TRSs. In consideration for these 88 leases, FelCor issued 100 shares of FelCor common stock and caused its subsidiaries to agree to new long-term management agreements with subsidiaries of Six Continents Hotels to manage these hotels. The acquisition of the leases held by Six Continents Hotels involved negotiations between FelCor and Six Continents Hotels. Richard C. North, a director of FelCor, is the Group Finance Director of Six Continents, plc. The interest of Six Continents, plc in those negotiations was in direct conflict with FelCor's interests. Mr. North abstained from participating in any discussion or vote by FelCor's board relating to these transactions.

     Adverse tax consequences to some affiliates on a sale of some hotels. Messrs. Corcoran and Mathewson may incur additional tax liability if FelCor sells its investments in six hotels that it acquired in July 1994 from partnerships controlled by these individuals. Consequently, FelCor's interests could differ from Messrs. Corcoran's and Mathewson's interests in the event that FelCor considers a sale of any of these hotels. Decisions regarding a sale of any of these six hotels must be made by a majority of the independent directors.

EACH OF THE PARTIES TO THE MERGER HAS, AND THE COMBINED COMPANY WILL HAVE, RESTRICTIVE DEBT COVENANTS THAT COULD ADVERSELY AFFECT ITS ABILITY TO RUN ITS BUSINESS.

     At June 30, 2001, FelCor was a party to indentures governing an aggregate $1.4 billion in principal amount of FelCor's outstanding notes and agreements governing FelCor's $600 million line of credit. At June 30, 2001, MeriStar was a party to indentures governing an aggregate $856.3 million in principal amount of MeriStar's outstanding notes and agreements governing MeriStar's $500 million line of credit and $195 million in term loans. At June 30, 2001, on a pro forma basis, the combined company would have had an aggregate of $1.9 billion in indebtedness under its senior notes and an aggregate of $330.4 million in debt under its line of credit. All of this indebtedness contains or will contain various restrictive covenants including, among others, provisions restricting the borrower from:

     - incurring indebtedness;

     - making distributions;

     - making investments;

     - engaging in transactions with affiliates;

     - incurring liens;

     - merging or consolidating with another person;

     - disposing of all or substantially all of its assets; or

     - permitting limitations on the ability of the borrower's subsidiaries to make payments to the borrower.

These restrictions may adversely affect the ability of the combined company to finance its operations or engage in other business activities that may be in its best interest. For example, on a pro forma basis, under the most restrictive of these covenants that will be applicable to the combined company, the combined company would be able to incur no more than $611 million in additional indebtedness for the purpose of acquiring additional hotels and $280 million for purposes other than acquiring additional hotels following the merger, assuming the merger had occurred on June 30, 2001.

     In addition, some of these agreements will require the combined company to maintain specified financial ratios. The ability of the combined company to comply with these ratios going forward may be affected by events beyond its control. These covenants also may restrict the ability of the combined company to engage in some transactions. In addition, any breach of these limitations could result in the acceleration of most of the combined company's outstanding debt. The combined company may not be able to refinance or repay its debts in full under those circumstances.

FELCOR AND MERISTAR ENCOUNTER INDUSTRY RELATED RISKS THAT MAY ADVERSELY AFFECT THEIR BUSINESS, AND THE COMBINED COMPANY WILL ENCOUNTER THE SAME RISKS.

     The recent economic slowdown has adversely affected the RevPAR performance of FelCor and MeriStar and, if it worsens or continues, these effects could be material. Both FelCor and MeriStar experienced declines in revenue per available room, or RevPAR, during the second quarter of 2001, as compared to the same period of 2000, of 6.0% for MeriStar and of 7.4% for FelCor. A sharper than anticipated decline in business travel was the primary cause of the declines, which were principally reflected in decreased occupancies. Both FelCor and MeriStar expect that the hotel industry will experience a RevPAR decline for the full year 2001. The current economic slowdown and the resulting declines in RevPAR, which began in March 2001, are currently continuing. FelCor and MeriStar both anticipate that their third quarter RevPAR will be less than that of the prior year period and less than that of the second quarter of 2001. The decline in occupancy during the second and third quarters is expected to lead to declines in room rates as hotels compete more aggressively for guests. If the economic slowdown worsens or continues for a protracted time, it could have a material adverse effect on the operations and earnings of FelCor, MeriStar and the combined company.

     Investing in hotel assets involves special risks. FelCor and MeriStar have invested almost entirely in hotel-related assets, and the hotels are subject to all of the risks common to the hotel industry. These risks could adversely affect hotel occupancy and the rates that can be charged for hotel rooms, and generally include:

     - competition from other hotels;

     - construction of more hotel rooms in a particular area than needed to meet demand;

     - increases in energy costs and other travel expenses that reduce business and leisure travel;

     - adverse effects of declines in general and local economic activity;

     - fluctuations in revenue caused by the seasonal nature of the hotel industry;

     - adverse effects of a downturn in the hotel industry; and

     - risks generally associated with the ownership of hotels and real estate, as discussed below.

     The combined company will have increased concentration of hotels in the upscale, full-service segment, which may increase its susceptibility to an economic downturn. As a percentage of total rooms, FelCor currently has 18% of its hotels in the upscale, full-service segment, MeriStar currently has 65% of its hotels in this segment, and the combined company will have 38% of its hotels in this segment. In an economic downturn, hotels in this segment, which generally demand higher room rates, may be more susceptible to a decrease in revenues, as compared to hotels in other segments that have lower room rates. This characteristic may result from hotels in this segment generally targeting business and high-end leisure travelers. In periods of economic difficulties, business and leisure travelers may seek to reduce travel costs by limiting trips or seeking to reduce costs on the trips that are taken, which could have a material adverse effect on the revenues and results of operations of the combined company.

     The combined company will have geographic concentration in three states which may create risks of regional economic and weather conditions. FelCor derived approximately 48% of its revenues for the twelve months ended June 30, 2001 from hotels located in three states: California, Florida and Texas. As a result of the merger, on a pro forma basis, the revenue from these three states for the twelve months ended June 30, 2001, would be reallocated to reduce the reliance on any one state but, collectively, would still account for approximately 48% of the combined company's revenues. Therefore, following the merger, adverse economic or weather conditions in these states will have a greater effect on the combined company than similar conditions in other states.

     FelCor and MeriStar could each face increased competition. Each of FelCor's and MeriStar's hotels competes with other hotels in its geographic area. A number of additional hotel rooms have been or may be built in a number of the geographic areas in which FelCor and MeriStar hotels are located, which could adversely affect the results of operations of these hotels. An oversupply of hotel rooms could adversely affect both occupancy and rates in the markets in which FelCor and MeriStar hotels are located. A significant increase in the supply of midprice, upscale and upper upscale hotel rooms and suites, if demand fails to increase proportionately, could have a severe adverse effect on the business, financial condition and results of operations of FelCor and MeriStar.

     Acquisition growth opportunities have decreased. There has been substantial consolidation in, and capital allocated to, the U.S. lodging industry since the early 1990's. This generally has resulted in higher prices for hotels. In addition, current market prices of FelCor's and MeriStar's common stock make their cost of equity capital relatively high. These conditions have resulted in fewer attractive acquisition opportunities. An important part of FelCor's and MeriStar's historical growth strategy has been the acquisition and, in many instances, the renovation and repositioning of hotels at less than replacement cost. Continued industry consolidation and competition for acquisitions could adversely affect the growth prospects of the combined company going forward. FelCor and MeriStar compete for hotel investment opportunities with other companies, some of which have greater financial or other resources than FelCor and MeriStar have. Competitors may have a lower cost of capital and may be able to pay higher prices or assume greater risks than would be prudent for FelCor and MeriStar to pay or assume.

     FelCor and MeriStar are subject to possible adverse effects of franchise and licensing agreement requirements. Substantially all FelCor and MeriStar hotels are operated under existing franchise or license agreements with nationally recognized hotel brands. Each license agreement requires that the licensed hotel be maintained and operated in accordance with specific standards and restrictions in order to maintain uniformity within the franchisor system. Compliance with these standards could require a franchisee to incur significant expenses or capital expenditures, which could adversely affect FelCor's and MeriStar's results of operations and ability to make payments on indebtedness. Also, changes to these standards could conflict with a hotel's specific business plan or limit a franchisee's ability to make improvements or modifications to a hotel without the consent of the franchisor.

     If a franchise license terminates due to FelCor's or MeriStar's failure to make required improvements, FelCor or MeriStar may be liable to the franchisor for a termination payment. These termination payments vary by franchise agreement and hotel. The loss of a substantial number of franchise licenses and the related termination payments could have a material adverse effect on FelCor's or MeriStar's business because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor. The franchise agreements could also expire or terminate, with specified renewal rights, at various times. As a condition to renew, the franchise agreements could involve a renewal application process that would require substantial capital improvements, for which FelCor or MeriStar would be responsible, to be made to the land or hotels.

     As a condition to the merger, both FelCor and MeriStar must obtain the consent of a number of MeriStar's franchisors, and obtaining those consents may require additional expenditures or impose additional conditions. If required consents are not obtained, the merger may not be completed. If the failure to obtain one or more consents is waived and the merger completed, the related franchises may be terminated, and FelCor may be liable to the franchisor for termination payments. Assuming all of the MeriStar franchises were terminated on June 30, 2001, FelCor and MeriStar estimate that the aggregate of these termination payments, if required, would be in the range of $120 million to $130 million. The loss of a substantial number of franchises and the related termination payments could have a material adverse effect on the combined company's results of operations.

     The combined company will be subject to the continued risks of brand concentrations under a limited number of brands. Following the merger, the combined company will continue to be subject to the potential risks associated with concentration of its hotels under a limited number of brands. A negative public image or other adverse event which becomes associated with the brand could adversely affect hotels operated under that brand. The following percentages of the combined company's revenues are expected to be generated by hotels operated under each of the indicated brands, based on revenues for the twelve months ended June 30, 2001:

     - Embassy Suites                 25.4%

     - Holiday Inns                   21.0%

     - Sheraton and Sheraton Suites   9.2%

     - Crowne Plaza                   8.8%

     - Hilton and Hilton Suites       8.4%

Should any of these brands suffer a significant decline in popularity with the traveling public, it could affect the combined company's revenues and profitability.

     FelCor and MeriStar are subject to the additional risks of hotel operations. Prior to January 1, 2001, substantially all of the hotels of FelCor and MeriStar were leased to unaffiliated third parties under leases providing for the payment of rent based, in part, upon revenues from the hotels. Accordingly, operating risks to FelCor and MeriStar were essentially limited to changes in hotel revenues and to the lessees' ability to pay the rent due under the leases. On January 1, 2001, TRSs of MeriStar acquired the leaseholds of substantially all of MeriStar's hotels, and a TRS of FelCor purchased the leaseholds of 98 of its hotels. Effective July 1, 2001, FelCor acquired 88 leaseholds held by Six Continents Hotels. As a result of these acquisitions, FelCor and MeriStar became subject to the risk of fluctuating hotel operating expenses, including but not limited to:

     - wage and benefit costs;

     - repair and maintenance expenses;

     - the costs of gas and electricity, which have increased significantly in recent months;

     - the costs of liability insurance; and

     - other operating expenses.

These operating expenses are more difficult to predict and control than revenue, resulting in an increased risk of volatility in FelCor's and MeriStar's results of operations.

     The lodging business is seasonal in nature. Generally, hotel revenues are greater in the second and third calendar quarters than in the first and fourth calendar quarters although this may not be true for hotels in major tourist destinations. Revenues for hotels in tourist areas generally are substantially greater during tourist season than other times of the year. Seasonal variations in revenue at the hotels of both FelCor and MeriStar can be expected to cause quarterly fluctuations in each party's revenues. Quarterly earnings also may be adversely affected by events beyond the control of both FelCor and MeriStar, such as extreme weather conditions, economic factors and other considerations affecting travel.

     FelCor and MeriStar lack control over the management and operations of their hotels. FelCor and MeriStar are dependent on the ability of unaffiliated third party managers to operate and manage their hotels. In order to maintain REIT status, FelCor and MeriStar cannot operate their hotels or any subsequently acquired hotels. As a result, FelCor and MeriStar are unable to directly implement strategic business decisions for the operation and marketing of their hotels, such as decisions with respect to the setting of room rates, food and beverage operations and similar matters.

FELCOR'S AND MERISTAR'S ABILITY TO GROW MAY BE LIMITED BY THEIR ABILITY TO ATTRACT DEBT FINANCING.

     Recently, FelCor and MeriStar have focused on their internal growth strategies, which include the renovation, redevelopment and rebranding of their hotels to achieve improved revenue performance. Each of FelCor and MeriStar may not be able to fund growth solely from cash provided from operating activities because it must distribute at least 90% of its taxable income each year to maintain its status as a REIT. Consequently, FelCor and MeriStar rely upon the availability of debt or equity capital to fund hotel acquisitions and improvements and may be dependent upon its ability to attract debt financing from public or institutional lenders. FelCor intends to continue to operate the combined company as a REIT following the merger. FelCor may not be successful in attracting sufficient debt financing to fund future growth at an acceptable cost. In addition, FelCor currently has, and expects to continue following the merger, a policy of limiting debt to not more than 55% of its investment in hotel assets, at cost. This policy is a board policy only and not a requirement contained in FelCor's organizational documents. Accordingly, the policy may be modified or waived by the board, which it has done previously, increasing the limitation from 40% in June 1998 to 50% in February 2000 and to its current 55% in May 2001. Unless further waived or modified by its board of directors, this limitation could also limit FelCor's ability to incur additional debt to fund its continued growth. At June 30, 2001, on a pro forma basis, FelCor's consolidated debt represented 50.5% of its investment in hotels at cost.

FELCOR AND MERISTAR ARE SUBJECT TO POTENTIAL TAX RISKS.

     The federal income tax laws governing REITs are complex. Each of FelCor and MeriStar has operated and, following the merger, FelCor intends to continue to operate in a manner that is intended to qualify it as a REIT under federal income tax laws. The REIT qualification requirements are extremely complicated, and interpretations of the federal income tax laws governing qualification as a REIT are limited. Accordingly, neither FelCor nor MeriStar can be certain that it has been, and FelCor cannot be certain that it will continue to be, successful in operating so as to qualify as a REIT. At any time, new laws, interpretations or court decisions may change the federal tax laws relating to, or the federal income tax consequences of, qualification as a REIT.

     Failure to make required distributions would subject FelCor to tax. Each year, a REIT must pay out to its stockholders at least 90%, or 95% for taxable years prior to 2001, of its taxable income, other than any net capital gain. To the extent that a REIT satisfies the distribution requirement, but distributes less than 100% of its taxable income, it will be subject to federal corporate income tax on its undistributed taxable income. In addition, a REIT will be subject to a 4% nondeductible excise tax if the actual amount it pays out to its stockholders in a calendar year is less than the minimum amount specified in the federal income tax laws. Each of FelCor and MeriStar has paid out, and FelCor intends to continue to pay out, its income to its stockholders in a manner intended to satisfy the distribution requirement and to avoid corporate income tax and the 4% excise tax. FelCor's and MeriStar's only source of funds to make those distributions comes from distributions to FelCor from FelCor Partnership and to MeriStar from MeriStar Partnership. Accordingly, FelCor or MeriStar may be required to borrow money or sell assets to pay out enough of its taxable income to satisfy the distribution requirement and to avoid corporate income tax and the 4% tax in a particular year.

     Failure to qualify as a REIT would subject FelCor to federal income tax. If FelCor fails to qualify as a REIT in any taxable year, FelCor would be subject to federal income tax on its taxable income. FelCor might need to borrow money or sell hotels in order to pay any such tax. FelCor's payment of income tax would decrease the amount of its income available to be paid out to its stockholders. In addition, FelCor would no longer be required to pay out most of its taxable income to its stockholders. Unless its failure to qualify as a REIT were excused under federal income tax laws, FelCor could not re-elect REIT status until the fifth calendar year following the year in which it failed to qualify. In addition, FelCor's or MeriStar's failure to qualify as a REIT in any taxable year prior to or ending on completion of the merger could jeopardize FelCor's REIT status after the merger and/or cause FelCor to be subject to federal income tax.

     Failure to have distributed earnings and profits of Bristol Hotel Company or CapStar Hotel Company in 1998 would cause FelCor or MeriStar to fail to qualify as a REIT. At the end of any taxable year, a REIT may not have any accumulated earnings and profits, described generally for federal income tax purposes as cumulative undistributed net income, from a non-REIT corporation. In connection with the merger of Bristol Hotel Company, or Bristol, with and into FelCor in 1998, Arthur Andersen LLP prepared and provided to FelCor its computation of Bristol's accumulated earnings and profits through the date of the merger, and FelCor made a corresponding special one-time distribution to its stockholders. In connection with the merger of CapStar Hotel Company, or CapStar, with and into American General Hospitality Corporation, the predecessor to MeriStar, in 1998, KPMG LLP prepared and provided to MeriStar its computation of CapStar's accumulated earnings and profits through the date of the merger, and the distribution of the stock of MeriStar Hotels & Resorts, Inc. by CapStar prior to the CapStar merger was determined to be sufficient to reduce the earnings and profits of CapStar to zero at the time of the CapStar merger. However, the determination of accumulated earnings and profits for federal income tax purposes is extremely complex and the computations of Arthur Andersen LLP and KPMG LLP are not binding on the Internal Revenue Service. Should the Internal Revenue Service successfully assert either that Bristol's accumulated earnings and profits were greater than the amount so distributed by FelCor or that CapStar's accumulated earnings and profits were greater than the amount so distributed by CapStar, FelCor may fail to qualify as a REIT. Alternatively, the Internal Revenue Service may permit FelCor to avoid losing its REIT status by paying a deficiency dividend, on MeriStar's or its own behalf, to eliminate any remaining accumulated earnings and profits of Bristol or CapStar. There can be no assurance, however, that the Internal Revenue Service would not assert loss of REIT status as the penalty for failing to distribute the accumulated earnings and profits of Bristol or CapStar in 1998.

     A sale of assets acquired from Bristol or CapStar within ten years after the respective merger will result in corporate income tax. If FelCor sells any asset that it acquired from Bristol within ten years after FelCor's merger with Bristol, or FelCor sells any asset that MeriStar acquired from CapStar within ten years after its merger with CapStar, and FelCor recognizes a taxable gain on the sale, FelCor will be taxed at the highest corporate rate on an amount equal to the lesser of:

     - the amount of gain that FelCor recognizes at the time of the sale; or

     - the amount of gain that FelCor or MeriStar, as appropriate, would have recognized if it had sold the asset at the time that it acquired the asset from Bristol or CapStar, as appropriate, for its then fair market value.

The sales of the Bristol and CapStar hotels that have occurred to date have not resulted in any material amount of tax liability. If FelCor is successful in selling the remaining 15 hotels designated as assets held for sale, FelCor could incur corporate income tax with respect to the related built-in gain, the amount of which cannot yet be determined.

DEPARTURE OF KEY PERSONNEL, INCLUDING MR. CORCORAN, COULD ADVERSELY AFFECT FELCOR'S FUTURE OPERATING RESULTS.

FELCOR AND MERISTAR ARE SUBJECT TO RISKS THAT MAY ADVERSELY AFFECT REAL ESTATE OWNERSHIP.

     General Risks. FelCor's and MeriStar's investments in hotels are subject to the numerous risks generally associated with owning real estate, including among others:

     - adverse changes in general or local economic or real estate market conditions;

     - changes in zoning laws;

     - changes in traffic patterns and neighborhood characteristics;

     - increases in assessed valuation and tax rates;

     - increases in the cost of property insurance;

     - governmental regulations and fiscal policies;

     - the potential for uninsured or underinsured property losses;

     - the impact of environmental laws and regulations; and

     - other circumstances beyond their control.

Moreover, real estate investments are relatively illiquid, and FelCor and MeriStar may not be able to vary their portfolios in response to changes in economic and other conditions.

     Compliance with environmental laws may adversely affect FelCor's and MeriStar's financial condition. Owners of real estate are subject to numerous federal, state, local and foreign environmental laws and regulations. Under these laws and regulations, a current or former owner of real estate may be liable for the costs of remediating hazardous substances found on its property, whether or not it was responsible for their presence. In addition, if an owner of real property arranges for the disposal of hazardous substances at another site, it may also be liable for the costs of remediating the disposal site, even if it did not own or operate the disposal site. This liability may be imposed without regard to fault or the legality of a party's conduct and may, in some circumstances, be joint and several. A property owner may also be liable to third parties for personal injuries or property damage sustained as a result of its release of hazardous or toxic substances, including asbestos-containing materials, into the environment. Environmental laws and regulations may require an owner to incur substantial expenses and limit the use of its properties. FelCor or MeriStar could have substantial liability for a failure to comply with applicable environmental laws and regulations, which may be enforced by the government or, in some instances, by private parties. The existence of hazardous substances on a property can also adversely affect the value of, and the owner's ability to use, sell or borrow against, the property.

     Future or amended laws or regulations, or more stringent interpretations or enforcement of existing environmental requirements, may impose additional material environmental liability. In addition, the environmental condition or liability relating to the hotels of FelCor and MeriStar may be affected by new information or changed circumstances, by the condition of properties in the vicinity of those hotels, such as the presence of leaking underground storage tanks, or by the actions of unrelated third parties.

     Compliance with the Americans with Disabilities Act may adversely affect FelCor's and MeriStar's financial condition. Under the Americans with Disabilities Act of 1990, all public accommodations, including hotels, are required to meet some federal requirements for access and use by disabled persons. Both FelCor and MeriStar believe that their hotels substantially comply with the requirements of the Americans with Disabilities Act. However, a determination that the hotels are not in compliance with that Act could result in liability for both governmental fines and damages to private parties. If either FelCor or MeriStar were required to make unanticipated major modifications to the hotels to comply with the requirements of the Americans with Disabilities Act, it could adversely affect its ability to pay its obligations.

THE MERGER MAY CAUSE DILUTION TO FELCOR'S EARNINGS PER SHARE.

     The merger may have a dilutive effect on earnings per common share of FelCor due to the additional shares of FelCor that will be issued in the merger, the transaction and integration-related costs, increased interest expense and other factors such as failure to realize the anticipated benefits from cost savings and synergies expected from the merger. Any dilution in earnings per share could adversely impact the market price of FelCor common stock.

FELCOR'S CHARTER CONTAINS LIMITATIONS ON OWNERSHIP AND TRANSFER OF SHARES OF ITS STOCK THAT COULD ADVERSELY AFFECT ATTEMPTED TRANSFERS OF FELCOR COMMON STOCK.

     In order for FelCor to maintain its status as a REIT, no more than 50% in value of its outstanding stock may be owned, actually or constructively under the applicable tax rules, by five or fewer persons during the last half of any taxable year. FelCor's charter prohibits, subject to some exceptions, any person from owning more than 9.9%, as determined in accordance with the Internal Revenue Code and the Exchange Act, of the number of outstanding shares of any class of its stock. FelCor's charter also prohibits any transfer of its stock that would result in a violation of the 9.9% ownership limit, reduce the number of stockholders below 100 or otherwise result in FelCor failing to qualify as a REIT. Any attempted transfer of shares in violation of the charter prohibitions will be void, and the intended transferee will not acquire any right in those shares. FelCor has the right to take any lawful action that it believes necessary or advisable to ensure compliance with these ownership and transfer restrictions and to preserve its status as a REIT, including refusing to recognize any transfer of stock in violation of its charter. MeriStar's charter contains substantially similar provisions.

SOME PROVISIONS IN FELCOR'S CHARTER AND BYLAWS AND MARYLAND LAW MAKE A TAKEOVER OF FELCOR MORE DIFFICULT.

     Ownership Limit. The ownership and transfer restrictions of FelCor's charter may have the effect of discouraging or preventing a third party from attempting to gain control of FelCor without the approval of the FelCor board of directors. Accordingly, it is less likely that a change in control, even if beneficial to stockholders, could be effected without the approval of the FelCor board. MeriStar's charter contains substantially similar provisions.

     Staggered Board. FelCor's board of directors is divided into three classes. Directors in each class are elected for terms of three years. As a result, the ability of stockholders to effect a change in control of FelCor through the election of new directors is limited by the inability of stockholders to elect a majority of the FelCor board at any particular meeting. MeriStar's board of directors is also subject to similar provisions.

     Authority to Issue Additional Shares. Under the FelCor charter, the FelCor board of directors may issue preferred stock without stockholder action. The preferred stock may be issued, in one or more series, with the preferences and other terms designated by the FelCor board that may delay or prevent a change in control of FelCor, even if the change is in the best interests of stockholders. FelCor currently has outstanding 5,980,600 shares of its $1.95 Series A Cumulative Convertible Preferred Stock and 57,500 shares of its 9% Series B Cumulative Redeemable Preferred Stock. The preferred stock reduces the amount of dividends available, and has dividend, liquidation and other rights superior, to the holders of FelCor's common stock. MeriStar's charter also permits the issuance of preferred stock without stockholder approval but prohibits the issuance of preferred stock for anti-takeover purposes or preferred stock that has super-majority voting rights.

     Maryland Takeover Statues. As a Maryland corporation, FelCor is subject to various provisions under the Maryland General Corporation Law, including the Maryland business combination statute, that may have the effect of delaying or preventing a transaction or a change in control that might involve a premium price for the stock or otherwise be in the best interests of stockholders. Under the Maryland business combination statute, some "business combinations," including some issuances of equity securities, between a Maryland corporation and an "interested stockholder," which is any person who beneficially owns ten percent or more of the voting power of the corporation's shares, or an affiliate of that stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Any of these business combinations must be approved by two super-majority stockholder votes unless, among other conditions, the corporation's common stockholders receive a minimum price, as defined in the statute, for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its common shares. FelCor's charter currently provides that the Maryland control share statute will not apply to any existing or future stock of FelCor. That statute may deny voting rights to shares involved in an acquisition of one-tenth or more of the voting stock of a Maryland corporation. MeriStar has also opted out of the control share statute. To the extent these or other laws are applicable to FelCor, they may have the effect of delaying or preventing a change in control of FelCor even though beneficial to FelCor's stockholders. For more information regarding Maryland takeover statutes, see "Description of FelCor Capital Stock -- Maryland Takeover Statutes."

THERE ARE DIFFERENCES IN RIGHTS OF FELCOR AND MERISTAR STOCKHOLDERS THAT MAY BE DETRIMENTAL TO MERISTAR STOCKHOLDERS WHO RECEIVE FELCOR STOCK IN THE MERGER.

     As a result of the merger, MeriStar stockholders will no longer own shares of MeriStar and will become stockholders of FelCor. Differences in the provisions of the respective corporate charters and bylaws of FelCor and MeriStar result in differences in the rights of the stockholders of the two corporations. The rights of FelCor stockholders may in some cases be considered less favorable than the rights of MeriStar stockholders. The material differences in stockholder rights that may be considered less favorable to MeriStar stockholders are:

     - FelCor has outstanding two series of preferred stock which have preferences over common stock on dividends or liquidating distributions. MeriStar has no outstanding preferred stock;

     - MeriStar's board, but not FelCor's board, is prohibited by charter provision from issuing preferred stock for anti-takeover purposes or with super-majority voting rights; and

     - Holders of more than 50% of FelCor's outstanding voting stock may vote to remove a director for cause. MeriStar's charter permits removal of a director with or without cause but requires a vote of 75% or more of the outstanding voting stock.

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

     FelCor and MeriStar have each made forward-looking statements in this document, and in documents that are incorporated by reference in this document, that are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations of FelCor and MeriStar. Also, statements including the words "will," "should," "believes," "expects," "anticipates," "intends," "plans," "estimates," or similar expressions are forward-looking statements. The sections in this document which contain forward-looking statements include "Questions and Answers About the Merger," "Summary," "Summary Unaudited Pro Forma Condensed Combined Financial Data," "Risk Factors," "The Merger," and "Unaudited Pro Forma Combined Financial Information." Many factors, some of which are discussed elsewhere in this document and in the documents incorporated by reference in this document, could affect the future financial results of FelCor and could cause actual results to differ materially from those expressed in forward-looking statements contained or incorporated by reference in this document. Important factors that could cause actual results to differ materially from current expectations reflected in these forward-looking statements include, among others, the factors discussed under the caption "Risk Factors" beginning on page 30.

     Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and stockholder values of FelCor following completion of the merger may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of FelCor and MeriStar to control or predict. For these forward-looking statements, FelCor and MeriStar claim the protection of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act.

                              THE COMBINED COMPANY

GENERAL

     As a result of the merger, MeriStar will be merged with and into FelCor, which will be the surviving corporation. As a result of the partnership merger, MeriStar Partnership will be merged with and into a wholly-owned subsidiary of FelCor Partnership, with MeriStar Partnership surviving as a wholly-owned subsidiary of FelCor Partnership. FelCor will continue to operate as a REIT. FelCor Partnership will succeed to the ownership, through MeriStar Partnership and its subsidiaries, of all of MeriStar's owned and leased hotels. See "Unaudited Pro Forma Consolidated Financial Information."

     The following table includes descriptive information about the properties of FelCor, MeriStar and the combined company as of June 30, 2001.

                                                                    NUMBER OF PROPERTIES
                                                              ---------------------------------
                                                                                      COMBINED
                                                              FELCOR(1)   MERISTAR   COMPANY(1)
                                                              ---------   --------   ----------
Hilton Brands:
  Embassy Suites............................................      59          3          62
  Doubletree and Doubletree Guest Suites....................      11          6          17
  Hampton Inn...............................................       4                      4
  Hilton and Hilton Suites..................................       1         23          24
  Homewood Suites...........................................       1                      1
Six Continents Brands:
  Holiday Inn...............................................      39          9          48
  Crowne Plaza and Crowne Plaza Suites......................      18          5          23
  Holiday Inn Select........................................      10          5          15
  Holiday Inn Express.......................................       2                      2
Starwood Brands:
  Sheraton and Sheraton Suites..............................      10         11          21
  Westin....................................................       1          4           5
  Four Points by Sheraton...................................                  1           1
Marriott Brands:
  Courtyard by Marriott.....................................       2          5           7
  Marriott..................................................                  3           3
  Fairfield Inn.............................................       5                      5
Radisson Brands:
  Radisson..................................................                 12          12
Other Brands................................................       7         26          33
                                                                 ---        ---         ---
          Total Hotels......................................     170        113         283
                                                                 ===        ===         ===

------------

(1) Excludes the 15 hotels designated as held for sale.

     All of MeriStar's hotels, except for four hotels that are leased and managed by Prime Hospitality, are managed by subsidiaries of MeriStar Hotels & Resorts, which will continue to manage the hotels after completion of the merger. These hotels are leased to taxable REIT subsidiaries of MeriStar, which in turn have separate management agreements for each hotel with a subsidiary of MeriStar Hotels & Resorts.

     Of FelCor's hotels, including the 15 hotels designated as held for sale, 183 are leased to taxable REIT subsidiaries of FelCor, and two are not leased. Ninety hotels are managed by subsidiaries of Six Continents Hotels, 72 hotels are managed by subsidiaries of Hilton Hotels Corporation, 11 hotels are managed by subsidiaries of Starwood Hotels and Resorts Worldwide, Inc., and eight hotels are managed by an affiliate of Interstate Hotels Corporation.

RELATIONSHIP WITH MERISTAR HOTELS & RESORTS

     The Intercompany Agreement. MeriStar and MeriStar Partnership are parties to an intercompany agreement with MeriStar Hotels & Resorts. On completion of the merger, FelCor will assume MeriStar's rights and obligations under the agreement. The intercompany agreement provides that, for so long as the agreement remains in effect, MeriStar Hotels & Resorts will be prohibited from making real property investments that a REIT could make unless:

     - FelCor is first given the opportunity, but elects not to pursue the activities or investments;

     - it is on land already owned or leased by MeriStar Hotels & Resorts or subject to a lease or purchase option in favor of MeriStar Hotels & Resorts;

     - MeriStar Hotels & Resorts will operate the property under a brand name owned by MeriStar Hotels & Resorts; or

     - it is a minority investment made as part of a lease or management agreement arrangement.

FelCor will have a right of first refusal with respect to any real property investment to be sold by MeriStar Hotels & Resorts.

     The intercompany agreement will generally grant MeriStar Hotels & Resorts a right of first refusal with respect to any management opportunity at any FelCor property that FelCor does not elect to have managed by the hotel brand owner. This opportunity will be made available to MeriStar Hotels & Resorts only if FelCor determines that:

     - consistent with FelCor's status as a REIT, it must enter into a management agreement with an unaffiliated third party with respect to the property;

     - MeriStar Hotels & Resorts is qualified to be the manager of that property; and

     - the property is not to be operated by the owner of a hospitality brand under that brand.

     Although 90% of FelCor's hotels are managed by hotel brand owners, the intercompany agreement will limit FelCor's freedom to engage hotel management companies to manage its hotels that are not managed by hotel brand owners.

     Each party must cooperate with the other party to effect any securities issuance of the other party by assisting in the preparation of any registration statement or other document required in connection with the issuance.

     The intercompany agreement will terminate on the earlier of August 3, 2008, and the date of a change in ownership or control of MeriStar Hotels & Resorts.

     Credit Facility. MeriStar is obligated to lend MeriStar Hotels & Resorts up to $50 million for general corporate purposes under a revolving credit agreement. On March 1, 2000, the revolving credit agreement was amended to reduce the maximum borrowing limit from $75 million to $50 million, increase the interest rate from 350 basis points over the 30-day London Interbank Offered Rate to 650 basis points over the 30-day London Interbank Offered Rate and set the maturity date of the loan to the 91st day following the maturity of MeriStar Hotels & Resorts' senior credit facility, as amended, restated, refinanced or renewed. As of June 30, 2001, there was $36.0 million outstanding under this revolving credit agreement. Upon effectiveness of the merger, FelCor will succeed to MeriStar's role as lender under this credit facility.

     FelCor, MeriStar and MeriStar Hotels & Resorts have agreed to amend, effective when the merger is complete, the credit agreement to fix its maturity at February 28, 2004, set the interest rate at 600 basis points over the 30-day London Interbank Offered Rate and set the default rate of interest at 800 basis points over the 30-day London Interbank Offered Rate. MeriStar has agreed to use best efforts to obtain the consents of MeriStar Hotels & Resorts' senior lenders to these amendments.

INDEBTEDNESS, LIQUIDITY AND FINANCIAL RESOURCES

     Assuming the completion of the merger and partnership merger, at June 30, 2001, the combined company had approximately $3.6 billion of pro forma total indebtedness, as compared to $2.1 billion in actual total indebtedness for FelCor alone and $1.7 billion in actual total indebtedness for MeriStar alone as of June 30, 2001. The pro forma ratio of EBITDA to interest expense for the six months ended June 30, 2001 would have been 2.6 to 1.0, compared to 2.8 to 1.0 for FelCor alone and 2.7 to 1.0 for MeriStar alone. Of FelCor's pro forma indebtedness at June 30, 2001, approximately $230 million was at a floating rate of interest, after giving effect to interest rate swap agreements currently in effect.

     In June 2001, FelCor Partnership completed the sale of $600 million of its unsecured 8 1/2% senior notes to finance the merger. In connection with this placement, FelCor Partnership paid offering expenses of approximately $14 million, realizing net proceeds of $586 million. Approximately $316 million of the proceeds of these notes has been escrowed and will be used to redeem a portion of the notes at 101% of principal plus accrued interest if the merger is not completed.

     In July 2001, FelCor and FelCor Partnership entered into an amended and restated revolving credit facility with a group of existing and new lenders that extended the maturity of the facility to 2004 and provided for an increase in the amount which may be borrowed under the facility from $600 million to at least $700 million, effective upon the closing of the merger. FelCor, which expects to draw $330.4 million under this facility in connection with the merger, paid $3.7 million in amendment and commitment fees to lenders.

     In August 2001, FelCor Partnership entered into commitments with a group of lenders, to which it agreed to pay an aggregate of $3.3 million in commitment fees, that have agreed to provide its special purpose subsidiary with at least $325 million in non-recourse first mortgage financing and related mezzanine financing. The mortgage financing will have a term of at least three years and will be secured by mortgages on specific hotels. The mezzanine financing will be secured by a pledge of the ownership interests in the special purpose subsidiary. FelCor expects this mezzanine financing will have a term of at least three years. The mortgage and mezzanine loans will bear interest at an expected blended rate of approximately LIBOR plus 2.0%. This financing is scheduled to close immediately following the merger, and a portion of the proceeds will be used to pay the cash portion of the merger consideration.

     In connection with the completion of the merger, FelCor Partnership expects to assume approximately $500 million of existing MeriStar Partnership senior notes, although FelCor may be required to purchase these senior notes following the merger. In order to have funds available for this purchase, in July 2001, FelCor and FelCor Partnership entered into a commitment with a group of lenders that have agreed to provide up to $500 million in a stock-secured facility having a term of between five and one-half years and seven years and bearing interest at a fixed market interest rate not to exceed LIBOR plus 5.25%. In connection with the acceptance and funding of this commitment, FelCor has paid or agreed to pay an aggregate of $8.8 million of commitment and related fees. Of these fees, up to $6.3 million will be applied to offset placement fees payable to the lenders in connection with a placement of senior notes made through them within one year following closing, the proceeds of which will be used to repay this facility.

     FelCor has received a term sheet from an investment banking firm with respect to the sale of preferred stock, but no commitments from purchasers for the preferred stock have been received. FelCor anticipates that the preferred stock, if issued, would be substantially similar in terms to its currently outstanding Series B preferred stock, which is traded on the NYSE under the symbol FCH_pb, and would bear a dividend rate of not more than 10.5%.

     The financings that have been closed, together with those for which binding commitments have been received, are sufficient to enable FelCor to complete the merger with MeriStar. FelCor may not be successful in effecting all of the above financing plans. See "Risk Factors -- FelCor may be unable to complete planned financings for the mergers."

MANAGEMENT

     FelCor has agreed in the merger agreement that Paul W. Whetsell, current Chairman, Chief Executive Officer and a director of MeriStar, and Steven D. Jorns, current Vice Chairman and a director of MeriStar, will become members of the FelCor board of directors at the effective time of the merger. By voting to approve the merger agreement and the merger, FelCor stockholders will be voting for the election of Mr. Whetsell as director with a term ending at the annual meeting of stockholders in 2004 and Mr. Jorns as director with a term ending at the annual meeting of stockholders in 2003. All of FelCor's current directors will remain as directors of FelCor. Following the merger, the current executive officers of FelCor will remain as executive officers of FelCor. Bruce G. Wiles, the current President, Chief Investment Officer and a director of MeriStar, is expected to become an executive officer of FelCor following the merger. No other current executive officers of MeriStar are expected to become executive officers of FelCor following the merger.

                              THE SPECIAL MEETINGS

DATE, TIME, PLACE AND PURPOSE OF THE FELCOR SPECIAL MEETING

     The special meeting of the FelCor stockholders is scheduled to be held on Thursday, October 11, 2001, at 10:00 a.m., Central time, at 545 E. John Carpenter Frwy., Suite 1300, Irving, Texas 75062. If sufficient authority is received, it may be adjourned or postponed to another date and/or place for proper purposes. The purpose of the meeting is to consider and vote upon a proposal to approve the merger agreement and the merger of MeriStar with and into FelCor, including the election of Paul W. Whetsell and Steven D. Jorns as two new directors of FelCor. In addition, FelCor stockholders will be asked to approve and adopt FelCor's 2001 Restricted Stock and Stock Option Plan, or the FelCor 2001 Plan.

DATE, TIME, PLACE AND PURPOSE OF THE MERISTAR SPECIAL MEETING

     The special meeting of the MeriStar stockholders is scheduled to be held on Thursday, October 11, 2001 at 9:00 a.m., Eastern time, at the Hilton Crystal City at National Airport, 2399 Jefferson Davis Highway, Arlington, Virginia 22202. If sufficient authority is received, it may be adjourned or postponed to another date and/or place for proper purposes. The purpose of the meeting is to consider and vote upon a proposal to approve the merger agreement and the merger of MeriStar with and into FelCor.

WHO CAN VOTE

     You are entitled to vote your shares of FelCor common stock if the FelCor stockholder records showed that you held your FelCor common stock as of the close of business on August 24, 2001. At the close of business on that date, a total of 52,975,641 shares of FelCor common stock were outstanding and entitled to vote. Each share of FelCor common stock has one vote. The enclosed proxy card shows the number of shares of FelCor common stock that you are entitled to vote.

     You are entitled to vote your MeriStar common stock if the MeriStar stockholder records showed that you held your MeriStar common stock as of the close of business on August 24, 2001. At the close of business on that date, a total of 44,538,135 shares of MeriStar common stock were outstanding and entitled to vote. Each share of MeriStar common stock has one vote. The enclosed proxy card shows the number of shares of MeriStar common stock that you are entitled to vote.

HOW YOU CAN VOTE; VOTING BY PROXY HOLDERS

     You may vote either by:

     - completing the enclosed proxy card by signing and dating it and returning it in the enclosed postage-paid envelope; or

     - attending the special meeting of stockholders of the company in which you hold common stock and voting your shares in person at the meeting.

     If you hold your common stock in your name as a holder of record, you may instruct the proxy holders how to vote your shares of common stock by signing, dating and mailing the proxy card in the postage-paid envelope that we have provided to you. The proxy holders will vote your common stock as provided by those instructions. If you give us a signed proxy without giving specific voting instructions, your common stock will be voted by the proxy holders in favor of the proposal to approve the merger agreement and the merger, including, in the case of FelCor stockholders, the election of Paul W. Whetsell and Steven D. Jorns to the FelCor board of directors. If you are a FelCor stockholder and you give FelCor a signed proxy without giving specific voting instructions, your FelCor common stock will be voted by the proxy holders in favor of the proposal to approve and adopt the FelCor 2001 Plan. If your shares of common stock are held by a broker, bank or other nominee, you will receive instructions from your broker, bank or nominee which you must follow to have your common stock voted.

REQUIRED VOTE

     Approval of the merger agreement and the merger, including the election of Paul W. Whetsell and Steven D. Jorns to the FelCor board of directors, requires the affirmative vote of the holders of at least a majority of the shares of FelCor common stock entitled to vote at the FelCor special meeting and outstanding on the record date August 24, 2001. Approval of the FelCor 2001 Plan requires the affirmative vote of at least a majority of the votes actually cast at the FelCor special meeting. A total of 2,333,448 shares of FelCor common stock, or 4.4% of the FelCor common stock entitled to vote at the FelCor special meeting, were held by FelCor directors, executive officers and their affiliates as of August 24, 2001.

     Approval of the merger agreement and the merger requires the affirmative vote of the holders of at least a majority of the shares of MeriStar common stock entitled to vote at the MeriStar special meeting and outstanding on the record date August 24, 2001. A total of 3,624,228 shares of MeriStar common stock, or 7.7% of the shares of MeriStar common stock entitled to vote at the MeriStar special meeting, were held by MeriStar directors, executive officers and their affiliates as of August 24, 2001.

VOTING ON OTHER MATTERS

     Neither FelCor nor MeriStar is now aware of any matters to be presented at the special meetings, except for those described in this joint proxy statement/prospectus. If any other matters not described in this joint proxy statement/prospectus are properly presented at the meetings, the proxy holders will use their own discretion to determine how to vote your shares of FelCor or MeriStar common stock. Please note, however, that if your shares of FelCor or MeriStar common stock are voted against the merger agreement and the merger, the proxy holders will not use their discretion to vote your shares in favor of any adjournment or postponement of the special meeting. If either meeting is adjourned or postponed, your shares of FelCor or MeriStar common stock may be voted by the proxy holders on the adjourned or postponed meeting date as well, unless you have revoked your proxy instructions before that date.

HOW YOU MAY REVOKE YOUR PROXY INSTRUCTIONS

     To revoke your FelCor proxy instructions, you must:

     - advise in writing, by mail or courier, FelCor's Secretary, Lawrence D. Robinson, c/o FelCor Lodging Trust Incorporated, 545 E. John Carpenter Frwy., Ste. 3200, Irving, Texas 75062, before your shares of FelCor common stock have been voted by the proxy holders at the meeting;

     - deliver to FelCor's Secretary, before the date of the meeting, a properly executed later-dated proxy; or

     - attend the meeting and vote your FelCor common stock in person.

     To revoke your MeriStar proxy instructions, you must:

     - advise in writing, by mail or courier, MeriStar's Secretary, Christopher
       L. Bennett, c/o MeriStar Hospitality Corporation, 1010 Wisconsin Avenue, N.W., Washington, D.C. 20007, before your MeriStar common stock has been voted by the proxy holders at the meeting;

     - deliver to MeriStar's Secretary, before the date of the meeting, a properly executed later-dated proxy; or

     - attend the meeting and vote your MeriStar common stock in person.

HOW VOTES ARE COUNTED

     A quorum must be present in person or by proxy at the special meetings in order to hold the vote on the proposal to approve the merger agreement and the merger. A majority of the outstanding FelCor common stock entitled to vote constitutes a quorum for the FelCor special meeting, and a majority of the outstanding MeriStar common stock entitled to vote constitutes a quorum for the MeriStar special meeting. If you have returned valid proxy instructions or attend the meeting in person, your common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting. If you hold your common stock through a broker, bank or other nominee, the nominee may only vote the common stock which it holds for you as provided by your instructions, unless the broker, bank or other nominee has discretionary authority to vote on your behalf. Generally, a broker, bank or other nominee would have discretionary authority to vote your shares in favor of adoption of the FelCor 2001 Plan. If it has not received your instructions by the 10th day before the meeting, however, the nominee may not vote on the proposal to approve the merger agreement and the merger, which would result in a "broker non-vote." Abstentions and broker non-votes will have the same effect as a vote against the proposal to approve the merger agreement and the merger.

COST OF THIS PROXY SOLICITATION

     FelCor and MeriStar will each pay the cost of its proxy solicitation. In addition to soliciting proxies by mail, FelCor has engaged Georgeson & Company Inc. and MeriStar has engaged MacKenzie Partners, Inc., proxy solicitation firms, to assist in obtaining proxies from their common stockholders on a timely basis. FelCor will pay the reasonable out of pocket expenses plus a $7,500 fee for these services to Georgeson & Company Inc., and MeriStar will pay the reasonable out of pocket expenses plus a $6,500 fee for these services to MacKenzie Partners, Inc.

     FelCor and MeriStar also expect that several of their employees will solicit stockholders personally and by telephone. None of these employees will receive any additional or special compensation for doing this.

ATTENDING THE FELCOR AND MERISTAR SPECIAL MEETINGS

     If you are a holder of record of shares of common stock and you plan to attend the special meeting, please indicate this when you vote. If you are a beneficial owner of common stock held by a bank or broker, you will need proof of ownership to be admitted to the meeting. If you want to attend the meeting and vote in person your common stock held in street name, you will have to get a proxy in your name from the registered holder.

LIST OF FELCOR COMMON STOCKHOLDERS

     A list of FelCor common stockholders entitled to vote at the FelCor special meeting will be available at the FelCor special meeting and for ten days before the meeting between the hours of 8:45 a.m. and 4:30 p.m., Central Time, at its corporate offices located at 545 E. John Carpenter Frwy., Ste. 3200, Irving, Texas 75062. You may arrange to review this list by contacting Lawrence D. Robinson, the Secretary of FelCor.

                                   THE MERGER

BACKGROUND OF THE MERGER

     During the past two years, other than as described in this section, neither FelCor nor MeriStar engaged in formal discussions regarding potential business combinations with other companies or strategic alternatives to the proposed merger between them. During this period, neither party received or made any other firm offers regarding those types of transactions.

     During the spring of 1999, FelCor's President and Chief Executive Officer, Thomas J. Corcoran, Jr., and MeriStar's Chairman and Chief Executive Officer, Paul W. Whetsell, had several informal discussions about the potential for a merger or combination involving FelCor and MeriStar. FelCor's Chairman of the Board, Donald J. McNamara, also had several conversations with Mr. Whetsell during the same period regarding the same matters.

     On June 4, 2000, Messrs. Corcoran and Whetsell had a dinner meeting in New York City and discussed a possible merger transaction. They agreed that FelCor and MeriStar should have discussions regarding that possibility and engage investment bankers for the purpose of facilitating those discussions. On the next day, Mr. Whetsell telephoned Mr. Corcoran to indicate that, although he was interested in a potential transaction between MeriStar and FelCor, he wanted to defer the discussions at that time.

     On January 16, 2001, at a hotel investment conference, Messrs. Whetsell and Corcoran had a dinner meeting in Los Angeles and discussed a possible merger between MeriStar and FelCor.

     On January 31, 2001, Messrs. Whetsell and Corcoran had an evening meeting at the Atlantis Hotel in the Bahamas and briefly discussed a possible merger of MeriStar and FelCor.

     On February 7, 2001, in Scottsdale, Arizona, Messrs. Whetsell and Corcoran had informal discussions regarding a potential merger transaction and how the transaction might be structured.

     On February 9, 2001, Messrs. Whetsell, Corcoran and McNamara had an informal meeting in Dallas, Texas at which the merger issue again was briefly discussed.

     The meetings listed above were primarily social events at which a potential business combination of FelCor and MeriStar was discussed in preliminary and general terms. The primary topics addressed at these meetings were how the combined company would operate after the merger, who would run the combined company, whether any additional risks would exist for the combined company as compared to each company on a standalone basis and whether the consideration should be all stock or a combination of cash and stock. As a result of these meetings, Messrs. Corcoran and Whetsell reached a general understanding that the business combination made sense for both companies from an operational standpoint because of potential economies of scale and cost savings. They also determined that FelCor would be the surviving entity in the combination, that FelCor's existing directors and officers would continue to manage the surviving entity, and that the merger consideration, which could be FelCor stock or a combination of FelCor stock and cash, must be accretive for the stockholders of both companies. They also concluded that no deal between the companies could be done that favored one company over the other company.

     On March 1, 2001, in New York City, Messrs. Corcoran and Whetsell met with representatives of FelCor's financial advisors and MeriStar's financial advisor to discuss specifics of a potential merger transaction. FelCor and MeriStar decided to enter into a confidentiality agreement relating to the merger discussions and continue the discussions. A confidentiality agreement was signed on March 7, 2001. In that confidentiality agreement, each company agreed to keep confidential information provided by the other company and to use that information only for purposes of considering a transaction between the two companies. In addition, each company agreed that it would not seek, while the agreement is in effect and for a period of one year after the date of the agreement, to employ any executive officer or director of the other company, to acquire any voting securities or assets of the other company, to propose any business combination or acquisition relating to the other company or to control the management or board of directors of the other company.

     Over the course of the next several weeks, Messrs. Corcoran and Whetsell had separate meetings and discussions with their own financial advisors, reviewing and analyzing different pricing models for a potential merger and how the transaction should be structured. The companies' financial advisors also discussed the potential merger and transaction structure over the next several weeks. Each company's management personnel commenced property and market reviews of the other company's hotels.

     On April 4, 2001, at a meeting in Chicago, Messrs. Corcoran and Whetsell reached a tentative understanding regarding the merger consideration to be received by MeriStar stockholders in the merger, including the stock exchange ratio of 0.784 and the cash consideration per share of $4.60. This meeting was the first meeting at which the total value and relative composition of the merger consideration were discussed. Although discussed again at subsequent meetings, the merger consideration discussed at this meeting became the final agreed merger consideration without further negotiations. This merger consideration was arrived at through arms length negotiations between Messrs. Corcoran and Whetsell. Prior to this meeting, each of Mr. Corcoran and Mr. Whetsell had separately consulted with their respective management teams and financial advisors to review various pricing models for stock exchange ratios and per share cash payments to assist the companies in determining a merger consideration formula that would be acceptable to their respective companies. The aggregate merger consideration per share of MeriStar common stock was determined to be approximately 98% of a share of FelCor common stock, based upon the various pricing models, with particular emphasis being placed on the relative contributions of FelCor and MeriStar to the combined company's funds from operations and earnings before interest, taxes, depreciation and amortization and taking into account MeriStar's higher debt leverage. The allocation of the merger consideration between cash and stock was determined to be 20% cash and 80% stock as the result of a compromise between MeriStar's desire for a significant cash payment and FelCor's desire to limit the amount of the additional leverage to be incurred by it as a result of the merger. A maximum of $300 million of additional debt, on a combined basis, was a limit imposed by FelCor that limited the amount of cash consideration it was willing to pay. The $4.60 per share cash component was determined based on the application of the agreed upon percentages to the then current market price of FelCor's common stock. The 0.784 exchange ratio for the stock component of the merger consideration resulted from multiplying 80% times the 98% of a share of FelCor common stock determined to be the per share value of the aggregate merger consideration.

     On April 10, 2001, Mr. Corcoran, Andrew J. Welch, FelCor's Senior Vice President and Treasurer, Thomas L. Wiese, FelCor's Vice President of Finance and Planning, Mr. Whetsell, John Emery, MeriStar's Chief Financial Officer, and Bruce L. Riggins, MeriStar's Director of Finance, met with the financial advisors for both FelCor and MeriStar in New York City to further discuss the specifics of a merger, including financing requirements, operating synergies, the continuing relationships and obligations between MeriStar and MeriStar Hotels & Resorts and the status of, and plans for additional, due diligence.

     On April 11, 2001, Lawrence D. Robinson, FelCor's Executive Vice President and General Counsel, and representatives of FelCor's outside legal counsel, Jenkens & Gilchrist, a Professional Corporation, and Hunton & Williams, and FelCor's financial advisors met in New York City with representatives of MeriStar's outside legal counsel, Paul, Weiss, Rifkind, Wharton & Garrison and DeCampo, Diamond and Ash, and MeriStar's financial advisor to discuss and resolve various issues relating to a potential transaction. At this meeting, the parties reached general agreement regarding issues such as the structure of the merger, the merger consideration, the existence of a termination provision relating to the price of FelCor common stock, the number of MeriStar directors to be added to FelCor's board and the restrictions on business operations of the two companies pending completion of the merger. Various issues were left open, including whether the merger would be subject to FelCor obtaining adequate financing, the amount of any break-up fee, personnel issues, including the treatment of MeriStar options and the payment of severance and bonus amounts, and arrangements with MeriStar Hotels & Resorts, including the continuation of the intercompany agreement, the assumption of loan obligations to MeriStar Hotels & Resorts and the assumption of office leases. Based on those discussions, an initial draft of a merger agreement was prepared by FelCor's legal counsel and sent to MeriStar and its representatives on April 14, 2001.

     Over the course of the next several weeks, both parties and their representatives engaged in due diligence activities, including review of legal documents relating to the other party's businesses and properties, site visits to the other party's hotel properties, conversations with the other party's management, review of the other party's tax issues, and other matters relating to a potential merger.

     During the period from April 14, 2001 to May 9, 2001, FelCor's and MeriStar's legal counsel and management negotiated the terms of the merger agreement.

     During the first two weeks of April 2001, Mr. Corcoran had separate conversations with most of the members of the FelCor board of directors regarding the status of discussions with MeriStar. On April 16, 2001, FelCor's board of directors held a meeting at which the directors were informed of the possible merger with MeriStar and related merger of FelCor Partnership and MeriStar Partnership, and were given detailed information regarding MeriStar and its hotels, including copies of MeriStar's latest public reports, the structure and economics of the transactions, including the consideration payable to stockholders of MeriStar and partners of MeriStar Partnership, and the parameters of a merger agreement. The board authorized continued discussions and negotiation of a definitive merger agreement. The board was not asked to approve the merger at this meeting.

     During early April, Mr. Whetsell had separate conversations with the members of the MeriStar board of directors regarding the potential transaction with FelCor. On April 16, 2001, MeriStar's board of directors held a meeting at which the directors were informed of the possible merger and related merger of FelCor Partnership and MeriStar Partnership, and were given detailed information regarding FelCor and its properties, including the structure and economics of the transactions, including the consideration payable to stockholders of MeriStar and partners of MeriStar Partnership, and the parameters of the proposed merger agreement. Representatives of Ballard Spahr Andrews & Ingersoll, LLP, Maryland counsel to MeriStar, advised the directors of their duties in connection with the merger. Representatives of Paul, Weiss, Rifkind, Wharton & Garrison and MeriStar's financial advisor were also present at the meeting. The board was not asked to approve the merger at this meeting. The board authorized continued discussions with FelCor and negotiation of a definitive merger agreement.

     On April 24, 2001, MeriStar's board of directors met for a regularly scheduled board meeting. During the meeting the board was updated on the status of discussions with FelCor and discussed the open issues still being discussed by the companies, including the financing contingency, the break-up fee amounts, the treatment of units held by partners of MeriStar Partnership, including the profits-only partnership units, personnel issues and agreements with MeriStar Hotels & Resorts. The board authorized MeriStar to continue its discussions with FelCor.

     On May 2, 2001, the FelCor board of directors had a telephonic meeting at which the directors were updated on the status of due diligence and discussions with MeriStar.

     On May 2, 2001, Messrs. Corcoran and Whetsell and John Emery, Chief Operating Officer and a director of MeriStar, met in Washington, D.C. to resolve various issues relating to the merger. At or shortly following this meeting, the parties reached general agreement on the treatment of units held by partners of MeriStar Partnership, including the profits-only partnership units, personnel issues, including the treatment of MeriStar options and the payment of severance and bonus amounts, and the agreements with MeriStar Hotels & Resorts, including the continuation of the intercompany agreement, the assumption of loan obligations to MeriStar Hotels & Resorts and the assumption of office leases.

     On May 9, 2001, FelCor's board of directors met in Dallas, Texas. At the meeting, representatives of DBAB and JPMorgan each reviewed their firm's respective financial analyses regarding the proposed transaction and provided their verbal fairness opinions. The directors were informed of developments in the discussions and results of due diligence activities. Mr. Robinson and legal counsel for FelCor presented a summary of the material terms of the merger agreement and advised the directors of their legal duties in connection with the merger. The FelCor board of directors, by unanimous vote, approved the merger agreement and the transactions contemplated by the merger agreement, including the merger of MeriStar with and into FelCor and the merger of MeriStar Partnership with and into FelCor Partnership.

     At the May 9, 2001 meeting of FelCor's board of directors, the directors present unanimously recommended to FelCor stockholders that they vote in favor of the merger proposal.

     On May 9, 2001, MeriStar's board of directors met telephonically. The directors were informed of developments in the discussions and results of the due diligence activities. Messrs. Whetsell and Emery and legal counsel for MeriStar presented a summary of the material terms of the merger agreement. Also at this meeting, MeriStar's financial advisor delivered to the MeriStar board of directors its oral opinion, which opinion was confirmed by delivery of a written opinion dated May 9, 2001, to the effect that, as of that date and based on and subject to the matters described in the opinion, the merger consideration was fair, from a financial point of view, to the MeriStar common stockholders. The MeriStar board of directors, by unanimous vote, approved the merger agreement and the transactions contemplated by the merger agreement, including the merger of MeriStar with and into FelCor and the merger of MeriStar Partnership with and into FelCor Partnership.

     At the May 9, 2001 meeting of MeriStar's board of directors, the directors unanimously recommended to MeriStar stockholders that they vote in favor of the merger proposal.

     The parties executed the merger agreement on the evening of May 9, 2001 and publicly announced the transaction on May 10, 2001 by issuing a joint press release.

     After the merger agreement had been signed, the parties, in consultation with each other and their respective legal and tax advisors, decided to amend the merger agreement. The amended merger agreement provides, among other things, that a subsidiary of FelCor Partnership will merge with and into MeriStar Partnership, with MeriStar Partnership surviving as a subsidiary of FelCor Partnership. The revised structure of the partnership merger was designed to be more tax-efficient for the combined company. On June 18, 2001, a first draft of the amendment was circulated to MeriStar and its legal counsel by legal counsel to FelCor, and negotiations proceeded after that date. By July 19, 2001, the parties had negotiated the final form of the amendment. At a meeting held on August 8, 2001, the MeriStar board of directors approved the material terms of the amendment. The material terms of the amendment were approved by the FelCor board of directors at its regular quarterly meeting on July 6, 2001.

FELCOR'S REASONS FOR THE MERGER; RECOMMENDATION OF THE FELCOR BOARD

     The FelCor directors present at the May 9, 2001 meeting unanimously approved the merger agreement and the merger. The FelCor board believes that the terms of the merger agreement and the merger, including the issuance of FelCor shares to MeriStar stockholders, are advisable and in the best interests of FelCor and its stockholders. Accordingly, the FelCor board recommends that FelCor stockholders approve the merger agreement and the merger, including the election of Paul W. Whetsell and Steven D. Jorns to FelCor's board of directors.

  Positive Factors Considered by the FelCor Board

     In making its determination with respect to the merger agreement and the merger, the FelCor board considered the entirety of the terms of the merger agreement and the historical and prospective information concerning FelCor's and MeriStar's respective businesses, operations and financial performance, including, among other things, the earnings prospects of FelCor and its debt service and financial obligations, both before and after the merger. The board also discussed with FelCor senior management, as well as its financial and legal advisors, and considered a number of factors, including, among others, the following potentially positive material factors resulting from or relating to the merger:

     - Geographic distribution of FelCor's hotels will increase from 35 states to 39 states and FelCor's revenue base and room count will expand in key geographic markets and in markets where it lacks a significant presence, including East Coast markets such as Florida, where revenues from that state, as a percentage of total revenues for the twelve months ended March 31, 2001, will increase from 11.1% to 16.2%, New Jersey, where revenues will increase from 3.3% to 4.4%, Virginia, where revenues will increase from 1.3% to 2.8%, and Washington, D.C., where revenues will increase from none to 1.0%. The addition of MeriStar's portfolio will also reduce FelCor's dependence on Texas, where revenues, as a percentage of total revenues for the twelve months ended March 31, 2001, will decrease from 18.7% to 15.4%.

     - Brand diversification of FelCor will increase, with no single brand representing more than approximately 25% of the portfolio after the merger.

     - FelCor's focus toward the upscale and full service business segments will expand. MeriStar's portfolio includes 113 primarily upscale full service hotels, a segment of the hotel industry which FelCor believes is less likely to be impacted by new supply.

     - FelCor anticipates annual cost savings of approximately $5 million through net decreases in corporate payroll, the closing and subletting of the MeriStar offices in Washington, D.C. and the elimination of other duplicate overhead costs.

     - Active asset management across a larger number of hotel rooms should increase opportunities to improve hotel level operations.

     - Relationships with FelCor's existing brand owners, Hilton Hotels Corporation, Six Continents plc, and Starwood Hotels and Resorts Worldwide, Inc., are expected to be enhanced and a new relationship with the Radisson brand will be established. The hotels in the MeriStar portfolio should further strengthen FelCor's relationship with its existing brand owners.

     - The amount of cash payable in the merger is fixed and will not be adjusted, which reduces the number of shares to be issued in the merger at current market prices and may benefit FelCor stockholders in the future.

     - FelCor management and its advisors conducted a due diligence review of MeriStar and its assets, and FelCor's management assessed the overall quality of MeriStar's hotels.

     - Letters from the rating agencies indicating that, based upon the information provided to them regarding the proposed merger and FelCor's financing plans, and subject to customary qualifications, they would affirm FelCor's existing public debt ratings, with a stable outlook.

     - The opinions, analyses and presentations of DBAB and JPMorgan described under "-- Opinions of FelCor's Financial Advisors" below, including the opinions of those firms that, as of the date of their opinions, and based upon and limited by the matters stated in those opinions, the consideration to be paid to MeriStar common stockholders by FelCor under the merger agreement is fair, from a financial point of view, to FelCor.

  Negative Factors Considered by the FelCor Board

     The FelCor board of directors also considered the following potentially negative material factors in connection with its determination:

     - The debt of the combined company, on a pro forma basis at March 31, 2001, as a percentage of investment in hotel assets, was 50%, which was greater than FelCor's corresponding historical leverage at March 31, 2001 of 39.7%.

     - The combined company will continue to have a concentration of hotels in some markets, including California, Florida and Texas, which were expected to represent approximately 18.1%, 16.2% and 15.4% of the combined company's pro forma revenues for the twelve months ended March 31, 2001.

     - The combined company may have to limit future capital plans, share repurchases and asset acquisitions to enable FelCor to reduce its indebtedness, as a percentage of investment in hotel assets, to pre-merger levels.

     - The assumption of an aggregate of $877.8 million of MeriStar debt, including $377.8 million in mortgage debt and $500.0 million in principal amount of outstanding MeriStar senior notes, as of March 31, 2001, may increase the risk of refinancing.

     - The satisfaction of an aggregate of $801.3 million of MeriStar debt, including the repayment of $442.0 million outstanding at March 31, 2001 under MeriStar's revolving credit facilities and the purchase of $154.3 million in MeriStar convertible subordinated notes and $205.0 million in MeriStar subordinated notes may further increase the risk of refinancings.

     - Estimated costs of $59 million, as well as management time and effort, will be incurred to effect the merger and related financings and integrate FelCor and MeriStar.

     - MeriStar's existing agreements limit the combined company's ability to use a hotel manager other than MeriStar Hotels & Resorts to manage any hotels not managed by hotel brand owners.

     - Potential conflicts of interest may arise from the continuing contractual relationships with, and the payment of management and termination fees to, MeriStar Hotels & Resorts, of which Mr. Whetsell will continue to serve as Chief Executive Officer and a director and of which Mr. Jorns will continue to serve as a director.

     - The anticipated benefits of the merger may not be realized due to changes in the hotel market and difficulties or costs in integrating the two companies.

     - Under some circumstances, FelCor may be required to pay termination fees and expenses totaling up to $40 million. See "The Merger
       Agreement -- Expenses and Termination Fees."

     The above discussion of the potentially material factors considered by the FelCor board of directors is not intended to be exhaustive, but does set forth the principal positive and negative factors considered by the FelCor board of directors. The FelCor directors present at the May 9, 2001 special meeting of the board unanimously approved the merger agreement and the merger and recommended approval by FelCor's stockholders in light of the various factors described above and other factors that each member of the FelCor board of directors felt were appropriate. In view of the wide variety of factors considered by the FelCor board in connection with its evaluation of the merger and the complexity of these matters, the FelCor board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. Rather, the FelCor board made its recommendation based on the totality of information presented to and the investigation conducted by it. In considering the factors discussed above, individual directors may have given different weights to different factors.

OPINIONS OF FELCOR'S FINANCIAL ADVISORS

  Opinion of DBAB

     As described in an engagement letter dated as of March 15, 2001, FelCor engaged DBAB to act as financial advisor in the merger, and render an opinion as to the fairness to FelCor, from a financial point of view, of the merger consideration payable to the holders of MeriStar's common stock.

     The DBAB opinion and the procedures and analyses described below are based on the consideration of 0.784 of a share of FelCor common stock and $4.60 cash consideration for each share of MeriStar common stock.

     At the May 9, 2001 meeting of FelCor's board of directors, DBAB delivered its oral opinion, subsequently confirmed in writing as of the same date, to FelCor's board of directors to the effect that, as of the date of the opinion, based upon and subject to the assumptions made, matters considered and limits of the review undertaken by DBAB, the merger consideration payable to the holders of MeriStar's common stock is fair, from a financial point of view, to FelCor.

     The full text of DBAB's written opinion, dated May 9, 2001, which discusses the assumptions made, matters considered and limits of the review undertaken by DBAB in connection with its opinion is attached as Appendix B to this joint proxy statement/prospectus and is incorporated by reference. FelCor stockholders are urged to read DBAB's opinion in its entirety. The following summary discusses the material terms of DBAB's opinion.

     In connection with DBAB's role as financial advisor to FelCor, and in arriving at its opinion, DBAB has reviewed publicly available financial information and other information concerning FelCor and MeriStar and internal analyses and other information furnished to it by FelCor and MeriStar. DBAB also held discussions with the members of the senior managements of FelCor and MeriStar regarding the businesses and prospects of their respective companies and the joint prospects of a combined company. In addition, DBAB has:

     - reviewed the reported prices and trading activity for the common stock of both FelCor and MeriStar;

     - compared financial and stock market information for FelCor and MeriStar with similar information for other selected companies whose securities are publicly traded;

     - reviewed the financial terms of some recent business combinations which it deemed comparable in whole or in part;

     - reviewed the terms of the merger agreement; and

     - performed other studies and analyses and considered other factors as it deemed appropriate.

     In preparing its opinion, DBAB did not assume responsibility for the independent verification of, and did not independently verify, any information, whether publicly available or furnished to it, concerning FelCor and MeriStar, including any financial information, forecasts or projections, considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, DBAB assumed and relied upon the accuracy and completeness of all of that information.

     DBAB did not conduct a physical inspection of any of the properties or assets, and did not prepare or obtain any independent evaluation or appraisal of any of the properties, assets or liabilities of FelCor or MeriStar. DBAB has assumed that the financial forecasts and projections, including the analyses and forecasts of some of the cost savings, operating efficiencies, revenue effects and financial synergies expected by FelCor and MeriStar to be achieved as a result of the merger and the partnership merger, made available to DBAB and used in its analysis have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of FelCor. DBAB refers to these cost savings, operating efficiencies, revenue effects and financial synergies collectively as synergies. In rendering its opinion, DBAB expressed no view as to the reasonableness of those forecasts and projections or the assumptions on which they are based.

     The opinion of DBAB was based upon economic, market and other conditions as in effect on, and the information made available to DBAB as of, the date of its opinion. Although subsequent developments may affect its opinion, DBAB has no obligation or current intention to update, revise or reaffirm it. If, however, a material amendment to the merger agreement is entered into which modifies the merger consideration, the FelCor board may at that time seek an updated opinion from DBAB. In making this determination, the FelCor board would consult with its legal and financial advisors and take into account, consistent with its fiduciary duties, all relevant factors and circumstances existing at the time, including general market, economic and business conditions.

     In rendering its opinion, DBAB assumed that, in all respects material to its analysis,

     - the representations and warranties of FelCor, MeriStar, FelCor Partnership and MeriStar Partnership contained in the merger agreement are true and correct;

     - FelCor, MeriStar, FelCor Partnership and MeriStar Partnership will each perform all of the covenants and agreements to be performed by them under the merger agreement;

     - all conditions to the obligations of each of FelCor, MeriStar, FelCor Partnership and MeriStar Partnership to complete the merger and the partnership merger will be satisfied without any waiver of them;

     - all material governmental, regulatory or other approvals and consents required in connection with the completion of the merger and the partnership merger will be obtained; and

     - in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments modifications or waivers to any agreements, instruments or orders to which either FelCor or MeriStar is a party or is subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have a material adverse effect on FelCor or MeriStar or materially reduce the contemplated benefits of the merger and the partnership merger to FelCor.

     Below is a summary of the material financial analyses performed by DBAB in connection with its opinion and reviewed with FelCor's board of directors at its meeting on May 9, 2001. These summaries of financial analyses include information presented in a tabular format. In order to understand fully the financial analyses used by DBAB, the tables must be read with the text of each summary, because the tables alone are not a complete description of the financial analyses.

     Analysis of Selected Publicly Traded Companies. DBAB compared some of the financial information and commonly used valuation measurements for MeriStar to corresponding information and measurements for a group of four publicly traded lodging REITs that DBAB deemed to be comparable to the business of MeriStar. DBAB refers to these REITs, which are listed below, as the selected companies.

     - FelCor Lodging Trust Incorporated

     - Host Marriott Corporation

     - Hospitality Properties Trust

     - LaSalle Hotel Properties

     DBAB compared, among other things, the ratios of:

     - enterprise value to earnings before interest, income tax, depreciation and amortization, or EBITDA; and

     - price per share to funds from operations per share.

     Enterprise value is common equity market value, assuming the conversion of all limited partnership units convertible into common stock, adjusted by adding the amount of any debt, preferred units, preferred stock, minority interest and option proceeds, assuming exercise, and subtracting the amount of any cash and cash equivalents, as most recently reported.

     DBAB calculated the ratio of enterprise value to EBITDA based on EBITDA for the last twelve-month period for which financial data for the relevant company has been reported, referred to as the LTM period, and projected EBITDA for the 2001 fiscal year. DBAB calculated the ratio of price per share to funds from operations per share based on projected funds from operations for the 2001 and 2002 fiscal years.

     To calculate the trading multiples, DBAB used, for the selected companies, publicly available historical financial information concerning historical financial performance and funds from operations per share estimates reported by First Call, and, for MeriStar, historical financial information and projections provided by MeriStar's management. First Call is a data service that monitors and publishes compilations of earnings estimates by selected research analysts regarding companies of interest to institutional investors.

                                                                      PRICE PER SHARE/FUNDS
                                                                         FROM OPERATIONS
                                       ENTERPRISE VALUE/EBITDA              PER SHARE
                                       -----------------------     ---------------------------
                                                      2001            2001            2002
                                         LTM       (ESTIMATED)     (ESTIMATED)     (ESTIMATED)
                                       -------     -----------     -----------     -----------
Mean:................................      8.2x          7.9x            6.0x            5.7x
Median:..............................      8.2           7.8             6.2             5.9
Range:...............................  8.0-8.4       7.7-8.2         5.0-6.5         4.8-6.2

     DBAB observed that the implied value for MeriStar's common stock based upon the mean and median for these multiples of the selected companies ranged from $20.25 to $24.85 per share and compared that range of values with the purchase price implied in the merger of $22.09. In calculating the implied purchase price for MeriStar common stock, DBAB assumed a FelCor share price of $22.31 per share, based on the May 4, 2001 closing price.

     None of the selected companies is identical to MeriStar. Accordingly, DBAB believes the analysis of publicly traded comparable companies is not simply mathematical. Rather, it involves complex considerations and qualitative judgments, reflected in DBAB's opinion, concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading value of the selected companies.

     Premiums Analysis. DBAB reviewed the financial terms, to the extent publicly available, of 32 proposed, pending or completed merger and acquisition transactions since January 1, 1998 involving REITs in various sectors within the REIT industry. These transactions are referred to as the selected transactions.

     The transactions reviewed were:

ANNOUNCEMENT DATE                    TARGET                            ACQUIROR
-----------------                    ------                            --------
01/14/1998...........  Price REIT Inc.                      Kimco Realty Corp.
02/25/1998...........  FAC Realty Trust Inc.                Prometheus Southeast Retail
03/09/1998...........  Avalon Properties Inc.               Bay Apartment Communities Inc.
03/16/1998...........  American General Hospitality         CapStar Hotel Co.
04/02/1998...........  Security Capital Atlantic Inc.       Security Capital Pacific Trust
05/14/1998...........  New Plan Realty Trust                Excel Realty Trust Inc.
05/29/1998...........  Mid-America Realty Investments       Bradley Real Estate Inc.
06/08/1998...........  Capstone Capital Corp.               Healthcare Realty Trust Inc.
07/08/1998...........  Merry Land & Investment Co. Inc.     Equity Residential Pptys.
                                                            Trust
08/05/1998...........  Storage Trust Realty                 Public Storage Inc.
11/17/1998...........  Meridian Industrial Trust Inc.       ProLogis Trust
12/02/1998...........  Irvine Apartment Communities         Irvine Co.
12/09/1998...........  Tower Realty Trust Inc.              Investor Group
03/01/1999...........  Weeks Corp.                          Duke Realty Investments Inc.
04/05/1999...........  Sunstone Hotel Investors Inc.        Investor Group
04/14/1999...........  Berkshire Realty Co. Inc.            Aptco LLC
05/13/1999...........  Imperial Credit Commercial Mortgage  Imperial Credit Industries
                                                            Inc.
06/16/1999...........  TriNet Corporate Realty Trust        Starwood Financial Trust
07/01/1999...........  Lexford Residential Trust            Equity Residential Pptys.
                                                            Trust
08/03/1999...........  American Health Properties Inc.      Health Care Property Investors
09/24/1999...........  Walden Residential Properties        Olympus Real Estate Corp.
12/13/1999...........  Kranzco Realty Trust                 CV Reit Inc.
02/11/2000...........  Cornerstone Properties Inc.          Equity Office Properties Trust
05/15/2000...........  Bradley Real Estate Inc.             Heritage Property Invest.
                                                            Trust
07/17/2000...........  Grove Property Trust                 Equity Residential Pptys.
                                                            Trust
08/22/2000...........  Western Properties Trust             Pan Pacific Retail Properties

ANNOUNCEMENT DATE                    TARGET                            ACQUIROR
-----------------                    ------                            --------
09/26/2000...........  Urban Shopping Centers Inc.          Rodamco North America NV
11/02/2000...........  American Industrial Properties       Developers Diversified Realty
02/15/2001...........  Westfield America Inc.               Westfield America Trust
02/23/2001...........  Spieker Properties Trust             Equity Office Properties Trust
04/02/2001...........  Franchise Finance                    GE Capital Corp.
05/03/2001...........  Charles E. Smith Residential         Archstone Communities Trust

     DBAB calculated for each of the selected transactions the premium or discount to the acquired company's per share market price one day prior to the announcement of the transaction, seven days prior to the announcement of the transaction and thirty days prior to the announcement of the transaction, in each case represented by the acquisition price in the transaction. The following table summarizes the results of this analysis.

                                              1 DAY PRIOR    7 DAYS PRIOR   30 DAYS PRIOR
                                             -------------   ------------   -------------
Mean:......................................           12.7%          15.8%           14.6%
Median:....................................           11.7           14.3            14.3
Range:.....................................  (12.6) - 41.5   (3.4) - 42.8   (12.9) - 41.3

     DBAB then calculated the implied value of MeriStar's common stock by applying the range of premiums paid in the selected transactions to the closing market prices of MeriStar's common stock one day, seven days and thirty days prior to May 9, 2001. DBAB observed that the implied value for MeriStar's common stock based upon the mean and median of premiums of the selected transactions ranged from $22.43 to $24.24 per share, based upon MeriStar's common stock prior to May 9, 2001, and compared that range of values to the purchase price implied in the merger of $22.09.

     All premiums for the selected transactions were based on public information available at the time of announcement of that transaction, without taking into account differing market and other conditions during the three-year period during which the selected transactions occurred.

     DBAB noted that none of the selected transactions was identical to the merger. Because the reasons for, and circumstances surrounding, each of the precedent transactions analyzed were so diverse, and due to the inherent differences between MeriStar's operations and financial conditions and those of the companies involved in the selected transactions, DBAB believes that a comparable transaction analysis is not simply mathematical in nature. Rather, this analysis involves complex considerations and qualitative judgments, reflected in DBAB's opinion, concerning differences between the characteristics of these prior transactions and the merger that could affect the value of the subject companies and businesses and MeriStar.

     Discounted Cash Flow Analysis. DBAB performed a discounted cash flow analysis of MeriStar. DBAB calculated the discounted cash flow value as the sum of the net present values of the estimated future cash flow that MeriStar will generate for the years 2001 through 2005 plus MeriStar's value at the end of that period, which is referred to as its terminal value. The estimated future cash flows for the year 2001 are based on the financial projections for MeriStar for the year 2001 that were prepared by MeriStar's management and revised by FelCor's management. The estimated cash flows for the years 2002 through 2005 are based on the financial projections for those years, which are in turn based upon growth rates provided by FelCor. The terminal values were calculated based on projected EBITDA for 2005 and a range of multiples of enterprise value to EBITDA ranging from 7.0x to 8.0x, based on the EBITDA multiples on DBAB's review of the trading characteristics of the selected companies. DBAB used discount rates ranging from 8.0% to 9.0%. DBAB used these discount rates based on its analysis and judgment of the estimated weighted average cost of MeriStar's capital.

     DBAB observed that the implied value of MeriStar's common stock based upon the discounted cash flow analysis ranged from $28.21 to $35.30 per share, and compared that range of values to the purchase price implied in the merger of $22.09.

     Pro Forma Funds From Operations and Credit Impact Analysis. DBAB analyzed some pro forma effects of the merger. Based on its analysis, DBAB computed the resulting dilution or accretion to the combined company's funds from operations per share for the 2002 and 2003 fiscal years, based on projections of funds from operations provided by FelCor's management for FelCor and by MeriStar's management as revised by FelCor's management for MeriStar, after taking into account any potential cost savings and other synergies identified by FelCor's management that MeriStar and FelCor could achieve if the merger was completed and before non-recurring costs relating to the merger. This analysis assumed a transaction closing date of September 1, 2001. DBAB noted that after taking into account the potential cost savings and other synergies and before those non-recurring costs, the merger would be 4.4% and 4.5% accretive to the combined company's funds from operations for the 2002 and 2003 fiscal years, respectively.

     DBAB also considered the pro forma impact of the merger on some of FelCor's leverage ratios. DBAB noted that while the ratios of total debt to EBITDA, total debt to market capitalization, and total debt to gross investment in hotels, in each case for the 2000 fiscal year, would be higher on a pro forma basis for the combined company than for FelCor standing alone, those ratios are projected to improve by 2002 or 2003, based on financial projections prepared by FelCor's management for FelCor and by MeriStar's management as revised by FelCor's management for MeriStar. DBAB also noted that the fixed charge coverage ratio would be 2.4x for the 2000 fiscal year on a pro forma basis for the combined company as compared to 2.3x for FelCor standing alone, and that the ratio is projected to improve through 2003.

     Pro Forma Discounted Cash Flow Analysis. DBAB performed a discounted cash flow analysis for both the combined company on a pro forma basis and FelCor on a stand-alone basis. The analysis for the combined company was prepared by combining stand-alone projections for FelCor that were prepared by FelCor's management and projections for MeriStar that were prepared by MeriStar's management and revised by FelCor's management. DBAB then applied the same procedures described above under the caption "Discounted Cash Flow Analysis" and applied the same enterprise value to EBITDA multiples, ranging from 7.0x to 8.0x, to the projected EBITDA for 2005. DBAB used discount rates ranging from 8.0% to 9.0% for the combined company on a pro forma basis and 8.5% to 9.5% for FelCor on a stand-alone basis. DBAB used discount rates based on its analysis and judgment of the weighted average costs of capital for FelCor on a stand-alone basis and for the combined company on a pro forma basis, respectively. For purposes of the analysis of the combined company, DBAB included estimates of potential cost savings, as provided by FelCor's management, and of transaction expenses. The analysis indicated that the equity value of the combined company was between 3.2% and 4.7% higher than the equity value of FelCor on a stand-alone basis.

     General. The preceding summary describes all analyses and factors that DBAB deemed material in its presentation to FelCor's board of directors and in preparing its opinion but is not a comprehensive description of all analyses performed and factors considered by DBAB in connection with preparing its opinion. The preparation of a fairness opinion is a complex process involving the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description. DBAB believes that its analyses must be considered as a whole and that considering any portion of these analyses and of the factors considered without considering all analyses and factors could create a misleading view of the process underlying the opinion. In arriving at its fairness determination, DBAB did not assign specific weights to any particular analyses.

     In conducting its analyses and arriving at its opinions, DBAB used a variety of generally accepted valuation methods. The analyses were prepared solely for the purposes of enabling DBAB to provide its opinion to FelCor's board of directors as to the fairness to FelCor of the merger consideration payable to the holders of MeriStar's common stock and do not purport to be appraisals of or necessarily to reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty. In connection with its analyses, DBAB made, and was provided by FelCor's management with, numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond FelCor's and MeriStar's control. Analyses based on estimates or forecasts of future results are not necessarily indicative of actual past or future values or results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of FelCor, MeriStar or their respective advisors, none of FelCor, DBAB nor any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions.

     The terms of the merger were determined through negotiations between FelCor and MeriStar and were approved by FelCor's board of directors. Although DBAB provided advice to FelCor during the course of these negotiations, the decision to enter into the merger was solely that of FelCor's board of directors. As described above, DBAB's opinion and presentation to FelCor's board of directors were only one of a number of factors taken into consideration by FelCor's board of directors in making its determination to approve the merger. DBAB's opinion was provided to FelCor's board of directors to assist it in connection with its consideration of the merger and does not constitute a recommendation to any holder of FelCor's common stock or MeriStar's common stock as to how to vote with respect to the merger.

     DBAB is an internationally recognized investment banking firm experienced in providing advice in connection with mergers and acquisitions and related transactions. DBAB is an affiliate of Deutsche Bank AG, and DBAB, Deutsche Bank AG and its affiliates are collectively referred to as the DB Group. One or more members of the DB Group have, from time to time, provided investment banking, commercial banking, including extension of credit, and other financial services to FelCor and MeriStar or their affiliates for which they may have received compensation. In addition, one or more members of the DB Group have agreed to provide financing to FelCor in connection with the merger. Bankers Trust Company, German American Capital Corporation and Deutsche Banc Alex. Brown Inc., each members of the DB Group, have provided, or have committed to provide, together with other institutions, an aggregate of approximately $2.15 billion of financing in connection with the merger and related transactions. The members of the DB Group will receive an aggregate of approximately $7.0 million to $10.5 million in fees in connection with those financing transactions of which FelCor has paid DBAB approximately $7.0 million and the remainder of which is contingent upon completion of the merger. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of FelCor and MeriStar for their own account or the account of their customers, and, accordingly, may at any time hold a long or short position in those securities, instruments and obligations.

     Fee Arrangements with DBAB. FelCor selected DBAB as financial advisor in connection with the merger based on DBAB's qualifications, expertise, reputation and experience in mergers and acquisitions. FelCor retained DBAB in an engagement letter dated as of March 15, 2001. As compensation for DBAB's advisory services in connection with the merger, FelCor has paid DBAB a cash fee of $1.25 million and has agreed to pay an additional cash fee of $3.75 million if the merger is completed. Regardless of whether the merger is completed, FelCor has agreed to reimburse DBAB for reasonable fees and disbursements of DBAB's counsel and DBAB's reasonable travel and other out-of-pocket expenses incurred in connection with the merger or otherwise arising out of DBAB's engagement under the engagement letter. DBAB has agreed to notify FelCor when those expenses exceed $50,000. FelCor has also agreed to indemnify DBAB and related persons to the full extent lawful against some liabilities, including some liabilities under the federal securities laws arising out of its engagement or the merger.

  Opinion of JPMorgan

     Under an engagement letter effective as of March 15, 2001, FelCor engaged JPMorgan to act as its financial advisor in the merger. FelCor requested JPMorgan, in its role as a financial advisor, to evaluate the fairness to FelCor, from a financial point of view, of the consideration to be paid by FelCor to MeriStar stockholders in the merger. On May 9, 2001, JPMorgan delivered its oral opinion, subsequently confirmed in writing as of the same date, to the FelCor board of directors stating that, as of that date and based upon and subject to qualifications discussed in the opinion, the consideration paid by FelCor in the merger was fair, from a financial point of view, to FelCor.

     The JPMorgan opinion, the summary of the JPMorgan opinion and the procedures and analyses described below are based on the consideration of 0.784 of a share of FelCor common stock and $4.60 in cash for each share of MeriStar common stock outstanding on the date of the JPMorgan opinion.

     The full text of the JPMorgan fairness opinion, which discusses the assumptions made, factors considered and limitations upon the review undertaken by JPMorgan in rendering its opinion, is included in this joint proxy statement/prospectus as Appendix C. JPMorgan's written opinion was addressed to the FelCor board of directors and was directed only to the fairness to FelCor, from a financial point of view, of the consideration paid in the merger. The opinion does not constitute a recommendation to any FelCor stockholder as to how that stockholder should vote on the merger or any other matter. FelCor stockholders are urged to read this opinion in its entirety. The following summary discusses the material terms of JPMorgan's opinion.

     In arriving at its opinion, JPMorgan, among other things:

     - reviewed a draft of the merger agreement dated May 9, 2001;

     - reviewed publicly available business and financial information concerning FelCor and MeriStar and the industries in which they operate;

     - reviewed internal, non-public financial analyses and forecasts provided to JPMorgan by the management of FelCor and MeriStar relating to their respective businesses, including information regarding the estimated amount and timing of the cost savings and related expenses and synergies expected to result from the merger;

     - compared the proposed financial terms of the merger with the publicly available financial terms of other transactions involving companies JPMorgan deemed relevant and the consideration received for those companies;

     - compared the financial and operating performance of FelCor and MeriStar with publicly available information concerning other companies JPMorgan deemed relevant;

     - reviewed the current and historical market prices of FelCor common stock and MeriStar common stock and publicly traded securities of other companies; and

     - performed and reviewed other financial studies and analyses and considered other information as JPMorgan deemed appropriate for the purposes of its opinion.

JPMorgan also held discussions with some members of the management of FelCor and MeriStar with respect to some aspects of the merger. JPMorgan discussed with FelCor the past and current business operations of FelCor and MeriStar, the financial condition and future prospects and operations of FelCor and MeriStar, the effects of the merger on the financial condition and future prospects of FelCor and other matters believed necessary or appropriate to JPMorgan's inquiry.

     In rendering its opinion, JPMorgan relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or that was furnished to it by FelCor and MeriStar or otherwise reviewed by it, and JPMorgan did not assume any responsibility or liability for any of the information. JPMorgan did not conduct a physical inspection of any of the properties, assets or liabilities of FelCor or MeriStar and did not conduct any valuation or appraisal of any assets or liabilities, nor were any valuations or appraisals provided to it. In relying on financial analyses and forecasts provided to it, including the estimated amount and timing of the cost savings and related expenses and synergies expected to result from the merger, JPMorgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of FelCor and MeriStar to which the analyses or forecasts relate. JPMorgan also assumed that:

     - the merger will have the tax consequences described in discussions with, and materials furnished to it by, the representatives of FelCor;

     - the other transactions contemplated by the merger agreement will be completed as described in the merger agreement;

     - the definitive merger agreement would not differ in any material respects from the draft merger agreement dated May 9, 2001 furnished to it; and

     - all material governmental, regulatory or other consents and approvals necessary for the completion of the merger will be obtained without any adverse effect on FelCor or MeriStar or on the contemplated benefits of the merger.

     The projections furnished to JPMorgan for FelCor and MeriStar were prepared by the managements of FelCor and MeriStar. FelCor and MeriStar do not publicly disclose internal management projections of the type provided to JPMorgan in connection with JPMorgan's analysis of the consideration paid in the merger. Those projections were not prepared with a view toward public disclosure. Accordingly, actual results could vary significantly from those set forth in the projections.

     JPMorgan's opinion, dated May 9, 2001, speaks only as of that date and was necessarily based on economic, market and other conditions as in effect on, and the information made available to JPMorgan as of, that date. Subsequent developments may affect the opinion, and JPMorgan does not have any obligation or current intention to update, revise or reaffirm the opinion, including at the time of the special meeting of the stockholders. If, however, a material amendment to the merger agreement is entered into which modifies the merger consideration, the FelCor board may at that time seek an updated opinion from JPMorgan. In making this determination, the FelCor board would consult with its legal and financial advisors and take into account, consistent with its fiduciary duties, all relevant factors and circumstances existing at the time, including general market, economic and business conditions. JPMorgan's opinion was limited to the fairness, from a financial point of view, of the consideration to be paid by FelCor in the merger. JPMorgan expressed no opinion as to the underlying decision of FelCor to engage in the merger or the price at which FelCor common stock will trade at any future time.

     In accordance with customary investment banking practice, JPMorgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses utilized by JPMorgan in connection with delivering its opinion. Some of the analyses include information presented in a tabular format. To fully understand the financial analyses used by JPMorgan, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

     Historical Stock Performance. JPMorgan reviewed the trading price of the shares of MeriStar common stock. This stock performance review indicated that for the period from May 4, 2000 to May 4, 2001 the high and low closing prices for shares of MeriStar common stock were $18.38 and $22.81, respectively, as compared to the implied offer price of $22.09, which is based on the May 4, 2001 closing share prices for FelCor and MeriStar.

     Historical Exchange Ratio Analysis. JPMorgan reviewed the per share daily closing market price movements of FelCor common stock and MeriStar common stock for the one-year period ending May 4, 2001. JPMorgan then calculated the implied historical exchange ratios during this period by dividing the daily closing prices per share of MeriStar common stock by those of FelCor common stock and the average of those historical trading ratios for the 30-day, 90-day and 1-year periods ending May 4, 2001. The analysis resulted in the following average historical trading ratios for the periods indicated, rounded to the nearest hundredth.

PERIOD                                                         MEAN
------                                                         -----
May 4, 2001.................................................   0.96x
30-day......................................................   0.91x
90-day......................................................   0.88x
1-year......................................................   0.91x

The highest historical exchange ratio on any single day during the 1-year period was approximately 1.09x, and the lowest historical exchange ratio on any single day during this period was approximately 0.80x. Using the high and low exchange ratios, JPMorgan derived equity values per share of $17.83 to $24.42, as compared to the implied offer price of $22.09.

     Public Comparable Companies Analysis. Using publicly available information, JPMorgan compared financial and operating information and ratios for MeriStar with corresponding financial and operating information and ratios for nine comparable hotel REITs which are referred to as comparable companies. The comparable companies include all hotel REITs with total market capitalization greater than $300 million listed below:

     - Boykin Lodging Company;

     - Equity Inns Inc.;

     - FelCor Lodging Trust Incorporated;

     - Hospitality Properties Trust;

     - Host Marriott Corporation;

     - Innkeepers USA Trust;

     - LaSalle Hotel Properties;

     - RFS Hotel Investors Inc.; and

     - Winston Hotels Inc.

     JPMorgan's analysis included a review of the following:

     - equity market value, assuming the conversion of all of the operating partnership's units;

     - enterprise value, calculated by adding equity market value and total debt, preferred units and preferred stock, and then subtracting cash;

     - ratios of price per share to funds from operations per share; and

     - ratios of enterprise value to earnings before interest expense, depreciation and amortization, or EBITDA.

     The analysis indicated that:

     - the ratio of the per share market price of the comparable companies as of May 4, 2001 to mean projected 2001 funds from operations per share, reported by First Call, ranged from 4.7x to 6.5x, with a mean of 5.7x and a median of 5.6x, compared to the implied transaction multiple of 5.3x for MeriStar. First Call is a data service that monitors and publishes compilations of earnings estimates by selected research analysts regarding companies of interest to institutional investors. JPMorgan then removed the high and low values, creating an adjusted high and low of 6.3x and 5.0x. JPMorgan then multiplied the adjusted high and low by MeriStar management's projected 2001 funds from operations per share, which yielded an implied valuation range of $20.85 to $26.27 per share, as compared to the implied offer price of $22.09.

     - the ratio of enterprise value to projected 2001 EBITDA, reported by various equity research reports published in the first quarter of 2001, ranged from 6.8x to 8.5x for calendar year 2001, with a mean of 7.8x and a median of 7.9x, compared to the implied transaction multiple of 7.9x for MeriStar. EBITDA projections for Boykin Lodging Company, RFS Hotel Investors and Winston Hotels Inc. were unavailable. Consequently, these companies were excluded from this particular analysis. JPMorgan removed the high and low values of the range, creating an adjusted high and low of 8.3x and 7.3x. JPMorgan then multiplied the adjusted high and low by MeriStar management's projected 2001 EBITDA. After subtracting net debt, JPMorgan calculated a valuation range of $18.20 to $25.17 per share, as compared to the implied offer price of $22.09.

     Precedent Transaction Multiples Analysis. JPMorgan reviewed publicly available information, particularly purchase price and transaction value multiples, regarding nine selected business combinations in the lodging industry announced since January 1999 which were deemed relevant by JPMorgan. These transactions are referred to as the comparable transactions. These comparable transactions and the month in which each transaction was announced are as follows:

     - Nova Finance Company LLC acquisition of Sunburst Hospitality Corporation (September 2000);

     - Security Capital Group, Inc. acquisition of Homestead Village, Inc. (May
       2000);

     - NH Hotels SA acquisition of Grand Hotel Krasnapolsky NV (April 2000);

     - Hilton Hotels Corp. acquisition of Promus Hotel Corp. (September 1999);

     - Accor SA acquisition of Red Roof Inns, Inc. (July 1999);

     - Humphrey Hospitality Trust, Inc. acquisition of Supertel Hospitality, Inc. (June 1999);

     - SHP Acquisition, LLC acquisition of Sunstone Hotel Investors, Inc. (April
       1999);

     - W-Westmont Corp. acquisition of Unihost Corp. (March 1999); and

     - Ladbroke Group Plc acquisition of Stakis Plc (February 1999).

The analysis indicated that the implied transaction values as a multiple of projected 12-month forward EBITDA for the comparable transactions ranged from approximately 6.4x to 10.2x, with a mean of 8.2x and a median of 8.1x, compared to a multiple of approximately 7.9x implied by the merger. A range of 7.5x to 8.5x was derived by JPMorgan to approximate the range of transaction value multiples during 1999 and 2000. From this range, a valuation range of $19.61 to $26.63 per share was derived, as compared to the implied offer price of $22.09.

     Precedent Transaction Premiums Paid Analysis. JPMorgan reviewed publicly available information regarding 27 selected business combinations in the real estate and lodging industries above a minimum transaction value of $1 billion, announced between January 1996 and February 2001, and deemed relevant by JPMorgan. These transactions and the month in which each transaction was announced were as follows:

     - Equity Office Properties Trust acquisition of Spieker Properties, Inc. (February 2001);

     - Security Capital Group, Inc. acquisition of Security Capital U.S. Realty (September 2000);

     - Rodamco North America NV acquisition of Urban Shopping Centers, Inc. (September 2000);

     - Mack-Cali Realty Corp. acquisition of Prentiss Properties Trust (June
       2000);

     - Heritage Property Investment Trust, Inc. acquisition of Bradley Real Estate, Inc. (May 2000);

     - Equity Office Properties Trust acquisition of Cornerstone Properties, Inc. (February 2000);

     - Olympus Real Estate Corp. acquisition of Walden Residential Properties, Inc. (September 1999);

     - Hilton Hotels Corp. acquisition of Promus Hotel Corp. (September 1999);

     - Accor SA acquisition of Red Roof Inns, Inc. (July 1999);

     - Berkshire Realty Holdings, L.P. acquisition of Berkshire Realty Co., Inc. (March 1999);

     - Duke Realty Investments, Inc. acquisition of Weeks Realty Corporation (February 1999);

     - TIC Acquisition LLC acquisition of Irvine Apartment Communities, Inc. (December 1998);

     - ProLogis Trust acquisition of Meridian Industrial Trust (November 1998);

     - Equity Residential Properties Trust acquisition of Merry Land & Investment Co., Inc. (July 1998);

     - New Plan Realty Trust acquisition of Excel Realty Trust, Inc. (May 1998);

     - CCA Prison Realty Trust acquisition of Corrections Corporation of America (April 1998);

     - Security Capital Pacific Trust acquisition of Security Capital Atlantic (April 1998);

     - FelCor Lodging Trust Incorporated acquisition of Bristol Hotel Company (March 1998);

     - CapStar Hotel Co. acquisition of American General Hospitality Corp. (March 1998);

     - Bay Apartment Communities, Inc. acquisition of Avalon Properties, Inc. (March 1998);

     - Meditrust Corp acquisition of La Quinta Inns, Inc. (January 1998);

     - Patriot American Hospitality, Inc. acquisition of Interstate Hotels Corp. (December 1997);

     - Starwood Hotels & Resorts acquisition of ITT Corp. (October 1997);

     - Equity Office Properties Trust acquisition of Beacon Properties Corp. (September 1997);

     - Equity Residential Properties Trust acquisition of Wellsford Residential Property Trust (January 1997);

     - Horsham Corporation acquisition of Trizec Corporation, Ltd.(September
       1996); and

     - Simon Property Group, Inc. acquisition of DeBartolo Realty Corp. (March
       1996).

The analysis indicated that:

     - offer prices as a percentage premium to the closing prices of the target companies' stock the day prior to the announcement of the transactions ranged from approximately -2% to 40%, with a mean and median of approximately 14%, compared to an approximate 3% premium for the merger price to the closing price per share of MeriStar common stock on May 4, 2001.

     - the percentage premium to the average closing prices of the target companies' stock the week prior to the announcement of the transaction ranged from approximately -6% to 43%, with a mean and median of approximately 16%, compared to an approximately 5% premium for the MeriStar merger price to the average closing price per share of MeriStar common stock for the week ending on May 4, 2001.

     - the percentage premium to the average closing prices of the target companies' stock the month prior to the announcement of the transaction ranged from approximately -8% to 52%, with a mean of approximately 19% and a median of approximately 18%, compared to an approximately 11% premium for the MeriStar merger price to the average closing price per share of FelCor common stock for the month ending on May 4, 2001.

     From this range of mean and median transaction premiums, JPMorgan derived a transaction premium range of 10% to 20%, which when applied to the May 4, 2001 closing MeriStar share price of $21.50, gives a valuation per share of $23.65 to $25.80, as compared to the implied offer price of $22.09.

     Net Asset Value Analysis. JPMorgan performed a net asset value analysis for MeriStar using financial forecasts for MeriStar based on management projections. JPMorgan calculated a net asset value for MeriStar assuming 2001 property-level net operating income capitalization rates ranging from 10.5% to 11.5%. After making necessary balance sheet adjustments, JPMorgan derived net asset value per share for MeriStar of $21.16 to $26.58 per share, as compared to the implied offer price of $22.09.

     Discounted Cash Flow Analysis. JPMorgan performed a discounted cash flow analysis for MeriStar using financial forecasts provided by MeriStar. JPMorgan calculated the net present values of 4.7 years of unlevered cash flows from May 2001 through December 2005 plus an estimated terminal value. The unlevered cash flows were discounted using a rate of 14.0%, which is JPMorgan's estimate of MeriStar's weighted average cost of capital. A range of terminal values for MeriStar was calculated by multiplying projected 2006 EBITDA by a range of enterprise value to EBITDA multiples of 7.5x to 8.5x. Based upon the assumptions set forth above, JPMorgan calculated a range of equity values of $22.48 to $26.89 per share, as compared to the implied offer price of $22.09.

     General. The summary set forth above does not purport to be a complete description of the analyses or data presented by JPMorgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. JPMorgan's opinion was not based on any single factor or analysis, nor did JPMorgan attribute particular weight to any particular individual factor or analysis over others. Rather, JPMorgan believes that the totality of factors considered and analyses performed by it in connection with its opinion collectively supported its determination expressed in its opinion, that the summary set forth above and its analyses must be considered as a whole and that selecting portions, without considering all of its analyses, could create an incomplete view of the processes underlying its analyses and opinion. JPMorgan based its analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions and industry-specific factors. The other principal assumptions upon which JPMorgan based its analyses are set forth above under the description of each analysis. JPMorgan's analyses are not necessarily indicative of actual values or actual future results that might be achieved. These values or results may be higher or lower than those indicated. JPMorgan's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold.

     None of the public companies used in the public companies analysis described above is identical to FelCor or MeriStar. None of the precedent transactions used in the precedent transactions analysis described above is identical to the merger. Accordingly, an analysis of publicly traded comparable companies and transactions is not mathematical. Rather the analysis involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies.

     As a part of its investment banking business, JPMorgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. JPMorgan was selected to advise FelCor with respect to the merger and deliver an opinion to the FelCor board of directors with respect to the consideration per share paid in the merger on the basis of this experience and its familiarity with FelCor.

     In the past, JPMorgan and its affiliates have arranged and/or provided financing to FelCor, and they may be expected to continue to provide financing as well as financial advice in the future. JPMorgan and its affiliate, The Chase Manhattan Bank, have provided or committed to provide or underwrite, together with other institutions, an aggregate of approximately $2.15 billion of financing in connection with the merger and related transactions. JPMorgan and The Chase Manhattan Bank expect to receive approximately $6.0 million to $8.0 million in fees in connection with the merger and financing transactions. Of these fees, $1 million relates to financial advisory services in connection with the merger, $500,000 of which is contingent upon the closing of the merger, and approximately $5.0 million to $7.0 million relates to financing services in connection with the merger, of which FelCor has paid approximately $4.1 million and has committed to pay the remainder upon completion of the merger.

     In addition, in the ordinary course of their businesses, JPMorgan and its affiliates may actively trade the debt and equity securities of FelCor or MeriStar for their own accounts or for the accounts of customers. Accordingly, they may at any time hold long or short positions in those securities.

MERISTAR'S REASONS FOR THE MERGER; RECOMMENDATION OF THE MERISTAR BOARD

     The board of directors of MeriStar has determined that the merger agreement and the transactions contemplated by it are advisable and in the best interests of MeriStar and its stockholders and has unanimously approved the merger agreement and the merger. Accordingly, the board of directors of MeriStar unanimously recommends that the stockholders of MeriStar vote for the approval and adoption of the merger agreement and the merger.

     In reaching the above determination, the MeriStar board gave significant consideration to a variety of factors, including those described below. In view of the wide variety of factors bearing on its decision, the MeriStar board did not consider it practicable to, nor did it attempt to, quantify or assign relative specific weight to the factors it considered in reaching its decision. In addition, individual directors may have given different weight to different factors. The MeriStar board received the advice of its senior management, as well as its legal and financial advisors, throughout its consideration of the merger agreement. The MeriStar board does not intend the following discussion of the information and factors to be exhaustive but believes the discussion includes the material factors it considered.

     In making its determination with respect to the merger agreement, the merger and the other transactions contemplated by the merger agreement, the MeriStar board considered the entirety of the terms of the merger agreement, including the fixed exchange ratio, the cash consideration of $4.60 per share, the representations and warranties of the parties, the provisions relating to its ability to consider third party proposals, the ability for the parties to terminate the merger agreement if FelCor's stock price falls below a specified level, the termination fee provisions, the provisions relating to merger financing and the ability to terminate the merger agreement if economically prudent senior unsecured note financing were not available, the covenants of the parties pending the closing of the merger and the provisions relating to the treatment of MeriStar Partnership.

     In making its determination, the MeriStar board also considered the following potentially positive material factors:

     - Strong Strategic Fit; Enhanced Visibility to Investors in the Hospitality REIT Sector. The MeriStar board noted that a significant portion of the merger consideration was payable in FelCor common stock, rather than cash, and that following the merger, MeriStar stockholders would own approximately 39.5% of the combined company. The MeriStar board believed that the combined company's diverse asset portfolio, expanded stockholder base and increased public float would make the combined company an attractive continuing vehicle for investors. Based on FelCor's closing stock price as of May 9, 2001 of $22.10 and MeriStar's closing stock price as of May 9, 2001 of $21.45, the combined company would have a post-merger equity market capitalization of approximately $2.2 billion, versus approximately $1.1 billion for MeriStar on a stand-alone basis. The total capitalization of the combined company would be $6.3 billion, versus $2.7 billion for MeriStar alone. The combined company would be the largest hospitality REIT in terms of number of hotels and number of rooms.

     - Significant Premium over Average Trading Price. The MeriStar board considered that the consideration to be paid to MeriStar stockholders in the merger represented, as of May 9, 2001, a 9% premium over MeriStar's average closing price over the 20 trading days prior to that date and a 12% premium over MeriStar's average closing price in the 20 trading days prior to April 16, 2001, the date of the first meeting of the MeriStar board relating to the merger.

     - Opportunity to Leverage Increased Scale and Purchasing Power. The MeriStar board considered that the merger would create the largest multi-branded, independent hotel portfolio in the United States. The combined company, on a pro forma basis after disposition of some non-strategic hotels, would have 283 hotels with approximately 75,000 rooms. The MeriStar board recognized that the increased scale of the combined company would likely enable it to exercise increased bargaining power in negotiations with suppliers of energy, capital equipment, labor and other products.

     - Enhanced Negotiating Leverage with Franchisors. The MeriStar board also recognized that the combined company would be one of the largest franchisees of several major brands, including Embassy Suites, Crowne Plaza, Holiday Inn, Doubletree, Hilton and Sheraton, giving the combined company enhanced leverage in negotiations with these brands.

     - Opportunity for Revenue Growth. The MeriStar board believed that the merger creates the opportunity for greater revenue growth than MeriStar was likely to experience on a stand-alone basis because of the larger pool of assets and the potential for revenue growth stemming from economies of scale.

     - Improved Access to Financing. The MeriStar board considered that the larger size of the combined company could result in easier access to additional financing.

     - Treatment of Employees. The MeriStar board considered the arrangements under the merger agreement relating to the treatment of MeriStar employees who do not continue as FelCor employees.

     - Potential Cost Savings. The MeriStar board took into account that by consolidating corporate headquarters and administration, the combined company should realize annual savings of approximately $5 million in general and administrative expenses from reductions in personnel, closing and subletting MeriStar's corporate offices and the elimination of other duplicate overhead costs.

     - Relationship with MeriStar Hotels & Resorts. The MeriStar board considered that MeriStar Hotels & Resorts would continue as manager of 105 of the hotels of the combined company and that the "paper clip" arrangement between MeriStar and MeriStar Hotels & Resorts would no longer be in place. The MeriStar board also recognized that the intercompany agreement would continue in effect and considered the terms of the amended credit facility offered to MeriStar Hotels & Resorts.

     - Opinion of MeriStar's Financial Advisor. The MeriStar board also considered the opinion dated May 9, 2001 of Salomon Smith Barney, MeriStar's financial advisor, as to the fairness, from a financial point of view and as of that date, of the merger consideration to be received by the MeriStar common stockholders.

     In making its determination, the MeriStar board also considered the following potentially negative material factors:

     - Integration Issues. The MeriStar board noted the risks inherent in integrating two companies of the size of MeriStar and FelCor.

     - Increased Interest Expense. The MeriStar board recognized that the combined company would have a higher pro forma level of leverage than the companies together on a historical basis, resulting from the debt financing of the cash consideration to be paid in the merger and the related transaction costs. The combined company would therefore have a higher level of pro forma interest expense than the companies together on a historical basis, which would have a negative effect on funds from operations.

     - Increased Concentration in Some Markets. The MeriStar board realized that the combined company would have a larger presence in some markets than was desirable but also recognized that FelCor had in place plans to sell some non-strategic hotels in these markets in order to address this potential issue. The combined company would continue to have concentrations of hotels in some markets, including California, Florida and Texas, which were expected to represent approximately 18.1%, 16.2% and 15.4% of the combined company's revenues.

     - FelCor Management Issues. The MeriStar board considered the need for FelCor to recruit and hire a chief financial officer but also took account of the fact that FelCor was in the process of a search for a qualified individual.

OPINION OF MERISTAR'S FINANCIAL ADVISOR

     MeriStar retained Salomon Smith Barney to act as its exclusive financial advisor in connection with the proposed merger and the other transactions contemplated by the merger agreement, referred to as the transaction. In connection with its engagement, MeriStar requested that Salomon Smith Barney evaluate the fairness, from a financial point of view, of the merger consideration. On May 9, 2001, at a meeting of the MeriStar board held to evaluate the proposed transaction, Salomon Smith Barney delivered to the MeriStar board of directors an oral opinion, which opinion was confirmed by delivery of a written opinion dated May 9, 2001, to the effect that, as of that date and based on and subject to the matters described in its opinion, the merger consideration was fair, from a financial point of view, to the MeriStar common stockholders.

     In arriving at its opinion, Salomon Smith Barney:

     - reviewed the merger agreement;

     - held discussions with senior officers, directors and other representatives and advisors of MeriStar and with senior officers and other representatives and advisors of FelCor concerning the businesses, operations and prospects of MeriStar and FelCor;

     - examined publicly available business and financial information relating to MeriStar and FelCor;

     - examined financial forecasts and other information and data for MeriStar and FelCor which were provided to or otherwise discussed with Salomon Smith Barney by the managements of MeriStar and FelCor, including information relating to the potential strategic implications and operational benefits anticipated by the managements of MeriStar and FelCor to result from the transaction;

     - reviewed the financial terms of the transaction as described in the merger agreement in relation to, among other things, current and historical market prices and trading volumes of MeriStar common stock and FelCor common stock, the historical and projected operating data of MeriStar and FelCor, and the financial condition and capitalization of MeriStar and FelCor;

     - analyzed financial, stock market and other publicly available information relating to the businesses of other companies whose operations Salomon Smith Barney considered relevant in evaluating those of MeriStar and FelCor; and

     - conducted other analyses and examinations and considered other financial, economic and market criteria as Salomon Smith Barney deemed appropriate in arriving at its opinion.

     In rendering its opinion, Salomon Smith Barney assumed and relied, without independent verification, on the accuracy and completeness of all financial and other information and data that it reviewed or considered. With respect to financial forecasts and other information and data, the managements of MeriStar and FelCor advised Salomon Smith Barney that the forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of MeriStar and FelCor as to the future financial performance of MeriStar and FelCor and the potential strategic implications and operational benefits anticipated to result from the transaction.

     Salomon Smith Barney assumed, with MeriStar's consent, that the transaction would be completed in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement. Salomon Smith Barney also assumed, with MeriStar's consent, that the merger will be treated as a reorganization for federal income tax purposes. Salomon Smith Barney further assumed, with MeriStar's consent, that MeriStar and FelCor were organized and have operated for federal income tax purposes in conformity with the requirements for qualification as a REIT, and that the transaction will not adversely affect the REIT status or operations of MeriStar or FelCor. Salomon Smith Barney did not express any opinion as to what the value of the FelCor common stock actually will be when issued in the transaction or the prices at which the FelCor common stock will trade or otherwise be transferable at any time. Salomon Smith Barney did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of MeriStar or FelCor. Salomon Smith Barney did not make any physical inspection of the properties or assets of MeriStar or FelCor.

     In connection with its engagement, Salomon Smith Barney was not requested to, and did not, solicit third party indications of interest in the possible acquisition of all or a part of MeriStar. Salomon Smith Barney expressed no view as to, and its opinion does not address, the relative merits of the transaction as compared to any alternative business strategies that might exist for MeriStar or the effect of any other transaction in which MeriStar might engage. Salomon Smith Barney's opinion was necessarily based on information available to Salomon Smith Barney, and financial, stock market and other conditions and circumstances existing and disclosed to Salomon Smith Barney, as of the date of its opinion. Although Salomon Smith Barney evaluated the merger consideration from a financial point of view, Salomon Smith Barney was not asked to and did not recommend the specific consideration payable in the transaction, which was determined through negotiations between MeriStar and FelCor. MeriStar imposed no other instructions or limitations on Salomon Smith Barney with respect to the investigations made or procedures followed by Salomon Smith Barney in rendering its opinion.

     THE FULL TEXT OF SALOMON SMITH BARNEY'S WRITTEN OPINION DATED MAY 9, 2001, WHICH DESCRIBES THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED TO THIS JOINT PROXY STATEMENT/PROSPECTUS AS APPENDIX D AND IS INCORPORATED INTO THIS JOINT PROXY STATEMENT/PROSPECTUS BY REFERENCE. SALOMON SMITH BARNEY'S OPINION IS DIRECTED TO THE MERISTAR BOARD OF DIRECTORS AND RELATES ONLY TO THE FAIRNESS OF THE MERGER CONSIDERATION FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE TRANSACTION OR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER WITH RESPECT TO ANY MATTERS RELATING TO THE PROPOSED TRANSACTION.

     In preparing its opinion, Salomon Smith Barney performed a variety of financial and comparative analyses, including those described below. The summary of these analyses is not a complete description of the analyses underlying Salomon Smith Barney's opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to summary description. Salomon Smith Barney's opinion was not based on any single factor or analysis, nor did Salomon Smith Barney attribute particular weight to individual factors or analyses. Rather, Salomon Smith Barney believed that the totality of the factors considered and analyses performed by Salomon Smith Barney in connection with its opinion operated collectively to support its determination as to the fairness of the merger consideration from a financial point of view. Accordingly, Salomon Smith Barney believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

     In its analyses, Salomon Smith Barney considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of MeriStar and FelCor. No company or business used in those analyses as a comparison is identical to MeriStar, FelCor or the proposed transaction, and an evaluation of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies or business segments analyzed.

     The estimates contained in Salomon Smith Barney's analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Salomon Smith Barney's analyses and estimates are inherently subject to substantial uncertainty.

     Salomon Smith Barney's opinion and analyses were only one of many factors considered by the MeriStar board of directors in its evaluation of the transaction and should not be viewed as determinative of the views of the MeriStar board of directors or management with respect to the merger consideration or the proposed transaction. Salomon Smith Barney's opinion to the board of directors is dated May 9, 2001, the date of the merger agreement. Salomon Smith Barney does not have any obligation or current intention to update, revise or reaffirm its opinion, including at the time of the special meeting of the stockholders. If, however, a material amendment to the merger agreement is entered into which modifies the merger consideration, the MeriStar board of directors may at that time seek an updated opinion from Salomon Smith Barney. In making this determination, the board of directors would consult with its legal and financial advisors and take into account, consistent with its fiduciary duties, all relevant factors and circumstances existing at the time, including general market, economic and business conditions.

     The following is a summary of the material financial analyses performed by Salomon Smith Barney in connection with the rendering of its opinion dated May 9, 2001. THE FINANCIAL ANALYSES SUMMARIZED BELOW INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. IN ORDER TO FULLY UNDERSTAND SALOMON SMITH BARNEY'S FINANCIAL ANALYSES, THE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES. CONSIDERING THE DATA IN THE TABLES BELOW WITHOUT CONSIDERING THE FULL NARRATIVE DESCRIPTION OF THE FINANCIAL ANALYSES, INCLUDING THE METHODOLOGIES AND ASSUMPTIONS UNDERLYING THE ANALYSES, COULD CREATE A MISLEADING OR INCOMPLETE VIEW OF SALOMON SMITH BARNEY'S FINANCIAL ANALYSES.

  Selected Companies Analyses

     MeriStar. Using publicly available information, Salomon Smith Barney reviewed the market values and trading multiples of MeriStar and the following seven publicly traded companies in the lodging REIT industry:

     Primary Group Companies

     - Boykin Lodging Company

     - LaSalle Hotel Properties

     - Host Marriott Corporation

     Secondary Group Companies

     - Equity Inns, Inc.

     - Innkeepers USA Trust

     - RFS Hotel Investors, Inc.

     - Winston Hotels, Inc.

     For purposes of this analysis, Salomon Smith Barney focused on companies in the lodging REIT industry which operate upscale, full service hotels, as do MeriStar and FelCor. These companies are referred to above as primary group companies. All multiples were based on closing stock prices on May 7, 2001. Estimated financial data for the selected companies were based on publicly available research analysts' estimates. Estimated financial data for MeriStar were based on internal estimates of the management of MeriStar.

     Salomon Smith Barney compared enterprise values as a multiple of earnings before interest, taxes, depreciation and amortization, or EBITDA, for the latest 12 months and estimated calendar years 2001 and 2002. Salomon Smith Barney also compared equity values as a multiple of funds from operations, or FFO, for the latest 12 months and estimated calendar years 2001 and 2002. Salomon Smith Barney then applied a range of selected multiples of latest 12 months and estimated calendar years 2001 and 2002 EBITDA and FFO derived from the primary group companies to corresponding financial data of MeriStar. This analysis indicated the following implied per share equity reference range for MeriStar, as compared to the implied value of the merger consideration based on the cash consideration and, in the case of the stock portion of the merger consideration, the exchange ratio and the closing price of FelCor common stock on May 7, 2001:

         IMPLIED PER SHARE             IMPLIED PER SHARE
EQUITY REFERENCE RANGE FOR MERISTAR   MERGER CONSIDERATION
-----------------------------------   --------------------
           $18.00-$24.00                 $21.97

     FelCor. Salomon Smith Barney also reviewed the market values and trading multiples of FelCor and the selected companies described above. For purposes of this analysis, Salomon Smith Barney focused on the primary group companies. All multiples were based on closing stock prices on May 7, 2001. Estimated financial data for the selected companies were based on publicly available research analysts' estimates. Estimated financial data for FelCor were based on internal estimates of the management of FelCor.

     Salomon Smith Barney compared enterprise values as a multiple of EBITDA for the latest 12 months and estimated calendar years 2001 and 2002. Salomon Smith Barney also compared equity values as a multiple of FFO for the latest 12 months and estimated calendar years 2001 and 2002. Salomon Smith Barney then applied a range of selected multiples of latest 12 months and estimated calendar years 2001 and 2002 EBITDA and FFO derived from the primary group companies to corresponding financial data of FelCor. This analysis indicated the following implied per share equity reference range for FelCor, as compared to the closing price of FelCor common stock on May 7, 2001:

        IMPLIED PER SHARE            PER SHARE CLOSING PRICE
EQUITY REFERENCE RANGE FOR FELCOR    OF FELCOR COMMON STOCK
---------------------------------    -----------------------
          $19.00-$25.00                  $22.16

  Net Asset Valuation Analyses

     MeriStar. Salomon Smith Barney performed a net asset valuation analysis of MeriStar's assets based on internal estimates of MeriStar's management. The gross estimated value of MeriStar's assets was estimated by capitalizing MeriStar's calendar year 2000 net operating income utilizing capitalization rates of 10.00% to 11.75% depending on the type of assets analyzed. This analysis indicated the following implied per share equity reference range for MeriStar, as compared to the implied value of the merger consideration based on the cash consideration and, in the case of the stock portion of the merger consideration, the exchange ratio and the closing price of FelCor common stock on May 7, 2001:

         IMPLIED PER SHARE             IMPLIED PER SHARE
EQUITY REFERENCE RANGE FOR MERISTAR   MERGER CONSIDERATION
-----------------------------------   --------------------
           $21.00-$25.50                 $21.97

     FelCor. Salomon Smith Barney also performed a net asset valuation analysis of FelCor's assets based on internal estimates of FelCor's management. The gross estimated value of FelCor's assets was estimated by capitalizing FelCor's calendar year 2000 net operating income utilizing capitalization rates of 10.25% to 12.50% depending on the type of assets analyzed. This analysis indicated the following implied per share equity reference range for FelCor, as compared to the closing price of FelCor common stock on May 7, 2001:

        IMPLIED PER SHARE           PER SHARE CLOSING PRICE
EQUITY REFERENCE RANGE FOR FELCOR   OF FELCOR COMMON STOCK
---------------------------------   -----------------------
          $23.00-$27.50                 $22.16

  Premiums Paid Analysis

     Salomon Smith Barney reviewed the premiums paid in 23 selected transactions in which the target company was a lodging company or REIT. Salomon Smith Barney then applied a range of selected premiums derived from these transactions based on the closing stock prices of the target company one day, one week, one month and three months prior to public announcement of the transaction to the closing prices of MeriStar common stock over corresponding periods, as well as six months and 12 months, prior to May 7, 2001. This analysis resulted in the following implied per share equity reference range for MeriStar, as compared to the implied value of the merger consideration based on the cash consideration and, in the case of the stock portion of the merger consideration, the exchange ratio and the closing price of FelCor common stock on May 7, 2001:

         IMPLIED PER SHARE             IMPLIED PER SHARE
EQUITY REFERENCE RANGE FOR MERISTAR   MERGER CONSIDERATION
-----------------------------------   --------------------
           $20.50-$23.50                 $21.97

  Implied Merger Consideration Analysis

     Salomon Smith Barney computed an implied value of the merger consideration by applying the merger consideration to the results of the selected companies and net asset valuation analyses of FelCor described above. This analysis indicated the following range of implied values of the merger consideration, as compared to the implied value of the merger consideration based on the cash consideration and, in the case of the stock portion of the merger consideration, the exchange ratio and the closing price of FelCor common stock on May 7, 2001:

     IMPLIED PER SHARE MERGER
  CONSIDERATION BASED ON FELCOR
 SELECTED COMPANIES AND NET ASSET     IMPLIED PER SHARE
        VALUATION ANALYSES           MERGER CONSIDERATION
 --------------------------------    --------------------
          $19.50-$26.16                     $21.97

  Other Factors

     In rendering its opinion, Salomon Smith Barney also reviewed and considered other factors, including:

     - historical trading prices and trading volumes for MeriStar common stock and FelCor common stock;

     - the relationship between movements in MeriStar common stock, movements in FelCor common stock, and movements in the common stock of selected lodging companies and REITs;

     - the potential impact on the merger consideration of varying trading prices of FelCor common stock;

     - selected analysts' reports on MeriStar and FelCor; and

     - a stockholder and cross-ownership stockholder profile of MeriStar and FelCor.

  Miscellaneous

     Under the terms of its engagement, MeriStar has agreed to pay Salomon Smith Barney for its financial advisory services an aggregate fee of $6.0 million upon completion of the transaction. MeriStar also has agreed to reimburse Salomon Smith Barney for reasonable travel and other expenses incurred by Salomon Smith Barney in performing its services, including the reasonable fees and expenses of its legal counsel, and to indemnify Salomon Smith Barney and related persons against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

     In the ordinary course of business, Salomon Smith Barney and its affiliates may actively trade or hold the securities of MeriStar and FelCor for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in those securities. Salomon Smith Barney and its affiliates in the past have provided, and are currently providing, services to MeriStar and its affiliates unrelated to the proposed transaction, for which services Salomon Smith Barney and its affiliates have received, and will receive, compensation. Salomon Smith Barney and its affiliates also in the past have provided services to FelCor unrelated to the proposed transaction, for which services Salomon Smith Barney and its affiliates have received compensation. In addition, Salomon Smith Barney and its affiliates, including Citigroup Inc. and its affiliates, may maintain other relationships with MeriStar, FelCor and their affiliates.

     Salomon Smith Barney is an internationally recognized investment banking firm and was selected by MeriStar based on its experience, expertise and familiarity with MeriStar and its business. Salomon Smith Barney regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

INTERESTS OF CERTAIN PERSONS IN THE MERGER AND PARTNERSHIP MERGER

  General

     In considering the recommendations of the respective boards of directors of FelCor and MeriStar, you should be aware that members of the boards and management of each of FelCor and MeriStar may have interests in the merger that are different from, or in addition to, your interests as a stockholder resulting in potential conflicts of interest. Members of the boards and management of each of FelCor and MeriStar will receive material benefits as a result of the merger that are not available to other stockholders. The boards of each company recognized these interests and determined that these interests neither supported nor detracted from the fairness of the merger.

  Interests of FelCor's Directors and Officers

     Some of FelCor's officers and directors have interests in the merger that are different from, or in addition to, your interests generally and that may create a potential conflict of interest.

     Richard O. Jacobson, a director of FelCor, Thomas J. Corcoran, Jr., President, Chief Executive Officer and a director of FelCor, and Thomas L. Wiese, a Vice President of FelCor, beneficially own, respectively, 36,537, 54,578 and 2,045 common units of limited partnership interest in MeriStar Partnership, worth $783,719, $1,170,698, and $43,865. Because each MeriStar Partnership unit is exchangeable for one share of MeriStar common stock, the values of these holdings are based on the closing price on May 9, 2001 of $21.45 per share of MeriStar common stock.

  Interests of MeriStar's Directors and Officers

     Some of MeriStar's officers and directors and significant stockholders have interests in the merger that are different from, or in addition to, your interests generally and that may create a potential conflict of interest.

     Positions with FelCor after the Merger. Mr. Paul W. Whetsell, currently Chairman of the Board, director and Chief Executive Officer of MeriStar, along with Steven D. Jorns, currently Vice Chairman of the Board and a director, will become directors of FelCor as a result of the merger. Mr. Bruce G. Wiles, a director and the President and Chief Investment Officer of MeriStar has been offered employment by FelCor.

     Severance Payments and Vesting of Stock Options. MeriStar has pre-existing employment agreements with Messrs. Whetsell, Jorns, Emery and Wiles, which entitle each to payments and other benefits in the event his or her employment is terminated.

     Under Mr. Whetsell's employment agreement, if he is terminated by MeriStar without cause or voluntarily terminates his employment with good reason within 24 months following a change in control of MeriStar, he will receive a lump sum payment equal to two times the sum of his then annual base salary plus his bonus for the preceding year. Also, under those circumstances, all of his unvested stock options and restricted stock awards will immediately vest and be exercisable for one year, and his health benefits under his employment agreement will continue for a period equal to two and a half years. In the event that any accelerated vesting of his rights with respect to stock options, restricted stock or any other payment, benefit or compensation results in the imposition of an excise tax payable by him under Section 4999 of the Internal Revenue Code, or any successor or other provision with respect to "excess parachute payments" within the meaning of Section 280G(b) of the Internal Revenue Code, MeriStar is obligated to make a tax reimbursement payment to Mr. Whetsell in an amount which would put Mr. Whetsell in approximately the same financial position he would have been if the excise tax did not apply to those payments. The merger is a change in control of MeriStar under Mr. Whetsell's employment agreement, and the severance payments under that agreement will become due, since Mr. Whetsell will not be employed by FelCor after the merger. Accordingly, FelCor expects to pay Mr. Whetsell a total of approximately $1,024,000 in severance. Although the parties do not currently expect any tax reimbursement obligation to be due Mr. Whetsell, the issues relating to the determination of those liabilities are complex and subject to varied interpretations. Depending on the amount, if any, of the payments to be received by him that are ultimately determined to be subject to the excise tax, FelCor's reimbursement obligation to him could be as much as $6.0 million. In addition, Mr. Whetsell owns 125,000 unvested shares of restricted stock, unvested options to purchase 284,580 shares of MeriStar common stock and 342,917 unvested profits-only units, all of which will vest as a result of the merger. FelCor also will be obligated to pay $1,368,000 to Mr. Whetsell in consideration of his entering into a one-year covenant not to take a comparable position at another hotel REIT.

     Under Mr. Emery's employment agreement, if he is terminated by MeriStar without cause or voluntarily terminates his employment with good reason within 24 months following a change in control of MeriStar, he will receive a lump sum payment equal to two times the sum of his then annual base salary plus his bonus for the preceding year. Also, under those circumstances, all of his unvested stock options and restricted stock awards will immediately vest and be exercisable for one year, and his health benefits will continue for two years or until he receives successor health benefits from another employer. In the event that any accelerated vesting of his rights with respect to stock options, restricted stock or any other payment, benefit or compensation results in the imposition of an excise tax payable by him under Section 4999 of the Internal Revenue Code, or any successor or other provision with respect to "excess parachute payments" within the meaning of Section 280G(b) of the Internal Revenue Code, MeriStar is obligated to make a tax reimbursement payment to Mr. Emery in an amount which would put Mr. Emery in approximately the same financial position he would have been if the excise tax did not apply to those payments. The merger is a change in control of MeriStar under Mr. Emery's employment agreement, and the severance payments under that agreement will become due, since Mr. Emery will not be employed by FelCor after the merger. Accordingly, FelCor expects to pay Mr. Emery a total of approximately $900,000 in severance. Although the parties do not currently expect any tax reimbursement obligation to be due Mr. Emery, the issues relating to the determination of those liabilities are complex and subject to varied interpretations. Depending on the amount, if any, of the payments to be received by him that are ultimately determined to be subject to the excise tax, FelCor's reimbursement obligation to him could be as much as $3.8 million. In addition, Mr. Emery owns 67,334 unvested shares of restricted stock, unvested options to purchase 156,978 shares of MeriStar common stock and 221,459 unvested profits-only units, all of which will vest as a result of the merger. FelCor also will be obligated to pay $800,000 to Mr. Emery in consideration of his entering into a one-year covenant not to take a comparable position at another hotel REIT.

     The terms of Mr. Jorns' June 1998 employment agreement are substantially similar to those of Mr. Emery's agreement, except that Mr. Jorns does not have the right to receive payment for any excise taxes due on account of any "excess parachute payments," and his unvested profits-only units will not vest as a result of the merger. Mr. Jorns will not be employed by FelCor after the merger, so FelCor expects to pay him a total of approximately $405,000 in severance after the merger. Mr. Jorns is not entitled to any tax reimbursement payments after the merger. In addition, Mr. Jorns owns unvested options to purchase 8,333 shares of MeriStar common stock, all of which will vest as a result of the merger.

     Under Mr. Wiles' August 1998 employment agreement, if he is terminated by MeriStar without cause or voluntarily terminates his employment with good reason within 18 months following a change in control of MeriStar he will receive his current annual base salary, payable on his regular payroll dates, for a period of one year, plus his bonus for the preceding year, plus a lump sum equal to the sum of his then annual base salary and his bonus for the preceding year. In addition, all of his unrestricted stock options and restricted stock awards will immediately vest and be exercisable for one year, and his benefits will continue for one year or until he receives successor health benefits from another employer. The merger is a change in control of MeriStar under Mr. Wiles' employment agreement. If Mr. Wiles does not accept employment with FelCor prior to closing of the merger, FelCor expects to pay him a total of approximately $980,600 in severance and approximately $550,000 in tax reimbursement payments after the merger. In addition, Mr. Wiles owns 50,667 unvested shares of restricted stock and unvested options to purchase 116,666 shares of MeriStar common stock, all of which will vest as a result of the merger. Mr. Wiles will be required to waive the accelerated vesting of these options if he accepts employment with FelCor after the merger.

     The following table sets forth the approximate values of unvested restricted stock, unvested options and unvested profits-only partnership units of Messrs. Whetsell, Emery, Jorns and Wiles:

                                                                                        VALUE OF UNVESTED
                                            VALUE OF UNVESTED    VALUE OF UNVESTED   PROFITS-ONLY PARTNERSHIP
                                           RESTRICTED STOCK(1)      OPTIONS(2)               UNITS(3)
                                           -------------------   -----------------   ------------------------
Paul W. Whetsell.........................     $2.7 million           $744,000              $7.5 million
John Emery...............................     $1.4 million           $554,000              $4.9 million
Steven D. Jorns..........................               --           $ 11,300                        --
Bruce G. Wiles...........................     $1.1 million           $551,000                        --

---------------

(1) The value of unvested restricted stock that will vest as a result of the merger is based on the closing price of $21.45 per share of MeriStar common stock on May 9, 2001.

(2) The value of unvested options that will vest as a result of the merger is based on the difference between the closing price of $21.45 per share of MeriStar common stock on May 9, 2001 and the exercise price per share, if positive.

(3) Because each common unit in FelCor Partnership is redeemable for a share of FelCor common stock, the value of each unvested profits-only partnership unit that will vest as a result of the merger is based on 0.784 times the closing price of $22.10 per share of FelCor common stock on May 9, 2001, plus $4.60.

     Approximately 40 other employees of MeriStar will be eligible for severance payments upon the closing of the merger if they perform their duties in good faith through the closing date and are not employed by FelCor or MeriStar Hotels & Resorts with substantially similar duties and compensation. The aggregate amount of the severance payments to these employees is limited to $2.05 million. FelCor will not be required to make tax reimbursement payments to these employees.

     In addition, under the terms of MeriStar's incentive plan and non-employee directors' incentive plan, the merger will cause all of the options and restricted stock issued under those plans to vest. All options will be assumed by FelCor and continue as options to purchase FelCor common stock. The number of shares of FelCor common stock for which each option may be exercised will equal the number of MeriStar common shares purchasable under the option before the merger multiplied by 0.784. The exercise price per share of each option will be reduced to an amount equal to the exercise price prior to the merger less $4.60, divided by 0.784. Any MeriStar employee who is employed by FelCor after the closing of the merger will be required to waive change-of-control vesting of his or her options.

     Indemnification. FelCor has agreed, from and after the effective time of the merger, to indemnify the present and former directors and officers of MeriStar for actions on or prior to the effective time of the merger and has agreed to maintain directors' and officers' liability insurance for these individuals in place for six years following completion of the merger. For further details regarding these arrangements, see "The Merger
Agreement -- Indemnification and Insurance."

REGULATORY APPROVALS

     No material federal or state regulatory requirements must be complied with or approvals must be obtained by FelCor, FelCor Partnership, MeriStar or MeriStar Partnership in connection with either the merger or the partnership merger.

ACCOUNTING TREATMENT

     FelCor will treat the merger as a purchase of MeriStar for financial accounting purposes. This means that FelCor will record the assets acquired and the liabilities assumed at their estimated fair values at the time the merger is completed.

RESTRICTIONS ON RESALES BY AFFILIATES

     The FelCor common stock to be issued to MeriStar stockholders in the merger will be freely transferable under the Securities Act, except for shares issued to any person who may be deemed to be an "affiliate" of MeriStar within the meaning of Rule 145 under the Securities Act or who will become an "affiliate" of FelCor within the meaning of Rule 144 under the Securities Act after the merger. Shares of FelCor common stock received by persons who are deemed to be MeriStar affiliates or who become FelCor affiliates may be resold by these persons only in transactions permitted by the limited resale provisions of Rule 145 or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of MeriStar generally include individuals or entities that, directly or indirectly through one or more intermediaries, control, are controlled by or are under common control with MeriStar and may include officers, directors and principal stockholders of MeriStar. All MeriStar stockholders who may be deemed to be affiliates of MeriStar will be so advised before the completion of the merger.

     Under the merger agreement, MeriStar will use best efforts to obtain an affiliate agreement from each affiliate of MeriStar before the completion of the merger by which each MeriStar affiliate will agree not to sell, transfer, pledge or otherwise dispose of any of the FelCor common stock received in the merger except under an effective registration statement or exemption from registration under the Securities Act or in compliance with Rule 145. Rule 145 requires that, for specified periods, sales be made in compliance with the volume limitations, manner of sale provisions and current information requirements of Rule 144 under the Securities Act.

     Under the affiliate agreements, FelCor has the right to place legends on the certificates evidencing FelCor common stock issued to MeriStar affiliates in the merger summarizing the foregoing restrictions until a sale, transfer, pledge or other disposition of the FelCor common stock represented by these certificates has been registered under the Securities Act or is made in compliance with Rule 145 under the Securities Act.

     Persons who are not affiliates of MeriStar generally may sell their FelCor common stock without restrictions.

NO APPRAISAL RIGHTS

     MeriStar and FelCor are organized under Maryland law. Under the Maryland General Corporation Law, MeriStar common stockholders and FelCor common stockholders have no rights to dissent and receive the appraised value of their shares in the merger.

                              THE MERGER AGREEMENT

     The following is a summary of the material provisions of the Agreement and Plan of Merger among FelCor, FelCor Partnership, MeriStar and MeriStar Partnership, dated May 9, 2001, as amended. A copy of the merger agreement is attached as Appendix A and is incorporated into this joint proxy statement/ prospectus by reference. You should read the merger agreement carefully and in its entirety for a more complete understanding of its terms.

GENERAL

     The merger agreement provides that MeriStar will merge with and into FelCor, with FelCor being the surviving corporation. The merger between FelCor and MeriStar is subject to the receipt of the requisite approvals of the FelCor stockholders and the MeriStar stockholders and the satisfaction or waiver of the other conditions to the merger. The surviving corporation will continue to be organized under the laws of the State of Maryland and will continue to do business under the name "FelCor Lodging Trust Incorporated." FelCor's charter and bylaws as currently in effect will be those of the surviving corporation.

     The merger between FelCor and MeriStar will be effective at 9:00 a.m., Eastern time, on the business day immediately after the closing, or the time the State Department of Assessments and Taxation of Maryland accepts the articles of merger for record.

     The merger agreement also provides that a wholly-owned subsidiary of FelCor Partnership will be merged with and into MeriStar Partnership. MeriStar Partnership will continue to be organized under the laws of the State of Delaware and will do business under the name "FelCor Hospitality Operating Partnership, L.P."

     No vote or consent of the limited partners of either FelCor Partnership or MeriStar Partnership is required or being sought. FelCor, as the general partner of FelCor Partnership, and MeriStar, as the general partner of MeriStar Partnership, have taken all actions necessary under their respective partnership agreements to approve the partnership merger. The partnership merger will not occur unless the merger occurs. The partnership merger will be effective at the time a certificate of merger is filed with the Secretary of State of the State of Delaware. This filing will occur promptly following the effectiveness of the merger between FelCor and MeriStar.

     Unless agreed otherwise, the closing will occur at 10:00 a.m., Central time, on the third business day after the date on which the satisfaction or waiver of the conditions set forth in the merger agreement is completed.

TREATMENT OF MERISTAR COMMON STOCK AND FELCOR STOCK IN THE MERGER

     At the effective time of the merger, for each share of MeriStar common stock, MeriStar stockholders will receive 0.784 of a share of FelCor common stock and $4.60 in cash. No fractional shares will be issued. FelCor will make cash payments instead of issuing fractional shares.

     Each share of FelCor common stock, Series A Preferred Stock and Series B Preferred Stock that was issued and outstanding prior to the merger will continue to represent the same number of shares of FelCor stock after the effective time of the merger.

TREATMENT OF MERISTAR PARTNERSHIP UNITS IN THE PARTNERSHIP MERGER

     In the partnership merger, holders of MeriStar Partnership units of limited partnership interest, other than Class C and D preferred units, profits-only partnership units and units held by FelCor and its subsidiaries, will receive, for each MeriStar Partnership unit issued and outstanding immediately before the partnership merger, $4.60 in cash and 0.784 of a FelCor Partnership common unit. Cash will be paid instead of issuing fractional units. The MeriStar Partnership preferred units and profits-only units of limited partnership interest will be exchanged as follows:

     - each Class C preferred unit in MeriStar Partnership will be exchanged for $4.60 in cash and 0.784 of a Series C preferred unit in FelCor Partnership;

     - each Class D preferred unit in MeriStar Partnership will be exchanged for one Series D preferred unit in FelCor Partnership; and

     - each profits-only partnership unit in MeriStar Partnership, other than unvested units, will be exchanged for $4.60 in cash and 0.784 of a common unit in FelCor Partnership, and any unvested units will be cancelled.

     After the completion of the partnership merger, the former MeriStar Partnership unitholders will have the right to redeem the FelCor Partnership units issued to them in the partnership merger in accordance with the terms and limitations of the partnership agreement of FelCor Partnership. Upon redemption of these units, other than the Series D preferred units, these unitholders would receive FelCor common stock on a one-for-one basis or their cash equivalent, at the election of FelCor.

DIVIDENDS PRIOR TO CLOSING

     The merger agreement permits each of FelCor and MeriStar to pay dividends in the ordinary and normal course of business, with record and payment dates that are consistent with its past practice, not to exceed the last dividend paid by it. See "Comparative Per Share Market Prices and Dividend Information."

     In addition, each of FelCor and MeriStar will authorize a partial quarterly dividend, with the record date being the closing of the merger, covering the period between the last regular quarterly dividend until the closing date. The partial dividend may not be paid without FelCor's consent if the closing date of the merger occurs within 15 days after the record date for a regularly-scheduled dividend by FelCor. The amount of the partial dividend will be based on a proportionate fraction of the last quarterly dividend of the party making the partial dividend. The partial dividend is payable within 30 days after the closing of the merger.

     MeriStar must also declare a final dividend in order to comply with the distribution requirement in Section 857(a)(1) of the Internal Revenue Code. This dividend would have the same record and payment dates as any partial quarterly dividend paid by MeriStar. The record and payment dates for any partial quarterly dividend or additional dividend paid by MeriStar may be accelerated, by the mutual agreement of FelCor and MeriStar.

     All other dividend payments by FelCor and MeriStar are prohibited by the merger agreement.

EXCHANGE OF STOCK CERTIFICATES

Exchange Agent

     In connection with the merger, all MeriStar stock certificates will be canceled. As soon as practicable after the closing of the merger, FelCor is required to deposit with an exchange agent common stock certificates and cash in the amount required by the merger agreement. FelCor expects to make this deposit within five business days after the effective date of the merger. Following the merger, FelCor will cause the exchange agent to mail to each record holder of MeriStar common stock a letter of transmittal with instructions on how to exchange MeriStar common stock certificates for the cash merger consideration and certificates representing shares of FelCor common stock. Upon surrender by a MeriStar stockholder of its MeriStar stock certificates to the exchange agent, the MeriStar stockholder will be entitled to receive a certificate representing that number of whole shares of FelCor common stock and a cash payment, which may include an amount instead of a fractional share, if any, plus dividends, if any, to which the stockholder is entitled in the merger. MERISTAR STOCKHOLDERS SHOULD NOT ENCLOSE STOCK CERTIFICATES WITH THEIR PROXY CARDS.

Fractional Shares

     The exchange agent will pay each MeriStar stockholder for each fraction of a share of FelCor common stock to which it would be entitled an amount in cash equal to its pro rata share of the net proceeds from the sale of all of the fractional shares or, at FelCor's option, an amount equal to the product of the fraction of a share times the average closing price of FelCor common stock on the NYSE for the ten consecutive trading days ending two trading days prior to the date of determination.

Lost Stock Certificates

     If MeriStar stock certificates have been lost, stolen or destroyed, MeriStar stockholders will only be entitled to obtain shares of FelCor common stock and associated cash payments by providing an affidavit of loss and, if required, posting a bond in an amount sufficient to protect FelCor against claims related to the lost, stolen or destroyed MeriStar certificates.

REPRESENTATIONS AND WARRANTIES

     FelCor, together with FelCor Partnership, and MeriStar, together with MeriStar Partnership, have made customary representations and warranties to each other in the merger agreement, relating, among other things, to:

     - their organization, the organization of their subsidiaries, their charter documents, their good standing and similar corporate matters;

     - their capital structure;

     - their authority to deliver and execute the merger agreement, its legal force and effect and the absence of conflicts between the agreement and their charter documents, the material contracts they entered into, and the laws applicable to them;

     - governmental filings and consents in relation to the merger agreement;

     - the absence of changes or events that have had material adverse effects, including the unavailability to FelCor of senior unsecured note financing for the merger that is deemed to be economically prudent;

     - the disclosure of changes or events that have had material adverse effects in SEC filings and schedules to the merger agreement;

     - litigation issues;

     - real estate, property, insurance, franchise and property management issues;

     - expected capital budgets;

     - employee benefit plans and labor matters;

     - tax matters, including qualification as a REIT, "golden parachute" payments and qualification of the merger as a reorganization under the Internal Revenue Code;

     - payments to employees, officers and directors;

     - brokers' fees and expenses;

     - material contracts and debt instruments;

     - environmental matters;

     - compliance with laws;

     - opinions of financial advisors;

     - inapplicability of the Maryland Business Combination Act and the Maryland Control Share Acquisition Act;

     - information supplied for inclusion in the merger proxy statement and registration statement;

     - the absence of any requirement to be registered under the Investment Company Act of 1940; and

     - votes required to approve the merger.

     MeriStar and MeriStar Partnership have made additional representations and warranties to FelCor and FelCor Partnership relating to:

     - registration rights relating to MeriStar securities; and

     - related-party agreements.

     None of the representations and warranties made in the merger agreement will survive the closing of the merger.

TREATMENT OF MERISTAR EMPLOYEES, STOCK OPTIONS AND OTHER BENEFIT PLANS

     FelCor has agreed that, after the effective time of the merger, it will pay severance and bonuses to approximately 40 legal, clerical, administrative and accounting employees of MeriStar and MeriStar Partnership, subject to an aggregate limitation of $2.05 million for persons not entitled to severance payments under separate employment agreements, unless the employee does not continue in good faith to perform his or her duties through the closing date or is employed by FelCor or by MeriStar Hotels & Resorts with substantially the same compensation and duties as he or she had as of May 9, 2001. The severance payments to be paid to employees under their employment agreements are described above under "Interests of Certain Persons in the Merger and Partnership
Merger -- Interests of MeriStar's Directors and Officers."

     At the effective time of the merger, each option to purchase shares of MeriStar common stock will become an option to purchase FelCor common stock. The number of shares purchasable under the new FelCor stock option will be the number of shares purchasable under the MeriStar option times 0.784. The exercise price per share of the option will be the exercise price per share of MeriStar common stock under the MeriStar option minus $4.60, divided by 0.784. Generally, the completion of the merger will cause all unvested MeriStar stock options to vest and become exercisable. Employees retained by FelCor will be required to waive that vesting of their options. The options held by MeriStar employees who do not continue in the employ of the combined company generally will expire 90 days after the completion of the merger.

     Each employee of MeriStar that is retained by FelCor will be eligible to participate in each FelCor benefit plan that FelCor, in its sole discretion, determines to be similar to a plan of MeriStar in which the retained former MeriStar employee participated prior to the merger, and at the level of similarly situated employees of FelCor. FelCor may also determine that a retained former MeriStar employee should remain a participant in an existing MeriStar plan after the effective time of the merger. Generally, each retained former MeriStar employee will receive credit for his or her service with MeriStar for purposes of eligibility and vesting under FelCor plans in which they are designated as eligible to participate. FelCor may impose conditions that it, in its sole discretion, will reasonably determine are necessary or appropriate to insure a retained former MeriStar employee does not receive a duplication of benefits. FelCor has the right to direct MeriStar to terminate its employee stock purchase plan and any other benefit plans, effective as of the effective time of the merger.

CERTAIN COVENANTS

  Interim Operations

     Under the merger agreement, FelCor and MeriStar have formed an interim transactions committee composed of one representative of FelCor and one representative of MeriStar. The parties have agreed that between the time the merger agreement was executed until the effective time of the merger, except for:

     - transactions provided in the merger agreement or a disclosure schedule to the merger agreement;

     - transactions that are consented to by the other party; or

     - transactions approved by the interim transactions committee,

each party and its subsidiaries will:

     - conduct its business in the ordinary course and in the same manner as past practice;

     - preserve its business organization and goodwill intact and use its reasonable efforts to keep its employees;

     - not acquire or construct any additional real property;

     - not encumber assets or incur indebtedness, except under its revolving credit facility as in effect on the date the merger agreement was executed;

     - not amend its charter or bylaws, the partnership agreement or the organizational documents of any subsidiary;

     - make no change in the equity interests of itself or its subsidiaries, other than

      - the exercise of options set forth in a schedule to the merger agreement,

      - the exchange or redemption of outstanding units of its operating partnership under existing agreements governing those exchanges and redemptions, or

      - the conversion of outstanding convertible notes, if any;

     - not grant rights, options or warrants to acquire equity interests in itself or its subsidiaries;

     - not authorize or pay a dividend or other payments related to common stock or partnership units except for the dividends described above under the caption "Dividends Prior to Closing";

     - not sell, lease, subject to liens or transfer any material properties except for leases of rental units and other properties entered into in the ordinary course of business;

     - not make or authorize any material expenditures, including capital expenditures, individually, in excess of $500,000, or in the aggregate, in excess of $1,000,000, except as disclosed in its current budget and schedule attached to the merger agreement;

     - not settle any stockholder derivative or class action suit in connection with the transactions contemplated by the merger agreement;

     - not enter into or amend any capital expenditures or employment, compensation or severance agreements with any director, officer, employee or affiliate;

     - confer with the other party regularly on any material transactions or material operational matters;

     - promptly notify the other party of any material change in its business, results of operations, financial condition or prospects;

     - continue to maintain its accounting records in accordance with GAAP and not change in any material manner, any methods of accounting, other than actions in the ordinary course of business and consistent with past practice or as required under applicable law or GAAP;

     - not make or rescind any material tax election that would have a material adverse effect on it, unless otherwise required by law or necessary to maintain status as a REIT or partnership;

     - not change the ownership of any subsidiary; and

     - promptly notify the other party of any suit or similar action against it or one of its subsidiaries, where there is a reasonable possibility of a material adverse effect.

MeriStar and its subsidiaries have also agreed to:

     - not adopt any new employee benefit plan or amend any existing plans, except as required by law or as would not be more favorable to participants;

     - continue to maintain all material properties in a manner consistent with past practices;

     - maintain all licenses and permits material to the business of any MeriStar property or as required by any governmental entity administering relevant laws;

     - not make any loans, advances, capital contributions or other investments in any other entity except for investments in wholly-owned subsidiaries which currently exist or expense advances to employees in the ordinary course of business in accordance with past practice or as otherwise permitted by the merger agreement; and

     - not permit any change to any existing material contract in a manner adverse to FelCor without the approval of FelCor or the interim transactions committee.

  Non-Solicitation of Specified Acquisition Proposals

     Each of FelCor and MeriStar is subject to substantially identical non-solicitation provisions in the merger agreement.

     Each party and its subsidiaries and their respective directors, officers and other representatives may not solicit, enter into, or participate in any negotiations with or provide any nonpublic information to a third party related to, any specified acquisition proposal, which is:

     - a merger, consolidation, share exchange, business combination or other similar transaction involving it or its subsidiaries; or

     - a direct or indirect acquisition of more than a 10% equity interest in any voting securities of the party or more than 10% of the consolidated assets of the party.

     Each party may furnish information to, and engage in discussions with, any third party who delivers an unsolicited specified acquisition proposal if a disinterested majority of its board of directors determines in good faith after receipt of advice from outside counsel:

     - that furnishing the information and engaging in the discussions is required by the duties of the board of directors under Maryland law; and

     - that the third party making the specified acquisition proposal has the ability to complete a superior proposal.

The board of directors of each party may not withdraw or modify its recommendation of the merger to the stockholders unless that party receives a superior proposal. In order for a specified acquisition proposal to be a superior proposal for purposes of the merger agreement:

     - a majority of the party's disinterested directors must determine in good faith, after consultation with an independent financial advisor, and taking into account all relevant factors, that the proposal is more favorable to that party and its stockholders; and

     - financing for the proposal, to the extent required, is already fully committed, or a majority of the party's disinterested directors determines in good faith, after consultation with an independent financial advisor, that the proposal is reasonably capable of being financed.

Each party must advise the other orally and in writing of any specified acquisition proposal or any inquiry that could reasonably be expected to lead to a specified acquisition proposal. Each party must give the other one day's advance notice of any information provided to the third party making the proposal, and at least three days' advance notice of any agreement to be entered into with any third party making the proposal.

  Other Covenants

     Each of FelCor and MeriStar has agreed, among other things, to:

     - afford the other party and its representatives access to its properties, books and records;

     - furnish copies of public filings to the other party;

     - file all necessary documentation with governmental authorities and self-regulatory organizations that may be necessary or appropriate to complete the transactions contemplated by the merger agreement;

     - cooperate with the other party with respect to public disclosures and news releases with respect to the merger agreement and the transactions contemplated by the merger agreement;

     - not take any actions that would or are reasonably likely to adversely affect the qualification of the merger as a reorganization under Section 368(a)(1)(A) of the Internal Revenue Code and use all reasonable efforts to achieve that qualification;

     - file, as soon as is practicable, an exchange offer registration statement with respect to its outstanding debt securities issued in early 2001, to use commercially reasonable efforts to have the registration statements declared effective and to use commercially reasonable efforts to complete the related exchange offer;

     - cooperate in the preparation of documents relating to transfer taxes;

     - continue to comply with the terms of the existing confidentiality agreement, dated March 7, 2001;

     - continue in the ordinary and normal course of business to pursue the completion of existing capital expenditure projects in accordance with budgets provided to the other party; and

     - not take, and use commercially reasonable efforts to cause its subsidiaries not to take, actions that would cause any of its representations and warranties to be untrue in any material respect or to cause any of the conditions to the merger not to be satisfied, except as described above under the caption "Non-Solicitation of Competing Transactions."

     FelCor has agreed to:

     - file all reports required to be filed by it under the Exchange Act to permit sales under Rule 145(d)(1) under the Securities Act of stock received by MeriStar affiliates in the merger;

     - deliver to MeriStar, prior to July 12, 2001,

      - a commitment for financing of at least $500 million for a term not less than seven years and on other terms reasonably acceptable to FelCor and MeriStar, or

      - evidence that holders of a majority in aggregate outstanding principal amount of the holders of MeriStar's 9% senior notes due 2008 and 9 1/8% senior notes due 2011 have waived their right to tender their notes as a result of the completion of the merger;

     - file, as soon as practicable after the date of the merger agreement, a shelf registration statement on Form S-3 covering resales of its common stock that may be issued to former holders of MeriStar Partnership units upon redemption of their FelCor Partnership units and to use its reasonable best efforts to have the registration statement declared effective and remain effective until all of that common stock is eligible to be sold under Rule 144(k) under the Securities Act or has been otherwise sold;

     - pay, prior to or at the effective time of the merger, the applicable MeriStar lenders the amount necessary to discharge and terminate the MeriStar senior secured credit facility, which as of June 30, 2001, was $422.0 million in principal amount, plus accrued interest;

     - use commercially reasonable efforts to cause the shares of common stock to be issued in the merger to be listed, prior to the effective time of the merger, on the NYSE, subject to official notice of issuance; and

     - assume all outstanding debt that MeriStar has issued under indentures qualified under the Trust Indenture Act of 1939, which, if none of this debt is tendered in the repurchase offer that FelCor will make after completion of the merger, would include $154.3 million in principal amount of convertible subordinated notes and $202.6 million in principal amount of subordinated notes.

     In addition, FelCor Partnership has also agreed to:

     - assume all outstanding debt that MeriStar Partnership has issued under indentures qualified under the Trust Indenture Act, which, if none of this debt is tendered in the repurchase offer that FelCor or FelCor Partnership will make after completion of the merger, would include $500 million in principal amount of MeriStar Partnership's senior notes;

     - use the traditional method contained in the Treasury Regulations under
       Section 704(c) of the Internal Revenue Code with respect to all properties contributed to FelCor Partnership by MeriStar Partnership in the merger; and

     - provide to each MeriStar Partnership unitholder who is entitled to receive cash consideration in the partnership merger the opportunity to agree to reimburse FelCor with respect to a portion of the debt incurred to fund the cash consideration payable to MeriStar Partnership unitholders up to the amount of cash to which the MeriStar Partnership unitholder is entitled and, if a MeriStar Partnership unitholder so elects to agree to reimburse FelCor with respect to a portion of the debt:

      - to maintain outstanding at least the portion of the debt agreed to be reimbursed until the earlier of five years following the closing of the partnership merger or the date on which the unitholder has redeemed or otherwise disposed of all of his FelCor Partnership units; and

      - not to assign, distribute, or otherwise dispose of the former MeriStar Partnership unitholder's MeriStar Partnership units in a taxable transaction, which will not include any transaction involving a non-taxable merger, consolidation or other reorganization of FelCor Partnership, until the earlier of five years after the closing of the partnership merger and the date on which the MeriStar Partnership unitholder no longer owns at least 50% of the FelCor Partnership units issued to him in the partnership merger.

     MeriStar has agreed to:

     - provide to FelCor, prior to the effective time of the merger, a list of all of its "affiliates," as used in Rule 145(c) and (d) under the Securities Act, and to use its best efforts to cause those persons to deliver to FelCor, prior to the effective time of the merger, an agreement restricting the transfer of the shares of FelCor common stock that person receives in the merger;

     - cause the directors, managers and officers of each of its subsidiaries to resign from their positions as of the effective time of the merger;

     - use reasonable commercial efforts to provide information to potential sources of financing to FelCor and to cooperate with FelCor in obtaining that financing;

     - deliver to FelCor, on or before the date the merger is scheduled to close, a fully executed agreement with MeriStar Hotels & Resorts, in form reasonably satisfactory to FelCor, amending the revolving credit agreement between MeriStar Partnership and MeriStar Hotels & Resorts as specified in a schedule to the merger agreement and use its best efforts to obtain consent to the amendment; and

     - request and obtain an estoppel certificate regarding the status of the management agreements between MeriStar and MeriStar Hotels & Resorts.

     In addition, MeriStar Partnership has agreed to complete promptly the audit of its financial statements for the 1998, 1999 and 2000 fiscal years.

  Indemnification and Insurance

     After the merger is completed, FelCor has agreed to preserve all rights to indemnification existing as of the date of the merger agreement in favor of any directors or officers of MeriStar or its subsidiaries.

     Additionally, FelCor has agreed to extend for six years after the closing of the merger the liability insurance maintained by MeriStar for its directors and officers. FelCor will also continue in effect any indemnification agreements between MeriStar or its subsidiaries and any party, which were existing as of the date of the merger agreement.

CONDITIONS TO THE MERGER

  Conditions to FelCor's and MeriStar's Obligations to Complete the Merger

     The respective obligations of FelCor and MeriStar to complete the transactions contemplated by the merger agreement are subject to the satisfaction or waiver of the following conditions prior to the effective time of the merger:

     - the merger agreement and merger shall have been approved by the required stockholder votes of both FelCor and MeriStar;

     - the shares of FelCor common stock to be issued in the merger shall have been authorized for listing on the NYSE, subject to official notice of issuance;

     - FelCor and MeriStar shall have received an opinion from Hunton & Williams and Paul, Weiss, Rifkind, Wharton & Garrison as to the REIT status of FelCor and MeriStar, respectively, and the partnership status of FelCor Partnership and MeriStar Partnership, respectively;

     - FelCor and MeriStar, respectively, shall have received an opinion from Jenkens & Gilchrist, a Professional Corporation, and Paul, Weiss, Rifkind, Wharton & Garrison, respectively, as to the qualification of the merger as a reorganization under the Internal Revenue Code;

     - no federal legislative or regulatory change shall have been enacted that would cause FelCor or MeriStar to cease to qualify as a REIT for federal income tax purposes;

     - the registration statement of which this joint proxy statement/prospectus is a part shall have been declared effective under the Securities Act, no stop order suspending the effectiveness of the registration statement shall have been issued, and no proceedings for that purpose shall have been initiated or be threatened by the SEC; and

     - FelCor shall have received all necessary "blue sky" authorizations for the issuance of the FelCor common stock in the merger.

  Additional Conditions to FelCor's Obligations to Complete the Merger

     The obligations of FelCor to effect the merger and complete the transactions contemplated by the merger agreement are also subject to the satisfaction or waiver by FelCor of the following conditions at or prior to the effective time of the merger:

     - all of MeriStar's representations and warranties shall be true and correct in all material respects;

     - MeriStar shall have complied in all material respects with its obligations under the merger agreement;

     - MeriStar shall not have experienced a material adverse change;

     - all non-governmental consents and waivers under MeriStar's material agreements that are required to complete the merger shall have been obtained, except as would not have a material adverse effect on FelCor or MeriStar;

     - all consents and waivers from franchisors of MeriStar's hotels shall have been obtained;

     - FelCor shall have received an executed copy of an affiliate agreement from each person deemed to be an "affiliate" of MeriStar under Rule 145 of the Securities Act; and

     - MeriStar shall have fully performed all its obligations under the merger agreement relating to its agreement to amend its revolving credit agreement with MeriStar Hotels & Resorts.

  Additional Conditions to MeriStar's Obligation to Complete the Merger

     The obligations of MeriStar to effect the merger and complete the transactions contemplated by the merger agreement are also subject to the satisfaction or waiver by MeriStar of the following conditions at or prior to the effective time of the merger:

     - all of FelCor's representations and warranties shall be true and correct in all material respects;

     - FelCor shall have complied in all material respects with its obligations under the merger agreement;

     - all consents and waivers from franchisors of MeriStar's hotels shall have been obtained;

     - FelCor shall not have experienced a material adverse change; and

     - all non-governmental consents and waivers under FelCor's material agreements that are required to complete the merger shall have been obtained, except as would not have a material adverse effect on MeriStar or FelCor.

  Waiver of Conditions

     FelCor or MeriStar could decide to complete the merger even though one or more conditions were not satisfied. All of the conditions of the merger can be waived except for the following conditions:

     - the requirements that FelCor and MeriStar common stockholders approve the merger;

     - the requirement that there be no court order or law preventing the closing of the merger or the partnership merger; and

     - the requirements for receipt of tax opinions regarding the REIT status of MeriStar and FelCor and the qualification of the merger as a reorganization under the Internal Revenue Code.

The first two conditions above may not be waived under applicable law. The parties have agreed not to waive the receipt of the required tax opinions.

     Whether any of the other conditions would be waived would depend on the facts and circumstances as determined by the reasonable business judgment of the board of directors of FelCor or MeriStar. If FelCor or MeriStar waived compliance with one or more of the other conditions and the condition was deemed material to a vote of FelCor and/or MeriStar common stockholders, FelCor and/or MeriStar would have to resolicit stockholder approval, as applicable, before closing the merger.

     If, prior to the special meetings, either FelCor or MeriStar waives compliance with any of the material conditions set forth in the merger agreement or if the parties elect to amend the merger agreement in any material fashion, each party will promptly file with the SEC a current report on Form 8-K describing the nature of the waiver or the amendment and issue a press release doing the same.

TERMINATION OF THE MERGER AGREEMENT

     The merger agreement may be terminated by mutual written consent of FelCor and MeriStar.

     In addition, either FelCor or MeriStar may terminate the merger agreement if:

     - the proposals described in this joint proxy statement/prospectus are not approved by the required vote of stockholders of MeriStar or the required vote of stockholders of FelCor;

     - the merger has not occurred on or before October 31, 2001, except that the right to terminate the merger agreement will not be available to the party whose failure to fulfill any obligation under the merger agreement is the cause of the delay;

     - any order, injunction or decree preventing the merger has been entered by any court or governmental entity and is final and nonappealable; or

     - the average closing price of FelCor common stock on the NYSE for any ten consecutive trading days is less than $18.40 per share.

     FelCor may terminate the merger agreement if:

     - MeriStar's board of directors:

      - withdraws or modifies its approval or recommendation of the merger or the merger agreement to its stockholders in a manner adverse to FelCor in connection with a specified acquisition proposal,

      - approves or recommends a specified acquisition proposal, or

      - resolves to do any of the above;

     - prior to MeriStar's stockholders meeting, MeriStar enters into an agreement, other than a confidentiality agreement, with respect to a specified acquisition proposal;

     - prior to MeriStar's stockholders meeting, FelCor's board of directors withdraws or modifies its approval or recommendation of the merger or the merger agreement in connection with, or approves or recommends, a superior acquisition proposal and pays the required termination fee; or

     - MeriStar breaches any representation, warranty, covenant, obligation or agreement in the merger agreement, so that the related condition to closing could not be satisfied by October 31, 2001.

     MeriStar may terminate the merger agreement if:

     - FelCor's board of directors:

      - withdraws or modifies its approval or recommendation of the merger or the merger agreement to its stockholders in a manner adverse to MeriStar in connection with a specified acquisition proposal,

      - approves or recommends a specified acquisition proposal, or

      - resolves to do any of the above;

     - prior to FelCor's stockholders meeting, FelCor enters into an agreement, other than a confidentiality agreement, with respect to a specified acquisition proposal;

     - prior to FelCor's stockholders meeting, MeriStar's board of directors withdraws or modifies its approval or recommendation of the merger or the merger agreement in connection with, or approves or recommends, a superior acquisition proposal and pays the required termination fee; or

     - FelCor breaches any representation, warranty, covenant, obligation or agreement in the merger agreement, so that the related condition to closing could not be satisfied by October 31, 2001.

EXPENSES AND TERMINATION FEES

  Payment of Expenses of the Merger Generally

     Except as otherwise stated in the merger agreement, all expenses incurred in the merger will be paid by the party incurring the expenses.

  Payments from MeriStar to FelCor upon Termination

     MeriStar will be required to pay FelCor a $35 million termination fee and up to $5 million in out-of-pocket expenses of FelCor if the merger agreement is terminated:

     - by FelCor because MeriStar's board of directors:

      - withdrew or modified its approval or recommendation of the merger or the merger agreement to its stockholders in a manner adverse to FelCor in connection with a specified acquisition proposal,

      - approved or recommended a specified acquisition proposal, or

      - resolved to do any of the above;

     - by FelCor because MeriStar entered into an agreement, other than a confidentiality agreement, with respect to a specified acquisition proposal;

     - by MeriStar because MeriStar's board of directors withdrew or modified its approval or recommendation of the merger or the merger agreement in connection with, or approved or recommended, a superior acquisition proposal; or

     - by FelCor because MeriStar breached any representation, warranty, covenant, obligation or agreement set forth in the merger agreement, so that the related condition to closing could not be satisfied by October 31, 2001.

     If the merger agreement is terminated because the stockholders of MeriStar fail to give all necessary approvals, MeriStar must pay FelCor up to $5 million of FelCor's out-of-pocket transaction expenses.

  Payments from FelCor to MeriStar Upon Termination

     FelCor will be required to pay MeriStar a $35 million termination fee and up to $5 million in out-of-pocket expenses of MeriStar if the merger agreement is terminated:

     - by MeriStar because FelCor's board of directors:

      - withdrew or modified its approval or recommendation of the merger or the merger agreement to its stockholders in a manner adverse to MeriStar in connection with a specified acquisition proposal,

      - approved or recommended a specified acquisition proposal, or

      - resolved to do any of the above;

     - by MeriStar because FelCor entered into an agreement, other than a confidentiality agreement, with respect to a specified acquisition proposal;

     - by FelCor because FelCor's board of directors withdrew or modified its approval or recommendation of the merger or the merger agreement in connection with, or approved or recommended, a superior acquisition proposal; or

     - by MeriStar because FelCor breached any representation, warranty, covenant, obligation or agreement set forth in the merger agreement, so that the related condition to closing could not be satisfied by October 31, 2001.

     If the merger agreement is terminated because the stockholders of FelCor fail to give all necessary approvals, FelCor must pay MeriStar up to $5 million of MeriStar's out-of-pocket transaction expenses.

          COMPARATIVE PER SHARE MARKET PRICES AND DIVIDEND INFORMATION

MARKET INFORMATION

     FelCor and MeriStar common stock are each listed on the New York Stock Exchange. FelCor's ticker symbol on that exchange is "FCH" and MeriStar's ticker symbol on that exchange is "MHX." The following table shows, for the periods indicated, the high and low sales prices per share of FelCor common stock and the high and low closing prices per share of MeriStar common stock as reported on the New York Stock Exchange composite tape, and the cash dividends paid per share.

                                         FELCOR COMMON STOCK                  MERISTAR COMMON STOCK
                                   --------------------------------      --------------------------------
                                                            CASH                                  CASH
                                   HIGH        LOW        DIVIDENDS      HIGH        LOW        DIVIDENDS
                                   ----        ---        ---------      ----        ---        ---------
1998
  First Quarter..................  $38 5/16    $34 15/16   $0.55
  Second Quarter.................   37 5/16     31 3/16     0.55
  Third Quarter..................   32 1/4      20          0.55         $21 3/8     $14 9/16
  Fourth Quarter.................   24 3/16     18 3/16     0.895(1)      20 1/4      12 15/16   $0.318(2)
1999
  First Quarter..................  $24 11/16   $21 5/8     $0.55         $19 3/8     $16 1/6     $0.505
  Second Quarter.................   26 1/8      20          0.55          24 1/16     18 7/16     0.505
  Third Quarter..................   21 5/8      16 11/16    0.55          22 5/16     15 1/4      0.505
  Fourth Quarter.................   18 3/8      16 1/4      0.55          16 3/4      14 3/4      0.505
2000
  First Quarter..................  $18 3/4     $16 1/2     $0.55         $17 7/16    $15 1/16    $0.505
  Second Quarter.................   22 1/16     17 11/16    0.55          21 1/64     17 5/8      0.505
  Third Quarter..................   23 3/4      19 11/16    0.55          22 13/16    20 1/4      0.505
  Fourth Quarter.................   24 1/2      21 1/2      0.55          20 5/8      18 3/8      0.505
2001
  First Quarter..................  $24.94      $22.14      $0.55         $22.00      $19.08      $0.505
  Second Quarter.................   24.75       20.90       0.55          23.75       18.50       0.505
  Third Quarter (through August
     30).........................   24.23       21.04       0.55          23.30       20.90       0.505

---------------

(1) Includes a special one-time dividend of $0.345 per share, representing accumulated earnings and profits of Bristol prior to its merger in July 1998 with FelCor.

(2) No dividends were declared prior to August 3, 1998, the date of the merger between CapStar Hotel Company and American General Hospitality Corporation, which created MeriStar.

     On May 9, 2001, the last full trading day prior to the public announcement of the proposed merger, the last reported closing price was $22.10 for FelCor common stock and $21.45 for MeriStar common stock. On August 30, 2001, the last reported closing price was $21.09 for FelCor common stock and $20.93 for MeriStar common stock. WE URGE YOU TO OBTAIN CURRENT MARKET QUOTATIONS FOR FELCOR AND MERISTAR COMMON STOCK BEFORE MAKING ANY DECISION ON THE MERGER.

     Following the merger, FelCor common stock will be traded on the New York Stock Exchange under the ticker symbol "FCH."

DIVIDEND INFORMATION

     The dividends described above represent approximately a 0% return of capital in 2000 for both FelCor and MeriStar and an approximate 7.2% return of capital for FelCor and a 0% return of capital for MeriStar in 1999. In order to maintain its qualification as a REIT, each year, each of FelCor and MeriStar must distribute dividends to its stockholders in an aggregate amount equal to at least 90%, or 95% prior to January 1, 2001, of its taxable income, which does not include net capital gains. For the years ended December 31, 2000 and December 31, 1999, FelCor had annual dividends totaling $2.20 per common share, of which only $2.09 and $1.84 per share, respectively, were required to satisfy the then applicable 95% REIT distribution requirement in the respective years. For the years ended December 31, 2000 and December 31, 1999, MeriStar had annual dividends totaling $2.02 per common share, of which only $1.40 and $0.64 per share, respectively, were required to satisfy the then applicable 95% REIT distribution requirements in the respective years. Under some circumstances FelCor or MeriStar may be required to make distributions in excess of cash available for distribution in order to meet the REIT distribution requirement. In that event, FelCor or MeriStar presently would expect to borrow funds, or to sell assets for cash, to the extent necessary to obtain cash sufficient to make the dividends required to retain FelCor's qualification as a REIT for federal income tax purposes.

     Each of MeriStar and FelCor currently anticipates that it will maintain at least the current dividend rate for the immediate future, unless actual results of operations, economic conditions or other factors differ from its current expectations. Future dividends, if any, paid by either company will be at the discretion of its board of directors and will depend on its actual cash flow, its financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue Code and any other facts as its board of directors deems relevant.

     The merger agreement permits FelCor and MeriStar to pay, prior to the closing of the merger, regular quarterly cash dividends to their stockholders. The merger agreement requires both FelCor and MeriStar to declare a partial quarterly dividend with a record date on the closing date of the merger unless the merger closes within 15 days after the record date for a regularly scheduled FelCor dividend. The respective dividends will be a fraction of each company's latest regular quarterly dividends based on the number of days since the last dividend record date. In addition, MeriStar is required to declare an additional special dividend, having the same record date, if necessary to satisfy the REIT tax requirements to distribute 90% of its taxable income for its shortened final tax year ending with the completion of the merger. The record and payment dates of any partial quarterly or additional dividends paid by MeriStar may be accelerated by the mutual agreement of FelCor and MeriStar.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

PRO FORMA COMBINED STATEMENTS OF OPERATIONS

     The following unaudited Pro Forma Combined Statements of Operations for the six months ended June 30, 2001 and the year ended December 31, 2000 are based in part upon the Consolidated Statements of Operations of FelCor, DJONT Operations, L.L.C., or DJONT, Bristol Hotels & Resorts Tenant Companies, or Bristol Tenant, and MeriStar for the six months ended June 30, 2001 and the year ended December 31, 2000 incorporated by reference, except for the consolidated statement of operations of Bristol Tenant for the six months ended June 30, 2001 which was provided by Bristol Tenant.

     The Pro Forma Combined Statements of Operations for the six months ended June 30, 2001 and the year ended December 31, 2000 assumes that all the following occurred on January 1, 2000:

     - FelCor's acquisition of DJONT, effective January 1, 2001, for 416,667 units of limited partnership interest in FelCor Partnership valued at approximately $10 million;

     - FelCor's acquisition of 12 leases held by Six Continents Hotels, formerly Bass Hotels & Resorts, effective January 1, 2001, for 413,585 shares of FelCor common stock valued at approximately $10 million;

     - FelCor's acquisition of the remaining 88 leases held by Six Continents Hotels, effective July 1, 2001;

     - the assignment of the leases from MeriStar Hotels & Resorts, Inc. to MeriStar's TRSs; and

     - the completion of the MeriStar merger and related financings and the application of the net proceeds.

     In the opinion of FelCor's management, all material adjustments necessary to reflect the effects of the preceding transactions have been made. The unaudited Pro Forma Combined Statement of Operations is presented for illustrative purposes only and is not necessarily indicative of what the actual results of operations would have been had the MeriStar merger and the other transactions described above occurred on the indicated dates, nor do they purport to represent FelCor's results of operations for future periods.

                       FELCOR LODGING TRUST INCORPORATED

                  PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001
                                  (UNAUDITED)
                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                                                          FELCOR      MERISTAR      MERGER
                                                         POST RMA    HISTORICAL   ADJUSTMENTS    PRO FORMA
                                                            (A)         (B)           (C)          TOTAL
                                                         ---------   ----------   -----------    ----------
Revenues:
  Room and suite revenue...............................  $635,857     $402,760                   $1,038,617
  Food and beverage revenue............................   123,930      145,383                      269,313
  Other operating departments..........................    40,635       46,005                       86,640
  Percentage lease revenue.............................                 10,736                       10,736
  Retail space rental and other revenue................     1,882        4,967                        6,849
                                                         --------     --------                   ----------
Total revenues.........................................   802,304      609,851                    1,412,155
                                                         --------     --------                   ----------
Expenses:
  Hotel operating expenses:
    Room...............................................   147,215       92,287                      239,502
    Food and beverage expenses.........................    95,409      103,890                      199,299
    Other operating departments........................    17,428       25,241                       42,669
  Management and incentive fees........................    35,697       14,779                       50,476
  Other property operating costs.......................   220,601      153,718                      374,319
  Property taxes, insurance, and other.................    77,417       37,041                      114,458
  Corporate expenses...................................     6,372        4,535                       10,907
  Depreciation.........................................    79,513       58,405     $(14,568)(D)     123,350
  Other merger and lease termination costs.............                  5,104                        5,104
                                                         --------     --------     --------      ----------
Total operating expenses...............................   679,652      495,000      (14,568)      1,160,084
                                                         --------     --------     --------      ----------
Operating income.......................................   122,652      114,851       14,568         252,071
                                                         --------     --------     --------      ----------
Interest expense, net..................................    79,977       60,261        8,531 (E)     148,769
Swap termination costs.................................     4,824        9,297                       14,121
Writedown of investments...............................                  2,112                        2,112
Other..................................................                  1,402                        1,402
                                                         --------     --------     --------      ----------
Income before equity in income from unconsolidated
  entities, minority interests, and gain (loss) on sale
  of assets............................................    37,851       41,779        6,037          85,667
Equity in income from unconsolidated entities..........     6,328                                     6,328
Minority interests.....................................    (7,015)      (3,121)      (1,680)(F)     (11,816)
Gain (loss) on sale of assets, net.....................     2,955       (1,059)                       1,896
                                                         --------     --------     --------      ----------
Net income before extraordinary items..................    40,119       37,599        4,357          82,075
Preferred distributions................................   (12,300)                   (5,250)(G)     (17,550)
                                                         --------     --------     --------      ----------
Net income before extraordinary items applicable to
  common shareholders..................................  $ 27,819     $ 37,599     $   (893)     $   64,525
                                                         ========     ========     ========      ==========
Basic per share data:
  Net income before extraordinary items applicable to
    common shareholders................................  $   0.53                                $     0.74
                                                         ========                                ==========
  Weighted average shares outstanding..................    52,614                    34,872 (H)      87,486
                                                         ========                  ========      ==========
Diluted per share data:
  Net income before extraordinary items applicable to
    common shareholders................................  $   0.53                                $     0.73
                                                         ========                                ==========
  Weighted average shares outstanding..................    53,055                    35,763 (H)      88,818
                                                         ========                  ========      ==========

           See notes to pro forma combined statements of operations.

                       FELCOR LODGING TRUST INCORPORATED

                  PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                                  (UNAUDITED)
                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                                                       FELCOR      MERISTAR      MERGER
                                                      POST RMA     POST RMA    ADJUSTMENTS     PRO FORMA
                                                        (I)          (J)           (C)           TOTAL
                                                     ----------   ----------   -----------     ----------
Revenues:
  Room and suite revenue...........................  $1,309,292   $  782,288                   $2,091,580
  Food and beverage revenue........................     261,569      290,792                      552,361
  Other operating departments......................      93,352       84,660                      178,012
  Percentage lease revenue.........................                   20,925                       20,925
  Retail space rental and other revenue............       3,057       18,517                       21,574
                                                     ----------   ----------                   ----------
Total revenues.....................................   1,667,270    1,197,182                    2,864,452
                                                     ----------   ----------                   ----------
Expenses:
  Hotel operating expenses:
     Room..........................................     309,234      184,791                      494,025
     Food and beverage expenses....................     200,855      209,962                      410,817
     Other operating departments...................      37,172       48,263                       85,435
  Management and incentive fees....................      77,214       28,943                      106,157
  Other property operating costs...................     437,763      302,347                      740,110
  Property taxes, insurance, and other.............     161,999       72,310                      234,309
Corporate expenses.................................      13,267        9,445                       22,712
Depreciation.......................................     161,316      107,362   $   (19,688)(D)    248,990
                                                     ----------   ----------   -----------     ----------
Total operating expenses...........................   1,398,820      963,423       (19,688)     2,342,555
                                                     ----------   ----------   -----------     ----------
Operating income...................................     268,450      233,759        19,688        521,897
                                                     ----------   ----------   -----------     ----------
Interest expense, net..............................     156,712      122,109        31,183(E)     310,004
Loss on assets held for sale.......................      63,000                                    63,000
Other..............................................       3,376        2,028                        5,404
                                                     ----------   ----------   -----------     ----------
Income before equity in income from unconsolidated
  entities, minority interests, and gain on sale of
  assets...........................................      45,362      109,622       (11,495)       143,489
Equity in income from unconsolidated entities......      11,436                                    11,436
Minority interests.................................      (7,357)     (10,240)          516(F)     (17,081)
Gains on sale of assets............................       4,388        3,425                        7,813
                                                     ----------   ----------   -----------     ----------
Net income before extraordinary items..............      53,829      102,807       (10,979)       145,657
Preferred distributions............................     (24,682)                   (10,500)(G)    (35,182)
                                                     ----------   ----------   -----------     ----------
Net income before extraordinary items applicable to
  common shareholders..............................  $   29,147   $  102,807   $   (21,479)    $  110,475
                                                     ==========   ==========   ===========     ==========
Basic per share data:
  Net income before extraordinary items applicable
     to common shareholders........................  $     0.53                                $     1.23
                                                     ==========                                ==========
     Weighted average shares outstanding...........      55,264                     34,872(H)      90,136
                                                     ==========                ===========     ==========
Diluted per share data:
  Net income before extraordinary items applicable
     to common shareholders........................  $     0.53                                $     1.21
                                                     ==========                                ==========
     Weighted average shares outstanding...........      55,519                     35,763(H)      91,282
                                                     ==========                ===========     ==========

           See notes to pro forma combined statements of operations.

              NOTES TO PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 2001,
                      AND THE YEAR ENDED DECEMBER 31, 2000
                                  (UNAUDITED)

(A) Represents FelCor's historical results of operations, excluding extraordinary items, plus the pro forma effect of FelCor's acquisition of 88 hotel leases from Six Continents Hotels as if the acquisition occurred on January 1, 2000. The computation is as follows (in thousands, except per share amounts):

                                                                                                    FELCOR
                                                          FELCOR        BRISTOL     PRO FORMA      POST RMA
                                                       HISTORICAL(1)   TENANT(2)   ADJUSTMENTS      TOTAL
                                                       -------------   ---------   -----------     --------
Revenues:
  Room and suite revenue.............................    $365,343      $270,514                    $635,857
  Food and beverage revenue..........................      53,150        70,780                     123,930
  Other operating departments........................      24,790        15,845                      40,635
  Percentage lease revenue...........................     115,137                   $(115,137)(3)
  Retail space rental and other revenue..............       1,882                                     1,882
                                                         --------      --------     ---------      --------
Total revenues.......................................     560,302       357,139      (115,137)      802,304
                                                         --------      --------     ---------      --------
Expenses:
  Hotel operating expenses:
    Room.............................................      83,404        63,811                     147,215
    Food and beverage expenses.......................      39,141        56,268                      95,409
    Other operating departments......................      10,922         6,506                      17,428
  Management and incentive fees......................      12,612                      23,085(4)     35,697
  Other property operating costs.....................     121,642       110,710       (11,751)(5)   220,601
  Property taxes, insurance, and other...............      76,460       115,924      (114,967)(3)    77,417
  Corporate expenses.................................       6,372                                     6,372
  Depreciation.......................................      79,513                                    79,513
  Lease termination costs............................      36,226                     (36,226)(6)
                                                         --------      --------     ---------      --------
Total operating expenses.............................     466,292       353,219      (139,859)      679,652
                                                         --------      --------     ---------      --------
Operating income.....................................      94,010         3,920        24,722       122,652
                                                         --------      --------     ---------      --------
Interest expense, net................................      79,621           356                      79,977
Swap termination costs...............................       4,824                                     4,824
                                                         --------      --------     ---------      --------
Income (loss) before equity in income from
  unconsolidated entities, minority interests, and
  gain on sale of assets.............................       9,565         3,564        24,722        37,851
                                                         --------      --------     ---------      --------
Equity in income from unconsolidated entities........       6,328                                     6,328
Minority interests...................................      (2,870)                     (4,145)(7)    (7,015)
Gain on sale of assets, net..........................       2,955                                     2,955
                                                         --------      --------     ---------      --------
Net income (loss) before extraordinary items.........      15,978         3,564        20,577        40,119
Preferred distributions..............................     (12,300)                                  (12,300)
                                                         --------      --------     ---------      --------
Net income (loss) before extraordinary items
  applicable to common shareholders..................    $  3,678      $  3,564     $  20,577      $ 27,819
                                                         ========      ========     =========      ========
Basic per share data:
  Net income (loss) before extraordinary items
    applicable to common shareholders................    $   0.07                                  $   0.53
                                                         ========                                  ========
  Weighted average shares outstanding................      52,614                                    52,614
                                                         ========                                  ========
Diluted per share data:
  Net income (loss) before extraordinary items
    applicable to common shareholders................    $   0.07                                  $   0.53
                                                         ========                                  ========
  Weighted average shares outstanding................      53,055                                    53,055
                                                         ========                                  ========

---------------

(1) Represents the historical results of operations of FelCor for the six months ended June 30, 2001, excluding extraordinary items. Effective January 1, 2001, with the enactment of the REIT Modernization Act, FelCor had completed transactions that resulted in its newly formed taxable subsidiaries acquiring leases for 96 hotels that were previously leased to either DJONT or Six Continents Hotels, accordingly, the revenues and expenses associated with these hotels are included in FelCor's historical consolidated statement of operations for the six month period ended June 30, 2001.

(2) Represents the historical results of operations of FelCor hotels leased to subsidiaries of Six Continents Hotels for the six months ended June 30, 2001, excluding extraordinary items.

(3) Represents the elimination of historical percentage lease revenue and expense between FelCor and Six Continents Hotels. The expense elimination also includes a $170,000 adjustment of an estimate of property tax expense.

(4) Represents the adjustment required to record the management fees at their contractual rates. In the negotiation for the acquisition of the 88 leases and the new long-term management contracts with Six Continents Hotels, FelCor was able to spread the cost of the lease acquisition over the term of the management agreement, by agreeing to pay management fees that are higher than those paid by FelCor to other managers for comparable services. Management fees for the 88 hotels are broken out between a base fee, computed at 2% of total hotel revenue plus 5% of room revenue, and an incentive fee, computed using a formula incorporating hotel net operating income and FelCor's return on its investment in these hotels. The new management contracts transfer the operating risk and reward of the hotels to FelCor, as compared to the percentage leases, under which FelCor received percentage lease revenue based solely on hotel revenues. Additionally, under the new management contracts, FelCor has the ability to terminate management contracts for hotels by substituting hotels with similar revenue streams.

(5) Represents the elimination of historical franchise fees. These agreements have been replaced with management contracts.

(6) Represents the elimination of lease termination costs associated with the acquisition of DJONT and the Six Continents Hotels leases in January 2001.

(7) Represents the adjustment to record FelCor's minority interest holders share of the revenues and expenses of the Bristol Tenant lessee and the proforma adjustments.
---------------

(B) Represents MeriStar's historical results of operations, excluding extraordinary items. Effective January 1, 2001, because of the enactment of the REIT Modernization Act, taxable REIT subsidiaries of MeriStar were assigned the leases on 106 hotels that had previously been held by MeriStar Hotels & Resorts, Inc. and entered into management contracts with MeriStar Hotels & Resorts to manage these hotels. Accordingly, the related hotel revenues, expenses and management fees are included in MeriStar's historical results of operations for the six month period ended June 30, 2001. Certain reclassifications have been made to conform to the presentation of FelCor's statements of operations.

(C) On May 10, 2001, FelCor and MeriStar announced that they had signed a merger agreement, under which MeriStar will merge with and into FelCor, a wholly-owned subsidiary of FelCor Partnership will merge with and into MeriStar Partnership, and the limited partners of MeriStar Partnership, other than FelCor and its subsidiaries, will exchange their interests in MeriStar Partnership for interests in FelCor Partnership and, where applicable, cash. Under the merger agreement, each holder of MeriStar common stock will receive, for each share of MeriStar common stock, $4.60 in cash plus 0.784 of a share of FelCor common stock. Each holder of common units and profits-only partnership units in MeriStar Partnership, other than FelCor and its subsidiaries will receive, for each common unit and profits-only unit, $4.60 in cash plus 0.784 of a common unit of FelCor Partnership. Each holder of Class C preferred units in MeriStar Partnership will receive, for each unit, $4.60 in cash plus 0.784 of a Series C preferred unit in FelCor Partnership. Each holder of Class D preferred units in MeriStar Partnership will receive, for each unit, one Series D preferred unit in FelCor Partnership. Amounts represent adjustments to record the merger and related transactions as if the merger had occurred on January 1 of the fiscal period presented. Shares of FelCor common stock and FelCor Partnership common units are valued at $22.10, the closing price of FelCor common stock on the date of the announcement. The calculation of the merger acquisition cost is as follows (in thousands, except share and unit data):

        Issuance of 34.872 million shares of FelCor common stock in exchange for 44.5 million shares of MeriStar common
          stock.....................................................   $  770,677
        Issuance of 2.764 million FelCor Partnership common units in exchange for 3.5 million MeriStar Partnership common and
          profits-only units........................................       61,082
        Issuance of 755,954 FelCor Partnership Series C preferred
          units in exchange for 964,227 MeriStar Partnership Class C
          preferred units...........................................       16,707
        Payment of $4.60 per share of MeriStar common stock and per
          MeriStar Partnership common, Class C preferred and
          profits-only units........................................      225,260
        Issuance of 392,157 FelCor Partnership Series D preferred
          units in exchange for a like number of MeriStar
          Partnership Class D preferred units.......................        8,690
        Issuance of 3.6 million FelCor stock options based on a
          0.784 exchange ratio in exchange for MeriStar stock
          options, assuming all MeriStar option holders are not
          retained by FelCor........................................       10,600
        Assumption of MeriStar's liabilities........................    1,874,936
        Transaction costs...........................................       39,600
                                                                       ----------
        Total merger acquisition cost...............................   $3,007,552
                                                                       ==========

     The following is a calculation of estimated transaction costs (in thousands):

        Financial advisory fees.....................................   $   12,000
        Consent payments in connection with debt agreements.........       10,600
        Severance and noncompete payments...........................        8,000
        Legal fees..................................................        3,000
        Accounting fees.............................................        1,000
        Mailing and filing fees.....................................        1,000
        Other.......................................................        4,000
                                                                       ----------
                  Transaction costs.................................   $   39,600
                                                                       ==========

(D) Represents the reduction in historical depreciation associated with the allocation of FelCor's purchase price of MeriStar. The allocation of basis to the assets acquired from MeriStar is as follows (in thousands):

        Total merger acquisition cost...............................  $3,007,552
        Less: non-real estate assets acquired at historical cost
          (which approximates fair value)...........................     202,203
                                                                      ----------
        Allocation to investment in hotels..........................  $2,805,349
                                                                      ==========

     The basis is anticipated to be allocated $280.5 million to land, $2,384.6 million to buildings and improvements, and $140.3 million to furniture, fixtures, and equipment. The depreciable lives assigned to buildings and improvements are forty years and five years for furniture, fixtures, and equipment. The adjustment is calculated as follows (in thousands):

                                                          FOR THE YEAR ENDED   FOR THE SIX MONTHS ENDED
                                                          DECEMBER 31, 2000         JUNE 30, 2001
                                                          ------------------   ------------------------
        Buildings and improvements acquired from
          MeriStar......................................      $  59,618                $ 29,809
        Furniture, fixtures, and equipment acquired from
          MeriStar......................................         28,056                  14,028
                                                              ---------                --------
                                                                 87,674                  43,837
        Historical MeriStar depreciation................       (107,362)                (58,405)
                                                              ---------                --------
        Net adjustment..................................      $ (19,688)               $(14,568)
                                                              =========                ========

(E) Represents the net adjustment to historical interest expense for the increase in interest expense related to new borrowings resulting from merger related transactions offset by reductions in historical interest expense related to borrowings that will be repaid with the proceeds of the new borrowings as follows (in thousands):

                                                INTEREST      FOR THE YEAR ENDED   FOR THE SIX MONTHS ENDED
                                                  RATE        DECEMBER 31, 2000         JUNE 30, 2001
                                                --------      ------------------   ------------------------
        Increases:
          New senior notes of $600,000........    8.58%(1)         $51,052                 $22,965
          New mortgage debt of $350,000.......        (2)           29,540                  11,725
          Incremental line of credit
             borrowings.......................        (3)            6,876                   1,019
          Amortization of deferred financing
             costs of new borrowings of
             $18,950 over lives of 1-10
             years............................                       5,883                   2,942
                                                                   -------                 -------
          Total increases.....................                      93,351                  38,651
                                                                   -------                 -------

                                                INTEREST      FOR THE YEAR ENDED   FOR THE SIX MONTHS ENDED
                                                  RATE        DECEMBER 31, 2000         JUNE 30, 2001
                                                --------      ------------------   ------------------------
        Reductions:
          FelCor $61,744 mortgage debt
             repaid...........................        (4)            5,340                   1,940
          MeriStar $202,623 subordinated notes
             repaid...........................    8.71%(5)          17,648                   8,824
          MeriStar $154,300 convertible notes
             repaid...........................    4.75%(5)           7,329                   3,665
          MeriStar $227,000 line of credit
             repaid...........................        (6)           16,753                   8,535
          MeriStar $195,000 term loans
             repaid...........................        (6)           16,318                   7,739
          Historical interest capitalized by
             MeriStar.........................                      (5,805)                 (2,876)
          Historical amortization of MeriStar
             deferred financing costs.........                       4,585                   2,293
                                                                   -------                 -------
          Total reductions....................                      62,168                  30,120
                                                                   -------                 -------
        Net adjustment........................                     $31,183                 $ 8,531
                                                                   =======                 =======

---------------

(1) Represents effective fixed rate on notes issued in May 2001.

(2) Represents estimated variable rate of LIBOR plus 200 basis points to be committed by lender. Weighted average 30 day LIBOR was 6.44% for the year ended December 31, 2000 and 4.70% for the six months ended June 30, 2001. An increase of 0.125% in interest rates would increase interest expense by $437,500 and $218,750 and decrease net income available to common shareholders by $391,563 and $191,406 for the year ended December 31, 2000 and the six months ended June 30, 2001, respectively.

(3) Represents contractual variable rate of LIBOR plus 200 basis points. On a pro forma basis, FelCor will have a balance outstanding on the line of credit of $330,373 for the periods presented. This adjustment represents the incremental interest on this balance in excess of historical amounts.

(4) Represents the weighted average historical rates which were approximately 8.44% and 6.70% for the periods ended December 31, 2000 and June 30, 2001, respectively.

(5) Represents contractual fixed rates of 8.71% on subordinated notes with a principal balance of $202.5 million and 4.75% on convertible notes with a principal balance of $154.3 million.

(6) Represents the historical weighted average interest rates (adjusted for historical interest rate hedges) for the periods presented are as follows:

                                                       2000    2001
                                                       -----   -----
Line of credit.......................................  7.38%   7.52%
$121 million term loan...............................  8.30%   7.82%
$74 million term loan................................  8.48%   8.13%

     FelCor expects to assume approximately $500 million of MeriStar Partnership's senior notes and approximately $374 million of mortgage debt of MeriStar's subsidiaries in connection with the merger.

---------------

(F) Represents adjustment necessary to record impact of merger related transactions on minority interests. After the partnership merger, MeriStar Partnership common unit holders will have the option of redeeming each FelCor common unit issued to them for an amount of cash equal to the then average market price of a share of FelCor common stock, or, at FelCor's option, one share of FelCor common stock. If holders elect to redeem their units, FelCor intends to redeem them by issuing its common stock. Accordingly, pro forma effect has not been given to the range of possible results.

(G) Represents dividends on the proposed issuance of $100 million of Series C cumulative redeemable preferred stock at an assumed dividend rate of 10.5%. An increase of 0.125% in the dividend rate would increase the preferred dividends by $125,000 and $62,500 and decrease net income available to common shareholders by $111,875 and $54,688 for the year ended December 31, 2000 and the six months ended June 30, 2001, respectively.

(H) Represents the impact of additional shares issued in the merger on a basic and diluted basis and the dilutive effect of FelCor stock options issued to MeriStar option holders as follows (in thousands):

        Basic
          Shares issued to MeriStar stockholders....................  34,872
                                                                      ------
          Adjustment to weighted average shares-basic...............  34,872
        Diluted
          Dilutive effect of options issued to MeriStar
             optionholders..........................................     891
                                                                      ------
        Adjustment to weighted average shares-diluted...............  35,763
                                                                      ======

     FelCor does not include partnership units in its diluted weighted average shares computation. If the partnership units were included, the net income available to common shareholders would be increased by the minority interest allocated to the partnership unitholders, resulting in no impact to earnings per share.

(I) Represents FelCor's historical results of operations, excluding extraordinary items, plus the pro forma effect of FelCor's acquisitions of DJONT and 100 hotel leases from Six Continents Hotels as if the acquisition occurred on January 1, 2000. The computation is as follows (in thousands, except per share amounts):

                                                                           BRISTOL
                                 FELCOR          DJONT        BRISTOL      TENANT
                               HISTORICAL   OPERATIONS, LLC    TENANT    PREDECESSOR
                                  (1)             (2)           (3)          (4)
                               ----------   ---------------   --------   -----------
Revenues:
 Room and suite revenue......                  $709,793       $461,978    $143,952
 Food and beverage revenue...                   112,612        115,176      36,645
 Other operating
   departments...............                    56,476         31,859       5,401
 Percentage lease revenue....   $536,907
 Retail space rental and
   other revenue.............      3,057
                                --------       --------       --------    --------
Total revenues...............    539,964        878,881        609,013     185,998
                                --------       --------       --------    --------
Expenses:
 Hotel operating expenses:
   Room......................                   169,531        109,074      32,163
   Food and beverage
     expenses................                    84,602         90,025      28,190
   Other operating
     departments.............                    22,168         11,267       3,859
Management and incentive
 fees........................                    24,766         16,770       5,589
Other property operating
 costs.......................                   236,186        178,234      53,903
Percentage lease expense.....                   277,491        197,210      62,206
Property taxes, insurance,
 and other...................     89,257         70,498          2,128         710
Corporate expenses...........     12,256          1,011
Depreciation.................    160,745            572
                                --------       --------       --------    --------
Total operating expenses.....    262,258        886,825        604,708     186,620
                                --------       --------       --------    --------
Operating income (loss)......    277,706         (7,944)         4,305        (622)
                                --------       --------       --------    --------
Interest expense, net........    156,712            618           (133)        (35)
Loss on assets held for
 sale........................     63,000
Other........................      3,376
                                --------       --------       --------    --------
Income (loss) before equity
 in income from
 unconsolidated entities,
 minority interests, and gain
 on sale of assets...........     54,618         (8,562)         4,438        (587)
                                --------       --------       --------    --------
Equity in income from
 unconsolidated entities.....     14,820            593
Minority interests...........     (8,262)        (3,243)
Gain on sale of assets.......      4,388
Income tax expense
 (benefit)...................                                    2,798        (267)
                                --------       --------       --------    --------
Net income (loss) before
 extraordinary items.........     65,564        (11,212)         1,640        (320)
Preferred distributions......    (24,682)
                                --------       --------       --------    --------
Net income (loss) before
 extraordinary items
 applicable to common
 shareholders................   $ 40,882       $(11,212)      $  1,640    $   (320)
                                ========       ========       ========    ========
Basic per share data:
 Net income (loss) before
   extraordinary items
   applicable to common
   shareholders..............   $   0.74
                                ========
 Weighted average shares
   outstanding...............     55,264
                                ========
Diluted per share data:
 Net income (loss) before
   extraordinary items
   applicable to common
   shareholders..............   $   0.74
                                ========
 Weighted average shares
   outstanding...............     55,519
                                ========


                                              BRISTOL                          FELCOR
                                 TOTAL      ELIMINATIONS    PROFORMA          POST RMA
                               HISTORICAL       (5)        ADJUSTMENTS         TOTAL
                               ----------   ------------   -----------       ----------
Revenues:
 Room and suite revenue......  $1,315,723     $ (6,431)                      $1,309,292
 Food and beverage revenue...     264,433       (2,864)                         261,569
 Other operating
   departments...............      93,736         (384)                          93,352
 Percentage lease revenue....     536,907                   $(536,907)(6)
 Retail space rental and
   other revenue.............       3,057                                         3,057
                               ----------     --------      ---------        ----------
Total revenues...............   2,213,856       (9,679)      (536,907)        1,667,270
                               ----------     --------      ---------        ----------
Expenses:
 Hotel operating expenses:
   Room......................     310,768       (1,534)                         309,234
   Food and beverage
     expenses................     202,817       (1,962)                         200,855
   Other operating
     departments.............      37,294         (122)                          37,172
Management and incentive
 fees........................      47,125          (76)        30,165(7)         77,214
Other property operating
 costs.......................     468,323       (5,929)       (24,631)(8)       437,763
Percentage lease expense.....     536,907                    (536,907)(6)
Property taxes, insurance,
 and other...................     162,593         (594)                         161,999
Corporate expenses...........      13,267                                        13,267
Depreciation.................     161,317           (1)                         161,316
                               ----------     --------      ---------        ----------
Total operating expenses.....   1,940,411      (10,218)      (531,373)        1,398,820
                               ----------     --------      ---------        ----------
Operating income (loss)......     273,445          539         (5,534)          268,450
                               ----------     --------      ---------        ----------
Interest expense, net........     157,162          168           (618)(9)       156,712
Loss on assets held for
 sale........................      63,000                                        63,000
Other........................       3,376                                         3,376
                               ----------     --------      ---------        ----------
Income (loss) before equity
 in income from
 unconsolidated entities,
 minority interests, and gain
 on sale of assets...........      49,907          371         (4,916)           45,362
                               ----------     --------      ---------        ----------
Equity in income from
 unconsolidated entities.....      15,413                      (3,977)(10)       11,436
Minority interests...........     (11,505)                      4,063(11)        (7,357)
Gain on sale of assets.......       4,388                                         4,388
Income tax expense
 (benefit)...................       2,531                      (2,531)(12)
                               ----------     --------      ---------        ----------
Net income (loss) before
 extraordinary items.........      55,672          371         (2,299)           53,829
Preferred distributions......     (24,682)                                      (24,682)
                               ----------     --------      ---------        ----------
Net income (loss) before
 extraordinary items
 applicable to common
 shareholders................  $   30,990     $    371      $  (2,299)       $   29,147
                               ==========     ========      =========        ==========
Basic per share data:
 Net income (loss) before
   extraordinary items
   applicable to common
   shareholders..............                                                $     0.53
                                                                             ==========
 Weighted average shares
   outstanding...............                                                    55,264
                                                                             ==========
Diluted per share data:
 Net income (loss) before
   extraordinary items
   applicable to common
   shareholders..............                                                $     0.53
                                                                             ==========
 Weighted average shares
   outstanding...............                                                    55,519
                                                                             ==========

---------------

 (1) Represents the historical results of operations of FelCor for the year ended December 31, 2000. Certain amounts have been reclassified to conform to the June 30, 2001 presentation with no effect on previously reported net income.

 (2) Represents the historical results of operations of DJONT for the year ended December 31, 2000. Certain amounts have been reclassified to conform to the June 30, 2001 presentation with no effect on previously reported net income.

 (3) Represents the historical results of operations of Bristol Tenant for the nine months ended December 31, 2000. Certain amounts have been reclassified to conform to the June 30, 2001 presentation with no effect on previously reported net income.

 (4) Represents the historical results of operations of Bristol Tenant Predecessor for the three months ended March 31, 2000. Certain amounts have been reclassified to conform to the June 30, 2001 presentation with no effect on previously reported net income.

 (5) Represents adjustment to eliminate historical amounts related to (i) a hotel leased by Bristol Tenant not owned by FelCor and (ii) a hotel owned by FelCor but sold in December 2000.

 (6) Represents the elimination of historical percentage lease revenues and expenses between FelCor and the lessees.

 (7) Represents the adjustment required to record the management fees at their contractual rates. In the negotiation for the acquisition of the 88 leases and the new long-term management contracts with Six Continents Hotels, FelCor was able to spread the cost the lease acquisition over the term of the management agreement, by agreeing to pay management fees that are higher than those paid by FelCor to other managers for comparable services. Management fees for the 88 hotels are broken out between a base fee, computed at 2% of total hotel revenue plus 5% of room revenue, and an incentive fee, computed using a formula incorporating hotel net operating income and FelCor's return on its investment in these hotels. The new management contracts transfer the operating risk and reward of the hotels to FelCor, as compared to the percentage leases, under which FelCor received percentage lease revenue based solely on hotel revenues. Additionally, under the new management contracts, FelCor has the ability to terminate management contracts for hotels by substituting hotels with similar revenue streams.

 (8) Represents the elimination of historical franchise fees paid to Six Continents Hotels. These agreements have been replaced with management contracts.

 (9) Represents the elimination of $618,000 in interest expense paid by DJONT to FelCor.

(10) Represents the elimination of FelCor's equity in income of DJONT's consolidated subsidiary.

(11) Represents adjustment of $135,000 to record the minority interest holders share of the revenues and expenses of the lessees plus the elimination of the DJONT minority interest of $3,243,000 represented by FelCor's ownership discussed in (10) above.

(12) Represents the elimination of the historical tax provisions of the Six Continents Hotels lessees due to the pro forma taxable loss of the TRSs. No benefit has been recorded for deferred taxes related to these losses due to the uncertainty of their recoverability, because based on the weight of available evidence, management has determined it is more likely than not that the entire balance of deferred tax assets will not be realized by the TRSs.
---------------

(J) Represents MeriStar's historical results of operations, excluding extraordinary items, plus the pro forma effect of MeriStar's acquisition of 106 hotel leases from MeriStar Hotels & Resorts, Inc. as if the acquisitions occurred on January 1, 2000. The computation is as follows (in thousands):

                                                        MERISTAR
                                                       HISTORICAL    PRO FORMA        MERISTAR
                                                          (1)       ADJUSTMENTS       POST RMA
                                                       ----------   -----------      ----------
Revenues:
  Room and suite revenue.............................                $ 782,288(2)    $  782,288
  Food and beverage revenue..........................                  290,792(2)       290,792
  Other operating departments........................                   84,660(2)        84,660
  Percentage lease revenue...........................  $ 385,141      (364,216)(3)       20,925
  Retail space rental and other revenue..............     15,637         2,880(4)        18,517
                                                       ---------     ---------       ----------
          Total revenues.............................    400,778       796,404        1,197,182
                                                       ---------     ---------       ----------
Expenses:
  Hotel operating expenses:
     Rooms...........................................                  184,791(2)       184,791
     Food and beverage expenses......................                  209,962(2)       209,962
     Other operating departments.....................                   48,263(2)        48,263
  Management and incentive fees......................                   28,943(5)        28,943
  Other property operating costs.....................      2,731       299,616(6)       302,347
  Property taxes, insurance and other................     47,481        24,829(2)        72,310
  Corporate expenses.................................      9,445                          9,445
  Depreciation.......................................    107,362                        107,362
                                                       ---------     ---------       ----------
          Total operating expenses...................    167,019       796,404          963,423
                                                       ---------     ---------       ----------
Operating income.....................................    233,759                        233,759
                                                       ---------     ---------       ----------
Interest expense, net................................    122,109                        122,109
Other................................................      2,028                          2,028
                                                       ---------     ---------       ----------
Income before minority interest and gain on sale of
  assets.............................................    109,622                        109,622
Minority interests...................................    (10,240)                       (10,240)
Gain on sale of assets...............................      3,425                          3,425
                                                       ---------     ---------       ----------
Net income before extraordinary items applicable to
  common shareholders................................  $ 102,807     $               $  102,807
                                                       =========     =========       ==========

---------------

(1) Represents MeriStar's historical results of operations, excluding extraordinary items. Certain reclassifications have been made to conform to the presentation of FelCor's statement of operations.

(2) Represents the historical hotel revenues and expenses of the 106 hotels formerly leased to MeriStar Hotels & Resorts, Inc.

(3) Represents the elimination of historical percentage lease revenue received from MeriStar Hotels & Resorts.

(4) Represents historical other hotel revenue of the 106 hotels formerly leased to MeriStar Hotels & Resorts.

(5) Represents the contractual management fee which will be paid to MeriStar Hotels & Resorts under the new management agreements. The base management fee under the agreements is 2.5% of hotel revenues.

    Until January 1, 2001, MeriStar Hotels & Resorts leased substantially all of its hotels from MeriStar. Under these leases, MeriStar Hotels & Resorts assumed all of the operating risks and rewards of these hotels and paid MeriStar a percentage of revenue at each hotel under the lease agreements. Therefore, for financial statement purposes through December 31, 2000, MeriStar Hotels & Resorts recorded all of the operating revenues and expenses of the hotels in its statements of operations, and MeriStar recorded lease revenue earned under the lease agreements in its statements of operations. Effective January 1, 2001, MeriStar Hotels & Resorts assigned the hotel leases to newly created, wholly owned, taxable REIT subsidiaries of MeriStar and MeriStar's taxable REIT subsidiaries in turn, entered into management agreements with MeriStar Hotels & Resorts to manage these hotels. As a result of this change in structure, MeriStar's wholly owned taxable REIT subsidiaries have assumed the operating risks and rewards of the hotels and now pay MeriStar Hotels & Resorts a management fee to manage the hotels for them. For consolidated financial statement purposes, effective January 1, 2001, MeriStar now records all of the revenues and expenses of the hotels in its statement of operations, including a management fee paid to MeriStar Hotels & Resorts. The terms of the management agreements are designed to substantially mirror the economics of the former leases.

(6) Represents historical other undistributed operating costs of the 106 hotels formerly leased to MeriStar Hotels & Resorts.

PRO FORMA COMBINED BALANCE SHEET

     The following unaudited Pro Forma Combined Balance Sheet as of June 30, 2001 is based in part upon the Consolidated Balance Sheets of FelCor and MeriStar incorporated by reference, and the consolidated balance sheet of Bristol Tenant which was provided to us by Bristol Tenant.

     The Pro Forma Combined Balance Sheet assumes all of the following occurred on June 30, 2001:

     - FelCor's acquisition of the remaining 88 leases held by Six Continents Hotels, effective July 1, 2001; and

     - the completion of the MeriStar merger and related financings and the application of the net proceeds.

     In the opinion of FelCor's management, all material adjustments necessary to reflect the effects of the foregoing transactions have been made. The unaudited Pro Forma Combined Balance Sheet is presented for illustrative purposes only and is not necessarily indicative of what the actual financial position would have been had the MeriStar merger and the other transactions described above occurred on June 30, 2001, nor does it purport to represent the future financial position of FelCor.

                       FELCOR LODGING TRUST INCORPORATED

                        PRO FORMA COMBINED BALANCE SHEET
                              AS OF JUNE 30, 2001
                           (UNAUDITED, IN THOUSANDS)

                                       FELCOR         RMA                      MERISTAR
                                     HISTORICAL   ACQUISITION     FELCOR      HISTORICAL       MERGER          PRO FORMA
                                        (A)           (B)        POST RMA        (C)       ADJUSTMENTS(D)        TOTAL
                                     ----------   -----------   -----------   ----------   --------------      ----------
                                                         ASSETS


Net investment in hotels...........  $3,710,694                 $3,710,694    $2,867,134     $ (61,785)(E)     $6,516,043
Investment in unconsolidated
  entities.........................     154,980                    154,980        41,714                          196,694
Assets held for sale...............      52,122                     52,122                                         52,122
Cash and cash equivalents..........      64,220    $   1,471        65,691        20,550                           86,241
Restricted cash....................     323,555                    323,555        20,201      (316,460)(F)         27,296
Due from MeriStar Hotels &
  Resorts..........................                                               10,893                           10,893
Note receivable from MeriStar
  Hotels & Resorts.................                                               36,000                           36,000
Accounts receivable................      46,449       33,924        80,373        57,040                          137,413
Prepaid expenses...................      12,056        1,941        13,997        15,765                           29,762
Deferred expenses, net.............      32,201                     32,201        21,570       (11,620)(G)         42,151
Other assets.......................       7,251        5,022        12,273            40                           12,313
                                     ----------    ---------    ----------    ----------     ---------         ----------
        Total assets...............  $4,403,528    $  42,358    $4,445,886    $3,090,907     $(389,865)        $7,146,928
                                     ==========    =========    ==========    ==========     =========         ==========

                                           LIABILITIES & SHAREHOLDERS' EQUITY

Debt...............................  $2,134,093                 $2,134,093    $1,653,050     $(138,450)(H)     $3,648,693
Distributions payable..............      34,199                     34,199        24,245                           58,444
Accrued expenses and other.........     146,077    $  42,358       188,435       194,948                          383,383
Minority interest in Operating
  Partnership......................     253,841                    253,841        93,288       (13,654)(I)        333,475
Minority interest in other
  partnerships.....................      50,474                     50,474         2,693                           53,167
                                     ----------    ---------    ----------    ----------     ---------         ----------
        Total liabilities..........   2,618,684       42,358     2,661,042     1,968,224      (152,104)         4,477,162
                                     ----------    ---------    ----------    ----------     ---------         ----------
Shareholders' equity:
Preferred stock....................     293,265                    293,265                     100,000 (J)        393,265
Common stock.......................         699                        699           486          (137)(K)          1,048
Additional paid-in capital.........   2,063,981                  2,063,981     1,180,687      (396,114)(K)      2,848,554
Accumulated other comprehensive
  income (loss)....................        (899)                      (899)      (13,350)       13,350 (L)           (899)
Distributions in excess of
  earnings.........................    (256,221)                  (256,221)       28,981       (28,981)(L)       (256,221)
Less: Common stock in treasury, at
  cost.............................    (315,981)                  (315,981)      (74,121)       74,121 (L)       (315,981)
                                     ----------    ---------    ----------    ----------     ---------         ----------
        Total shareholders'
          equity...................   1,784,844                  1,784,844     1,122,683      (237,761)         2,669,766
                                     ----------    ---------    ----------    ----------     ---------         ----------
        Total liabilities and
          shareholders' equity.....  $4,403,528    $  42,358    $4,445,886    $3,090,907     $(389,865)        $7,146,928
                                     ==========    =========    ==========    ==========     =========         ==========

                 See notes to pro forma combined balance sheet.

                   NOTES TO PRO FORMA COMBINED BALANCE SHEET
                              AS OF JUNE 30, 2001
                                  (UNAUDITED)

(A) Represents the historical consolidated balance sheet of FelCor as of June 30, 2001.

(B) Effective January 1, 2001, with the enactment of the REIT Modernization Act, FelCor had completed transactions that resulted in its newly formed taxable REIT subsidiaries acquiring leases for 96 hotels that were previously leased to either DJONT or Six Continents Hotels. Accordingly, the assets and liabilities associated with these hotels are included in FelCor's consolidated balance sheet as of June 30, 2001. In March 2001, FelCor entered into an agreement with Six Continents Hotels to acquire the remaining 88 hotel leases effective July 1, 2001. In consideration for the acquisition of these leases, taxable REIT subsidiaries of FelCor entered into long-term management agreements with Six Continents Hotels with regard to these hotels and issued to Six Continents Hotels 100 shares of FelCor common stock. The pro forma adjustment column represents the historical hotel assets and liabilities associated with the 88 hotels as if the Six Continents Hotels leases were acquired effective June 30, 2001.

(C) Represents the historical consolidated balance sheet of MeriStar as of June 30, 2001. Certain reclassifications have been made to conform to the presentation of FelCor's balance sheet.

(D) On May 10, 2001, FelCor and MeriStar announced that they had signed a merger agreement, under which MeriStar will merge with and into FelCor, a wholly-owned subsidiary of FelCor Partnership will merge with and into MeriStar Partnership and the limited partners of MeriStar Partnership, other than FelCor and its subsidiaries, will exchange their interests in MeriStar Partnership for interests in FelCor Partnership and, where applicable, cash. Under the merger agreement, each holder of MeriStar common stock will receive, for each share of MeriStar common stock, $4.60 in cash plus 0.784 of a share of FelCor common stock. Each holder of common units and profits-only partnership units in MeriStar Partnership, other than FelCor and its subsidiaries, will receive, for each common unit and profits-only unit, $4.60 in cash plus 0.784 of a common unit of FelCor Partnership. Each holder of Class C preferred units in MeriStar Partnership will receive, for each unit, $4.60 in cash plus 0.784 of a Series C preferred unit in FelCor Partnership. Each holder of Class D preferred units in MeriStar Partnership will receive, for each unit, one Series D preferred unit in FelCor Partnership. Amounts represent adjustments to record the merger and related transactions as if the merger had occurred on June 30, 2001. Shares of FelCor common stock and FelCor Partnership common units are valued at $22.10, the closing price of FelCor common stock on the date of the announcement. The calculation of the merger acquisition cost is as follows (in thousands, except share and unit data):

        Issuance of 34.872 million shares of FelCor common stock in exchange for 44.5 million shares of MeriStar common
          stock.....................................................  $  770,677
        Issuance of 2.764 million FelCor Partnership common units in exchange for 3.5 million MeriStar Partnership common and
          profits-only units........................................      61,082
        Issuance of 755,954 FelCor Partnership Series C preferred
          units in exchange for 964,227 MeriStar Partnership Class C
          preferred units...........................................      16,707
        Payment of $4.60 per share of MeriStar common stock and per
          MeriStar Partnership common, Class C preferred and
          profits-only units........................................     225,260
        Issuance of 392,157 FelCor Partnership Series D preferred
          units in exchange for a like number of MeriStar
          Partnership Class D preferred units.......................       8,690
        Issuance of 3.6 million FelCor stock options based on a
          0.784 exchange ratio in exchange for MeriStar stock
          options, assuming all MeriStar option holders are not
          retained by FelCor........................................      10,600
        Assumption of MeriStar's liabilities........................   1,874,936
        Transaction costs...........................................      39,600
                                                                      ----------
        Total merger acquisition cost...............................  $3,007,552
                                                                      ==========

     The following is a calculation of estimated transaction costs (in thousands):

Financial advisory fees.....................................  $12,000
Consent payments in connection with debt agreements.........   10,600
Severance and noncompete payments...........................    8,000
Legal fees..................................................    3,000
Accounting fees.............................................    1,000
Mailing and filing fees.....................................    1,000
Other.......................................................    4,000
                                                              -------
          Transaction costs.................................  $39,600
                                                              =======

(E) Represents the purchase accounting adjustment to the historical carrying value of MeriStar investment in hotels as follows (in thousands):

        FelCor allocation to investment in hotels...................  $2,805,349
        MeriStar historical carrying amount.........................   2,867,134
                                                                      ----------
             Adjustment.............................................  $  (61,785)
                                                                      ==========

(F) Represents the release of a portion of the proceeds of the $600 million notes placement which will be used to repay MeriStar debt upon closing of the merger.

(G)  Represents the net effect of the following adjustments (in thousands):

        Deferred financing costs for new borrowings.................  $  9,950
        Elimination of historical MeriStar deferred financing
          costs.....................................................   (21,570)
                                                                      --------
             Adjustment.............................................  $(11,620)
                                                                      ========

(H) Represents the net decrease in debt as a result of the merger and related transactions as follows (in thousands):

        Issuance of new mortgage debt...............................  $ 350,000
        Net borrowings on new line of credit........................    290,473
        Repayment of MeriStar subordinated notes....................   (202,623)
        Repayment of MeriStar convertible notes.....................   (154,300)
        Repayment of MeriStar line of credit........................   (227,000)
        Repayment of MeriStar term loans............................   (195,000)
                                                                      ---------
             Net adjustment.........................................  $(138,450)
                                                                      =========

     The issuance of the $600 million senior notes and the repayment of FelCor mortgage debt are not included as these transactions were completed prior to June 30, 2001 and are included in the historical amounts.

(I) Represents the net adjustment to minority interest as follows (in thousands, except share and unit data):

        Issuance of 2.769 million FelCor Partnership common units in exchange for 3.532 million MeriStar Partnership common and profits-only units........................................  $ 61,082
        Issuance of 755,954 FelCor Partnership Series C preferred
          units in exchange for 964,227 MeriStar Partnership Class C
          preferred units...........................................    16,707
        Issuance of 392,157 FelCor Partnership Series D preferred
          units in exchange for a like number of MeriStar
          Partnership Class D preferred units.......................     8,690
        Elimination of historical MeriStar minority interest........   (93,288)
        Adjustment to reflect minority interest as 12.5% of common
          equity....................................................    (6,845)
                                                                      --------
                  Net adjustment....................................  $(13,654)
                                                                      ========

     The minority interest percentage is calculated as follows (in thousands):

        Historical FelCor common stock..............................     52,981
        Historical FelCor Partnership units convertible into FelCor
          common stock..............................................      9,014
        FelCor common stock issued in the merger....................     34,872
        FelCor Partnership units convertible into FelCor common
          stock issued in the merger................................      3,520
                                                                       --------
                  Total shares and units............................    100,387
                                                                       ========
        Units as a percentage of shares and units...................       12.5%

(J) Represents the proposed issuance of $100 million in Series C cumulative redeemable preferred stock.

(K) Represents the net adjustments resulting from the merger and related transactions as follows (in thousands, except share and unit data):

                                                                               ADDITIONAL
                                                                      COMMON     PAID IN
                                                                      STOCK      CAPITAL
                                                                      ------   -----------
        Issuance of 34.872 million shares of FelCor common stock in exchange for 44.5 million shares of MeriStar common
          stock.....................................................  $ 349    $   770,328
        Issuance of 3.6 million FelCor stock options in exchange for
          MeriStar stock options....................................                10,600
        Elimination of historical MeriStar balances.................   (486)    (1,180,687)
        Offering expenses of new $100,000 of FelCor Series C
          cumulative redeemable preferred stock.....................                (3,200)
        Adjustment to reflect minority interest as 12.5% of common
          equity....................................................                 6,845
                                                                      -----    -----------
                  Net adjustments...................................  $(137)   $  (396,114)
                                                                      =====    ===========

(L)  Represents the elimination of historical MeriStar balances.

                      DESCRIPTION OF FELCOR CAPITAL STOCK

     The following description is a summary of the material terms of FelCor's capital stock. You should also review FelCor's charter and bylaws, including articles supplementary to the charter describing the Series A and Series B preferred stock, copies of which are available from FelCor upon request or through the SEC or the SEC's website, as described in "Where You Can Find More Information." FelCor is a Maryland corporation governed by its charter, bylaws and the Maryland General Corporation Law. Under FelCor's charter, FelCor has the authority to issue up to 200,000,000 shares of common stock and 20,000,000 shares of preferred stock. Under Maryland law, stockholders generally are not responsible for the corporation's debts or obligations.

DESCRIPTION OF FELCOR COMMON STOCK

     At June 30, 2001, FelCor had outstanding 53,332,541 shares of common stock.

  Terms

     Subject to the preferential rights of any series of preferred stock outstanding, the holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including the election of directors. FelCor's charter does not provide for cumulative voting in the election of directors. Except as otherwise required by law or provided in articles supplementary relating to preferred stock of any series, the holders of common stock exclusively possess all voting power.

     Subject to any preferential rights of any series of preferred stock outstanding, the holders of common stock are entitled to those dividends, if any, as may be declared from time to time by the FelCor board of directors from assets legally available for dividends and, upon liquidation, are entitled to receive pro rata all assets of FelCor available for distribution to those holders. All shares of common stock will, when issued, be fully paid and nonassessable and will have no preemptive rights. FelCor may, however, enter into contracts with stockholders to grant them preemptive rights.

     Holders of shares of common stock have no redemption rights. Subject to the provisions of the charter regarding the restrictions on transfer of stock, shares of common stock will have equal dividend, liquidation and other rights.

     Under the Maryland General Corporation Law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two thirds of the shares entitled to vote on the matter unless a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter, is set forth in the corporation's charter. FelCor's charter requires the affirmative vote of a majority of the votes entitled to be cast in those situations.

  Restrictions on Ownership and Transfer

     Shares of FelCor common stock are subject to restrictions upon their ownership and transfer which were adopted for the purpose of enabling FelCor to preserve its status as a REIT. For a description of those restrictions, see the discussions below under the captions, "-- Selected FelCor Charter Provisions -- Restrictions on Ownership and Transfer."

  Exchange Listing

     FelCor common stock is listed on the NYSE under the symbol "FCH".

  Transfer Agent

     The transfer agent and registrar for the common stock is SunTrust Bank, located in Atlanta, Georgia.

DESCRIPTION OF FELCOR PREFERRED STOCK

     The FelCor board of directors may, without further action of the stockholders of FelCor, establish and issue shares of preferred stock in one or more series and fix the rights, preferences and restrictions of the series of preferred stock. The rights of holders of common stock are subject to, and may be adversely affected by, the rights of holders of preferred stock. The issuance of additional shares of preferred stock could adversely affect the voting power of holders of common stock and could have the effect of delaying or preventing a change in control of FelCor or other corporate action.

     FelCor plans to sell up to $100 million of a new Series C preferred stock with a dividend rate expected to be not more than 10.5%. As of the date of this joint proxy statement/prospectus, FelCor has no purchasers or commitments for this stock. FelCor expects that the terms of the Series C preferred stock and related depositary shares will be substantially similar to the terms of the Series B preferred stock and related depositary shares described below, except for the number of shares and the per share annual dividend rate.

     The board has established two series of preferred stock which are described below.

  Series A Preferred Stock

     In April 1996, the board of directors authorized FelCor to classify and issue the Series A preferred stock as part of the authorized preferred stock. At June 30, 2001, there were outstanding 5,980,600 shares of Series A preferred stock.

     The outstanding shares of Series A preferred stock are validly issued, fully paid and nonassessable. The holders of the Series A preferred stock have no preemptive rights. The shares of Series A preferred stock are not subject to any sinking fund or other obligation of FelCor to redeem or retire the Series A preferred stock. Unless converted or redeemed by FelCor into common stock, the Series A preferred stock will have a perpetual term, with no maturity.

     Ranking. The Series A preferred stock ranks on parity with the outstanding Series B preferred stock and senior to the common stock as to dividends and liquidation preference. While any shares of Series A preferred stock are outstanding, FelCor may not authorize, create or increase the authorized amount of any class or series of stock that ranks senior to the Series A preferred stock without the consent of the holders of two-thirds of the votes entitled to be cast by holders of the outstanding Series A preferred stock. However, FelCor may create additional classes of stock, increase the authorized number of shares of preferred stock or issue series of preferred stock ranking junior to or on parity with the Series A preferred stock without the consent of any holder of Series A preferred stock.

     Dividends. If declared by the board of directors of FelCor, dividends on each share of the Series A preferred stock will be paid quarterly based on either $0.4875 per share or the cash dividends on the number of shares of common stock into which a share of Series A preferred stock is then convertible, whichever is greater. Dividends on the Series A preferred shares will be paid prior to payment of any dividends on the common stock or preferred stock other than the Series B preferred stock. Any unpaid dividends will accrue and are cumulative.

     Redemption. FelCor has the right to redeem shares of Series A preferred stock at any time. FelCor may either issue shares of its common stock based upon a conversion rate of 0.7752 shares of common stock for each share of Series A preferred stock or deliver cash in an amount equal to the aggregate market value of the number of shares of common stock into which the Series A preferred stock is convertible, plus accrued and unpaid dividends. FelCor may only exercise this redemption option if the closing price of the common stock on the NYSE equals or exceeds $32.25 per share for 20 trading days within any period of 30 consecutive trading days. FelCor may not redeem the Series A preferred stock unless all dividends have been declared and paid on the Series A and Series B preferred stock, or unless FelCor is acquiring shares of capital stock to preserve its status as a REIT or for purposes of a FelCor employee benefit plan.

     Liquidation Preference. Upon liquidation, dissolution or winding up of FelCor, whether voluntary or involuntary, and before payment of any amount to any other class or series of capital stock other than holders of Series B preferred stock, the holders of Series A preferred stock are entitled to receive $25.00 per share plus any accrued and unpaid dividends. If there are insufficient assets to pay the liquidation preference, FelCor's assets will be distributed pro rata among the holders of Series A preferred stock and Series B preferred stock.

     Voting Rights. The holders of Series A preferred stock have no voting rights. However, if six quarterly dividends payable on the Series A or Series B preferred stock are in arrears, the holders of the Series A and Series B preferred stock will have the right to elect two additional members to FelCor's board of directors until the dividends have been paid or declared and set apart for payment. FelCor may not amend its charter to materially and adversely affect the rights, preferences or voting power of the holders of the Series A preferred stock or the Series B preferred stock or create any class of stock senior to the Series A and Series B preferred stock without the approval of two-thirds of the votes entitled to be cast by holders of the outstanding Series A and Series B preferred stock.

     Conversion Rights. Holders of Series A preferred stock have the right, at any time prior to redemption, to convert their preferred stock into shares of FelCor common stock at a conversion price of $32.25 per share of common stock.

     Exchange Listing. The Series A preferred stock is listed on the NYSE under the symbol "FCHpA".

     Transfer Agent. The transfer agent and registrar for the Series A preferred stock is SunTrust Bank, Atlanta, Georgia.

  Series B Preferred Stock and Depositary Shares

     In April 1998, the Board of Directors authorized FelCor to classify and issue the Series B preferred stock as part of the authorized preferred stock. At June 30, 2001, there were outstanding 57,500 shares of Series B preferred stock represented by 5,750,000 depositary shares, each of which represent a 1/100 fractional interest in a share of Series B preferred stock.

     Ranking. The Series B preferred stock ranks on parity with the outstanding Series A preferred stock and senior to the common stock as to dividends and liquidation preference. While any shares of Series B preferred stock are outstanding, FelCor may not authorize, create or increase the authorized amount of any class or series of stock that ranks senior to the Series B preferred stock without the consent of the holders of two-thirds of the votes entitled to be cast by holders of the outstanding Series B preferred stock. However, FelCor may create additional classes of stock, increase the authorized number of preferred stock or issue series of preferred stock ranking junior to or on a parity with the Series B preferred stock without the consent of any holder of Series B preferred stock.

     Dividends. If declared by the board of directors of FelCor, dividends on each share of Series B preferred stock will be paid quarterly at an annual rate of $225.00 per share. Dividends on the Series B preferred shares will be paid prior to payment of any dividends on the common stock or preferred stock other than the Series A preferred stock. Any unpaid dividends will accrue and are cumulative.

     Redemption. FelCor has the right to redeem shares of Series B preferred stock at any time after May 7, 2003 at a redemption price of $2,500 per share, or $25 per depositary share, plus any accrued and unpaid dividends. The redemption price of the Series B preferred stock, other than accrued and unpaid dividends, may only be paid from proceeds of the sale of other capital stock of FelCor. The shares of Series B preferred stock have no stated maturity and are not subject to any sinking fund or mandatory redemption provisions. FelCor may not redeem the Series B preferred stock unless all dividends have been declared and paid on the Series A and Series B preferred stock, or unless FelCor is acquiring shares of capital stock to preserve its status as a REIT or for purposes of a FelCor employee benefit plan.

     Liquidation Preference. Upon liquidation, dissolution or winding up of FelCor, whether voluntary or involuntary, and before payment of any amount to any other class or series of capital stock other than holders of Series B preferred stock, the holders of Series A preferred stock are entitled to receive $2,500 per share plus any accrued and unpaid dividends. If there are insufficient assets to pay the liquidation preference, FelCor's assets will be distributed pro rata among the holders of Series A preferred stock and Series B preferred stock.

     Voting Rights. Each share of Series B preferred stock is entitled to 100 votes, which may be directed separately by the holder or the holder's proxy. If six quarterly dividends payable on the Series A or Series B preferred stock are in arrears, the holders of the Series A and Series B preferred stock will have the right to elect two additional members to FelCor's board of directors until the dividends have been paid or declared and set apart for payment. FelCor may not enter into any share exchange or consolidation or merger with any other entity, unless the rights of the Series B preferred stockholders remain unchanged, without the approval of two-thirds of the outstanding depositary shares representing the Series B preferred stock. In addition, FelCor may not amend its charter to materially and adversely affect the rights, preferences or voting power of the holders of the Series A preferred stock or the Series B preferred stock or create any class of stock senior to the Series A and Series B preferred stock without the approval of two-thirds of the votes entitled to be cast by holders of the outstanding Series A and Series B preferred stock.

     Conversion Rights. Shares of Series B preferred stock are not convertible into or exchangeable for any other property or securities of FelCor.

     Exchange Listing. The Series B preferred stock is listed on the NYSE under the symbol "FCHpB".

     Transfer Agent. The transfer agent and registrar for the depositary shares is SunTrust Bank, Atlanta, Georgia.

SELECTED FELCOR CHARTER PROVISIONS

  Restrictions on Ownership and Transfer

     For FelCor to qualify as a REIT under the federal income tax laws, it must meet some requirements concerning the ownership of its outstanding stock. Not more than 50% in value of FelCor's outstanding stock may be owned, actually and constructively under the applicable attribution provisions of the federal income tax laws, by five or fewer individuals, including some entities, during the last half of a taxable year. This is known as the 5/50 rule. Also, FelCor stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

     For the purpose of, among other reasons, preserving FelCor's REIT qualification, the FelCor charter contains provisions that restrict the ownership and transfer of FelCor's capital stock under some circumstances. These ownership limitation provisions provide that no person may own more than 9.9% of the outstanding shares of any class of FelCor's capital stock, subject to exceptions. The board of directors may waive the ownership limit with respect to a stockholder if it determines that the stockholder's ownership will not jeopardize FelCor's status as a REIT. The board has waived these provisions for some parties in the past.

     Transfers of FelCor capital stock that would cause FelCor to become closely held under the Internal Revenue Code or otherwise fail to qualify as a REIT under the Internal Revenue Code are prohibited. Any transfer of capital stock of FelCor or any other event that would cause FelCor to violate the 5/50 rule or to own 10% or more of the ownership interests in any entity that leases any hotels or in any sublessee is prohibited. That prohibition does not prevent FelCor from leasing its hotels to TRSs. All certificates representing shares of capital stock will bear a legend referring to the restrictions described above.

     The provisions described above may have the effect of precluding an acquisition of control of FelCor without approval of the board of directors.

  Operations

     FelCor generally is prohibited from engaging in some activities, including acquiring or holding property or engaging in any activity that would cause FelCor to fail to qualify as a REIT.

  Classification of the Board of Directors

     Under the charter, the board of directors is divided into three classes. Directors of each class will be chosen for three-year terms upon the expiration of their current terms, and each year one class of directors will be elected by the stockholders. FelCor believes that classification of the board of directors will help to assure the continuity and stability of FelCor's business strategies and policies as determined by the board of directors. Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors, except that a vacancy resulting from an increase in the number of directors must be filled by a majority of the entire board of directors.

     The classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. The staggered terms of directors may delay, defer or prevent a transaction or change of control of FelCor that might involve a premium price for holders of common stock or otherwise be in their best interest.

     Information regarding removal of directors is contained in "Comparison of Stockholder Rights" in this joint proxy statement/prospectus.

MARYLAND TAKEOVER STATUTES

     Under the Maryland General Corporation Law, some business combinations, including a merger, consolidation, share exchange or, in some circumstances, an asset transfer or issuance or reclassification of equity securities, are prohibited. These transactions include those between a Maryland corporation and the following persons:

     - an interested stockholder, which is defined as any person who beneficially owns 10% or more of the voting power of the corporation's shares, or who is an affiliate or an associate of the corporation who, at any time within a two-year period prior to the transaction, was the beneficial owner of 10% or more of the voting power of the corporation's shares; or

     - an affiliate of an interested stockholder.

     A person is not an interested stockholder if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. The board of directors may provide that its approval is subject to compliance with any terms and conditions determined by the board of directors. Transactions between a corporation and an interested stockholder are prohibited for five years after the date on which an affiliate becomes an interested stockholder under the above test. After five years, any business combination must be recommended by the board of directors of the corporation and approved by at least 80% of the stockholders of the corporation, two-thirds of which must be holders of shares other than those held by the interested stockholder with whom the business combination is to be effected, unless the corporation's stockholders receive a minimum price as defined by Maryland law and other conditions under Maryland law are satisfied.

     A Maryland corporation may elect not to be governed by these provisions by either having its board of directors exempt specific interested stockholders, or by placing a provision in its charter expressly electing not to be governed by the specific section of the Maryland law or amending its existing charter with the approval of at least 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and two-thirds of the votes entitled to be cast by holders of shares other than those held by any interested stockholder. The FelCor charter contains exemptions from these provisions for any business combination involving Hervey Feldman, former Chairman of FelCor, or Mr. Corcoran or any present or future affiliates, associates or other persons acting in concert or as a group with Mr. Feldman or Mr. Corcoran.

     The Maryland General Corporation Law also prevents, subject to exceptions, an acquiror who acquires enough shares to exercise specified percentages of voting power of a corporation from having any voting rights except to the extent approved by two-thirds of the votes entitled to be cast on the matter not including shares of stock owned by the acquiring person and any officers or directors who are employees of the corporation. These provisions are referred to as the control share statute.

     The control share statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by a corporation's charter or bylaws. FelCor's charter contains a provision exempting any and all acquisitions of FelCor's shares of stock from the control share statute. This provision could be amended or eliminated in the future. If this exemption in the charter is eliminated, the control share statute could discourage offers to acquire FelCor stock and could increase the difficulty of completing an offer.

     The Maryland General Corporation Law also provides that Maryland corporations that are subject to the Exchange Act and have at least three outside directors can elect by resolution of the board of directors to be subject to some corporate governance provisions that may be inconsistent with the corporation's charter and bylaws. Under the applicable statute, a board of directors may classify itself without the vote of stockholders. A board of directors classified in that manner cannot be altered by amendment to the charter of the corporation. Further, the board of directors may, by electing into the applicable statutory provisions and notwithstanding the charter or bylaws:

     - provide that a special meeting of stockholders, will be called only at the request of stockholders, entitled to cast at least a majority of the votes entitled to be cast at the meeting,

     - reserve for itself the right to fix the number of directors,

     - provide that a director may be removed only by the vote of the holders of two-thirds of the stock entitled to vote, and

     - retain for itself sole authority to fill vacancies created by the death, removal or resignation of a director.

     In addition, a director elected to fill a vacancy under this provision will serve for the balance of the unexpired term instead of until the next annual meeting of stockholders. A board of directors may implement all or any of these provisions without amending the charter or bylaws and without stockholder approval. A corporation may be prohibited by its charter or by resolution of its board of directors from electing any of the provisions of the statute. FelCor is not prohibited from implementing any or all of the statute. If implemented, these provisions could discourage offers to acquire FelCor stock and could increase the difficulty of completing an offer.

                        COMPARISON OF STOCKHOLDER RIGHTS

     Both FelCor and MeriStar are incorporated in Maryland and governed by the Maryland General Corporation Law. The FelCor charter and bylaws and the MeriStar charter and bylaws are similar in several respects, including with respect to the following matters: majority vote required for extraordinary transactions, absence of cumulative voting, classification of the board of directors, director qualifications, indemnification of officers and directors, limitations on director liability, voting rights and inapplicability of the control share statute. The following is a summary of the material differences between the rights of holders of FelCor common stock and those of the holders of MeriStar common stock after the merger. These differences arise from differences between the FelCor charter and bylaws and the MeriStar charter and bylaws.

NUMBER OF DIRECTORS

     The FelCor board of directors must be a minimum of three directors, but not more than nine, unless otherwise determined by resolution of 80% of the board of directors. The minimum number of members of the MeriStar board of directors is three, and the bylaws prescribe a maximum of up to 15 members. Currently, MeriStar has 10 directors, and FelCor has 11 directors.

AMENDMENTS TO CHARTER

     Amendments to the FelCor and MeriStar charters are governed by the provisions of the Maryland General Corporation Law which require the board of directors to adopt a resolution which sets forth the proposed amendment, declare that it is advisable, and direct that the proposed amendment be submitted for consideration at either an annual or special meeting of the stockholders entitled to vote to approve the amendment.

     FelCor's charter requires that any proposed amendment to the charter will become effective only upon the affirmative vote of the holders of not less than a majority of all votes entitled to be cast on the matter. However, any amendment to or repeal of provisions of the charter relating to ownership limitations on the stock of FelCor will be effective only if it is adopted upon the affirmative vote of not less than two-thirds of the aggregate votes entitled to be cast on the proposed amendment. Any amendment to or repeal of provisions of FelCor's charter relating to the board of directors requires the affirmative vote of not less than 80% of the board of directors and 75% of the aggregate votes entitled to be cast on the proposed amendment.

     MeriStar's charter requires that an amendment to the charter addressing any stock provisions become effective only upon the affirmative vote of all independent directors and the holders of not less than two-thirds of all votes entitled to be cast on the matter. To amend any provisions in the MeriStar charter addressing the classification of directors, the removal of directors, independent directors, pre-emptive rights, indemnification and liability of directors and officers and amendments to the charter, approval by the affirmative vote of the holders of not less than two thirds of all votes entitled to be cast on the matter is required.

PREFERRED STOCK

     MeriStar has no outstanding shares of preferred stock. FelCor has outstanding shares of two series of preferred stock. The FelCor preferred stock has preferences over common stock on dividends or liquidating distributions. For a description of the terms of FelCor's preferred stock, see "Description of FelCor Capital Stock -- Description of FelCor Preferred Stock."

     The FelCor charter expressly provides that the board of directors may set, change or eliminate any of the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and condition of redemption of any of the unissued shares of the preferred stock of FelCor. The MeriStar charter expressly provides that the board of directors may designate the rights, preferences and priorities of any of the unissued shares of the preferred stock of MeriStar, provided that the preferred stock will not be used for anti-takeover purposes and will not have super-majority voting rights.

SPECIAL MEETINGS OF THE STOCKHOLDERS

     The bylaws of FelCor provide that a special meeting of the stockholders may be called by the chairman of the board, the chief executive officer, the president or the majority of the board of directors or a majority of the independent directors, or the holders of at least 10% of the outstanding shares of stock entitled to vote at the meeting.

     The bylaws of MeriStar provide that a special meeting of stockholders may be called by the president, chief executive officer or the board of directors, or the holders of at least a majority of the outstanding shares of stock entitled to vote at the meeting. The stockholders must pay for the costs of the special meeting if called by the stockholders.

REMOVAL OF DIRECTORS

     FelCor's charter provides that directors may be removed from office at any time, but only for cause and then only by the affirmative vote of a majority of the holders of stock entitled to vote in an election for directors.

     MeriStar's charter provides that a director may be removed with or without cause by the affirmative vote of 75% of the votes entitled to be cast in the election of directors.

                UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion describes the material U.S. federal income tax consequences of the merger and related transactions to FelCor, MeriStar and their respective stockholders as well as other tax considerations for U.S. stockholders of FelCor. The following discussion is based upon current provisions of the Internal Revenue Code of 1986, referred to as the Code, existing, temporary, and proposed Treasury regulations thereunder, and current administrative rulings and court decisions. Future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, may affect the accuracy of any statements in this joint proxy statement/prospectus with respect to the transactions entered into or contemplated prior to the effective date of those changes. No attempt has been made to comment on all U.S. federal income tax consequences of the merger and related transactions that may be relevant to U.S. stockholders of FelCor and MeriStar. Stockholders of FelCor and MeriStar may not all be affected in the same manner by the tax considerations discussed below because of their different tax situations. Jenkens & Gilchrist, a Professional Corporation, counsel for FelCor, and Paul, Weiss, Rifkind, Wharton & Garrison, counsel for MeriStar, have reviewed the discussion below in "U.S. Federal Income Tax Consequences of the Merger" and are of the opinion that the discussion fairly describes the U.S. federal income tax consequences of the transactions referred to in that section that are likely to be material to U.S. stockholders of FelCor or MeriStar. Hunton & Williams, special tax counsel for FelCor, has reviewed the discussion set forth below in "U.S. Federal Income Tax Consequences of FelCor's Status as a REIT" and is of the opinion that the discussion fairly describes the U.S. federal income tax consequences that are likely to be material to U.S. stockholders of FelCor or MeriStar. Each of the opinions discussed in this paragraph has been filed as an exhibit to the registration statement of which this joint proxy statement/ prospectus forms a part. The opinions are based on various assumptions, are subject to limitations, including assumptions regarding the accuracy of factual representations made by FelCor and MeriStar and the parties to the merger agreement taking actions contemplated by, and otherwise satisfying their obligations under, the merger agreement, and are not binding on the Internal Revenue Service or any court. The Internal Revenue Service may challenge part or all of those opinions, and such a challenge could be successful.

     The following discussion may not apply to particular categories of FelCor or MeriStar stockholders subject to special treatment under U.S. federal income tax laws, such as insurance companies, financial institutions, broker-dealers, estates, trusts, tax-exempt organizations except as provided below, non-U.S. stockholders except as provided below, holders whose shares were acquired through the exercise of employee stock options or otherwise as compensation, and other persons subject to special tax treatment under U.S. federal income tax laws. Stockholders of FelCor and MeriStar are urged to consult their own tax advisors regarding the specific tax consequences of the transactions and matters referred to herein, including the state, local, foreign, and other tax consequences of the transactions and matters referred to herein, and of potential changes in applicable tax laws.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

  General

     The merger is intended to qualify as a reorganization under section 368(a)(1)(A) of the Code. The tax consequences summarized below are based on the assumption that the merger will qualify as a reorganization. It is a non-waivable condition to FelCor's obligation to close the merger that FelCor receive an opinion from Jenkens & Gilchrist that the merger will qualify as a reorganization within the meaning of section 368(a)(1)(A) of the Code. It also is a non-waivable condition to MeriStar's obligation to close the merger that MeriStar receive an opinion from Paul Weiss that the merger will qualify as a reorganization within the meaning of section 368(a)(1)(A) of the Code. The foregoing opinions of counsel will rely on customary representations made by FelCor and MeriStar and applicable factual assumptions. If any of the factual assumptions or representations relied upon in the opinions of counsel are inaccurate, the opinions may not accurately describe the tax treatment of the merger, and this discussion may not accurately describe the tax consequences of the merger.

  Tax Treatment of Holders of MeriStar Common Stock

     MeriStar stockholders will receive $4.60 in cash and 0.784 of a share of FelCor common stock for each share of MeriStar common stock exchanged in the merger. Assuming, consistent with the above described opinions, the merger of MeriStar with and into FelCor constitutes a reorganization within the meaning of section 368(a)(1)(A) of the Code, the following tax consequences generally will occur to MeriStar stockholders:

     - Recognition of Gain: A MeriStar stockholder will recognize gain upon the receipt of cash consideration in the merger in an amount equal to the lesser of:

      - the cash consideration received in the merger, excluding cash received instead of a fractional share of FelCor common stock; or

      - the sum of the cash consideration, excluding cash received instead of a fractional share of FelCor common stock, plus the fair market value of the FelCor common stock received in the merger less the stockholder's adjusted tax basis in its MeriStar common stock being exchanged.

     The treatment of this gain for tax purposes is described below. A MeriStar stockholder that receives cash instead of a fractional share of FelCor common stock also will recognize gain or loss as described below.

     - Character of Gain. In general, the determination of whether the gain recognized by a MeriStar stockholder in the merger will be treated as capital gain, assuming that the MeriStar common stock was held as a capital asset, or dividend income depends upon whether and to what extent the transactions related to the merger will be deemed to reduce the stockholder's percentage ownership of FelCor following the merger. For purposes of that determination, the MeriStar stockholder is treated as if the stockholder first exchanged all of its shares of MeriStar common stock solely for FelCor common stock and then FelCor immediately redeemed a portion of the FelCor common stock in exchange for the cash consideration that the MeriStar stockholder actually received in the merger. This is referred to as a deemed redemption. If, under Section 302 of the Code, a stockholder's percentage ownership immediately after the deemed redemption is "substantially disproportionate" to the stockholder's percentage ownership immediately before the deemed redemption determined by applying a mathematical test, the gain recognized will be treated as a capital gain. Based on the expected range of values of FelCor common stock at the time of the merger, it is anticipated that the deemed redemption will not be substantially disproportionate with respect to holders of MeriStar common stock.

      Section 302 of the Code also provides that any gain recognized by a stockholder in the deemed redemption will be capital gain if the deemed redemption is "not essentially equivalent to a dividend" with respect to that stockholder. In order for the deemed redemption to be "not essentially equivalent to a dividend," the deemed redemption must result in a "meaningful reduction" in the stockholder's deemed percentage stock ownership of FelCor following the merger. That determination generally requires a comparison of:

      - the percentage of the outstanding stock of FelCor the stockholder is considered to have owned immediately before the deemed redemption, to

      - the percentage of the outstanding stock of FelCor the stockholder owns immediately after the deemed redemption.

      The Internal Revenue Service has indicated in a published ruling that, in the case of a small minority holder of a publicly held corporation whose relative stock interest is minimal and who exercises no control over corporate affairs, a reduction in the holder's proportionate interest in the corporation from 0.0001118% to 0.0001081%, an approximate 3.31% reduction in relative interest, would constitute a meaningful reduction. In applying the foregoing tests, under the attribution rules of section 318 of the Code, a MeriStar stockholder will be deemed to own:

         - stock owned and, in some cases, constructively owned by family members, by some estates and trusts of which the stockholder is a beneficiary and by some affiliated entities; and

         - stock subject to an option actually or constructively owned by the stockholder or other persons.

      Aside from the guidance provided above, authority is limited on the application of the "not essentially equivalent to a dividend" test. FelCor does not intend to report the cash consideration paid in the merger as a dividend paid to MeriStar stockholders. However, the determination as to whether a MeriStar stockholder will recognize capital gain or dividend income upon the merger is complex and is determined on a stockholder-by-stockholder basis. Accordingly, each MeriStar stockholder is urged to consult his or her own tax advisor with respect to this determination.

     Any capital gain recognized by a MeriStar stockholder will be long-term capital gain if the MeriStar stockholder's holding period in the MeriStar common stock is more than one year.

     - No Loss Recognized. A MeriStar stockholder will not recognize loss upon the receipt of cash and FelCor common stock in exchange for MeriStar common stock in the merger, except in connection with the receipt of cash instead of a fractional share of FelCor common stock, as described below.

     - Tax Basis. The aggregate tax basis of the FelCor common stock received by a MeriStar stockholder in the merger, including a fractional share of FelCor common stock for which cash is received, will be the same as the aggregate tax basis of the stockholder's MeriStar common stock exchanged therefor, decreased by the amount of cash, other than cash received instead of a fractional share of FelCor common stock, received in the merger, and increased by the amount of gain recognized by the stockholder in the exchange, other than gain recognized in connection with cash received for a fractional share, but including the amount of gain that is treated as a dividend.

     - Holding Period. The holding period for the FelCor common stock received by a stockholder of MeriStar in the merger will include the holding period for the MeriStar common stock being exchanged, provided that the MeriStar common stock was held as a capital asset at the time of the merger.

     - Fractional Shares. A MeriStar stockholder that receives cash instead of a fractional share of FelCor common stock will be treated as if it had received the fractional share in the merger and then FelCor had redeemed such fractional share. The stockholder generally will recognize gain or loss in an amount equal to the difference between the amount of cash received for the fractional share and the portion of the stockholder's adjusted tax basis in its newly received FelCor common stock that is allocated to the fractional share. The gain or loss generally will be treated as capital gain or loss if the stockholder holds its MeriStar common stock as a capital asset at the time of the merger.

  Backup Withholding

     Backup withholding tax at a rate of 30.5% may apply to cash paid in the merger to a MeriStar stockholder. Backup withholding will not apply, however, if the MeriStar stockholder:

     - furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding on Internal Revenue Service Form W-9 or an appropriate substitute form;

     - provides a certificate of foreign status on Internal Revenue Service Form W-8 BEN or an appropriate substitute form; or

     - is a corporation or is otherwise exempt from backup withholding and, when required, demonstrates that fact.

     The Internal Revenue Service may impose a penalty upon any taxpayer that fails to provide the correct taxpayer identification number.

  Tax Treatment of MeriStar

     Assuming, consistent with the above described opinions, the merger qualifies as a reorganization within the meaning of section 368(a)(1)(A) of the Code, MeriStar will not recognize gain or loss in connection with the merger.

  Tax Protection Agreements

     MeriStar has previously entered into agreements with some holders of MeriStar Partnership units that require MeriStar to indemnify these holders for their tax liabilities that arise on the taxable sale or exchange of some properties by MeriStar. It is not anticipated that the partnership merger will trigger any material indemnity obligation of MeriStar under these agreements.

  Tax Treatment of FelCor and its Stockholders

     Assuming, consistent with the above described opinions, the merger qualifies as a reorganization within the meaning of Section 368(a)(1)(A) of the Code, neither FelCor nor its stockholders will recognize gain or loss in connection with the merger, although FelCor will succeed to any tax liabilities of MeriStar.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF FELCOR'S STATUS AS A REIT

     This section describes the material U.S. federal income tax issues that may be relevant to FelCor common stockholders due to FelCor's status as a REIT. The statements in this section are based on the current U.S. federal income tax laws governing qualification as a REIT. New laws, interpretations thereof, or court decisions, any of which may take effect retroactively, could cause any statement in this section to be inaccurate.

     WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF OWNERSHIP OF FELCOR COMMON STOCK AND OF FELCOR'S ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF YOUR STOCK OWNERSHIP AND FELCOR'S REIT ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

  REIT Qualification

     FelCor elected to be taxed as a REIT under the tax laws beginning with its short taxable year ended December 31, 1994. MeriStar's predecessor elected to be taxed as a REIT under the federal income tax laws beginning with its short taxable year ended December 31, 1996. Each of FelCor and MeriStar believes that it has operated in a manner intended to qualify as a REIT since the beginning of the first short taxable year for which it elected to be taxed as a REIT and, following the merger, FelCor intends to continue to so operate. This section discusses the laws governing the tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

     The obligation of FelCor and MeriStar to complete the merger is subject to the non-waivable condition that Hunton & Williams deliver an opinion to FelCor and MeriStar dated as of the closing date that:

     - commencing with its taxable year ended December 31, 1994, FelCor was organized and has operated in conformity with the requirements for qualification as a REIT under the Code;

     - FelCor Partnership has been since its formation in 1994, and continues to be, treated for federal income tax purposes as a partnership and not as a corporation or association taxable as a corporation; and

     - the merger will not prevent FelCor from continuing to operate in conformity with the requirements for qualification as a REIT under the Code.

     In addition, the obligation of FelCor and MeriStar to complete the merger is subject to the non-waivable condition that Paul Weiss deliver an opinion to FelCor and MeriStar dated as of the closing date that:

     - commencing with its taxable year ended December 31, 1996, MeriStar or its predecessor was organized and has operated in conformity with the requirements for qualification as a REIT under the Code; and

     - MeriStar Partnership has been since its formation in 1996, and continues to be, treated for federal income tax purposes as a partnership and not as a corporation or association taxable as a corporation.

     Those opinions will be based upon customary assumptions, representations, and qualifications and will not be binding upon the Internal Revenue Service.

     Investors should be aware that opinions of counsel are not binding upon the Internal Revenue Service or any court. It must be emphasized that the opinions of Hunton & Williams and Paul Weiss described above will be based on various assumptions and conditioned upon representations made by FelCor and MeriStar, respectively, as to factual matters, including representations regarding the nature of FelCor's and MeriStar's properties and the future conduct of FelCor's business. Moreover, FelCor's continued qualification and taxation as a REIT depend upon its ability to meet on a continuing basis, through actual annual operating results, the qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that FelCor earns from specified sources, the percentage of FelCor's assets that falls within specified categories, the diversity of FelCor's share ownership, and the percentage of its earnings that FelCor distributes. The REIT qualification tests are described in more detail below. While Hunton & Williams and Paul Weiss will review those matters in connection with the foregoing opinions, Hunton & Williams will not review FelCor's compliance with those tests on a continuing basis. Accordingly, the actual results of FelCor's operation for any particular taxable year may not satisfy these requirements. For a discussion of the tax consequences of failure to qualify as a REIT, see "-- Failure to Qualify."

  Taxation of FelCor

     If FelCor qualifies as a REIT, it generally will not be subject to federal income tax on the taxable income that it distributes to its stockholders. The benefit of that tax treatment is that it avoids double taxation, or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. However, FelCor will be subject to federal tax in the following circumstances:

     - FelCor will pay federal income tax on taxable income, including net capital gain, that it does not distribute to its stockholders during, or within a specified time period after, the calendar year in which the income is earned.

     - FelCor may be subject to the alternative minimum tax on any items of tax preference that it does not distribute or allocate to its stockholders.

     - FelCor will pay income tax at the highest corporate rate on net income from the sale or other disposition of property acquired through foreclosure that it holds primarily for sale to customers in the ordinary course of business, as well as on other non-qualifying income from foreclosure property.

     - FelCor will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that it holds primarily for sale to customers in the ordinary course of business.

     - If FelCor fails to satisfy the 75% gross income test or the 95% gross income test, as described below under "-- Requirements for Qualification -- Income Tests," and nonetheless continues to qualify as a REIT because it meets other requirements, it will pay a 100% tax on the gross income attributable to the greater of the amounts by which it fails the 75% and 95% gross income tests, multiplied by a fraction intended to reflect its profitability.

     - If FelCor fails to distribute during a calendar year at least the sum of 85% of its REIT ordinary income for the year, 95% of its REIT capital gain net income for the year and any undistributed taxable income from prior periods, it will pay a 4% excise tax on the excess of that required distribution over the amount it actually distributed.

     - FelCor may elect to retain and pay income tax on its net long-term capital gain. In that case, a U.S. stockholder would be taxed on its proportionate share of FelCor's undistributed long-term capital gain and would receive a credit or refund for its proportionate share of the tax FelCor paid.

     - If FelCor acquires any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which it acquires a basis in the asset that is determined by reference to the C corporation's basis in the asset, it will pay tax at the highest regular corporate rate applicable if it recognizes gain on the sale or disposition of the asset during the 10-year period after it acquires the asset. The amount of gain on which it will pay tax generally is the lesser of:

      - the amount of gain that it recognizes at the time of the sale or disposition; and

      - the amount of gain that it would have recognized if it had sold the asset at the time it acquired the asset.

The rule described above will apply assuming that FelCor makes an election under applicable Treasury regulations on its tax return for the year in which it acquires assets from a C corporation. FelCor made an election under the Treasury regulations with respect to the assets that it acquired from Bristol in its merger with Bristol in 1998. In addition, MeriStar made an election under the Treasury regulations with respect to the assets that it acquired from CapStar in its predecessor's merger with CapStar in 1998. Accordingly, any gain recognized by FelCor on the disposition of any asset acquired from Bristol or CapStar during the 10-year period beginning on the date of either FelCor's or MeriStar's acquisition of the asset, as appropriate, to the extent of the asset's built-in gain, will be subject to tax at the highest regular corporate rate. In addition, FelCor has designated 16 hotels, some of which FelCor acquired from Bristol in the Bristol merger, as assets held for possible disposition. If FelCor is successful in selling those hotels, it could incur corporate income tax liability with respect to the related built-in gain, the amount of which cannot yet be determined.

     - FelCor will incur a 100% excise tax on transactions with a TRS, that are not conducted on an arm's-length basis.

  Requirements for Qualification

     A REIT is a corporation, trust, or association that meets the following requirements:

          1. it is managed by one or more trustees or directors;

          2. its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest;

          3. it would be taxable as a domestic corporation, except for the REIT provisions of the federal income tax laws;

          4. it is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws;

          5. at least 100 persons are beneficial owners of its shares or ownership certificates;

          6. no more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, as defined in the tax laws to include some types of entities, during the last half of any taxable year;

          7. it elects to be a REIT, or has elected REIT status for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status;

          8. it uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws; and

          9. it meets other qualification tests, described below, regarding the nature of its income and assets.

     FelCor must meet requirements 1 through 4 during its entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If FelCor complies with all the requirements for ascertaining the ownership of its outstanding shares in a taxable year and has no reason to know that it violated requirement 6, it will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an individual generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An individual, however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of this type of a trust will be treated as holding shares of FelCor's stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

     FelCor has issued sufficient common stock with enough diversity of ownership to satisfy requirements 5 and 6 set forth above. In addition, FelCor's charter restricts the ownership and transfer of the common stock so that FelCor should continue to satisfy requirements 5 and 6. The provisions of the charter restricting the ownership and transfer of the common stock are described in "Description of FelCor Capital Stock -- Selected FelCor Charter and Bylaw Provisions -- Restrictions on Ownership and Transfer."

     A corporation that is a "qualified REIT subsidiary" is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a qualified REIT subsidiary are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described herein, any qualified REIT subsidiary of FelCor will be ignored, and all assets, liabilities, and items of income, deduction, and credit of the subsidiary will be treated as assets, liabilities, and items of income, deduction, and credit of FelCor.

     In the case of a REIT that is a partner in a partnership, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, FelCor's proportionate share of the assets, liabilities, and items of income of FelCor Partnership and of any other partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which FelCor has acquired or will acquire an interest, directly or indirectly, which are referred to as partnership subsidiaries, are treated as assets and gross income of FelCor for purposes of applying the various REIT qualification requirements.

     FelCor and its subsidiaries also own equity interests in non-corporate, single-owner or -member entities. As long as an entity described in the preceding sentence does not elect to be treated as an association taxable as a corporation for federal income tax purposes, the entity will be disregarded for federal income tax purposes and all assets, liabilities, and items of income, deduction, and credit of the entity will be treated as assets, liabilities, and items of income, deduction, and credit of FelCor or the FelCor subsidiary that owns the equity interests in the entity.

     Income Tests. FelCor must satisfy two gross income tests annually to maintain its qualification as a REIT. First, at least 75% of its gross income for each taxable year must consist of defined types of income that it derives, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

     - rents from real property;

     - interest on debt secured by mortgages on real property or on interests in real property;

     - dividends or other distributions on and gain from the sale of shares in other REITs; and

     - gain from the sale of real property or mortgage loans.

     Second, in general, at least 95% of its gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of dividends and interest, gain from the sale or disposition of stock or securities, income from some hedging transactions, or any combination of the foregoing. Gross income from FelCor's sale of property that it holds primarily for sale to customers in the ordinary course of business is excluded from both income tests. The following paragraphs discuss the specific application of the gross income tests to FelCor.

     Rents from Real Property. Rent that FelCor receives from real property that it owns and leases to tenants will qualify as "rents from real property," which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

     - First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

     - Second, neither FelCor nor a direct or indirect owner of 10% or more of its stock may own, actually or constructively, 10% or more of a tenant from whom it receives rent, other than a TRS.

     - Third, if the tenant is a TRS, the TRS may not directly or indirectly operate or manage the related property. Instead, the property must be operated on behalf of the TRS by a person who qualifies as an independent contractor and who is, or is related to a person who is, actively engaged in the trade or business of operating lodging facilities for any person unrelated to FelCor and the TRS. See "-- Other Tax
       Consequences -- Taxable REIT Subsidiaries."

     - Fourth, all of the rent received under a lease of real property will not qualify as rents from real property unless the rent attributable to the personal property leased in connection with such lease is no more than 15% of the total rent received under the lease.

     - Fifth, FelCor generally must not operate or manage its real property or furnish or render services to its tenants, other than through an independent contractor who is adequately compensated and from whom FelCor does not derive revenue. However, FelCor need not provide services through an independent contractor, but instead may provide services directly to its tenants, if the services are usually or customarily rendered in connection with the rental of space for occupancy only and are not considered to be provided for the tenants' convenience. In addition, FelCor may provide a minimal amount of non-customary services to the tenants of a property, other than through an independent contractor, as long as its income from the services does not exceed 1% of its income from the related property. Furthermore, FelCor may own up to 100% of the stock of a TRS, which may provide customary and noncustomary services to FelCor's tenants without tainting FelCor's rental income from the related properties. See "-- Other Tax Consequences -- Taxable REIT Subsidiaries."

     Under its percentage leases, FelCor's lessees lease from FelCor Partnership and the partnership subsidiaries the land, buildings, improvements, furnishings and equipment comprising the hotels, for terms of five to 10 years, with options to renew for total terms, including the initial term, of not more than 15 years. The percentage leases for MeriStar's hotels generally provide for an initial term of 12 years with three fair market value renewal options of five years each. The percentage leases provide that the lessees are obligated to pay to FelCor Partnership and the partnership subsidiaries the greater of a minimum base rent or percentage rent as well as additional charges or other expenses, as defined in the leases. Percentage rent is calculated by multiplying fixed percentages by gross room or suite revenues, and gross food and beverage revenues and rent for each of the hotels. Both base rent and the thresholds in the percentage rent formulas are adjusted for inflation. Base rent and percentage rent accrue and are due monthly.

     In order for the base rent, percentage rent, and additional charges to constitute rents from real property, the percentage leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures, or some other type of arrangement. The determination of whether the percentage leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making this determination, courts have considered a variety of factors, including the following:

     - the intent of the parties;

     - the form of the agreement;

     - the degree of control over the property that is retained by the property owner, or whether the lessee has substantial control over the operation of the property or is required simply to use its best efforts to perform its obligations under the agreement; and

     - the extent to which the property owner retains the risk of loss with respect to the property, or whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property or the potential for economic gain or appreciation with respect to the property.

     In addition, tax law provides that a contract that purports to be a service contract or a partnership agreement will be treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not:

     - the service recipient is in physical possession of the property;

     - the service recipient controls the property;

     - the service recipient has a significant economic or possessory interest in the property, or whether the property's use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in savings in the property's operating costs, or the recipient bears the risk of damage to or loss of the property;

     - the service provider bears the risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract;

     - the service provider uses the property concurrently to provide significant services to entities unrelated to the service recipient; and

     - the total contract price substantially exceeds the rental value of the property for the contract period.

     Since the determination whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor will not be dispositive in every case.

     FelCor believes that the percentage leases will be treated as true leases for tax purposes. This belief is based, in part, on the following facts:

     - FelCor Partnership and the partnership subsidiaries, on the one hand, and the lessees, on the other hand, intend for their relationship to be that of a lessor and lessee and the relationship is documented by lease agreements;

     - the lessees have the right to the exclusive possession, use, and quiet enjoyment of the hotels during the term of the percentage leases;

     - the lessees bear the cost of, and are responsible for, day-to-day maintenance and repair of the hotels, other than the cost of maintaining underground utilities, structural elements, and capital improvements, and generally dictate how the hotels are operated, maintained, and improved;

     - the lessees bear all of the costs and expenses of operating the hotels, including the cost of any inventory used in their operation, during the term of the percentage leases, other than real estate and personal property taxes and property and casualty insurance premiums;

     - the lessees benefit from any savings in the costs of operating the hotels during the term of the percentage leases;

     - the lessees generally have indemnified FelCor Partnership and the partnership subsidiaries against all liabilities imposed on FelCor Partnership and the partnership subsidiaries during the term of the percentage leases by reason of:

      - injury to persons or damage to property occurring at the hotels;

      - the lessees' use, management, maintenance, or repair of the hotels;

      - any environmental liability caused by acts or grossly negligent failures to act of the lessees;

      - taxes and assessments in respect of the hotels that are the obligations of the lessees; or

      - any breach of the percentage leases or of any sublease of a hotel by the lessees;

     - the lessees are obligated to pay substantial fixed rent for the period of use of the hotels;

     - the lessees stand to incur substantial losses or reap substantial gains depending on how successfully they operate the hotels;

     - FelCor Partnership and the partnership subsidiaries cannot use the hotels concurrently to provide significant services to entities unrelated to the lessees; and

     - the total contract price under the percentage leases does not substantially exceed the rental value of the hotels for the term of the percentage leases.

     Investors should be aware that there are no controlling Treasury regulations, published rulings, or judicial decisions involving leases with terms substantially the same as the percentage leases that discuss whether these leases constitute true leases for tax purposes. If the percentage leases are characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payments that FelCor Partnership and the partnership subsidiaries receive from the lessees may not be considered rent or may not otherwise satisfy the various requirements for qualification as rents from real property. In that case, FelCor likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose its REIT status.

     As described above, in order for the rent received by FelCor to constitute rents from real property, several other requirements must be satisfied. One requirement is that the percentage rent must not be based in whole or in part on the income or profits of any person. The percentage rent, however, will qualify as rents from real property if it is based on percentages of receipts or sales and the percentages:

     - are fixed at the time the percentage leases are entered into;

     - are not renegotiated during the term of the percentage leases in a manner that has the effect of basing percentage rent on income or profits; and

     - conform with normal business practice.

     More generally, the percentage rent will not qualify as rents from real property if, considering the percentage leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the percentage rent on income or profits. Since the percentage rent is based on fixed percentages of the gross revenues from the hotels that are established in the percentage leases, and FelCor has represented that the percentages will not be renegotiated during the terms of the percentage leases in a manner that has the effect of basing the percentage rent on income or profits and that the percentages conform with normal business practice, the percentage rent should not be considered based in whole or in part on the income or profits of any person. Furthermore, FelCor has represented that, with respect to other hotel properties that it acquires in the future, it will not charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage of gross revenues, as described above.

     Another requirement for qualification of the rent received by FelCor as rents from real property is that FelCor must not own, actually or constructively, 10% or more of the stock or the assets or net profits of any lessee, referred to as a related party tenant, other than a TRS. The constructive ownership rules generally provide that, if 10% or more in value of the stock of FelCor is owned, directly or indirectly, by or for any person, FelCor is considered as owning the stock owned, directly or indirectly, by or for that person. FelCor does not own, and does not expect to own, any stock or any assets or net profits of any lessee directly, other than its TRSs and MeriStar's TRSs. Moreover, FelCor's charter prohibits transfers of FelCor stock that would cause FelCor to own, actually or constructively, 10% or more of the ownership interests in a lessee. Such charter provision is not intended to prevent FelCor from leasing its hotels to a TRS. Based on the foregoing, FelCor should never own, actually or constructively, 10% of more of any lessee other than a TRS. Furthermore, FelCor has represented that, with respect to other hotel properties that it acquires in the future, it will not rent any property to a related party tenant. However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of FelCor stock, such transfers or other events of which FelCor has no knowledge could cause FelCor to own constructively 10% or more of a lessee other than a TRS at some future date.

     REITs are permitted to own up to 100% of the stock of one or more TRSs beginning on January 1, 2001. A TRS is a taxable corporation that is permitted to lease hotels from the related REIT as long as it does not directly or indirectly operate or manage any hotels or health care facilities or provide rights to any brand name under which any hotel or health care facility is operated other than rights held by the TRS as a franchisee or in a similar capacity and that are provided to an eligible independent contractor to operate or manage the facility. A third requirement for the qualification of the rent received by FelCor as rents from real property is that, if the rent is received from a TRS, the property must be a qualified lodging facility operated on behalf of the TRS by a person who qualifies as an independent contractor, from whom FelCor does not derive income, and who is, or is related to a person who is, actively engaged in the trade or business of operating qualified lodging facilities for any person unrelated to FelCor and the TRS lessee, referred to as an eligible independent contractor. A qualified lodging facility is a hotel, motel, or other establishment in which more than one-half of the dwelling units are used on a transient basis, unless wagering activities are conducted at or in connection with the facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in that type of business at or in connection with the facility. A qualified lodging facility includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as the amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners. An independent contractor is a person who does not own, directly or constructively, more than 35 percent of the ownership interests in the REIT and, if the entity is a corporation, not more than 35 percent of the total shares or total combined voting power of the entity, or, if the entity is not a corporation, not more than 35 percent of the interest in the assets or net profits of the entity is owned, directly or constructively, by one or more persons or entities owning 35 percent or more of the REIT. Each of FelCor and MeriStar formed TRSs as of January 1, 2001 to acquire leases for its hotels. In connection with the acquisition by those TRSs of the leases, the TRSs engaged or will engage independent third-party hotel managers to operate the related hotels on behalf of those TRSs. Furthermore, FelCor has represented that, with respect to properties that it leases to its TRSs in the future, each TRS will engage an eligible independent contractor to manage and operate the hotels leased by that TRS.

     A fourth requirement for qualification of the rent received by FelCor as rents from real property is that the rent attributable to the personal property leased in connection with the lease of a hotel must not be greater than 15% of the total rent received under the lease. The rent attributable to the personal property contained in a hotel is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property contained in the hotel at the beginning and at the end of the taxable year, referred to as the personal property ratio. Prior to January 1, 2001, the personal property ratio was computed based on relative adjusted tax bases instead of fair market values. With respect to each hotel, FelCor believes either that the personal property ratio is less than 15% or that any income attributable to excess personal property will not jeopardize FelCor's ability to qualify as a REIT. However, the Internal Revenue Service could challenge FelCor's calculation of a personal property ratio, and a court could uphold the assertion. If this type of challenge were successfully asserted, FelCor could fail to satisfy the 95% or 75% gross income test and thus lose its REIT status.

     A fifth requirement for qualification of the rent received by FelCor as rents from real property is that, other than within the 1% de minimis exception described above and other than through a TRS, FelCor cannot furnish or render noncustomary services to the tenants of its hotels, or manage or operate its hotels, other than through an independent contractor who is adequately compensated and from whom FelCor does not derive or receive any income. Provided that the percentage leases are respected as true leases, FelCor should satisfy that requirement, because FelCor Partnership and the partnership subsidiaries do not perform any services other than customary ones for their lessees. Furthermore, FelCor has represented that, with respect to other hotel properties that it acquires in the future, it will not perform noncustomary services for the lessee of the property. However, FelCor's TRSs can provide customary and noncustomary services to FelCor's lessees without tainting FelCor's rental income from the related properties. See "-- Other Tax Consequences -- Taxable REIT Subsidiaries."

     If a portion of the rent received by FelCor from a hotel does not qualify as rents from real property because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of FelCor's gross income during the year, FelCor could lose its REIT status. In addition, none of the rent from a particular hotel would qualify as rents from real property if:

     - the percentage rent is considered based on the income or profits of the related lessee;

     - the lessee is a related party tenant other than a TRS;

     - the TRS that leases the hotel directly or indirectly manages or operates the hotel, the person that operates or manages the hotel on behalf of the TRS is not an eligible independent contractor, or the hotel is not a qualified lodging facility, each as described above; or

     - FelCor furnishes noncustomary services to the tenants of the hotel, or manages or operates the hotel, other than through a qualifying independent contractor or a TRS.

     In that case, FelCor might lose its REIT status because it would be unable to satisfy either the 75% or 95% gross income test.

     In addition to the rent, the lessees are required to pay additional charges to FelCor Partnership and the partnership subsidiaries. To the extent that the additional charges represent either reimbursements of amounts that FelCor Partnership and the partnership subsidiaries are obligated to pay to third parties or penalties for nonpayment or late payment of those amounts, the charges should qualify as rents from real property. However, to the extent that the charges represent interest that is accrued on the late payment of the rent or additional charges, the charges will not qualify as rents from real property, but instead should be treated as interest that qualifies for the 95% gross income test.

     Interest. The term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of the amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Furthermore, to the extent that interest from a loan that is based on the residual cash proceeds from the sale of the property securing the loan constitutes a "shared appreciation provision," income attributable to the participation feature will be treated as gain from the sale of the secured property.

     Prohibited Transactions. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends on the facts and circumstances in effect from time to time, including those related to a particular asset. FelCor believes that none of the assets owned by FelCor Partnership and the partnership subsidiaries is held for sale to customers and that a sale of an asset held by FelCor Partnership or a partnership subsidiary would not be in the ordinary course of the owning entity's business. However, FelCor has designated 15 hotels as assets held for possible disposition, which hotels would be disposed of in strategic dispositions that would not be in the ordinary course of its business. FelCor will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. However, FelCor may not able to comply with these safe-harbor provisions. In addition, FelCor Partnership and the partnership subsidiaries may not be able to avoid owning property that may be characterized as property held primarily for sale to customers in the ordinary course of a trade or business.

     Foreclosure Property. FelCor will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify for purposes of the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to that real property:

     - that is acquired by a REIT as the result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of the property or on an indebtedness that the property secured; and

     - for which the REIT makes a proper election to treat the property as foreclosure property.

     However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property with respect to a REIT at the end of the third taxable year following the taxable year in which the REIT acquired such property, or longer if an extension is granted by the Secretary of the Treasury. The foregoing grace period is terminated and foreclosure property ceases to be foreclosure property on the first day:

     - on which a lease is entered into with respect to the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test or any amount is received or accrued, directly or indirectly, under a lease entered into on or after the day that the REIT acquired the property that will give rise to income that does not qualify for purposes of the 75% gross income test;

     - on which any construction takes place on the property, other than completion of a building, or any other improvement, where more than 10% of the construction of the building or other improvement was completed before default became imminent; or

     - which is more than 90 days after the day on which the property was acquired by the REIT and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

     As a result of the rules with respect to foreclosure property, if a lessee defaults on its obligations under a percentage lease, FelCor terminates the lessee's leasehold interest, and FelCor is unable to find a replacement lessee for the hotel within 90 days of the foreclosure, gross income from hotel operations conducted by FelCor from that hotel would cease to qualify for the 75% and 95% gross income tests unless FelCor is able to hire an independent contractor to manage and operate the hotel. In that event, FelCor might be unable to satisfy the 75% and 95% gross income tests and, thus, might fail to qualify as a REIT.

     Hedging Transactions. From time to time, FelCor or FelCor Partnership may enter into hedging transactions with respect to one or more of its assets or liabilities. Its hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. To the extent that FelCor or FelCor Partnership enters into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to hedge its indebtedness incurred to acquire or carry "real estate assets," any periodic income or gain from the disposition of that contract should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that FelCor or FelCor Partnership hedges with other types of financial instruments, or in other situations, it is not entirely clear how the income from those transactions will be treated for purposes of the gross income tests. FelCor intends to structure any hedging transactions in a manner that does not jeopardize FelCor's status as a REIT.

     Failure to Satisfy Gross Income Tests. If FelCor fails to satisfy one or both of the gross income tests for any taxable year, it nevertheless may qualify as a REIT for that year if it qualifies for relief under provisions of the federal income tax laws. Those relief provisions generally will be available if:

     - its failure to meet those tests is due to reasonable cause and not due to willful neglect;

     - it attaches a schedule of sources of its income to its tax return; and

     - any incorrect information on the schedule was not due to fraud with intent to evade tax.

     It cannot be predicted, however, whether in all circumstances FelCor would qualify for the relief provisions. In addition, as discussed above in "-- Taxation of FelCor," even if the relief provisions apply, FelCor would incur a 100% tax on the gross income attributable to the greater of the amounts by which it fails the 75% and 95% gross income tests, multiplied by a fraction intended to reflect its profitability.

     Asset Tests. To maintain its qualification as a REIT, FelCor also must satisfy the following asset tests at the close of each quarter of each taxable year:

     - First, at least 75% of the value of its total assets must consist of:

      - cash or cash items, including some receivables;

      - government securities;

      - interests in real property, including leaseholds and options to acquire real property and leaseholds;

      - interests in mortgages on real property;

      - stock in other REITs; and

      - investments in stock or debt instruments during the one-year period following FelCor's receipt of new capital that it raises through equity offerings or offerings of debt with at least a five-year term.

     - Second, of FelCor's investments not included in the 75% asset class, the value of its interest in any one issuer's securities may not exceed 5% of the value of its total assets.

     - Third, FelCor may not own more than 10% of the voting power or value of any one issuer's outstanding securities.

     - Fourth, no more than 20% of the value of FelCor's total assets may consist of the securities of one or more TRSs.

     - Fifth, no more than 25% of the value of FelCor's total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

     For purposes of the second and third asset tests, the term "securities" does not include FelCor's stock in another REIT, its equity or debt securities of a qualified REIT subsidiary or TRS, or its equity interest in any partnership. The term "securities," however, generally includes FelCor's debt securities issued by a partnership, except that debt securities of a partnership are not treated as securities for purposes of the 10% value test if FelCor owns at least a 20% profits interest in the partnership.

     As stated above, FelCor may own up to 100% of the stock of one or more TRSs beginning on January 1, 2001. However, overall, no more than 20% of the value of FelCor's assets may consist of securities of one or more TRSs, and no more than 25% of the value of FelCor's assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

     If FelCor should fail to satisfy the asset tests at the end of a calendar quarter, it would not lose its REIT status if (1) it satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of its assets and the asset test requirements arose from changes in the market values of its assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets. If FelCor did not satisfy the condition described in clause (2) of the preceding sentence, it still could avoid disqualification as a REIT by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

     Distribution Requirements. Each taxable year, FelCor must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to its stockholders in an aggregate amount at least equal to:

     - the sum of 90% of its REIT taxable income, computed without regard to the dividends paid deduction and its net capital gain or loss, and 90% of its after-tax net income, if any, from foreclosure property; minus

     - the sum of some types of non-cash income.

     FelCor must pay these distributions in the taxable year to which they relate, or in the following taxable year if it declares the distribution before it timely files its federal income tax return for the year and pays the distribution on or before the first regular dividend payment date after the declaration. The distribution requirement was lowered from 95% to 90% as of January 1, 2001.

     FelCor will pay federal income tax on taxable income, including net capital gain, that it does not distribute to stockholders. Furthermore, if it fails to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

     - 85% of its REIT ordinary income for that year;

     - 95% of its REIT capital gain income for that year; and

     - any undistributed taxable income from prior periods,

it will incur a 4% nondeductible excise tax on the excess of the required distribution over the amounts it actually distributed. FelCor may elect to retain and pay income tax on the net long-term capital gain it receives in a taxable year. See "-- Taxation of Taxable U.S. Stockholders." If it so elects, it will be treated as having distributed that retained amount for purposes of the 4% excise tax described above. FelCor has made, and FelCor intends to continue to make, timely distributions sufficient to satisfy the annual distribution requirements.

     It is possible that, from time to time, FelCor may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of expenses in arriving at its REIT taxable income. For example, FelCor may not deduct recognized capital losses from its REIT taxable income. Further, it is possible that, from time to time, FelCor may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds its allocable share of cash attributable to that sale. As a result of the foregoing, FelCor may have less cash than is necessary to distribute all of its taxable income and thereby avoid corporate income tax and the excise tax imposed on undistributed income. In this situation, FelCor may need to borrow funds or issue additional common or preferred stock.

     Under some circumstances, FelCor may be able to correct a failure to meet the distribution requirement for a year by paying deficiency dividends to its stockholders in a later year. FelCor may include these deficiency dividends in its deduction for dividends paid for the earlier year. Although FelCor may be able to avoid income tax on amounts distributed as deficiency dividends, it will be required to pay interest to the Internal Revenue Service based upon the amount of any deduction it takes for deficiency dividends. FelCor also may be able to use the deficiency dividend procedure to correct a failure of MeriStar to meet the distribution requirement in a year prior to or ending upon the merger.

     A REIT may not have any accumulated earnings and profits from a non-REIT corporation at the end of any taxable year. In connection with the merger of Bristol with and into FelCor in 1998, Arthur Andersen LLP prepared and provided to FelCor its computation of Bristol's accumulated earnings and profits through the date of the merger, and FelCor made a corresponding special one-time distribution to its stockholders. In connection with the merger of CapStar with and into American General Hospitality Corporation, the predecessor to MeriStar, in 1998, KPMG LLP prepared and provided to MeriStar its computation of CapStar's accumulated earnings and profits through the date of the merger, and the distribution of the stock of MeriStar Hotels & Resorts, Inc. by CapStar prior to the CapStar merger was determined to be sufficient to reduce the earnings and profits of CapStar to zero at the time of the CapStar merger. However, the determination of accumulated earnings and profits for federal income tax purposes is extremely complex and the computations of Arthur Andersen LLP and KPMG LLP are not binding on the Internal Revenue Service. Should the Internal Revenue Service successfully assert either that Bristol's accumulated earnings and profits were greater than the amount so distributed by FelCor or that CapStar's accumulated earnings and profits were greater than the amount so distributed by CapStar, FelCor may fail to qualify as a REIT. Alternatively, the Internal Revenue Service may permit FelCor to avoid losing its REIT status by paying a deficiency dividend on MeriStar's or its behalf to eliminate any remaining C corporation earnings and profits of Bristol or CapStar. The Internal Revenue Service could assert loss of REIT status as the penalty for failing to distribute the C corporation earnings and profits of Bristol or CapStar in 1998.

Recordkeeping Requirements

     FelCor must maintain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, it must request on an annual basis information from its stockholders designed to disclose the actual ownership of its outstanding stock. FelCor has complied, and FelCor intends to continue to comply, with these requirements.

Failure to Qualify

     If FelCor were to fail to qualify as a REIT in any taxable year, and no relief provision applied, it would be subject to federal income tax and any applicable alternative minimum tax on its taxable income at regular corporate rates. In calculating its taxable income in a year in which it failed to qualify as a REIT, FelCor would not be able to deduct amounts paid out to stockholders. In fact, FelCor would not be required to distribute any amounts to stockholders in that year. In this event, to the extent of its current and accumulated earnings and profits, all distributions to stockholders would be taxable as ordinary income. Subject to certain limitations of the federal income tax laws, corporate stockholders might be eligible for the dividends received deduction. Unless FelCor qualified for relief under specific statutory provisions, it also would be disqualified from taxation as a REIT for the four taxable years following the year during which it ceased to qualify as a REIT. FelCor may not be able to qualify for this statutory relief in all circumstances. In addition, MeriStar's failure to qualify as a REIT in any taxable year prior to or ending upon the merger could jeopardize FelCor's REIT status after the merger and/or cause FelCor to be subject to federal income tax.

Taxation of Taxable U.S. Stockholders

     As long as FelCor qualifies as a REIT, a taxable U.S. stockholder must take into account distributions that are made out of FelCor's current or accumulated earnings and profits and that FelCor does not designate as capital gain dividends or retained long-term capital gain as ordinary income. A U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. As used herein, the term "U.S. stockholder" means a holder of FelCor common stock that for U.S. federal income tax purposes is:

     - a citizen or resident of the United States;

     - a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of a political subdivision of the United States;

     - an estate whose income is subject to U.S. federal income taxation regardless of its source; or

     - any trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or it has a valid election in place to be treated as a U.S. person.

     A U.S. stockholder generally will recognize distributions that FelCor designates as capital gain dividends as long-term capital gain without regard to the period for which the U.S. stockholder has held its FelCor common stock. FelCor generally will designate its capital gain dividends as either 20% or 25% rate distributions. A corporate U.S. stockholder, however, may be required to treat up to 20% of some capital gain dividends as ordinary income.

     FelCor may elect to retain and pay income tax on the net long-term capital gain that it receives in a taxable year. In that case, a U.S. stockholder would be taxed on its proportionate share of FelCor's undistributed long-term capital gain. The U.S. stockholder would receive a credit or refund for its proportionate share of the tax FelCor paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of FelCor's undistributed long-term capital gain, minus its share of the tax FelCor paid.

     A U.S. stockholder will not incur tax on a distribution in excess of FelCor's current and accumulated earnings and profits if the distribution does not exceed the adjusted tax basis of the U.S. stockholder's FelCor common stock. Instead, this distribution will reduce the adjusted tax basis of the stockholder's common stock. A U.S. stockholder will recognize a distribution in excess of both FelCor's current and accumulated earnings and profits and the U.S. stockholder's adjusted tax basis in its common stock as long-term capital gain, or short-term capital gain if the common stock has been held for one year or less, assuming the common stock is a capital asset in the hands of the U.S. stockholder. In addition, if FelCor declares a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any month, the distribution shall be treated as both paid by FelCor and received by the U.S. stockholder on December 31 of that year, provided that FelCor actually pays the distribution during January of the following calendar year.

     Stockholders may not include in their individual income tax returns any net operating losses or capital losses of FelCor. Instead, these losses would be carried over by FelCor for potential offset against its future income generally. Taxable distributions from FelCor and gain from the disposition of the FelCor common stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any passive activity losses, such as losses from some types of limited partnerships in which the stockholder is a limited partner, against that income. In addition, taxable distributions from FelCor and gain from the disposition of the common stock generally will be treated as investment income for purposes of the investment interest limitations. FelCor will notify stockholders after the close of its taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

     Taxation of U.S. Stockholders on the Disposition of the FelCor Common Stock. In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of the FelCor common stock as long-term capital gain or loss if the U.S. stockholder has held the common stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by the stockholder for six months or less as a long-term capital loss to the extent of any actual or deemed distributions previously received from FelCor that are characterized as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of the common stock may be disallowed if the U.S. stockholder purchases other shares of common stock within 30 days before or after the disposition.

     Capital Gains and Losses. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. On June 7, 2001, President Bush signed into law the Economic Growth and Tax Relief Reconciliation Act of 2001. That legislation reduces the highest marginal individual income tax rate of 39.6% to 39.1% for the period from July 1, 2001 to December 31, 2001, to 38.6% for the period from January 1, 2002 to December 31, 2003, to 37.6% for the period from January 1, 2004 to December 31, 2005, and to 35% for the period from January 1, 2006 to December 31, 2010. The maximum tax rate on long-term capital gain applicable to non-corporate taxpayers is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of "section 1250 property," or depreciable real property, is 25% to the extent that the gain would have been treated as ordinary income if the property were "section 1245 property." With respect to distributions that FelCor designates as capital gain dividends and any retained capital gain that it is deemed to distribute, FelCor generally may designate whether the distribution is taxable to its non-corporate stockholders at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

     Information Reporting Requirements and Backup Withholding FelCor will report to its stockholders and to the Internal Revenue Service the amount of distributions it pays during each calendar year, and the amount of tax it withholds, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of up to 31% with respect to distributions unless the holder:

     - is a corporation or comes within other exempt categories and, when required, demonstrates this fact; or

     - provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

     A stockholder who does not provide FelCor with its correct taxpayer identification number also may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, FelCor may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to FelCor. See "-- Taxation of Non-U.S. Stockholders."

Taxation of Tax-Exempt Stockholders

     Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. While many investments in real estate generate unrelated business taxable income, the Internal Revenue Service has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that FelCor distributes to tax-exempt stockholders generally should not constitute unrelated business taxable income. However, if a tax-exempt stockholder were to finance its acquisition of the FelCor common stock, or of the MeriStar common stock that was exchanged for FelCor common stock, with debt, a portion of the income that it receives from FelCor would constitute unrelated business taxable income under the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from FelCor as unrelated business taxable income. Finally, in some circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of FelCor's stock is required to treat a percentage of the dividends that it receives from FelCor as unrelated business taxable income. The percentage is equal to the gross income that FelCor derives from an unrelated trade or business, determined as if it were a pension trust, divided by its total gross income for the year in which it pays the dividends. That rule applies to a pension trust holding more than 10% of FelCor's stock only if:

     - the percentage of its dividends that the tax-exempt trust would be required to treat as unrelated business taxable income is at least 5%;

     - FelCor qualifies as a REIT by reason of the modification of the rule requiring that no more than 50% of FelCor's stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding FelCor's stock in proportion to their actuarial interests in the pension trust; and

     - either one pension trust owns more than 25% of the value of FelCor's stock or a group of pension trusts individually holding more than 10% of the value of FelCor's stock collectively owns more than 50% of the value of FelCor's stock.

Taxation of Non-U.S. Stockholders

     The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders, collectively referred to as non-U.S. stockholders, are complex. This section is only a summary of these rules. NON-U.S. STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS ON OWNERSHIP OF THE FELCOR COMMON STOCK, INCLUDING ANY REPORTING REQUIREMENTS.

     A non-U.S. stockholder that receives a distribution that is not attributable to gain from FelCor's sale or exchange of U.S. real property interests, as defined below, and that FelCor does not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that FelCor pays the distribution out of its current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to that distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to those distributions. A non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to the distribution. FelCor plans to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

     - a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with FelCor; or

     - the non-U.S. stockholder files an IRS Form W-8ECI with FelCor claiming that the distribution is effectively connected income.

     A non-U.S. stockholder will not incur tax on a distribution in excess of FelCor's current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of its FelCor common stock. Instead, the distribution will reduce the adjusted basis of the stockholder's common stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both FelCor's current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. Because FelCor generally cannot determine at the time it makes a distribution whether or not the distribution will exceed its current and accumulated earnings and profits, it normally will withhold tax on the entire amount of any distribution at the same rate as it would withhold on a dividend. However, a non-U.S. stockholder may obtain a refund of amounts that FelCor withholds if FelCor later determines that a distribution did exceed its current and accumulated earnings and profits.

     FelCor must withhold 10% of any distribution that exceeds its current and accumulated earnings and profits. Consequently, although it intends to withhold at a rate of 30% on the entire amount of any distribution, to the extent that it does not do so, it will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

     For any year in which FelCor qualifies as a REIT, a non-U.S. stockholder will incur tax on distributions that are attributable to gain from its sale or exchange of "U.S. real property interests" under special provisions of the federal income tax laws, or FIRPTA. The term "U.S. real property interests" includes interests in real property and stock in corporations, at least 50% of whose assets consists of interests in real property. Under those rules, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of U.S. real property interests as if the gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on the distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on the distribution. FelCor must withhold 35% of any distribution that it could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount FelCor withholds.

     A non-U.S. stockholder generally will not incur tax under FIRPTA as long as non-U.S. persons always hold, directly or indirectly, less than 50% in value of FelCor's stock. That test may not be met. However, a non-U.S. stockholder that owned, actually or constructively, 5% or less of the FelCor common stock at all times during a specified testing period will not incur tax under FIRPTA if the common stock is "regularly traded" on an established securities market. Because the FelCor stock is regularly traded on an established securities market, a non-U.S. stockholder will not incur tax under FIRPTA unless it owns more than 5% of the FelCor common stock. If the gain on the sale of the common stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed in the same manner as U.S. stockholders with respect to the gain, subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals and the possible application of the 30% branch profits tax in the case of non-U.S. corporations. Furthermore, a non-U.S. stockholder will incur tax on gain not subject to FIRPTA if the gain is effectively connected with the non-U.S. stockholder's U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to the gain, or the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his capital gains.

OTHER TAX CONSEQUENCES

  Tax Aspects of FelCor's Investments in FelCor Partnership and the Partnership Subsidiaries

     The following discussion describes the material federal income tax considerations applicable to FelCor's direct or indirect investments in FelCor Partnership and the partnership subsidiaries. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

     Classification as Partnerships. FelCor is entitled to include in its income its distributive share of each Partnership's income and to deduct its distributive share of each Partnership's losses only if the Partnership is classified for federal income tax purposes as a partnership rather than as a corporation or an association taxable as a corporation. An organization will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

     - is treated as a partnership under Treasury regulations, effective January 1, 1997, relating to entity classification (the "check-the-box regulations"); and

     - is not a "publicly traded" partnership.

     An entity that was treated as a partnership under the Treasury regulations that were in effect prior to January 1, 1997 will retain its partnership classification unless it has only one member.

     Under the check-the-box regulations, an unincorporated entity with at least two members may elect to be classified either as a partnership or an association taxable as a corporation. If a domestic entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. The federal income tax classification of an entity that was in existence prior to January 1, 1997 will be respected for all periods prior to January 1, 1997 if:

     - the entity had a reasonable basis for its claimed classification;

     - the entity and all members of the entity recognized the federal tax consequences of any changes in the entity's classification within the 60 months prior to January 1, 1997; and

     - neither the entity nor any member of the entity was notified in writing by a taxing authority on or before May 8, 1996 that the classification of the entity was under examination.

     Each Partnership in existence prior to January 1, 1997 reasonably claimed partnership classification under the Treasury regulations relating to entity classification in effect prior to January 1, 1997. In addition, each Partnership intends to continue to be classified as a partnership for federal income tax purposes, and no Partnership, other than FelCor TRS Holdings, LP, which has elected to be taxed as a corporation and treated as a TRS, will elect to be treated as an association taxable as a corporation under the check-the-box regulations.

     A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent. A publicly traded partnership will not, however, be treated as a corporation for any taxable year if 90% or more of the partnership's gross income for that year consists of passive-type income, including real property rents, which includes rents that would be qualifying income for purposes of the 75% gross income test, with modifications that generally make it easier for the rents to qualify for the 90% passive income exception, gains from the sale or other disposition of real property, interest and dividends, referred to as the 90% passive income exception.

     Treasury regulations (the "PTP regulations") provide limited safe harbors from the definition of a publicly traded partnership. Under one of those safe harbors, referred to as the private placement exclusion, interests in a partnership will not be treated as readily tradable on a secondary market or a substantial equivalent if all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust or S corporation that owns an interest in the partnership is treated as a partner in the partnership only if substantially all of the value of the owner's interest in the entity is attributable to the entity's direct or indirect interest in the partnership, and a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. Each Partnership other than FelCor Partnership qualifies for the private placement exclusion. After the partnership merger, FelCor Partnership will not qualify for the private placement exclusion because it will have more than 100 partners. As a result, there is a substantial risk that FelCor Partnership will be classified as a publicly traded partnership. However, FelCor Partnership will not be treated as a corporation under the PTP regulations because it will be eligible for the 90% passive income exception.

     FelCor has not requested, and does not intend to request, a ruling from the Internal Revenue Service that the Partnerships will be classified as partnerships for federal income tax purposes. Instead, Hunton & Williams will deliver an opinion to FelCor and MeriStar at closing that FelCor Partnership has been since its formation, and continues to be, treated for federal income tax purposes as a partnership and not as a corporation or association taxable as a corporation. In addition, Paul Weiss will deliver an opinion to FelCor and MeriStar at closing that MeriStar LP has been since its formation, and continues to be, treated for federal income tax purposes as a partnership and not as a corporation or association taxable as a corporation. The delivery of those opinions is a non-waivable condition to the completion of the merger. Unlike a tax ruling, an opinion of counsel is not binding on the Internal Revenue Service, and the Internal Revenue Service could challenge the status of the Partnerships as partnerships for federal income tax purposes. If that challenge were sustained by a court, the Partnerships would be treated as corporations for federal income tax purposes, as described below. The opinions of Hunton & Williams and Paul Weiss will be based on existing law, which to a great extent consists of administrative and judicial interpretation. Subsequent administrative or judicial changes could modify the conclusions expressed in the opinions.

     If for any reason FelCor Partnership or any other Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, FelCor likely would not be able to qualify as a REIT. See "-- U.S. Federal Income Tax Consequences of FelCor's Status as a REIT -- Requirements for Qualification -- Income Tests" and "-- Requirements for Qualification -- Asset Tests." In addition, any change in a Partnership's status for tax purposes might be treated as a taxable event, in which case FelCor might incur tax liability without any related cash distribution. See "-- U.S. Federal Income Tax Consequences of FelCor's Status as a REIT -- Requirements for
Qualification -- Distribution Require-
ments." Further, items of income and deduction of the Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, the Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing the Partnership's taxable income.

  Income Taxation of the Partnerships and their Partners

     Partners, Not the Partnerships, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. Rather, FelCor is required to take into account its allocable share of each Partnership's income, gains, losses, deductions, and credits for any taxable year of Partnership ending within or with the taxable year of FelCor, without regard to whether FelCor has received or will receive any distribution from the Partnership.

     Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, these allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to that item. Each Partnership's allocations of taxable income, gain and loss are intended to comply with the requirements of the federal income tax laws governing partnership allocations.

     Tax Allocations with Respect to Contributed Properties. Income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss, referred to as built-in gain or built-in loss, is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of the property at the time of contribution, referred to as a book-tax difference. These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The U.S. Treasury Department has issued regulations requiring partnerships to use a "reasonable method" for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods.

     Under FelCor Partnership's partnership agreement, depreciation or amortization deductions of FelCor Partnership generally will be allocated among the partners in accordance with their respective interests in FelCor Partnership, except to the extent that FelCor Partnership is required under the federal income tax laws governing partnership allocations to use a method for allocating tax depreciation deductions attributable to contributed properties that results in FelCor receiving a disproportionate share of the deductions. In addition, gain or loss on the sale of a property that has been contributed, in whole or in part, to FelCor Partnership will be specially allocated to the contributing partners to the extent of any built-in gain or loss with respect to the property for federal income tax purposes.

     Basis in Partnership Interest. FelCor's adjusted tax basis in its partnership interest in FelCor Partnership generally is equal to:

     - the amount of cash and the basis of any other property contributed by FelCor to FelCor Partnership;

     - increased by its allocable share of FelCor Partnership's income and its allocable share of indebtedness of FelCor Partnership; and

     - reduced, but not below zero, by FelCor's allocable share of FelCor Partnership's loss and the amount of cash distributed to FelCor, and by constructive distributions resulting from a reduction in FelCor's share of indebtedness of FelCor Partnership.

     If the allocation of FelCor's distributive share of FelCor Partnership's loss would reduce the adjusted tax basis of FelCor's partnership interest in FelCor Partnership below zero, the recognition of the loss will be deferred until it would not reduce FelCor's adjusted tax basis below zero. To the extent that FelCor Partnership's distributions, or any decrease in FelCor's share of the indebtedness of FelCor Partnership, which is considered a constructive cash distribution to the partners, reduce FelCor's adjusted tax basis below zero, the distributions will constitute taxable income to FelCor. These distributions and constructive distributions normally will be characterized as long-term capital gain.

     Depreciation Deductions Available to FelCor Partnership. To the extent that FelCor Partnership acquired its hotels in exchange for cash, its initial basis in these hotels for federal income tax purposes generally was or will be equal to the purchase price paid by FelCor Partnership. FelCor Partnership depreciates this depreciable hotel property for federal income tax purposes under the modified accelerated cost recovery system of depreciation, or MACRS. Under MACRS, FelCor Partnership generally depreciates furnishings and equipment over a seven-year recovery period using a 200% declining balance method and a half-year convention. If, however, FelCor Partnership places more than 40% of its furnishings and equipment in service during the last three months of a taxable year, a mid-quarter depreciation convention must be used for the furnishings and equipment placed in service during that year. Under MACRS, FelCor Partnership generally depreciates buildings and improvements over a 39-year recovery period using a straight line method and a mid-month convention. FelCor Partnership's initial basis in the hotels acquired in exchange for units in FelCor Partnership should be the same as the transferor's basis in the hotels on the date of acquisition by FelCor Partnership. Although the law is not entirely clear, FelCor Partnership generally depreciates the depreciable hotel property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors. FelCor Partnership's tax depreciation deductions are allocated among the partners in accordance with their respective interests in FelCor Partnership, except to the extent that FelCor Partnership is required under the federal income tax laws governing partnership allocations to use a method for allocating tax depreciation deductions attributable to contributed properties that results in FelCor receiving a disproportionate share of the deductions.

  Sale of a Partnership's Property

     Generally, any gain realized by a partnership on the sale of property held by the partnership for more than one year will be long-term capital gain, except for any portion of the gain that is treated as depreciation or cost recovery recapture. Any gain or loss recognized by a partnership on the disposition of contributed properties will be allocated first to the partners of the partnership who contributed the properties to the extent of their built-in gain or loss on those properties for federal income tax purposes. The partners' built-in gain or loss on the contributed properties will equal the difference between the book value of those properties and the tax basis allocable to those properties at the time of the contribution. Any remaining gain or loss recognized by the partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the partnership.

     FelCor's share of any gain realized by a partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Prohibited transaction income also may have an adverse effect upon FelCor's ability to satisfy the income tests for REIT status. See "-- U.S. Federal Income Tax Consequences of FelCor's Status as a
REIT -- Requirements for Qualification -- Income Tests." FelCor, however, does not presently intend to acquire or hold or to allow any partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of FelCor's or the partnership's trade or business.

  Taxable REIT Subsidiaries

     As described above, FelCor may own up to 100% of the stock of one or more TRSs beginning on January 1, 2001. A TRS is a fully taxable corporation. A TRS may lease hotels from FelCor under some circumstances, provide services to FelCor's tenants and perform activities unrelated to FelCor's tenants, such as third-party management, development and other independent business activities. FelCor and a subsidiary must elect for the subsidiary to be treated as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% of the value of FelCor's assets may consist of securities of one or more TRSs, and no more than 25% of the value of FelCor's assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

     A TRS may not directly or indirectly operate or manage any hotels or health care facilities or provide rights, other than to an eligible independent contractor in some situations, to any brand name under which any hotel or health care facility is operated. Rents received by FelCor from a TRS will qualify as rents from real property as long as the related hotel is operated on behalf of the TRS by a third-party hotel manager, who satisfies the following requirements:

     - the manager is, or is related to a person who is, actively engaged in the trade or business of operating "qualified lodging facilities" for any person unrelated to FelCor and the TRS;

     - the manager does not own, directly or indirectly, more than 35% of FelCor's stock;

     - no more than 35% of the manager is owned, directly or indirectly, by one or more persons owning 35% or more of FelCor's stock; and

     - FelCor does not directly or indirectly derive any income from the manager.

     A manager that satisfies those requirements is referred to as an "eligible independent contractor."

     A "qualified lodging facility" is a hotel, motel or other establishment in which more than one-half of the dwelling units used on a transient basis, unless wagering activities are conducted at or in connection with the facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in that business at or in connection with the facility. A qualified lodging facility includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as the amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners.

     The TRS rules limit the deductibility of interest paid or accrued by a TRS to FelCor to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on transactions between a TRS and FelCor or its tenants that are not conducted on an arm's-length basis.

     The TRS rules grandfathered non-TRS taxable subsidiaries in existence on July 12, 1999 unless and until a taxable subsidiary engages in a new line of business or acquires a substantial new asset or FelCor acquires, directly or indirectly, additional stock in the taxable subsidiary. The TRS rules permit REITs to convert existing non-TRS taxable subsidiaries into TRSs on a tax-free basis prior to January 1, 2004.

     Each of FelCor and MeriStar formed TRSs as of January 1, 2001 to acquire leases for its hotels. In addition, each of FelCor and MeriStar made a TRS election with respect to the non-TRS taxable subsidiaries in which it owned stock prior to January 1, 2001. In connection with the acquisition by FelCor's and MeriStar's TRSs of the leases, the TRSs engaged, or will engage, independent third-party hotel managers to operate the related hotels on behalf of the TRSs. Moreover, FelCor has represented that, with respect to properties that it leases to its TRSs in the future, each TRS will engage an eligible independent contractor to manage and operate the hotels leased by the TRS. Furthermore, FelCor believes that all transactions between it and its TRSs are conducted on an arm's-length basis.

  State and Local Taxes

     FelCor and/or you may be subject to state and local tax in various states and localities, including those states and localities in which FelCor or you transact business, own property or reside. The state and local tax treatment in those jurisdictions may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisor regarding the effect of state and local tax laws upon an investment in the FelCor common stock.

        APPROVAL OF FELCOR'S 2001 RESTRICTED STOCK AND STOCK OPTION PLAN

     The FelCor board of directors has approved and recommends to FelCor's stockholders that they adopt the FelCor 2001 Restricted Stock and Stock Option Plan, or the FelCor 2001 Plan, at the FelCor special meeting. The FelCor 2001 Plan has been approved by the FelCor board of directors.

     The FelCor 2001 Plan will be approved by FelCor's stockholders if a quorum is present at the FelCor special meeting and if the number of votes cast for approval of the FelCor 2001 Plan exceeds the number of votes cast against its approval.

     The following summarizes some significant aspects of the FelCor 2001 Plan. This summary is not intended to be complete and is subject in all respects to the terms of the FelCor 2001 Plan, a complete copy of which is attached as Appendix E to this joint proxy statement/prospectus. No awards have been made under the FelCor 2001 Plan.

     Share Authorization.  The FelCor 2001 Plan provides for:

     (1) the grant of stock options to purchase shares of FelCor common stock;
or

     (2) the grant of FelCor common stock, which will be restricted shares of stock. Under the FelCor 2001 Plan, 1,000,000 shares of FelCor common stock are available for grant.

     The FelCor 2001 Plan provides that in the event of any subdivision or consolidation of outstanding shares of FelCor common stock or declaration of a dividend payable in shares of FelCor common stock or capital reorganization or reclassification or other similar transactions, the compensation committee may adjust proportionally:

     (1) the number of shares of FelCor common stock reserved under the FelCor 2001 Plan and covered by awards under it;

     (2) the exercise or other price in respect of such awards; and

     (3) the appropriate fair market value and other price determinations for such awards.

In the event of a corporate merger, consolidation, reorganization or liquidation, in which FelCor is not the surviving company, the compensation committee shall be authorized to issue new options, or to make provisions for the acceleration of the exercisability of, or lapse of restrictions with respect to, awards and the termination of unexercised options, in connection with such transaction.

     Purpose and Administration. The FelCor board of directors has approved the FelCor 2001 Plan to provide incentives to attract and retain independent directors, executive officers and key employees. The FelCor 2001 Plan is administered by the FelCor compensation committee or, in the case of grants to independent directors, by the FelCor board of directors. The FelCor compensation committee generally has the authority, within limitations set forth in the FelCor 2001 Plan:

     (1) to establish rules and regulations concerning the FelCor 2001 Plan;

     (2) to determine the persons who may be granted options and restricted shares;

     (3) to fix the number of shares of FelCor common stock to be covered by each option and the number of restricted shares granted; and

     (4) to set the terms and provisions of each grant of options or restricted shares to be granted.

The FelCor compensation committee has the right to cancel any outstanding options and to issue new options on the terms and conditions as agreed to by the person affected. Regardless of the above, during any calendar year, beginning with the calendar year 2001, the maximum number of shares for which an award may be granted under the FelCor 2001 Plan to any person whose compensation is subject to the limitation on deductibility under Section 162(m) of the Code, is 250,000 shares.

     Eligibility. Participants in the FelCor 2001 Plan may be directors, officers or employees of FelCor, its subsidiaries, including the FelCor Partnership, or designated affiliates, as are selected by the FelCor compensation committee.

     Options. Options granted under the FelCor 2001 Plan may be incentive stock options under Section 422 of the Internal Revenue Code or non-qualified options, at the discretion of the FelCor compensation committee, except incentive stock options will not be granted to employees of any affiliate which is a partnership, or to independent directors. The FelCor 2001 Plan provides that the exercise price of an option will be fixed by the FelCor compensation committee on the date of grant; but, the exercise price of an incentive stock option must be not less than the fair market value of a share of FelCor common stock on the date of the grant. The exercise price of each option will be paid in full at the time of exercise in cash or, to the extent, if any, authorized in the option agreement, or by the compensation committee, by means of tendering shares of FelCor common stock valued at fair market value on the date of exercise. In the case of an incentive stock option granted to any person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of FelCor capital stock, a ten percent owner, the option price will not be less than 110% of the fair market value of a share of FelCor common stock on the date of grant. Each option must expire within ten years from the date of the grant except that any incentive stock option granted to a ten percent owner must expire within five years from the date of the grant. Options granted under the FelCor 2001 Plan will not be incentive stock options to an individual participant to the extent the aggregate fair market value of the FelCor common stock, determined as of the date of grant, subject to those options under the FelCor 2001 Plan, or under any other plan maintained by FelCor or its subsidiary which, first become exercisable by that participant in any year exceeds $100,000.

     No options may be exercised in circumstances which would violate federal or state securities laws. Generally, options will be non-transferable and non-assignable, but the estate of a deceased holder can exercise options. Options generally will be exercisable by the holder subject to terms fixed by the FelCor compensation committee.

     Restricted Stock Awards. The FelCor 2001 Plan also permits the FelCor compensation committee to grant restricted shares. Restricted shares will be subject to the terms and conditions imposed by the FelCor compensation committee. Except for restrictions on transfer set by the FelCor compensation committee, the participants have all the rights of a holder of FelCor common stock as to the restricted shares, including the right to vote the shares and the right to receive any cash distributions. Except as determined by the FelCor compensation committee at the time of grant or otherwise, if an employee is terminated for any reason during the restriction period, all unvested restricted shares will be forfeited by the participant.

     Termination and Amendment. No options shall be granted and no restricted shares may be awarded under the FelCor 2001 Plan on or after the tenth anniversary of the adoption of the FelCor 2001 Plan by the FelCor board of directors. The FelCor board of directors may amend any award previously granted, prospectively or retroactively. No amendment may impair the rights of any participant under any award without the consent of that participant, except as expressly provided in the FelCor 2001 Plan or in the award for any amendment made to cause the plan to qualify for an exemption provided by Rule 16b-3 under the Exchange Act. The FelCor 2001 Plan may be terminated, modified or amended by the FelCor board of directors at any time. Any modification or amendment either
(1) increasing the total number of shares which may be issued under options or as restricted shares, (2) extending the term of the FelCor 2001 Plan, or (3) materially modifying the requirements as to eligibility to receive options or restricted shares is subject to stockholder approval within one year of the adoption of such amendment. No termination, modification or amendment of the FelCor 2001 Plan will adversely alter or affect the terms of any then outstanding options or restricted shares without the consent of the holders.

     Federal Income Taxes. No income is recognized by a participant in the FelCor 2001 Plan at the time an option is granted. If the option is an incentive stock option, no income will be recognized upon the participant's exercise of the option. Income is recognized by a participant when he disposes of shares acquired under an incentive stock option. The exercise of a nonqualified stock option generally is a taxable event that requires the participant to recognize, as ordinary income, the difference between the shares' fair market value and the option price.

     A participant will recognize income on account of a restricted shares award on the first day that the shares are either transferable or not subject to a substantial risk of forfeiture. The amount of income recognized by the participant is equal to the fair market value of the FelCor common stock for which the restrictions have lapsed on that date.

     The employer, either FelCor or its affiliate, will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified option or the vesting of a stock award. The amount of the deduction is equal to the ordinary income recognized by the participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an incentive stock option. The employer may claim a federal income tax deduction on account of certain dispositions of FelCor common stock acquired upon the exercise of an incentive stock option.

THE FELCOR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE FELCOR 2001 PLAN.

                                 LEGAL MATTERS

     The validity of the FelCor common shares offered by this joint proxy statement/prospectus will be passed upon for FelCor by Jenkens & Gilchrist, a Professional Corporation, Dallas, Texas.

     The qualification of the merger as a reorganization under section 368(a) of the Internal Revenue Code will be passed upon for FelCor by Jenkens & Gilchrist, a Professional Corporation, Dallas, Texas. The qualification of FelCor as a REIT for federal income tax purposes and the partnership status of FelCor Partnership will be passed upon by Hunton & Williams, Richmond, Virginia.

     The qualification of the merger as a reorganization under section 368(a) of the Internal Revenue Code will be passed upon for MeriStar, and the qualification of MeriStar as a REIT for federal income tax purposes and the partnership status of MeriStar Partnership will be passed upon by Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York.

                                    EXPERTS

     The financial statements of FelCor and DJONT incorporated in this joint proxy statement/prospectus by reference to the Annual Report on Form 10-K of FelCor for the year ended December 31, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of MeriStar Hospitality Corporation and subsidiaries as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000 and the financial statement schedule of real estate and accumulated depreciation have been incorporated by reference in this joint proxy statement/prospectus in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The combined financial statements of Bristol Hotels & Resorts Tenant Companies incorporated in this joint proxy statement/prospectus by reference from FelCor's Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 2002 annual meeting of FelCor stockholders must have been received by the Secretary of FelCor no later than December 5, 2001, to be considered for inclusion in its proxy statement relating to the 2002 meeting.

     To be considered for inclusion in the proxy statement relating to the FelCor 2002 meeting, stockholder proposals submitted outside the Rule 14a-8 processes must have been received by the Secretary of FelCor no later than February 18, 2002 to be presented at the 2002 annual meeting of stockholders, and discretionary authority may be used if untimely submitted.

     Due to the proposed merger, MeriStar does not currently expect to hold a 2002 annual meeting of stockholders because MeriStar will be merged with and into FelCor and it will cease to exist as a separate legal entity. If the merger is not completed and an annual meeting is held, to be eligible for inclusion in MeriStar's proxy statement and form of proxy relating to that meeting, proposals of stockholders intended to be presented at the meeting must be received by MeriStar no later than December 24, 2001 and before MeriStar mails its proxy statement to stockholders in connection with the meeting.

     In addition, MeriStar's bylaws currently provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at an annual meeting, written notice, including some specified information, generally must be delivered to the secretary of MeriStar, at its principal executive offices, not later than the close of business on the 60th day and no earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting. Accordingly, under MeriStar's current bylaws, a stockholder nomination or proposal intended to be considered at the 2002 Annual Meeting must be received by the secretary after the close of business on February 24, 2002 and prior to the close of business on March 25, 2002. The secretary of MeriStar will provide a copy of MeriStar's charter and bylaws upon written request and without charge.

                                 OTHER MATTERS

     As of the date of this joint proxy statement/prospectus, neither the board of directors of FelCor nor the board of directors of MeriStar knows of any matters that will be presented for consideration at either special meeting other than those described in this joint proxy statement/prospectus. If any other matters properly come before either of the special meetings or any adjournments or postponements of either of the special meetings, and are voted upon, the enclosed proxies will confer discretionary authority on the individuals named as proxies to vote the shares represented by those proxies as to any other matters. Those individuals named in the FelCor proxies intend to vote or not vote consistent with the recommendation of the management of FelCor. Those individuals named as proxies in the MeriStar proxies intend to vote or not vote consistent with the recommendation of the management of MeriStar.

                      WHERE YOU CAN FIND MORE INFORMATION

     FelCor has filed with the SEC a registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part. The registration statement registers the distribution to MeriStar common stockholders of the FelCor common stock to be issued in connection with the merger. The registration statement, including the attached exhibits and schedules, contains additional relevant information about FelCor common stock. The rules and regulations of the SEC allow us to omit specified information included in the registration statement from this joint proxy statement/prospectus. In addition, FelCor and MeriStar file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy any of this information at the following locations of the SEC:

Public Reference Room        New York Regional Office     Chicago Regional Office
450 Fifth Street, N.W.       7 World Trade Center         Citicorp Center
Room 1024                    Suite 1300                   500 West Madison Street
Washington, D.C. 20549       New York, NY 10048           Suite 1400
                                                          Chicago, IL 60661-2511

     You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330.

     The SEC also maintains an Internet web site that contains reports, proxy statements and other information regarding issuers, including FelCor and MeriStar, who file electronically with the SEC. The address of that site is http://www.sec.gov. Reports, proxy statements and other information concerning FelCor and MeriStar may also be inspected at the offices of the New York Stock Exchange, which are located at 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows FelCor and MeriStar to "incorporate by reference" information in this document, which means that the companies can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information included directly in this document.

     The documents listed below that FelCor and MeriStar have previously filed with the SEC are considered to be a part of this joint proxy statement/prospectus. They contain important business and financial information about our companies that is not included in or delivered with this document.

  FelCor SEC Filings (File No. 1-14236):

     1. Annual Report on Form 10-K for the year ended December 31, 2000;

     2. Quarterly Report on Form 10-Q for the three months ended March 31, 2001;

     3. Quarterly Report on Form 10-Q/A for the quarterly period ended June 30, 2001;

     4. Current Reports on Form 8-K filed with the SEC on May 11, June 14 and August 31, 2001; and

     5. Registration Statement on Form 8-A filed with the SEC, setting forth the description of FelCor common stock, including any amendments or reports filed for the purpose of updating that description.

  MeriStar SEC Filings (File No. 1-11903):

     1. Annual Report on Form 10-K for the year ended December 31, 2000;

     2. Quarterly Reports on Form 10-Q for the three months ended March 31, 2001 and the six months ended June 30, 2001;

     3. Current Reports on Forms 8-K filed with the SEC on January 18, February 5, May 10 and August 29, 2001; and

     4. Registration Statement on Form 8-A filed with the SEC, setting forth the description of the MeriStar common stock, including any amendments or reports filed for the purpose of updating that description.

     FelCor and MeriStar incorporate by reference additional documents that either company may file with the SEC between the date of this joint proxy statement/prospectus and the date of each company's special meeting. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy or other materials.

     FelCor has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to FelCor, as well as all pro forma financial information, and MeriStar has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to MeriStar. This document constitutes the prospectus of FelCor and a joint proxy statement of MeriStar and FelCor.

                      WHAT INFORMATION YOU SHOULD RELY ON

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION THAT DIFFERS FROM, OR ADDS TO, THE INFORMATION DISCUSSED IN THIS JOINT PROXY STATEMENT/PROSPECTUS OR IN THE APPENDICES ATTACHED OR IN INFORMATION WHICH IS SPECIFICALLY INCORPORATED BY REFERENCE. THEREFORE, IF ANYONE GIVES YOU DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

     THIS DOCUMENT IS DATED SEPTEMBER 11, 2001. THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS SPEAKS ONLY AS OF ITS DATE UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO EXCHANGE OR SELL, OR A SOLICITATION OF AN OFFER TO EXCHANGE OR PURCHASE, FELCOR OR MERISTAR COMMON STOCK OR TO ASK FOR PROXIES, TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE ACTIVITIES.

                                                                      APPENDIX A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG
                       FELCOR LODGING TRUST INCORPORATED,
                                      AND
                      FELCOR LODGING LIMITED PARTNERSHIP,
                                ON THE ONE HAND,
                                      AND
                        MERISTAR HOSPITALITY CORPORATION
                                      AND
               MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.,
                               ON THE OTHER HAND

                            DATED AS OF MAY 9, 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----
ARTICLE 1 -- The Merger..........................................         A-2
  1.1      The Merger..................................................   A-2
  1.2      Closing.....................................................   A-2
  1.3      Effective Time..............................................   A-2
  1.4      Effects of the Merger.......................................   A-2
  1.5      Charters and Bylaws.........................................   A-2
  1.6      Directors and Officers......................................   A-2
ARTICLE 2 -- Treatment of Shares.................................         A-3
  2.1      Effect of the Merger on Stock...............................   A-3
  2.2      Delivery of Merger Consideration............................   A-3
ARTICLE 3 -- Certain Transactions Relating to the MeriStar OP....         A-7
  3.1      Merger of MeriStar OP and FelCor OP.........................   A-7
  3.2      Closing and Effectiveness...................................   A-7
  3.3      Effects of OP Merger........................................   A-7
  3.4      Certificate of Limited Partnership and Partnership
             Agreement.................................................   A-7
  3.5      Effect of the OP Merger on Partnership Interests............   A-7
  3.6      Issuance of New Certificates for FelCor OP Units............   A-8
ARTICLE 4 -- Representations and Warranties of the MeriStar Parties...    A-9
  4.1      Organization, Standing and Power of MeriStar................   A-9
  4.2      MeriStar Subsidiaries.......................................   A-9
  4.3      MeriStar Structure..........................................  A-11
  4.4      Organization, Standing and Power of MeriStar OP.............  A-12
  4.5      Registration Rights.........................................  A-12
  4.6      Authority; Noncontravention; Consents.......................  A-12
  4.7      SEC Documents; Financial Statements; Undisclosed
             Liabilities...............................................  A-13
  4.8      Absence of Certain Changes or Events........................  A-13
  4.9      Litigation..................................................  A-14
  4.10     Properties..................................................  A-14
  4.11     Employee Benefits...........................................  A-15
  4.12     Labor Matters; Employees....................................  A-17
  4.13     Taxes.......................................................  A-17
  4.14     No Payments to Employees, Officers or Directors.............  A-19
  4.15     Brokers, Fees and Expenses..................................  A-19
  4.16     Contracts; Debt Instruments.................................  A-20
  4.17     Environmental Matters.......................................  A-20
  4.18     Compliance with Laws........................................  A-21
  4.19     Opinion of Financial Advisor................................  A-21
  4.20     Maryland Takeover Law.......................................  A-21
  4.21     Information Supplied........................................  A-21
  4.22     Investment Company Act of 1940..............................  A-21
  4.23     Definition of Knowledge of MeriStar.........................  A-21
  4.24     Voting Requirements.........................................  A-21
  4.25     Related Party Agreements....................................  A-22
ARTICLE 5 -- Representations and Warranties of the FelCor Parties...     A-22
  5.1      Organization, Standing and Power of FelCor..................  A-22
  5.2      FelCor Subsidiaries.........................................  A-22
  5.3      FelCor Structure............................................  A-23
  5.4      Organization, Standing and Power of FelCor OP...............  A-24

                                                                         PAGE
                                                                         ----
  5.5      Authority; Noncontravention; Consents.......................  A-24
  5.6      SEC Documents; Financial Statements; Undisclosed
             Liabilities...............................................  A-25
  5.7      Absence of Certain Changes or Events........................  A-26
  5.8      Litigation..................................................  A-26
  5.9      Properties..................................................  A-26
  5.10     Employee Benefit Plans; Labor Matters.......................  A-28
  5.11     Taxes.......................................................  A-29
  5.12     No Payments to Employees, Officers or Directors.............  A-31
  5.13     Brokers, Fees and Expenses..................................  A-31
  5.14     Contracts; Debt Instruments.................................  A-31
  5.15     Environmental Matters.......................................  A-31
  5.16     Compliance with Laws........................................  A-32
  5.17     Opinion of Financial Advisor................................  A-32
  5.18     Maryland Takeover Laws......................................  A-32
  5.19     Information Supplied........................................  A-32
  5.20     Investment Company Act of 1940..............................  A-32
  5.21     Definition of Knowledge of FelCor...........................  A-32
  5.22     Voting Requirements.........................................  A-33
ARTICLE 6 -- Covenants...........................................        A-33
  6.1      No Solicitation by MeriStar.................................  A-33
  6.2      No Solicitation by FelCor...................................  A-34
  6.3      Conduct of MeriStar's Business Pending Merger...............  A-35
  6.4      Conduct of FelCor's Business Pending Merger.................  A-37
  6.5      Interim Transactions Committee..............................  A-38
  6.6      Compliance with the Securities Act..........................  A-39
  6.7      Filing of Certain Reports...................................  A-39
  6.8      Other Actions...............................................  A-39
ARTICLE 7 -- Additional Covenants................................        A-39
  7.1      Preparation of the Registration Statement and the Proxy
             Statement; MeriStar Stockholders Meeting and FelCor
             Stockholders Meeting......................................  A-39
  7.2      Access to Information: Confidentiality......................  A-41
  7.3      Regulatory Matters..........................................  A-41
  7.4      Directors' and Officers' Indemnification....................  A-41
  7.5      Public Announcements........................................  A-42
  7.6      Employment Agreements and Workforce Matters.................  A-42
  7.7      Employee Benefit Plans......................................  A-42
  7.8      Stock Option and Other Stock Plans..........................  A-43
  7.9      Registration Statements.....................................  A-44
  7.10     Reorganization Status.......................................  A-45
  7.11     NYSE Listing................................................  A-45
  7.12     Transfer Taxes..............................................  A-45
  7.13     Payment of MeriStar Debt....................................  A-45
  7.14     Resignations................................................  A-45
  7.15     Assumption of Debt..........................................  A-45
  7.16     Tax Provision...............................................  A-45
  7.17     Financing...................................................  A-45
  7.18     Relationship with MeriStar Hotels & Resorts.................  A-46
  7.19     Completion of Capital Projects..............................  A-46
  7.20     Commercially Reasonable Efforts and Cooperation.............  A-46
  7.21     Financing Commitment........................................  A-46

                                                                         PAGE
                                                                         ----
ARTICLE 8 -- Conditions..........................................        A-47
  8.1      Conditions to Each Party's Obligation to Effect the
             Merger....................................................  A-47
  8.2      Conditions to Obligations of the MeriStar Parties...........  A-48
  8.3      Conditions to Obligations of the FelCor Parties.............  A-48
  8.4      Frustration of Closing Conditions...........................  A-49
ARTICLE 9 -- Termination, Amendment and Waiver...................        A-49
  9.1      Termination.................................................  A-49
  9.2      Certain Fees and Expenses...................................  A-50
  9.3      Effect of Termination.......................................  A-52
  9.4      Amendment...................................................  A-52
  9.5      Extension; Waiver...........................................  A-53
ARTICLE 10 -- General Provisions.................................        A-53
 10.1      Nonsurvival of Representations and Warranties...............  A-53
 10.2      Notices.....................................................  A-53
 10.3      Interpretation..............................................  A-54
 10.4      Counterparts................................................  A-54
 10.5      Entire Agreement; No Third-Party Beneficiaries..............  A-54
 10.6      Governing Law...............................................  A-54
 10.7      Assignment..................................................  A-54
 10.8      Enforcement.................................................  A-54
 10.9      Severability................................................  A-55
EXHIBITS
Exhibit "A"   Articles of Merger
Exhibit "B"   Certificate of Merger for OP Merger
Exhibit "C"   Form of Affiliate Agreement
SCHEDULES
Schedule 1.6(a) List of Directors of Surviving Corporation
Schedule 7.18    Term Sheet

                             INDEX OF DEFINED TERMS

DEFINED TERM                                                       SECTION
------------                                                   ---------------
1940 Act....................................................   4.22
Affiliates..................................................   6.6
Agreement...................................................   Preamble
Amended FelCor Bylaws.......................................   1.5
Amended FelCor Charter......................................   1.5
Articles of Merger..........................................   Recitals
Assumed Option..............................................   7.8(a)
Assumed Option Shares.......................................   7.8(c)
Base Amount.................................................   9.2(d)
Break-Up Expenses...........................................   9.2(e)
Break-Up Fee................................................   9.2(d)
Break-Up Fee Ruling.........................................   9.2(d)
Break-Up Fee Tax Opinion....................................   9.2(d)
Canceled Shares.............................................   2.2(b)
Cash Consideration..........................................   2.1(a)
Certificate or Certificates.................................   2.2(b)
Closing.....................................................   1.2
Closing Date................................................   1.2
Closing Price...............................................   9.1(l)
Code........................................................   Recitals
Confidentiality Agreement...................................   7.2
Continuing Employee.........................................   7.7(a)
Controlled Group............................................   4.11
Department..................................................   1.3
DRULPA......................................................   3.1
Effective Time..............................................   1.3
Encumbrances................................................   4.10(a)
Environmental Laws..........................................   4.17
ERISA.......................................................   4.11
Excess Shares...............................................   2.2(d)
Exchange Act................................................   4.7
Exchange Agent..............................................   2.2(a)
Exchange Factor.............................................   3.5(e)
Exchange Fund...............................................   2.2(a)
Exchange Ratio..............................................   2.1(a)
Exchange Registration.......................................   7.9(b)
FelCor......................................................   Preamble
FelCor Acquisition Proposal.................................   6.2(a)
FelCor Benefit Plans........................................   5.10(a)
FelCor Budget and Schedule..................................   5.9(e)
FelCor Bylaws...............................................   1.5
FelCor Charter..............................................   1.5
FelCor Class B Units........................................   5.2(a)
FelCor Class C Units........................................   3.5(c)
FelCor Class D Units........................................   3.5(d)
FelCor Commitment...........................................   6.4(h)
FelCor Common Stock.........................................   2.1(a)
FelCor Common Units.........................................   3.5(a)
FelCor Deferred Stock.......................................   5.3(b)

DEFINED TERM                                                       SECTION
------------                                                   ---------------
FelCor Disclosure Letter....................................   Article 5 Intro
FelCor Financial Statement Date.............................   5.7
FelCor Franchise Agreements.................................   5.9(g)
FelCor Ground Leases........................................   5.9(f)
FelCor LLC..................................................   5.2(a)
FelCor Management Agreements................................   5.9(h)
FelCor Material Adverse Change..............................   5.7
FelCor Material Adverse Effect..............................   5.1
FelCor OP...................................................   Preamble
FelCor OP Certificate.......................................   3.4
FelCor OP Unit Holder.......................................   5.2(a)
FelCor OP Units.............................................   5.2(a)
FelCor Operating Partnership Agreement......................   5.2(a)
FelCor Options..............................................   5.3(a)
FelCor Parties..............................................   Preamble
FelCor Plans................................................   5.3(a)
FelCor Properties...........................................   5.9(a)
FelCor Restricted Stock Grants..............................   5.3(b)
FelCor SEC Documents........................................   5.6
FelCor Series A Preferred Stock.............................   5.3(a)
FelCor Series A Preferred Units.............................   5.2(a)
FelCor Series B Preferred Stock.............................   5.3(a)
FelCor Series B Preferred Units.............................   5.2(a)
FelCor Stockholder Approval.................................   5.5(a)
FelCor Stockholders Meeting.................................   7.1(e)
FelCor Subsidiary(ies)......................................   5.2(b)
FelCor Superior Proposal....................................   6.2(b)
FelCor Tax Protection Agreements............................   5.11(k)
FelCor Title Policies.......................................   5.9(a)
Final MeriStar Dividend.....................................   2.2(c)(ii)
Final MeriStar OP Distribution..............................   2.2(c)(ii)
GAAP........................................................   4.7
Governmental Entity.........................................   4.6(b)
Hazardous Materials.........................................   4.17
Indebtedness................................................   4.16(b)
Indemnified Parties.........................................   7.4(a)
Indentures..................................................   7.15
Interim Transactions Committee..............................   6.5
J&G.........................................................   8.1(h)
Knowledge of FelCor.........................................   5.21
Knowledge of MeriStar.......................................   4.23
Laws........................................................   4.6(b)
Liens.......................................................   4.2(a)
Market Price................................................   2.2(e)
Merger......................................................   Recitals
Merger Consideration........................................   2.1(a)
MeriStar....................................................   Preamble
MeriStar Acquisition Proposal...............................   6.1(a)
MeriStar Benefit Plans......................................   4.11
MeriStar Budget and Schedule................................   4.10(e)
MeriStar Bylaws.............................................   4.1

DEFINED TERM                                                       SECTION
------------                                                   ---------------
MeriStar Charter............................................   4.1
MeriStar Class B Units......................................   3.5(b)
MeriStar Class C Units......................................   3.5(c)
MeriStar Class D Units......................................   3.5(d)
MeriStar Commitment.........................................   6.3(h)
MeriStar Common Stock.......................................   2.1(a)
MeriStar Common Units.......................................   3.5(a)
MeriStar Convertible Notes..................................   4.3(a)
MeriStar Disclosure Letter..................................   Article 4 Intro
MeriStar Financial Statement Date...........................   4.8
MeriStar Franchise Agreements...............................   4.10(g)
MeriStar GP Interest........................................   3.5(f)
MeriStar Ground Leases......................................   4.10(f)
MeriStar Hotels & Resorts...................................   4.25
MeriStar Incentive Plan.....................................   4.3(a)
MeriStar LP.................................................   4.2(a)
MeriStar Management Agreements..............................   4.10(h)
MeriStar Material Adverse Change............................   4.8
MeriStar Material Adverse Effect............................   4.1
MeriStar OP.................................................   Preamble
MeriStar OP Partnership Agreement...........................   4.2(a)
MeriStar OP Unit Holder.....................................   3.6(a)
MeriStar OP Units...........................................   3.5(g)
MeriStar Options............................................   4.3(b)
MeriStar Parties............................................   Preamble
MeriStar POP Units..........................................   3.5(e)
MeriStar Properties.........................................   4.10(a)
MeriStar SEC Documents......................................   4.7
MeriStar Stock Option.......................................   7.8(a)
MeriStar Stockholder Approvals..............................   4.6(a)
MeriStar Stockholders Meeting...............................   7.1(d)
MeriStar Subsidiary(ies)....................................   4.2(b)
MeriStar Superior Proposal..................................   6.1(b)
MeriStar Tax Protection Agreements..........................   4.13(l)
MeriStar Title Policies.....................................   4.10(a)
MeriStar Transfer Agent.....................................   2.2(c)(ii)
MGCL........................................................   1.1
New FelCor OP Units.........................................   3.5(g)
NYSE........................................................   1.2
OP Merger...................................................   Recitals
OP Merger Articles..........................................   3.2
OP Merger Closing...........................................   3.2
POP Unit Plan...............................................   3.5(e)
Paul Weiss..................................................   8.1(h)
Payor.......................................................   9.2(d)
Person......................................................   2.2(h)
Proxy Statement.............................................   7.1(a)
Qualifying Income...........................................   9.2(d)
Ratification Agreement......................................   3.6(a)
Recipient...................................................   9.2(d)
Registration Statement......................................   7.1(a)

DEFINED TERM                                                       SECTION
------------                                                   ---------------
REIT........................................................   4.13(g)
REIT Requirements...........................................   9.2(d)
Restated Partnership Agreement..............................   3.4
SEC.........................................................   4.6(b)
Securities Act..............................................   4.7
Share Consideration.........................................   2.1(a)
Shelf Registration..........................................   7.9(a)
Significant Subsidiary......................................   6.1(a)
Stockholder Approvals.......................................   5.5(a)
Subsidiary..................................................   4.2(b)
Surviving Corporation.......................................   1.1
Surviving Partnership.......................................   3.1
Tax(es).....................................................   4.13(m)
Tax Returns.................................................   4.13(m)
Transactions................................................   Recitals
Vested......................................................   3.5(e)
WARN........................................................   4.12(d)

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 9, 2001, by and among FELCOR LODGING TRUST INCORPORATED, a Maryland corporation ("FelCor"), and FELCOR LODGING LIMITED PARTNERSHIP, a Delaware limited partnership ("FelCor OP" and, together with FelCor, the "FelCor Parties"), on the one hand, and MERISTAR HOSPITALITY CORPORATION, a Maryland corporation ("MeriStar"), and MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("MeriStar OP" and, together with MeriStar, the "MeriStar Parties"), on the other hand.

                                      RECITALS:

     A. The Board of Directors of FelCor and the Board of Directors of MeriStar have each determined that a business combination between FelCor and MeriStar on substantially the terms and conditions set forth in this Agreement is advisable and in the best interests of their respective companies and stockholders and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits and, accordingly, have agreed to effect the merger (the "Merger") of MeriStar with and into FelCor, with FelCor being the surviving corporation, upon the terms and subject to the conditions set forth herein.

     B. Upon the terms and conditions set forth herein, MeriStar and FelCor shall execute Articles of Merger (the "Articles of Merger") in substantially the form attached hereto as Exhibit "A" and shall file such Articles of Merger in accordance with applicable Maryland law to effectuate the Merger.

     C. For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a plan of reorganization within the meaning of Treasury Regulations Section 1.368-2(g).

     D. Concurrent with the Merger, the MeriStar Parties and the FelCor Parties will effect a merger of MeriStar OP with and into FelCor OP as contemplated by
Section 3.1, with FelCor OP as the survivor (the "OP Merger") (the Merger, together with the other transactions, including without limitation, the OP Merger, contemplated by this Agreement, being referred to collectively herein as the "Transactions").

     E. The FelCor Parties and the MeriStar Parties desire to make certain representations, warranties and agreements in connection with the Transactions.

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                   THE MERGER

     1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, and in accordance with the Maryland General Corporation Law ("MGCL"), MeriStar shall be merged with and into FelCor at the Effective Time (as defined in Section 1.3). FelCor shall be the surviving corporation in the Merger and shall continue its corporate existence under the laws of the State of Maryland under the name "FelCor Lodging Trust Incorporated." The effects and consequences of the Merger are set forth in Sections 1.4 through 1.6 and Article 2 hereof. FelCor, after the Effective Time, is sometimes referred to herein as the "Surviving Corporation."

     1.2 CLOSING. The closing of the Merger (the "Closing") shall take place at the offices of Jenkens & Gilchrist, a Professional Corporation, 1445 Ross Avenue, Suite 3200, Dallas, Texas 75202, at 10:00 A.M. local time, on the third New York Stock Exchange, Inc. ("NYSE") trading day immediately following the date on which the last of the conditions set forth in Article 8 hereof (other than conditions with respect to actions the respective parties will take at the Closing) is first fulfilled or has been waived, if all such conditions continue to be so satisfied or waived on such third trading day. If all such conditions are not so satisfied or waived, the Closing shall be automatically extended from time to time until the first subsequent trading day on which all such conditions are again so satisfied or waived, subject, however, to Article 9 hereof. Alternatively, the Closing may occur at such other time, date and place as MeriStar and FelCor shall mutually agree in writing. The date on which the Closing occurs is the "Closing Date."

     1.3 EFFECTIVE TIME. The Merger shall become effective (the "Effective Time") at 9:00 a.m., New York City time, on the NYSE trading day immediately following the Closing Date or, if later, such date and time as the State Department of Assessments and Taxation of Maryland ("Department") accepts the Articles of Merger for record, or such other time specified in the Articles of Merger (not to exceed 30 calendar days after the Articles of Merger are accepted for record by the Department). Unless otherwise agreed, the parties will cause the Effective Time to occur at 9:00 a.m., New York City time, on the NYSE trading day immediately following the Closing Date.

     1.4 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the MGCL.

     1.5 CHARTERS AND BYLAWS. The charter of FelCor, as in effect on the date hereof (the "FelCor Charter"), and as amended, prior to or at the Effective Time, to reflect such matters as the parties may agree upon (the "Amended FelCor Charter"), shall be the charter of the Surviving Corporation until thereafter amended as provided by applicable law. The bylaws of FelCor, as in effect on the date hereof (the "FelCor Bylaws"), and as amended, prior to the Effective Time, to reflect such matters as the parties may agree upon (the "Amended FelCor Bylaws"), shall be the bylaws of the Surviving Corporation until thereafter amended as provided by applicable law, the Amended FelCor Charter and such Amended FelCor Bylaws.

     1.6  DIRECTORS AND OFFICERS.

     (a) The directors of the Surviving Corporation immediately following the Effective Time shall be the persons named on Schedule 1.6(a) to this Agreement, each of whom shall serve as a "Class I," "Class II" or "Class III" director, as specified on such schedule, until the earlier of his resignation or removal or until his successor is duly elected and qualifies.

     (b) FelCor and MeriStar agree that, in the event any person set forth on
Schedule 1.6(a) is unable or otherwise fails to serve, for any reason, as a director of the Surviving Corporation at the Effective Time, then (i) if such person was a member of the Board of Directors of MeriStar as of the date hereof, MeriStar shall have the right to designate another individual, subject to FelCor's reasonable approval, to serve as a director of the Surviving Corporation at the Effective Time, (ii) if such person was a member of the Board of Directors of FelCor as of the date hereof, FelCor shall have the right to designate another individual, subject to MeriStar's reasonable approval, to serve as a director of the Surviving Corporation at the Effective Time or (iii) if such person was not a member of the Board of Directors of either MeriStar or FelCor as of the date hereof, a majority of the persons set forth on Schedule 1.6(a) shall have the right to designate another individual to serve as a director of the Surviving Corporation at the Effective Time. FelCor shall use its best efforts to have any person designated to be a director pursuant to the previous sentence appointed as a director.

     (c) The officers of FelCor immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to serve until the earlier of his resignation or removal or until his successor is duly elected and qualifies.

                                   ARTICLE 2

                              TREATMENT OF SHARES

     2.1  EFFECT OF THE MERGER ON STOCK.

     (a) Common Stock of MeriStar. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of any stock of MeriStar, subject to Section 2.1(b), each issued and outstanding share of common stock, par value $0.01 per share, of MeriStar ("MeriStar Common Stock"), other than shares of MeriStar Common Stock to be canceled pursuant to Section 2.1(b), shall be converted into (i) the right to receive cash in the amount of $4.60 (the "Cash Consideration"), without interest, and (ii) 0.784 (the "Exchange Ratio") of one fully paid and nonassessable share of common stock, par value $0.01 per share, of FelCor ("FelCor Common Stock"). All such shares of MeriStar Common Stock automatically shall be canceled and retired and shall cease to exist and be outstanding, and each certificate previously evidencing any such shares shall thereafter represent such number of whole shares of FelCor Common Stock into which such MeriStar Common Stock was converted in accordance with the Exchange Ratio (the "Share Consideration") and the right to receive, without interest, the Cash Consideration (collectively with the Share Consideration, the "Merger Consideration"). The holders of such certificates previously representing such shares of MeriStar Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of MeriStar Common Stock, except as otherwise provided herein or by law. No fractional share of FelCor Common Stock shall be issued in connection with the Merger. In lieu thereof, a cash payment shall be made to each holder of a fractional share interest pursuant to Section 2.2(d) or Section 2.2(e). If, between the date of this Agreement and the Effective Time, the outstanding shares of MeriStar Common Stock or FelCor Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Cash Consideration and Exchange Ratio each shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

     (b) Cancellation of Certain Shares of MeriStar Common Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, any shares of MeriStar Common Stock that are owned by MeriStar or any MeriStar Subsidiary (defined herein) (other than any shares held in a fiduciary capacity) or by FelCor or any FelCor Subsidiary (as defined herein) shall be canceled and retired and shall cease to exist, and no Merger Consideration or other consideration shall be issued or delivered in exchange therefor.

     (c) Stock of FelCor. Each issued and outstanding share of FelCor Common Stock, FelCor Series A Preferred Stock (as defined herein) and FelCor Series B Preferred Stock (as defined herein) outstanding immediately prior to the Effective Time will remain outstanding, and each certificate representing outstanding shares of FelCor Common Stock, FelCor Series A Preferred Stock and FelCor Series B Preferred Stock will thereafter represent an equal number of shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock, as the case may be, of the Surviving Corporation.

     2.2  DELIVERY OF MERGER CONSIDERATION.

     (a) Deposit with Exchange Agent. As soon as practicable after the Effective Time, FelCor shall deposit, in trust for the benefit of holders of shares of MeriStar Common Stock to be converted pursuant to Section 2.1, with FelCor's transfer agent (the "Exchange Agent"), certificates representing that number of shares of FelCor Common Stock required to effect the issuance of the Share Consideration referred to in Section 2.1(a), and cash in the amount required to effect the payment of the aggregate Cash Consideration referred to in Section 2.1(a) and the payment of cash in lieu of fractional shares pursuant to Section 2.2(d) or 2.2(e) (collectively, the "Exchange Fund"). The Exchange Fund shall not be used for any purpose other than as contemplated by this Agreement.

     (b) Delivery Procedures. As soon as practicable after the Effective Time, FelCor shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates (the "Certificate" or the "Certificates") which immediately prior to the Effective Time represented outstanding shares of MeriStar Common Stock (the "Canceled Shares") that were converted pursuant to
Section 2.1(a): (i) a letter of transmittal in customary and reasonable form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the MeriStar Common Stock. For purposes of the immediately preceding sentence, FelCor may rely conclusively on the stockholder records of MeriStar in determining the identity of, and the number of Canceled Shares held by, each holder of a Certificate at the Effective Time. Without limitation to the rights under Section 2.2(c), upon surrender of a Certificate to the Exchange Agent for cancellation (or to such other agent or agents as may be appointed by FelCor), together with a duly executed letter of transmittal and such other customary documents as the Exchange Agent shall require, the holder of such Certificate shall be entitled to receive, with respect to the shares of MeriStar Common Stock formerly represented thereby (A) a certificate or certificates representing that number of whole shares of FelCor Common Stock into which such shares of MeriStar Common Stock were converted pursuant to the provisions of
Section 2.1(a), (B) a check in payment of the Cash Consideration, without interest, which such holder has the right to receive pursuant to the provisions of Section 2.1(a), and (C) a check in payment of the cash in lieu of fractional shares, without interest, which such holder is entitled to receive pursuant to
Section 2.2(d) or (e). Until such surrender of a Certificate in compliance with the immediately preceding sentence, FelCor shall have no obligation to deliver the items required by clauses (A) through (C) of such sentence. FelCor shall cause all shares of FelCor Common Stock issued pursuant to the Merger to be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

     (c) Certain Distributions.

          (i) The FelCor Parties and the MeriStar Parties each shall authorize under applicable law a dividend or distribution to their respective stockholders and partners, as the case may be, for which the record date shall be the close of business on the Closing Date; provided, however, that such authorization shall not be made if the Closing Date occurs within 15 days after the record date for a regularly scheduled dividend or distribution by the FelCor Parties, unless FelCor elects in its discretion to require both such authorizations to occur. The dividend or distribution shall be equal to such parties' most recent quarterly dividend or distribution rate for such stockholders and partners, as the case may be, multiplied by a fraction, the numerator of which is the number of days elapsed since the last dividend record date through and including the Effective Time, and the denominator of which is 91. Any dividend or distribution made by the FelCor Parties pursuant to this Section 2.2(c)(i) shall be paid in the ordinary course of business consistent with the past practice of such parties as to the manner and timing of payment. Any dividend or distribution made by the MeriStar Parties pursuant to this
     Section 2.2(c)(i) shall be paid pursuant to the procedures set forth in
     Section 2.2(c)(ii).

          (ii) If, after taking into account (A) the regular quarterly dividends or distributions declared by MeriStar to its stockholders with respect to its taxable year ending at the Effective Time and (B) any dividend or distribution that is to be paid to holders of MeriStar Common Stock under
     Section 2.2(c)(i), MeriStar would fail to satisfy the requirements of
     Section 857(a)(1) of the Code for the taxable year of MeriStar ending at the Effective Time, then either (X) the amount of the dividend or distribution with respect to MeriStar Common Stock under Section 2.2(c)(i) shall be increased or (Y) if no dividend or distribution was declared by MeriStar under Section 2.2(c)(i),

     MeriStar shall declare a dividend, in either event in an amount sufficient for MeriStar to satisfy the requirements of Section 857(a)(1) of the Code for such period. Any dividend or distribution made by MeriStar pursuant to
     Section 2.2(c)(i) and/or pursuant to this Section 2.2(c)(ii) (the "Final MeriStar Dividend") shall be declared and paid to holders of shares of MeriStar Common Stock as of a record date which shall be the close of business on the Closing Date. Any Final MeriStar Dividend shall be paid by MeriStar to the stock transfer agent of MeriStar (the "MeriStar Transfer Agent") on the Closing Date, and the MeriStar Transfer Agent shall pay the Final MeriStar Dividend to the holders of the MeriStar Common Stock on or before 30 days following the Closing Date. The FelCor Parties and the MeriStar Parties, by mutual agreement, may accelerate the declaration date, the record date, and/or the payment date of any Final MeriStar Dividend in order to enable MeriStar to avoid or minimize excise tax liability under
     Section 4981 of the Code for its taxable year ending at the Effective Time. In the event that MeriStar declares a Final MeriStar Dividend with respect to the MeriStar Common Stock, MeriStar OP shall simultaneously declare a distribution (the "Final MeriStar OP Distribution") to holders of MeriStar OP Units in an amount per unit equal to the Final MeriStar Dividend payable per share of MeriStar Common Stock, the record date for which shall be the close of business on the Closing Date. Any Final MeriStar OP Distribution shall be paid by MeriStar OP to the MeriStar Transfer Agent on the Closing Date and the MeriStar Transfer Agent shall pay such distribution to the holders of the MeriStar OP Units on or before 30 days following the Closing Date. MeriStar shall notify FelCor of the expected amount of any MeriStar Final Dividend at least 20 days prior to the date for the declaration of any Final MeriStar Dividend.

          (iii) Except for (A) regular quarterly dividends or distributions declared and paid by the MeriStar Parties and the FelCor Parties to their respective stockholders and partners in the ordinary and normal course of business, having record and payment dates consistent with their respective past practices and being in amounts not greater than the respective party's last dividend or distribution prior to the date hereof, and (B) the dividend or distribution contemplated by Section 2.2(c)(i) and Section 2.2(c)(ii), neither the MeriStar Parties nor the FelCor Parties will declare or pay any dividend or distribution to their respective stockholders or partners prior to the Effective Time.

          (iv) No dividends or other distributions declared or made after the Effective Time with respect to shares of FelCor Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of FelCor Common Stock represented thereby until the holder of such Certificate shall surrender such Certificate in the manner provided in Section 2.2(b). Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Certificate, in addition to the Merger Consideration, there shall be paid to the holder of the certificates representing whole shares of FelCor Common Stock issued in consideration therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions thereon with a record date after the Effective Time and theretofore paid with respect to such whole shares of FelCor Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions thereon, with a record date after the Effective Time but prior to such surrender and having a payment date subsequent to such surrender.

     (d) No Fractional Securities. Notwithstanding any other provision hereof, no fractional shares of FelCor Common Stock will be issued in connection with the Merger. No holder of a fractional share interest will be entitled to dividends, voting rights or any other stockholder rights in respect of such fractional share. Instead, as soon as practicable after the Effective Time, the Exchange Agent will determine the excess of (i) the number of whole shares of FelCor Common Stock delivered to the Exchange Agent by FelCor pursuant to
Section 2.1(a) over (ii) the aggregate number of whole shares of FelCor Common Stock to be distributed to holders of MeriStar Common Stock pursuant to Section 2.2(b) (such excess, the "Excess Shares"). FelCor will instruct the Exchange Agent (i) to sell the Excess Shares at then-prevailing prices on the NYSE through one or more member firms of the NYSE and (ii) to use reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions and, in any event, within ten calendar days following the Effective Time. The Exchange Agent will hold such proceeds in trust for the holders of MeriStar Common Stock who would otherwise be entitled to receive a fraction of a share of FelCor Common Stock, and will determine the portion of the proceeds to which each such holder is entitled, if any, by multiplying the amount of the aggregate net proceeds of such sale by a fraction, the numerator of which is the amount of the fractional share interest to which each such holder is entitled, and the denominator of which is the aggregate amount of fractional share interests to which all such holders of MeriStar Common Stock are entitled. The Surviving Corporation will pay all commissions, transfer taxes, Exchange Agent's fees and other out-of-pocket transaction costs incurred in connection with the sale of such Excess Shares.

     (e) Alternative Cash Payment. Notwithstanding the provisions of Section 2.2(d), FelCor may elect at its option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of payments pursuant to Section 2.2(d), to pay each holder of MeriStar Common Stock who would otherwise be entitled to receive a fraction of a share of FelCor Common Stock, an amount in cash equal to the Market Price determined as of the Closing Date, without interest, multiplied by the fraction of a share of FelCor Common Stock to which such holder would otherwise be entitled. For purposes of this Agreement, "Market Price" means the average of the closing sale prices of a share of FelCor Common Stock (as reported in the NYSE Composite Tape) for the ten consecutive NYSE trading days ending two trading days prior to the date as of which such determination is to be made.

     (f) Closing of Transfer Books; Etc. From and after the Effective Time, the stock transfer books of MeriStar shall be closed and no registration of any transfer of stock of MeriStar shall thereafter be made on the records of MeriStar. In the event of a transfer of ownership of Canceled Shares which is not registered in the transfer records of MeriStar, a certificate representing the proper number of shares of FelCor Common Stock and a check or checks for the Cash Consideration and cash in lieu of fractional shares may be issued to a transferee in the proper amount or amounts if the Certificate representing such Canceled Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. In the event any Certificate(s) shall have been lost, stolen or destroyed, upon the making of any affidavit of that fact by the person claiming such certificates to be lost, stolen or destroyed and, if required by FelCor or the Exchange Agent, upon the posting by such person of a bond, in an amount reasonably determined by FelCor or the Exchange Agent, as indemnity against any claim that may be made against it with respect to such Certificate(s), the Exchange Agent will issue in respect of such lost, stolen or destroyed Certificate(s), the Merger Consideration to be received in exchange therefor (together with any cash in lieu of fractional shares payable in accordance with Section 2.2(d) or (e)).

     (g) Withholding Rights. FelCor or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of MeriStar Common Stock, such amounts as FelCor or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by FelCor or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of MeriStar Common Stock in respect of which such deduction and withholding was made by FelCor or the Exchange Agent.

     (h) Termination of Exchange. Any certificates representing Share Consideration deposited with the Exchange Agent pursuant to Section 2.2(a) and not exchanged within one year after the Effective Time pursuant to this Section
2.2 shall be returned by the Exchange Agent to FelCor, which shall thereafter act as Exchange Agent. All funds held by the Exchange Agent for payment to the holders of unsurrendered Certificates and unclaimed at the end of one year from the Effective Time shall be returned to FelCor. Thereafter, any holder of unsurrendered Certificates shall look solely to FelCor for the payment of any funds to which such holder may be entitled, subject to applicable law. FelCor shall not be liable to any Person for such shares or funds delivered by it to a public official pursuant to any applicable abandoned property, escheat or similar law. As used in this Agreement, the term "Person" shall mean any natural person, corporation, general or limited partnership, limited liability company, joint venture, trust, association, unincorporated organization or entity of any kind.

                                   ARTICLE 3

                CERTAIN TRANSACTIONS RELATING TO THE MERISTAR OP

     3.1 MERGER OF MERISTAR OP AND FELCOR OP. At the Effective Time, MeriStar and FelCor shall cause MeriStar OP to merge with and into FelCor OP in accordance with the Delaware Revised Uniform Limited Partnership Act ("DRULPA") and the partnership agreements of FelCor OP and MeriStar OP, with FelCor OP as the surviving entity. The effects and consequences of the OP Merger are set forth in this Article Three and the DRULPA. FelCor OP, after the effectiveness of the OP Merger, is sometimes referred to herein as the "Surviving Partnership."

     3.2 CLOSING AND EFFECTIVENESS. The closing of the OP Merger (the "OP Merger Closing") shall take place at the same time and place as the Closing. All of the documents and transactions relating to the OP Merger Closing shall be deemed to be part of the Closing. The OP Merger shall be conditioned upon prior effectiveness of the Merger and shall be effective at the Effective Time of the Merger. At the OP Merger Closing, MeriStar shall cause MeriStar OP to execute the Certificate of Merger (the "OP Merger Articles") in the form attached hereto as Exhibit "B," which certificate shall then be executed by FelCor OP and filed with the Delaware Secretary of State.

     3.3 EFFECTS OF OP MERGER. The OP Merger shall have the effects set forth in the DRULPA. FelCor shall be the sole general partner of the Surviving Partnership.

     3.4 CERTIFICATE OF LIMITED PARTNERSHIP AND PARTNERSHIP AGREEMENT. The certificate of limited partnership of FelCor OP as in effect immediately prior to the Effective Time (the "FelCor OP Certificate") shall be the certificate of limited partnership of the Surviving Partnership. The limited partnership agreement of FelCor OP as amended and restated in a form reasonably satisfactory to the parties (the "Restated Partnership Agreement") shall be the limited partnership agreement of the Surviving Partnership, until thereafter amended as provided by applicable law or therein.

     3.5  EFFECT OF THE OP MERGER ON PARTNERSHIP INTERESTS.

     (a) Common Units of MeriStar OP. As of the effectiveness of the OP Merger, by virtue of the OP Merger and without any action on the part of any holder of the partnership interests in MeriStar OP known as "OP Units" (herein called "MeriStar Common Units"), each outstanding MeriStar Common Unit shall be converted into the right to receive (i) the number of units of partnership interest in FelCor OP known as "Partnership Units" or "Common Units" (herein called "FelCor Common Units") equal to the Exchange Ratio, and (ii) cash in an amount equal to the Cash Consideration, without interest.

     (b) Class B Units of MeriStar OP. As of the effectiveness of the OP Merger, there shall be no holders of the partnership interests in MeriStar OP known as "Class B Units" (herein called "MeriStar Class B Units").

     (c) Class C Units of MeriStar OP. As of the effectiveness of the OP Merger, by virtue of the OP Merger and without any action on the part of any holder of the partnership interests in MeriStar OP known as "Class C Units" (herein called "MeriStar Class C Units"), each outstanding MeriStar Class C Unit shall be converted into the right to receive (i) the number of units of partnership interest in FelCor OP known as "Class C Units" (herein called "FelCor Class C Units") equal to the Exchange Ratio, and (ii) cash in an amount equal to the Cash Consideration, without interest.

     (d) Class D Units of MeriStar OP. As of the effectiveness of the OP Merger, by virtue of the OP Merger and without any action on the part of any holder of the partnership interests in MeriStar OP known as "Class D Units" (herein called "MeriStar Class D Units"), each outstanding MeriStar Class D Unit shall be converted into the right to receive one unit of partnership interest in FelCor OP known as "Class D Units" (herein called "FelCor Class D Units").

     (e) POP Units of MeriStar OP. As of the effectiveness of the OP Merger, by virtue of the OP Merger and without any action on the part of any holder of the partnership interests in MeriStar OP known as "POP Units" (herein called "MeriStar POP Units"), each outstanding MeriStar POP Unit that is Vested (as defined below) shall be converted into the right to receive (i) the number of FelCor Common Units equal to the product of the Exchange Ratio times the Exchange Factor (as defined below) and (ii) cash in an amount equal to the product of the Cash Consideration, without interest, times the Exchange Factor (as defined below). The term "Vested" means those MeriStar POP Units that are fully vested and not subject to forfeiture as of the Effective Time, assuming the Merger was completed, under the respective Restricted Unit Agreements (as defined in the MeriStar Profits-Only Operating Partnership Units Plan (the "POP Unit Plan")) dated effective as of March 29, 2000 and April 16, 2001 between MeriStar, MeriStar OP and each of the respective holders of such MeriStar POP Units. The term "Exchange Factor" shall mean 1.0. As of the effectiveness of the OP Merger, by virtue of the OP Merger and without any action on the part of any holder of the POP Units, each outstanding MeriStar POP Unit that is not Vested shall be cancelled and cease to exist, and no consideration shall be issued or delivered in exchange therefor.

     (f) General Partner Interests of MeriStar OP. As of the effectiveness of the OP Merger, by virtue of the OP Merger and without any action on the part of MeriStar as the holder of the general partner's partnership interest in MeriStar OP (the "MeriStar GP Interest"), each unit of partnership interest that constitutes part of the MeriStar GP Interest shall be converted into the right to receive (i) the number of FelCor Common Units equal to the Exchange Ratio, and (ii) cash in an amount equal to the Cash Consideration, without interest.

     (g) Effect on MeriStar OP Units. All MeriStar Common Units, MeriStar Class B Units, MeriStar Class C Units, MeriStar Class D Units, MeriStar POP Units and MeriStar GP Interest (collectively, the "MeriStar OP Units") shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each MeriStar OP Unit shall thereafter represent the right to receive, upon making the deliveries required by Section 3.6(a), such number of whole FelCor Common Units, FelCor Class C Units, and FelCor Class D Units (collectively the "New FelCor OP Units"), and certificates representing such FelCor OP Units, into which such MeriStar OP Units were converted in accordance with Section 3.5(a)-(f) plus any applicable Cash Consideration, without interest. The holders of such MeriStar OP Units outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such MeriStar OP Units except as otherwise provided herein or by law. No fractional New FelCor OP Units shall be issued, and, in lieu thereof, a cash payment, without interest, shall be made pursuant to Section 3.6(c).

     3.6  ISSUANCE OF NEW CERTIFICATES FOR FELCOR OP UNITS.

     (a) Delivery Procedures. As soon as practicable after the Effective Time, FelCor OP shall mail to each holder of record of a MeriStar OP Unit (a "MeriStar OP Unit Holder"), a ratification and joinder agreement (a "Ratification Agreement") by which the MeriStar OP Unit Holder ratifies and agrees to be bound by the Restated Partnership Agreement, waives any rights they have under their exchange rights agreements with MeriStar and MeriStar OP, acknowledges the termination of the MeriStar OP Partnership Agreement and is admitted as a limited partner in FelCor OP as a holder of the respective New FelCor OP Units which the MeriStar OP Unit Holder is entitled to receive by virtue of the OP Merger. The Ratification Agreement to be executed by holders of MeriStar POP Units will also contain a waiver of any rights they have under the agreements by which their POP Units were granted or under the POP Unit Plan. Without limitation to the rights under Section 3.6(b), upon delivery to FelCor OP of a duly executed Ratification Agreement, together with such other customary documents as FelCor OP may require, the MeriStar OP Unit Holder shall be entitled to receive, with respect to such MeriStar OP Units (i) a certificate or certificates representing that number of whole New FelCor OP Units which such MeriStar OP Unit Holder has the right to receive pursuant to Section 3.5, (ii) a check in payment of the Cash Consideration, if any, without interest, which such MeriStar OP Unit Holder has the right to receive pursuant to Section 3.5, and
(iii) a check in payment of the cash in lieu of fractional New FelCor OP Units, without interest, which such holder is entitled to receive pursuant to Section 3.6(c). FelCor OP shall cause all FelCor OP Units issued pursuant to the OP Merger to be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights.

     (b) Distributions After Effective Time. No distributions declared or made after the Effective Time with respect to New FelCor OP Units with a record date after the Effective Time shall be paid to any MeriStar OP Unit Holder with respect to New FelCor OP Units until such MeriStar OP Unit Holder executes and delivers to FelCor OP a Ratification Agreement. Subject to the effect of unclaimed property, escheat and other applicable laws, following delivery to FelCor OP of any such Ratification Agreement, in addition to the consideration required by Section 3.5, there shall be paid to the holder of the certificates representing whole New FelCor OP Units issued in consideration therefor, without interest, (i) at the time of such delivery, the amount of distributions with a record date after the Effective Time theretofore paid with respect to such whole New FelCor OP Units and (ii) at the appropriate payment date, the amount of distributions with a record date after the Effective Time but prior to delivery and a payment date subsequent to delivery payable with respect to such whole New FelCor OP Units.

     (c) No Fractional FelCor OP Units. Notwithstanding any other provision hereof, no fractional New FelCor OP Units will be issued in connection with the OP Merger. In lieu of issuance of a fractional New FelCor OP Unit, FelCor OP shall pay each MeriStar OP Unit Holder who would otherwise be entitled to receive a fraction of a New FelCor OP Unit, an amount in cash, without interest, equal to the Market Price determined as of the Closing Date multiplied by the fraction of a New FelCor OP Unit to which such holder would otherwise be entitled.

     (d) Withholding Rights. FelCor OP shall be entitled to deduct and withhold from the consideration otherwise payable under Section 3.5 to any holder of MeriStar OP Units, such amounts as FelCor OP is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by FelCor OP, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the MeriStar OP Units, in respect of which such deduction and withholding was made by FelCor OP.

                                   ARTICLE 4

             REPRESENTATIONS AND WARRANTIES OF THE MERISTAR PARTIES

     Except as set forth in the letter of even date herewith signed by the Chairman of the Board or President of MeriStar and delivered to the FelCor Parties prior to the execution hereof (the "MeriStar Disclosure Letter"), the MeriStar Parties, jointly and severally, represent and warrant to the FelCor Parties as follows:

     4.1 ORGANIZATION, STANDING AND POWER OF MERISTAR. MeriStar is a corporation duly organized and validly existing under the laws of the State of Maryland, having the requisite corporate power to carry on its business as now being conducted. MeriStar is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of MeriStar and the MeriStar Subsidiaries (as defined below), taken as a whole, or on the ability of the MeriStar Parties to perform any of their respective substantive obligations under this Agreement (any such effect, a "MeriStar Material Adverse Effect"). MeriStar has delivered to the FelCor Parties complete and correct copies of MeriStar's Second Articles of Amendment and Restatement (the "MeriStar Charter") and the Bylaws of MeriStar (the "MeriStar Bylaws"), in each case, as amended or supplemented to the date of this Agreement.

     4.2  MERISTAR SUBSIDIARIES.

     (a) MeriStar is the record and beneficial owner of all of the issued and outstanding shares of capital stock of MeriStar LP, Inc., a Nevada corporation ("MeriStar LP"). As of the date of hereof,

MeriStar LP owns 43,978,936 MeriStar Common Units, representing approximately 90.3% of the issued and outstanding MeriStar Common Units. There are issued and outstanding (i) an aggregate of 2,883,111 MeriStar Common Units, (ii) an aggregate of 964,227 MeriStar Class C Units, (iii) an aggregate of 392,157 MeriStar Class D Units, and (iv) an aggregate of 802,292 MeriStar POP Units. MeriStar also owns an approximate 1% general partnership interest in MeriStar OP, constituting all of the general partner interests in MeriStar OP. All of the MeriStar OP Units owned by MeriStar LP, the general partner interest in MeriStar OP owned by MeriStar, and the issued and outstanding capital stock of MeriStar LP owned by MeriStar, are free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") other than those listed on Schedule 4.2(a) to the MeriStar Disclosure Letter. The MeriStar OP Units are validly issued and outstanding, fully paid and nonassessable. Schedule 4.2(a) of the MeriStar Disclosure Letter sets forth the name of each MeriStar OP Unit Holder and the number and type of MeriStar OP Units owned by each such MeriStar OP Unit Holder in MeriStar OP as of the date of this Agreement. The MeriStar OP Units are subject to no restriction except as set forth in the limited partnership agreement of MeriStar OP (the "MeriStar OP Partnership Agreement") and pursuant to applicable securities laws. MeriStar OP has not issued or granted and is not a party to any outstanding commitments of any kind relating to, or any presently effective agreements or understandings with respect to, interests in MeriStar OP, whether issued or unissued, or securities convertible into or exchangeable for interests in MeriStar OP or preemptive rights to purchase or rights of first refusal with respect to such interests. Except as listed on Schedule 4.2(a) to the MeriStar Disclosure Letter, no MeriStar OP Units, or other interests therein, have been authorized or reserved for issuance to anyone other than MeriStar LP or MeriStar.

     (b) Schedule 4.2(b) to the MeriStar Disclosure Letter sets forth (i) each Subsidiary (as defined below) of MeriStar (the "MeriStar Subsidiary" or "MeriStar Subsidiaries"), (ii) the ownership interest therein of MeriStar, (iii) if not wholly-owned by MeriStar, the identity and ownership interest of each of the other owners of each MeriStar Subsidiary, (iv) each hotel (identified by name and location) and other real property owned or leased by such MeriStar Subsidiary, and (v) each entity not constituting a MeriStar Subsidiary in which MeriStar or any MeriStar Subsidiary holds an ownership interest, indicating the name, nature and business of such entity and the ownership interest therein held by MeriStar, each MeriStar Subsidiary and each other Person. As used in this Agreement, "Subsidiary" of any Person means any corporation, partnership, limited liability company, joint venture, trust or other legal entity of which such Person (either directly or through or together with another Subsidiary of such Person) owns 50% or more of the capital stock or other equity interests of such corporation, partnership, limited liability company, joint venture, trust or other legal entity, except for passive investments held solely for investment purposes and which are not material in amount.

     (c) Except as set forth in Schedule 4.2(c) to the MeriStar Disclosure Letter, (i) all the outstanding shares of capital stock of each MeriStar Subsidiary that is a corporation have been duly and validly issued and are (A) fully paid and nonassessable, (B) owned by MeriStar or by another MeriStar Subsidiary and (C) owned free and clear of all Liens and (ii) all equity interests owned by MeriStar or a MeriStar Subsidiary in another MeriStar Subsidiary that is a partnership, joint venture, limited liability company or trust are owned free and clear of all Liens. Each MeriStar Subsidiary, that is a corporation is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted, and each MeriStar Subsidiary that is a partnership, limited liability company or trust is duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Each MeriStar Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a MeriStar Material Adverse Effect. Copies of the articles or certificates of incorporation, bylaws, organizational documents and partnership, joint venture and operating agreements of each MeriStar Subsidiary, in each case as amended to the date of this Agreement, have been previously delivered or made available to the FelCor Parties. Neither MeriStar nor any of the MeriStar Subsidiaries is in breach of any provision of any agreement, document or contract governing its rights in or to the interests owned or held by it other than breaches which could not reasonably be expected to have a MeriStar Material Adverse Effect. To the Knowledge of MeriStar (as defined in
Section 4.23), the other parties to such agreements, documents or contracts are not in breach of any of their respective obligations under such agreements, documents or contracts other than breaches which could not reasonably be expected to have a MeriStar Material Adverse Effect.

     4.3  MERISTAR STRUCTURE.

     (a) The authorized shares of stock of MeriStar consist of 100,000,000 shares of preferred stock, $0.01 par value per share, none of which is issued or outstanding, and 250,000,000 shares of MeriStar Common Stock, of which 44,465,990 shares were issued and outstanding as of the date hereof. On the date hereof, (i) 4,549,561 shares of MeriStar Common Stock have been reserved for issuance, and MeriStar has proposed an increase in the number of shares reserved for issuance to an aggregate of 5,558,249 shares, under MeriStar's Incentive Plan (the "MeriStar Incentive Plan"), under which options in respect of 4,470,348 shares of MeriStar Common Stock have been granted and are outstanding on the date hereof, (ii) 125,000 shares of MeriStar Common Stock have been reserved for issuance, and MeriStar has proposed an increase in the number of shares reserved for issuance to an aggregate of 500,000 shares, under the MeriStar Directors' Plan, (iii) 5,782,940 shares of MeriStar Common Stock have been reserved for issuance upon the exchange of MeriStar OP Units, (iv) 4,538,235 shares of MeriStar Common Stock have been reserved for issuance upon the conversion of MeriStar's 4.75% Convertible Subordinated Notes due 2004 (the "MeriStar Convertible Notes"), (v) 500,000 shares of MeriStar Common Stock have been reserved for issuance under MeriStar's Employee Stock Purchase Plan, and
(vi) 5,000,000 shares of MeriStar Common Stock have been reserved for issuance under MeriStar's Dividend Reinvestment Plan, which will be terminated prior to the Effective Time. On the date hereof, except as set forth in this Section 4.3 and the Schedules referenced in this Section 4.3, no shares of MeriStar Common Stock or other voting securities of MeriStar were issued, reserved for issuance or outstanding.

     (b) Set forth in Schedule 4.3(b) to the MeriStar Disclosure Letter is a true and complete list of the following: each qualified or nonqualified option to purchase shares of MeriStar Common Stock granted under the MeriStar Incentive Plan, the Directors' Plan or any other formal or informal stock-based compensation arrangement ("MeriStar Options"). As of the date of this Agreement, other than MeriStar Options, there were no outstanding warrants or other rights to acquire stock, stock appreciation rights, phantom stock, dividend equivalents, performance units, restricted stock grants and performance shares granted under the MeriStar Incentive Plan or rights to receive shares of MeriStar Common Stock on a deferred basis granted by MeriStar under the MeriStar Incentive Plan. Schedule 4.3(b) to the MeriStar Disclosure Letter also sets forth for each MeriStar Option the name of the grantee, the date of the grant, status of the option as qualified or nonqualified under Section 422 of the Code, the number of shares of MeriStar Common Stock subject to such option, the number of shares subject to options that are currently exercisable, the exercise price per share, the expiration date, and the number of such shares subject to stock appreciation rights.

     (c) All outstanding shares of MeriStar Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except for the MeriStar Convertible Notes, there are no bonds, debentures, notes or other indebtedness of MeriStar having the right to vote (or that are convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of MeriStar may vote.

     (d) Except (i) as set forth in this Section 4.3, in Schedule 4.3(b) or 4.3(d) to the MeriStar Disclosure Letter, or in the MeriStar OP Partnership Agreement (as defined herein) and (ii) for the MeriStar OP Units held by partners in the MeriStar OP (which, subject to certain restrictions, may be exchanged by the holders thereof for either cash or, at MeriStar's option, shares of MeriStar Common Stock on a one-for-one basis), (A) there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which MeriStar or any MeriStar Subsidiary is a party or by which such entity is bound, obligating MeriStar or any MeriStar Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of MeriStar Common Stock, voting securities or other ownership interests of MeriStar or of any MeriStar Subsidiary or obligating MeriStar or any MeriStar Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to MeriStar or a MeriStar Subsidiary), and (B) there are no outstanding obligations of MeriStar or any MeriStar Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock or ownership interest in MeriStar or any MeriStar Subsidiary.

     4.4 ORGANIZATION, STANDING AND POWER OF MERISTAR OP. MeriStar OP is a limited partnership duly organized and validly existing under the laws of Delaware and has the requisite power and authority to carry on its business as now being conducted. MeriStar OP is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a MeriStar Material Adverse Effect. MeriStar has delivered to the FelCor Parties complete and correct copies of the MeriStar OP Partnership Agreement as amended or supplemented to the date of this Agreement.

     4.5 REGISTRATION RIGHTS. Except as set forth in Schedule 4.5 to the MeriStar Disclosure Letter, no Person has any right to require the registration of any shares of MeriStar Common Stock or any other securities of MeriStar or any MeriStar Subsidiary.

     4.6  AUTHORITY; NONCONTRAVENTION; CONSENTS.

     (a) MeriStar has the requisite corporate power to enter into this Agreement and, subject to the requisite stockholder approval of the Merger (the "MeriStar Stockholder Approvals"), to consummate the transactions contemplated by this Agreement. MeriStar OP has the requisite partnership power and authority to enter into this Agreement, and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the MeriStar Parties and the consummation by the MeriStar Parties of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of the MeriStar Parties, except for and subject to the MeriStar Stockholder Approvals with respect to MeriStar and the approvals set forth on
Schedule 4.6(a) to the MeriStar Disclosure Letter. This Agreement has been duly executed and delivered by the MeriStar Parties and constitutes a valid and binding obligation of the MeriStar Parties, enforceable against the MeriStar Parties in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     (b) Except as set forth in Schedule 4.6(b) to the MeriStar Disclosure Letter, the execution and delivery of this Agreement by the MeriStar Parties do not, and the consummation of the transactions contemplated by this Agreement (including, without limitation, the Transactions), and compliance by the MeriStar Parties with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any substantive obligation or to loss of a substantive benefit under, or result in the creation of any Lien upon any of the properties or assets of the MeriStar Parties or any MeriStar Subsidiary, under, (i) the MeriStar Charter, the MeriStar Bylaws or the charter, organizational documents, limited liability company agreement, partnership agreement or other governing document (as the case may be) of any MeriStar Subsidiary, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to MeriStar or any MeriStar Subsidiary or their respective properties or assets or
(iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation (collectively, "Laws") applicable to MeriStar or any MeriStar Subsidiary, or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate would not (x) have a MeriStar Material Adverse Effect or (y) prevent the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required in connection with the execution and delivery of this Agreement by the MeriStar Parties or the consummation by the MeriStar Parties of the transactions contemplated by this Agreement, except for (i) the filing with the Securities and Exchange Commission (the "SEC") of the Proxy Statement (as defined in Section 7.1), (ii) the acceptance for record of the Articles of Merger by the Department, (iii) such filings as may be required in connection with the payment of any transfer and gain taxes, and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in Schedules 4.6(a) and (b) to the MeriStar Disclosure Letter, (B) as may be required under (y) federal, state or local environmental or Tax laws or (z) the "blue sky" laws of various states, to the extent applicable; or (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent the MeriStar Parties from performing their obligations under this Agreement in any material respect or have, individually or in the aggregate, a MeriStar Material Adverse Effect.

     4.7  SEC DOCUMENTS; FINANCIAL STATEMENTS; UNDISCLOSED
LIABILITIES. MeriStar and its predecessors have filed all required reports, schedules, forms, statements and other documents with the SEC since July 31, 1996 through the date hereof (the "MeriStar SEC Documents"). Except as set forth on Schedule 4.7 to the MeriStar Disclosure Letter, no MeriStar Subsidiary is required to file any form, report, registration statement, prospectus or other document with the SEC. All of the MeriStar SEC Documents (other than preliminary materials), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in each case, the rules and regulations promulgated thereunder applicable to such MeriStar SEC Documents. None of the MeriStar SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later MeriStar SEC Documents filed and publicly available prior to the date of this Agreement. The consolidated financial statements of MeriStar included in the MeriStar SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC, the consolidated financial position as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments) of MeriStar and the MeriStar Subsidiaries. Except for liabilities and obligations set forth in the MeriStar SEC Documents or in Schedule 4.7 to the MeriStar Disclosure Letter, neither MeriStar nor any of the MeriStar Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), which are required by GAAP to be set forth on a consolidated balance sheet of MeriStar or in the notes thereto and which, individually or in the aggregate, would have a MeriStar Material Adverse Effect.

     4.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except for (i) matters disclosed in the MeriStar SEC Documents or on Schedule 4.8 to the MeriStar Disclosure Letter, (ii) the Transactions and the dividends and distributions contemplated by Section 2.2(c), and (iii) the transactions permitted by Section 6.3, since the date of the most recent audited financial statements included in the MeriStar SEC Documents (the "MeriStar Financial Statement Date"), MeriStar and the MeriStar Subsidiaries have conducted their business only in the ordinary and normal course (taking into account prior practices, including the acquisition of properties and issuance of securities) and there has not been, from the MeriStar Financial Statement Date through the date of this Agreement,
(a) any material adverse change in the business, financial condition or results of operations of MeriStar and the MeriStar Subsidiaries taken as a whole, including, without limitation, any increase in market rates of interest and related costs of financing which results in yields for new issues of unsecured senior notes issued by companies with a comparable debt rating to FelCor and MeriStar exceeding an amount which the members of the Interim Transactions Committee (as defined in Section 6.5) agree, in the exercise of their good faith business judgment, makes the issuance of such debt not economically prudent (a "MeriStar Material Adverse Change"), (b) any occurrence or circumstance that with the passage of time would reasonably be expected to result in a MeriStar Material Adverse Change, or (c) any action taken by MeriStar or any MeriStar Subsidiary during the period from the MeriStar Financial Statement Date through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 6.3.

     4.9  LITIGATION.  Except as disclosed in the MeriStar SEC Documents or in
Schedule 4.9 to the MeriStar Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of MeriStar and the MeriStar Subsidiaries (a) which are covered by adequate insurance or (b) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements, there is no suit, action or proceeding pending (in which service of process has been received by an employee or agent of MeriStar or any MeriStar Subsidiary) or, to the Knowledge of MeriStar, threatened in writing against or affecting MeriStar or any MeriStar Subsidiary that, individually or in the aggregate, could reasonably be expected to have a MeriStar Material Adverse Effect or to prohibit, restrict or interfere with the consummation of any of the Transactions, nor is there any judgment, decree, injunction, rule or order of any court or Governmental Entity or arbitrator outstanding against MeriStar or any of the MeriStar Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future could have, any such Effect.

     4.10  PROPERTIES.

     (a) Schedule 4.10(a) to the MeriStar Disclosure Letter sets forth a complete and accurate list and the address of all real property owned or leased by MeriStar or any MeriStar Subsidiary (collectively, and together with the land at each address referenced in Schedule 4.10(a) to the MeriStar Disclosure Letter and all buildings, structures and other improvements and fixtures located on or under such land and all easements, rights and other appurtenances to such land, the "MeriStar Properties"). MeriStar or the MeriStar Subsidiaries, owns or own, as the case may be, good and insurable fee simple title (or, if so indicated in Schedule 4.10(a) to the MeriStar Disclosure Letter, leasehold title) to each of the MeriStar Properties, in each case free and clear of liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title (collectively, "Encumbrances"), except for such mortgages as are set forth on Schedule 4.16(b) to the MeriStar Disclosure Letter or for which no disclosure is required by Section 4.16(b), the Lien of real estate taxes not yet due and payable and such Encumbrances as individually, and in the aggregate, could not reasonably be expected to have a MeriStar Material Adverse Effect. Except for such of the following as individually, or in the aggregate, could not reasonably be expected to have a MeriStar Material Adverse Effect, policies of title insurance (or marked title insurance commitments having the same force and effect as title insurance policies) have been issued by national title insurance companies insuring the fee simple or leasehold, as applicable, title of MeriStar or its Subsidiaries, as applicable, to each of the MeriStar Properties in amounts at least equal to the portion of the purchase price thereof allocated to real estate (the "MeriStar Title Policies"), and, to MeriStar's Knowledge, the MeriStar Title Policies are valid and in full force and effect and no claim has been made under any such policy (except claims which have previously been fully resolved).

     (b) Except as set forth in Schedule 4.10(b) to the MeriStar Disclosure Letter, and except for matters which would not, individually or in the aggregate, reasonably be expected to have a MeriStar Material Adverse Effect or to materially and adversely affect the use or occupancy (or, if applicable, any proposed development) of the MeriStar Properties, MeriStar has no Knowledge that any currently required certificate, permit or license (including building permits and certificates of occupancy) from any Governmental Entity having jurisdiction over any MeriStar Property or any agreement, easement or other right which is necessary to permit the lawful use, occupancy or operation of the existing buildings, structures or other improvements which constitute a part of any of the MeriStar Properties has not been obtained or is not in full force and effect, or of any pending modification or cancellation of any of the same.

     (c) Schedule 4.10(c) to the MeriStar Disclosure Letter sets forth a complete and accurate list of all definitive agreements made or entered into by MeriStar or any MeriStar Subsidiary as of the date hereof, which are scheduled to close or be consummated after the date hereof, (x) to sell, mortgage, pledge, hypothecate, lease or sublease any MeriStar Property, which, individually or in the aggregate, are material, (y) to enter into a material transaction in respect of the ownership or financing of any MeriStar Property or (z) to purchase, lease or otherwise acquire any real property.

     (d) Except as set forth in Schedule 4.10(d) to the MeriStar Disclosure Letter, none of the MeriStar Properties is subject to any outstanding purchase option, right of first refusal, right of first offer or similar right, other than such rights as would not reasonably be expected to have a MeriStar Material Adverse Effect, nor has MeriStar or any MeriStar Subsidiary entered into any outstanding contracts with others for the sale, mortgage, pledge, hypothecation, assignment, sublease or lease of any material portion of any MeriStar Property or other transfer of all or any material part of any MeriStar Property as of the date hereof, which are scheduled to close or be consummated after the date hereof, and no Person has any right or option to acquire, or right of first refusal or right of first offer with respect to, any interest of MeriStar or any MeriStar Subsidiary in any MeriStar Property or any material part thereof.

     (e) Schedule 4.10(e) to the MeriStar Disclosure Letter sets forth the capital expenditure budget and schedule of MeriStar and each MeriStar Subsidiary for each MeriStar Property, describing the capital expenditures which MeriStar or any MeriStar Subsidiary has budgeted for such MeriStar Property for the period running through December 31, 2001 (the "MeriStar Budget and Schedule").

     (f) The ground leases underlying the leased MeriStar Properties (collectively, the "MeriStar Ground Leases") are listed on Schedule 4.10(f) to the MeriStar Disclosure Letter. Each of the MeriStar Ground Leases is valid, binding and in full force and effect as against MeriStar or any MeriStar Subsidiary and, to MeriStar's Knowledge, as against the other party thereto, except to the extent the failure to be binding and in full force and effect would not reasonably be expected to have a MeriStar Material Adverse Effect. There does not exist under any of the MeriStar Ground Leases any default, and, to MeriStar's Knowledge, no event has occurred which, with notice or lapse of time or both, would constitute such a default, except as would not, individually or in the aggregate, reasonably be expected to result in a MeriStar Material Adverse Effect.

     (g) Schedule 4.10(g) to the MeriStar Disclosure Letter sets forth a list of the hotel franchise, license or other agreements relating to the names, marks or systems (the "MeriStar Franchise Agreements") under which each of the MeriStar Properties is being operated. Each of the MeriStar Franchise Agreements is in full force and effect and, to the Knowledge of MeriStar, there are no defaults thereunder by either party thereto, nor have any events occurred which, with the giving notice or the passage of time or both would constitute a default or event of default thereunder, except for those which either individually or in the aggregate would not constitute a MeriStar Material Adverse Effect.

     (h) Schedule 4.10(h) to the MeriStar Disclosure Letter sets forth a list of the hotel management agreements (the "MeriStar Management Agreements") pursuant to which each of the MeriStar Properties is being managed. Each of the MeriStar Management Agreements is in full force and effect and, to the Knowledge of MeriStar, there are no defaults thereunder by either party thereto, nor have any events occurred which, with the giving notice or the passage of time or both would constitute a default or event of default thereunder, except for those which either individually or in the aggregate would not constitute a MeriStar Material Adverse Effect.

     4.11 EMPLOYEE BENEFITS. With respect to all MeriStar Benefit Plans (as defined below), except for such matters, as, individually or in the aggregate, could not reasonably be expected to have a MeriStar Material Adverse Effect, (a) each MeriStar Benefit Plan and any related trust intended to be qualified under Sections 401(a) and 501(a) of the Code has received a favorable determination letter from the IRS that it is so qualified and, to the Knowledge of MeriStar, nothing has occurred since the date of such letter that could reasonably be expected to materially adversely affect the qualified status of such MeriStar Benefit Plan or related trust, (b) each MeriStar Benefit Plan has been operated in all material respects in accordance with its terms and with the terms and requirements of applicable law and all required returns and filings for each MeriStar Benefit Plan have been timely made, (c) neither MeriStar nor any MeriStar Subsidiary has incurred any tax, fine, lien, penalty or other liability imposed under ERISA (defined below), the Code or other applicable laws, rules and regulations, in connection with any MeriStar Benefit Plan, and no administrative investigation, audit or other administrative proceeding by the Department of Labor, the Pension Benefit Guaranty Corporation, the Internal Revenue Service or other governmental agencies are pending, in progress or, to the Knowledge of MeriStar or any MeriStar Subsidiary, threatened, and no fact or event exists that could reasonably be expected to give rise to any such material liability, (d) all contributions due and payable on or before the date hereof in respect of each MeriStar Benefit Plan have been made in full and in proper form, (e) neither MeriStar nor any MeriStar Subsidiary has ever sponsored or been obligated to contribute to any "multiemployer plan" (as defined in Section 3(37) of ERISA), any plan subject to
Section 413 of the Code, or any "defined benefit plan" (as defined in Section 3(35) of ERISA), (f) except as otherwise required under ERISA, the Code and applicable laws, no MeriStar Benefit Plan currently or previously maintained by MeriStar or any MeriStar Subsidiary provides any post-employment health or life insurance coverage or benefits, except as required under Section 4980B of the Code; (g) neither MeriStar, nor any MeriStar Subsidiary, is a member of a "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Code Section 414(b),
(c), (m) or (o)), which has members other than themselves; (h) all material reporting, disclosure and notice obligations imposed under ERISA and the Code have been satisfied with respect to each MeriStar Benefit Plan, and (i) except as set forth in Schedule 4.11 to the MeriStar Disclosure Letter, no benefit or amount payable, or which may become payable in connection with the Transactions, by MeriStar or any MeriStar Subsidiary pursuant to any MeriStar Benefit Plan, agreement or contract with any employee, constitutes an "excess parachute payment" which would not be deductible by reason of Section 280G of the Code.
Schedule 4.11 to the MeriStar Disclosure Letter contains a complete list of each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") excluding "multiemployer plans" within the meaning of ERISA Section 3(37)), and all stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), whether formal or informal, oral or written, legally binding or not, under which any current or former employee, officer or director of MeriStar or any MeriStar Subsidiary has any present or future right to benefits sponsored or maintained by MeriStar or any MeriStar Subsidiary or under which MeriStar or any MeriStar Subsidiary has had or has any present or could reasonably be expected to have any future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "MeriStar Benefit Plans." With respect to each MeriStar Benefit Plan, MeriStar has provided to FelCor a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent determination letter, if applicable; (iii) any summary plan description and other written communications (or a description of any oral communications) by MeriStar or any MeriStar Subsidiary to their employees concerning the extent of the benefits provided under a MeriStar Benefit Plan; and (iv) for the most recent year (A) the Form 5500 and attached schedules, (B) audited financial statements, and (C) attorney's response to an auditor's request for information.

     4.12  LABOR MATTERS; EMPLOYEES.

     (a) Except as set forth on Schedule 4.12(a) to the MeriStar Disclosure Letter, neither MeriStar nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. MeriStar has delivered true, correct and complete copies of such agreements to the FelCor Parties. There is no unfair labor practice or labor arbitration proceeding pending or, to MeriStar's Knowledge, threatened against MeriStar or any of its Subsidiaries relating to their business which, if determined adversely to MeriStar or any of its Subsidiaries, would have a MeriStar Material Adverse Effect.

     (b) Schedule 4.12(b) to the MeriStar Disclosure Letter sets forth all employment agreements between MeriStar or any of its Subsidiaries and any other Person.

     (c) Neither MeriStar, nor any MeriStar Subsidiary, is delinquent in payments to any of its employees or consultants for any wages, salaries, commissions, bonuses, benefits or other compensation for any services or otherwise arising under any policy, practice, agreement, plan, program or Law, which delinquency would, in the aggregate, have a MeriStar Material Adverse Effect. None of MeriStar's or any MeriStar Subsidiary's employment policies or practices is currently being audited or investigated by any Governmental Entity or court. There is no pending or, to the Knowledge of MeriStar, threatened litigation, unfair labor practice charge, or other charge or inquiry against MeriStar or any MeriStar Subsidiary brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of any of them with respect to employment practices which could reasonably be expected to have a MeriStar Material Adverse Effect.

     (d) Neither MeriStar nor any MeriStar Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation or other order by, any Governmental Entity relating to employees or employment practices. MeriStar and each MeriStar Subsidiary are in compliance in all material respects with all applicable Laws, Contracts, and policies relating to employment, employment practices, wages, hours, and terms and conditions of employment, including the obligations of the Worker Adjustment and Retraining Notification Act of 1988, as amended ("WARN"), and has not planned or implemented any early retirement, separation or window program within the past five years.

     4.13  TAXES.

     (a) Except as set forth on Schedule 4.13(a) to the MeriStar Disclosure Letter, each of MeriStar and the MeriStar Subsidiaries has timely filed or caused to be timely filed all material Tax Returns (as defined below) required to be filed by it and for any partnerships for which any of them is a general partner (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so) and has paid (or MeriStar has paid on its behalf) all Taxes (as defined below) required to be paid as shown on such returns and all such Tax Returns were, when filed, complete and accurate in all material respects, except where the failure to file such Tax Returns, the failure to pay such Taxes and the failure of such Tax Returns to be complete and accurate in all material respects could not be reasonably expected to have a MeriStar Material Adverse Effect. No material deficiencies for any Taxes have been or are currently being proposed, asserted or assessed in writing, or to the Knowledge of MeriStar, threatened in writing by any taxing authority against MeriStar or any MeriStar Subsidiary. Neither MeriStar nor a MeriStar Subsidiary has executed or filed with any taxing authority any agreement now in effect extending the period for assessment of Taxes. No Tax Returns of MeriStar or any MeriStar Subsidiary have been or are currently being audited by any applicable taxing authority, and neither MeriStar nor any MeriStar Subsidiary has received any written notice that such audit is contemplated. There are no material Tax liens on any properties of MeriStar or any MeriStar Subsidiary other than liens for current Taxes not yet due and payable. The most recent audited financial statements contained in the MeriStar SEC Documents reflect an adequate accrual in accordance with GAAP for all Taxes and deferred Taxes payable by MeriStar and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. Except as would not have a MeriStar Material Adverse Effect, MeriStar and each MeriStar Subsidiary have complied with all applicable Laws relating to the payment, collection, withholding and deposit, as the case may be, of Taxes and, to the extent required, have paid over to the appropriate governmental authorities or are properly holding for such payment all taxes, unemployment insurance and other amounts required by law to be withheld or collected.

     (b) MeriStar is not required to include in income any amount for an adjustment pursuant to Section 481 of the Code, and except as set forth on
Schedule 4.13(b) to the MeriStar Disclosure Letter, is neither a party to nor obligated under any agreement or other arrangement providing for the payment of any amount that is not or would not be deductible by MeriStar by reason of
Section 280G of the Code or Section 162(m) of the Code.

     (c) Neither MeriStar nor any MeriStar Subsidiary has taken or will take any action that would create a material risk that the Merger would not qualify as a reorganization within the meaning of Section 368(a) of the Code.

     (d) Neither MeriStar nor any MeriStar Subsidiary is a party to or has any obligation under any Tax sharing agreements or similar contract or arrangement that would have a MeriStar Material Adverse Effect. No closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or foreign law) has been entered into by MeriStar or any MeriStar Subsidiary that would have a MeriStar Material Adverse Effect.

     (e) Except as set forth on Schedule 4.13(e) to the MeriStar Disclosure Letter, neither MeriStar nor any MeriStar Subsidiary has any material liability for Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise, that would have a MeriStar Material Adverse Effect.

     (f) Since the MeriStar Financial Statement Date, (i) MeriStar has incurred no material liability for Taxes under Section 857(b), 860(c) or 4981 of the Code, including, without limitation, any Tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and (ii) neither MeriStar nor a MeriStar Subsidiary has incurred any material liability for Taxes other than in the ordinary course of business except where such liability for Taxes could not reasonably be expected to have a MeriStar Material Adverse Effect. No event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in this paragraph (f) will be imposed upon MeriStar.

     (g) MeriStar or its predecessors (other than CapStar Hotel Company) (i) for all taxable years commencing with its taxable year beginning July 31, 1996 and ended December 31, 1996, and through December 31, 2000 has been subject to taxation as a real estate investment trust within the meaning of Section 856 of the Code (a "REIT") and has satisfied all requirements to qualify as a REIT for such years, and (ii) has operated, and intends to continue to operate, in such manner as to qualify as a REIT for the taxable year ending at the Effective Time. To MeriStar's Knowledge, no action, proceeding or investigation that could reasonably be expected to result in the termination of MeriStar's status as a REIT has been taken or omitted or is pending or threatened.

     (h) Except as set forth on Schedule 4.13(h) to the MeriStar Disclosure Letter, MeriStar has not made an election under IRS Notice 88-19 or Temporary Treasury Regulations Section 1.337(d)-5T(b)(3).

     (i) Except as set forth on Schedule 4.13(i) to the MeriStar Disclosure Letter, each of MeriStar OP and each other subsidiary of MeriStar that is organized as a partnership, limited liability company or trust (including entities in which MeriStar directly or indirectly owns less than 50% of the equity ownership interests) has been at all times since August 3, 1998, and will be through the Closing Date, treated for federal income tax purposes as either
(i) a partnership that is not either an association taxable as a corporation or a publicly traded partnership under Section 7704 of the Code, (ii) a publicly traded partnership that is eligible for partnership status under Section 7704(c) of the Code, or (iii) a disregarded entity.

     (j) Except as set forth on Schedule 4.13(j) to the MeriStar Disclosure Letter, each of the corporations in which MeriStar owns a direct or indirect equity ownership interest has been at all times since August 3, 1998, and through the Closing Date will be, treated for federal income tax purposes as either (i) a "qualified REIT subsidiary" within the meaning of Section 856(i) of the Code or (ii) a "taxable REIT subsidiary" within the meaning of Section 856(l) of the Code.

     (k) Schedule 4.13(k) to the MeriStar Disclosure Letter sets forth a list of the entities for which MeriStar has made taxable REIT subsidiary elections under
Section 856(l) and the effective dates of such elections. MeriStar has made a taxable REIT subsidiary election for each entity that it intends to treat as a taxable REIT subsidiary for its 2001 taxable year.

     (l) Except for the agreements or with respect to the transactions that will be set forth on Schedule 4.13(l) to the MeriStar Disclosure Letter (such
Schedule 4.13(l) to be delivered within 14 business days from the date of this Agreement), neither MeriStar nor any MeriStar Subsidiary has entered into or is subject to any "MeriStar Tax Protection Agreements." The MeriStar Parties represent and warrant that the MeriStar Tax Protection Agreements listed on
Schedule 4.13(l) shall contain only such terms and provisions as are usual and customary in agreements for similar purposes. As used herein, a MeriStar Tax Protection Agreement is a written agreement (A) that has as one of its purposes to permit a Person to take the position that such Person could defer federal taxable income that otherwise might have been recognized upon a transfer of property to the MeriStar OP or any other MeriStar Subsidiary that is treated as a partnership for federal income tax purposes and that as a result of such purpose (i) prohibits or restricts in any manner the disposition of any assets of the MeriStar OP or such MeriStar Subsidiary or requires the MeriStar OP or such MeriStar Subsidiary to indemnify or reimburse any Person for a loss of federal income tax deferral as a result of any such asset disposition; (ii) requires that the MeriStar OP or such MeriStar Subsidiary maintain, put in place, or replace, indebtedness, whether or not secured by one or more of the MeriStar Properties; or (iii) requires that the MeriStar OP or such MeriStar Subsidiary offer to any Person at any time the opportunity to guarantee or otherwise assume, directly or indirectly (including, without limitation, through a "deficit restoration obligation," guarantee (including, without limitation, a "bottom" guarantee), indemnification agreement, reimbursement agreement or other similar arrangement), the risk of loss for federal income tax purposes for indebtedness or other liabilities of the MeriStar OP or such MeriStar Subsidiary, (B) that specifies or relates to a method of taking into account book-tax disparities under Section 704(c) of the Code or the Treasury Regulations promulgated thereunder with respect to one or more assets of the MeriStar OP or such MeriStar Subsidiary or (C) that requires a particular method for allocating one or more liabilities of MeriStar or such MeriStar Subsidiary under Section 752 of the Code or the Treasury Regulations promulgated thereunder. Except as would not have a MeriStar Material Adverse Effect, neither MeriStar nor any MeriStar Subsidiary is in violation of or in default under any MeriStar Tax Protection Agreement.

     (m) As used in this Agreement, "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not. "Tax Returns" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     4.14 NO PAYMENTS TO EMPLOYEES, OFFICERS OR DIRECTORS. Except as disclosed on Schedule 4.14 to the MeriStar Disclosure Letter, there are no cash or non-cash payments which will become payable to any employee, officer or director of MeriStar or any MeriStar Subsidiary as a result of the Merger and the Transactions, and there is no employment or severance contract, or other agreement requiring payments, cancellation of indebtedness or other obligation to be made upon a change of control or otherwise as a result of the consummation of any of the transactions contemplated by this Agreement, with respect to any employee, officer or director of MeriStar or any MeriStar Subsidiary.

     4.15 BROKERS, FEES AND EXPENSES. No broker, investment banker, financial advisor or other person, other than Salomon Smith Barney Inc., the fees and expenses of which are as described in the engagement letter between Salomon Smith Barney Inc. and MeriStar, a true and correct copy of which has previously been delivered to the FelCor Parties, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby, based upon arrangements made by or on behalf of MeriStar or any MeriStar Subsidiary.

     4.16  CONTRACTS; DEBT INSTRUMENTS.

     (a) Except as set forth in Schedule 4.16(a) to the MeriStar Disclosure Letter, and except as, individually or in the aggregate, would not have a MeriStar Material Adverse Effect, neither MeriStar nor any MeriStar Subsidiary has received a written notice that MeriStar or any MeriStar Subsidiary is in violation of or in default under (nor to the Knowledge of MeriStar does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, nor to the Knowledge of MeriStar does such a violation or default exist.

     (b) Except for any of the following expressly identified in MeriStar SEC Documents, Schedule 4.16(b) to the MeriStar Disclosure Letter sets forth a list of each loan or credit agreement, note, bond, mortgage, indenture and any other agreement and instrument pursuant to which any Indebtedness (as defined below) in excess of $10,000,000 of MeriStar or of any MeriStar Subsidiary, other than such Indebtedness payable to MeriStar or a MeriStar Subsidiary, is outstanding or may be incurred. For purposes of this Agreement, "Indebtedness" shall mean
(i) indebtedness for borrowed money, whether secured or unsecured, (ii) obligations under conditional sale or other title retention agreements relating to property purchased by such Person, (iii) capitalized lease obligations, (iv) obligations under interest rate cap, swap, collar or similar transactions or currency hedging transactions (valued at the termination value thereof), and (v) guarantees of any such Indebtedness of any other Person.

     4.17 ENVIRONMENTAL MATTERS. Except as, individually or in the aggregate, would not have a MeriStar Material Adverse Effect and except as disclosed in the MeriStar SEC Documents filed prior to the date of this Agreement, none of MeriStar, any of the MeriStar Subsidiaries or, to the Knowledge of MeriStar, any other Person has caused or permitted (a) the unlawful presence of any Hazardous Materials (as defined below) on any of the MeriStar Properties or properties formerly owned by MeriStar or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred on MeriStar Properties or properties formerly owned by MeriStar or be presently occurring on or from the MeriStar Properties, which presence or occurrence, individually or in the aggregate, could reasonably be expected to have a MeriStar Material Adverse Effect; and, in connection with the construction on or operation and use of the MeriStar Properties, neither MeriStar nor any MeriStar Subsidiary has failed to comply in any material respect with any applicable Environmental Laws (as defined below), except to the extent such failure to comply, individually or in the aggregate, could not be reasonably expected to have a MeriStar Material Adverse Effect. No notice, notification, demand, request for information, citation, summons, complaint or order has been received by or is pending, or to the Knowledge of MeriStar, is threatened by, any Person against MeriStar or any MeriStar Subsidiary, other than where such notice, notification, demand, request for information, citation, summons, complaint or order has been fully resolved, or individually and in the aggregate, could not be reasonably expected to result in a MeriStar Material Adverse Effect. MeriStar has previously delivered or made available to FelCor or its counsel true and complete copies of all internally prepared or commissioned environmental studies, assessments and reports in the possession or under the control of MeriStar that relate to the MeriStar Properties and/or MeriStar's compliance with Environmental Laws.

     As used in this Agreement, "Environmental Laws" means any and all federal, state, foreign, interstate, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decisions, injunctions, orders, decrees, requirements of any Governmental Entity, any and all common law requirements, rules and bases of liability regulating, relating to or imposing liability or standards of conduct concerning pollution, Hazardous Materials or protection of human health, safety or the environment, as currently in effect and includes the Comprehensive Environmental Response Act, 49 U.S.C. sec.sec. 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. sec.sec. 6901, et seq., the Clean Water Act, 33 U.S.C. sec.sec. 1251, et seq., the Clean Air Act, 33 U.S.C. sec.sec. 2601, et seq., the Toxic Substances Control Act, 15 U.S.C. sec.sec. 2601, et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. sec.sec. 136, et seq., Occupational Safety and Health Act, 29 U.S.C. sec.sec. 651, et seq. and the Oil Pollution Act of 1990, 33 U.S.C.
sec.sec. 2701, et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes. As used in this Agreement, "Hazardous Materials" means any materials or wastes, defined, listed, classified or regulated as hazardous, toxic, a pollutant, a contaminant or dangerous in or under any Environmental Laws which includes, but is not limited to, petroleum, petroleum products, friable asbestos, urea formaldehyde, radioactive materials and polychlorinated biphenyls.

     4.18 COMPLIANCE WITH LAWS. Except as disclosed in the MeriStar SEC Documents, neither MeriStar nor any MeriStar Subsidiary has violated or failed to comply with any Law, permit, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except to the extent that such violation or failure could not reasonably be expected to have a MeriStar Material Adverse Effect.

     4.19 OPINION OF FINANCIAL ADVISOR. The Board of Directors of MeriStar has received the opinion of Salomon Smith Barney Inc., dated the date of this Agreement, to the effect that the Merger Consideration is fair, from a financial point of view, to the holders of shares of MeriStar Common Stock.

     4.20 MARYLAND TAKEOVER LAW. The Maryland Business Combination Act and the Maryland Control Share Acquisition Act will not apply to MeriStar in connection with this Agreement and the other transactions contemplated hereby. The provisions of Article II, Section 10 of the Bylaws of MeriStar relating to the Maryland Control Share Acquisition Act have not been rescinded or revoked.

     4.21 INFORMATION SUPPLIED. None of the information supplied or to be supplied by MeriStar specifically for inclusion or incorporation by reference in
(i) the Registration Statement (as defined in Section 7.1(a)), at the time the Registration Statement is filed with the SEC or at the time it becomes effective under the Securities Act, or (ii) the Proxy Statement (as defined in Section 7.1(a)), at the date it is first mailed to MeriStar's stockholders or at the time of the MeriStar Stockholders Meeting (as defined in Section 7.1(d)), will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and Proxy Statement will comply in all material respects with the requirements of the Securities Act and the Exchange Act, respectively, and the rules and regulations thereunder, except that no representation or warranty is made by MeriStar with respect to statements made or incorporated by reference therein based on information supplied by FelCor specifically for inclusion or incorporated by reference in the Proxy Statement or contained in any FelCor SEC Documents incorporated by reference in the Registration Statement or the Proxy Statement.

     4.22 INVESTMENT COMPANY ACT OF 1940. Neither MeriStar nor any MeriStar Subsidiary is, or at the Effective Time will be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

     4.23 DEFINITION OF KNOWLEDGE OF MERISTAR. As used in this Agreement, the phrase "Knowledge of MeriStar" (or words of similar import) means the knowledge of those individuals identified in Schedule 4.23 to the MeriStar Disclosure Letter.

     4.24 VOTING REQUIREMENTS. The MeriStar Stockholder Approvals, which shall consist of the affirmative vote of holders of shares entitled to cast a majority of all votes entitled to be cast on the matter at the MeriStar Stockholders Meeting, which shall be a duly convened meeting at which a quorum is present and acting throughout, to approve the Merger are the only votes of the holders of any class or series of MeriStar's stock necessary to approve the Merger and the other transactions contemplated by this Agreement. MeriStar, acting as the general partner of MeriStar OP, has the power to cause MeriStar OP to effect the OP Merger without obtaining any consent or approval of the limited partners of MeriStar OP.

     4.25 RELATED PARTY AGREEMENTS. Except as listed on Schedule 4.25 to the MeriStar Disclosure Letter, there is no binding contract, agreement, undertaking, or commitment between MeriStar or any MeriStar Subsidiary, on the one hand, and MeriStar Hotels & Resorts, Inc. ("MeriStar Hotels & Resorts"), MIP Lessee, L.P., MeriStar Investment Partners, L.P., or any of their affiliated, related or associated Persons (other than another MeriStar Subsidiary), on the other hand.

                                   ARTICLE 5

              REPRESENTATIONS AND WARRANTIES OF THE FELCOR PARTIES

     Except as set forth in the letter of even date herewith signed by the Chairman of the Board or President of FelCor and delivered to the MeriStar Parties prior to the execution hereof (the "FelCor Disclosure Letter"), the FelCor Parties, jointly and severally, represent and warrant to the MeriStar Parties as follows:

     5.1 ORGANIZATION, STANDING AND POWER OF FELCOR. FelCor is a corporation duly organized and validly existing under the laws of the State of Maryland, having the requisite corporate power to carry on its business as now being conducted. FelCor is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of FelCor and the FelCor Subsidiaries (as defined below), taken as a whole, or the ability of the FelCor Parties to perform any of their respective substantive obligations under this Agreement (any such effect a "FelCor Material Adverse Effect"). FelCor has delivered to the MeriStar Parties complete and correct copies of the FelCor Charter and the FelCor Bylaws.

     5.2  FELCOR SUBSIDIARIES.

     (a) FelCor is the record and beneficial owner of all of the issued and outstanding membership interests of FelCor Nevada Holdings, L.L.C., a Nevada limited liability company ("FelCor LLC"). As of the date hereof, FelCor LLC owns 57,782,448 FelCor Common Units representing approximately 86.6% of the issued and outstanding FelCor Common Units. There are issued and outstanding (i) an aggregate of 66,757,265 FelCor Common Units, (ii) an aggregate of 39,229 Class B, Series II units of limited partnership interest in FelCor OP (the "FelCor Class B Units"), (iii) an aggregate of 5,980,600 Series A Cumulative Convertible Preferred Units (the "FelCor Series A Preferred Units"), and (iv) an aggregate of 57,500 Series B Cumulative Redeemable Preferred Units (the "FelCor Series B Preferred Units") (collectively, together with the FelCor Common Units, FelCor Class B Units, FelCor Series A Preferred Units and FelCor Series B Preferred Units, the "FelCor OP Units"). FelCor also owns an approximately 1.6% general partner interest in FelCor OP, constituting all of the general partner interests in FelCor OP. All of the FelCor OP Units owned by FelCor and FelCor LLC, the general partner interest in FelCor OP owned by FelCor, and the issued and outstanding membership interests in FelCor LLC owned by FelCor, are free and clear of all Liens, other than those listed on Schedule 5.2(a) to the FelCor Disclosure Letter. The FelCor OP Units are validly issued and outstanding, fully paid and nonassessable. Schedule 5.2(a) to the FelCor Disclosure Letter sets forth the name of each holder of a FelCor OP Unit (each a "FelCor OP Unit Holder") and the number and type of FelCor OP Units owned by each such FelCor OP Unit Holder in FelCor OP as of the date of this Agreement. The FelCor OP Units are subject to no restriction except as set forth in the FelCor OP limited partnership agreement (the "FelCor Operating Partnership Agreement") and pursuant to applicable securities laws. FelCor OP has not issued or granted and is not a party to any outstanding commitments of any kind relating to, or any presently effective agreements or understandings with respect to, interests in FelCor OP, whether issued or unissued, or securities convertible into or exchangeable for interests in FelCor OP or preemptive rights to purchase or rights of first refusal with respect to such interests. Except as listed on
Schedule 5.2(a) to the FelCor Disclosure Letter, no FelCor OP Units, or other interests therein, have been authorized or reserved for issuance to anyone other than FelCor LLC or FelCor.

     (b) Schedule 5.2(b) to the FelCor Disclosure Letter sets forth (i) each Subsidiary of FelCor (the "FelCor Subsidiary" or "FelCor Subsidiaries"), (ii) the ownership interest therein of FelCor, (iii) if not wholly-owned by FelCor, the identity and ownership interest of each of the other owners of such FelCor Subsidiary, (iv) each hotel (identified by name and location) and other real property owned or leased by such FelCor Subsidiary, and (v) each entity not constituting a FelCor Subsidiary in which FelCor or any FelCor Subsidiary holds an ownership interest, indicating the name, nature and business of such entity and the ownership interest therein held by each FelCor Subsidiary and each other Person.

     (c) Except as set forth in Schedule 5.2(c) to the FelCor Disclosure Letter,
(i) all the outstanding shares of capital stock of each FelCor Subsidiary that is a corporation have been duly and validly issued and are (A) fully paid and nonassessable, (B) owned by FelCor or another FelCor Subsidiary and (C) owned free and clear of all Liens and (ii) all equity interests owned by FelCor or a FelCor Subsidiary in another FelCor Subsidiary that is a partnership, joint venture, trust or limited liability company are owned free and clear of all Liens. Each FelCor Subsidiary, that is a corporation is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted, and each FelCor Subsidiary that is a partnership, limited liability company, trust or joint venture is duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Each FelCor Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a FelCor Material Adverse Effect. Copies of the articles or certificates of incorporation, bylaws, organizational documents and partnership, joint venture and operating agreements of each FelCor Subsidiary, in each case as amended to the date of this Agreement, have been previously delivered or made available to the MeriStar Parties. Neither FelCor nor any of the FelCor Subsidiaries is in breach of any provision of any agreement, document or contract governing its rights in or to the interests owned or held by it other than breaches, which could not reasonably be expected to have a FelCor Material Adverse Effect. To the Knowledge of FelCor (as defined in Section 5.21), the other parties to such agreements, documents or contracts are not in breach of any of their respective obligations under such agreements, documents or contracts other than breaches, which could not reasonably be expected to have a FelCor Material Adverse Effect.

     5.3  FELCOR STRUCTURE.

     (a) The authorized shares of stock of FelCor consist of 200,000,000 shares of FelCor Common Stock and 20,000,000 shares of preferred stock, $0.01 par value per share, of which 6,050,000 shares have been designated as $1.95 Series A Cumulative Convertible Preferred Stock ("FelCor Series A Preferred Stock") and 57,500 shares have been designated as 9% Series B Cumulative Redeemable Preferred Stock ("FelCor Series B Preferred Stock"). As of the date hereof, (i) 53,159,146 shares of FelCor Common Stock were issued and outstanding, (ii) 5,980,600 shares of FelCor Series A Preferred Stock were outstanding, (iii) 57,500 shares of FelCor Series B Preferred Stock were outstanding and represented by 5,750,000 Depositary Receipts, each representing 1/100 of a share of FelCor Series B Preferred Stock, (iv) 3,092,614 shares of FelCor Common Stock have been reserved for issuance, and FelCor may propose an increase in the number of shares reserved for issuance to an aggregate of 4,092,614 shares, under FelCor's Restricted Stock and Stock Option Plans, as amended (the "FelCor Plans"), (v) 1,737,111 shares of FelCor Common Stock were issuable upon exercise of outstanding stock options (the "FelCor Options") to purchase shares of FelCor Common Stock, (vi) 5,500 shares of Common Stock issuable pursuant to FelCor's Deferred Compensation Plan, (vii) 9,014,046 shares of FelCor Common Stock were reserved for issuance upon redemption of FelCor OP Units, and (viii) 4,636,161 shares of FelCor Common Stock were reserved for issuance upon conversion of the FelCor Series A Preferred Stock. On the date hereof, except as set forth in this
Section 5.3 and the Schedules referenced in this Section 5.3, no shares of FelCor Common Stock or other voting securities of FelCor were issued, reserved for issuance or outstanding.

     (b) Set forth in Schedule 5.3(b) to the FelCor Disclosure Letter is a true and complete list of the following: (i) each qualified or nonqualified option to purchase shares of FelCor Common Stock granted under the FelCor Plans or any other formal or informal stock-based compensation arrangement, (ii) each grant of shares of FelCor Common Stock to employees which are subject to any risk of forfeiture ("FelCor Restricted Stock Grants") and (iii) shares issuable pursuant to the FelCor Deferred Compensation Plan ("FelCor Deferred Stock"). As of the date of this Agreement, other than FelCor Options, FelCor Restricted Stock Grants, and FelCor Deferred Stock, there were no outstanding warrants or other rights to acquire stock, stock appreciation rights, phantom stock, dividend equivalents, performance units and performance shares granted under the FelCor Plans or rights to receive shares of FelCor Common Stock on a deferred basis granted under the FelCor Plans. Schedule 5.3(b) to the FelCor Disclosure Letter also sets forth for each FelCor Option the name of the grantee, the date of the grant, status of the option as qualified or nonqualified under Section 422 of the Code, the number of shares of FelCor Common Stock subject to such option, the number of shares subject to options that are currently exercisable, the exercise price per share, the expiration date and the number of such shares subject to share appreciation rights. For each FelCor Restricted Stock Grant,
Schedule 5.3(b) to the FelCor Disclosure Letter sets forth the name of the grantee, the date of the grant and the number of shares of FelCor Common Stock granted and the date any risk of forfeiture with respect to such shares lapses.

     (c) All outstanding shares of FelCor Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of FelCor having the right to vote (or that are convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of FelCor may vote.

     (d) Except (i) as set forth in this Section 5.3, in Schedule 5.3(b) or 5.3(d) to the FelCor Disclosure Letter, or in the FelCor Operating Partnership Agreement (as defined herein) and (ii) for FelCor OP Units held by partners in the FelCor OP (which, subject to certain restrictions, may be redeemed by the holders thereof for either cash or, at FelCor's option, shares of FelCor Common Stock on a one-for-one basis), (A) there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which FelCor or any FelCor Subsidiary is a party or by which such entity is bound, obligating FelCor or any FelCor Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of FelCor Common Stock, voting securities or other ownership interests of FelCor or of any FelCor Subsidiary or obligating FelCor or any FelCor Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to FelCor or a FelCor Subsidiary), and (B) there are no outstanding obligations of FelCor or any FelCor Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock or ownership interest in FelCor or any FelCor Subsidiary.

     5.4 ORGANIZATION, STANDING AND POWER OF FELCOR OP. FelCor OP is a limited partnership duly organized and validly existing under the laws of Delaware and has the requisite power and authority to carry on its business as now being conducted. FelCor OP is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a FelCor Material Adverse Effect. FelCor has delivered to the MeriStar Parties complete and correct copies of the FelCor Operating Partnership Agreement as amended or supplemented to the date of this Agreement.

     5.5  AUTHORITY; NONCONTRAVENTION; CONSENTS.

     (a) FelCor has the requisite power to enter into this Agreement and, subject to the requisite stockholder approval of the Merger (the "FelCor Stockholder Approval" and, together with the MeriStar Stockholder Approval, the "Stockholder Approvals"), to consummate the transactions contemplated by this Agreement. Except as set forth in Schedule 5.5(a) to the FelCor Disclosure Letter, FelCor OP has the requisite partnership power and authority to enter into this Agreement, and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the FelCor

Parties and the consummation by the FelCor Parties of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of the FelCor Parties, except for and subject to the FelCor Stockholder Approval and the approvals set forth on Schedule 5.5(a) to the FelCor Disclosure Letter. This Agreement has been duly executed and delivered by the FelCor Parties and constitutes a valid and binding obligation of the FelCor Parties, enforceable against the FelCor Parties in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     (b) Except as set forth in Schedule 5.5(b) to the FelCor Disclosure Letter, the execution and delivery of this Agreement by the FelCor Parties do not, and the consummation of the transactions contemplated by this Agreement, (including, without limitation,) the Transactions, and compliance by the FelCor Parties with the provisions of this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any substantive obligation or to loss of a substantive benefit under, or result in the creation of any Lien upon any of the properties or assets of the FelCor Parties or any FelCor Subsidiary under, (i) the FelCor Charter, FelCor Bylaws or the charter, organizational documents, limited liability company agreement, partnership agreement or other governing document (as the case may be) of any FelCor Subsidiary, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to FelCor or any FelCor Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to FelCor or any FelCor Subsidiary or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate would not (x) have a FelCor Material Adverse Effect or (y) prevent the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to FelCor or any FelCor Subsidiary in connection with the execution and delivery of this Agreement or the consummation by the FelCor Parties of any of the transactions contemplated by this Agreement, except for (i) the filing with the SEC of the Registration Statement and the Proxy Statement, (ii) the acceptance for record of the Articles of Merger by the Department and the filing of the Certificate of Merger with the Delaware Secretary of State, (iii) such filings as may be required in connection with the payment of any transfer and gains taxes, and
(iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in Schedule 5.5(a) or (b) to the FelCor Disclosure Letter or (B) as may be required under (y) federal, state or local environmental or Tax laws or (z) the "blue sky" laws of various states, to the extent applicable, or (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent the FelCor Parties from performing their obligations under this Agreement in any material respect or have, individually or in the aggregate, a FelCor Material Adverse Effect.

     5.6 SEC DOCUMENTS; FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES. FelCor has filed all required reports, schedules, forms, statements and other documents with the SEC since July 28, 1994 through the date hereof (the "FelCor SEC Documents"). All of the FelCor SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such FelCor SEC Documents. None of the FelCor SEC Documents (other than preliminary materials) at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later FelCor SEC Documents filed and publicly available prior to the date of this Agreement. The consolidated financial statements of FelCor and the FelCor Subsidiaries included in the FelCor SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC, the consolidated financial position, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments) of FelCor and the FelCor Subsidiaries. Except for liabilities and obligations set forth in the FelCor SEC Documents or in Schedule 5.6 to the FelCor Disclosure Letter, neither FelCor nor any FelCor Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which are required by GAAP to be set forth on a consolidated balance sheet of FelCor or in the notes thereto and which, individually or in the aggregate, would have a FelCor Material Adverse Effect.

     5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except for (i) matters disclosed in the FelCor SEC Documents or in Schedule 5.7 to the FelCor Disclosure Letter, and (ii) the Transactions and the dividends and distributions contemplated by Section 2.2(c), and (iii) the transactions permitted by Section 6.4, since the date of the most recent audited financial statements included in the FelCor SEC Documents (the "FelCor Financial Statement Date"), FelCor and the FelCor Subsidiaries have conducted their business only in the ordinary and normal course (taking into account prior practices, including the acquisition of properties and issuance of securities) and there has not been, from the FelCor Financial Statement Date through the date of this Agreement, (a) any material adverse change in the business, financial condition or results of operations of FelCor and the FelCor Subsidiaries taken as a whole, including, without limitation, any increase in market rates of interest and related costs of financing which results in yields for new issues of unsecured senior notes issued by companies with a comparable debt rating to FelCor and MeriStar exceeding an amount which the members of the Interim Transactions Committee (as defined in Section 6.5) agree, in the exercise of their good faith business judgment, makes the issuance of such debt not economically prudent (a "FelCor Material Adverse Change"), (b) any occurrence or circumstance that with the passage of time would reasonably be expected to result in a FelCor Material Adverse Change, or (c) any action taken by FelCor or any FelCor Subsidiary during the period from the FelCor Financial Statement Date through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 6.4.

     5.8  LITIGATION.  Except as disclosed in the FelCor SEC Documents or in
Schedule 5.8 to the FelCor Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of FelCor and the FelCor Subsidiaries (a) which are covered by adequate insurance or (b) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements, there is no suit, action or proceeding pending (in which service of process has been received by an employee or agent of FelCor or a FelCor Subsidiary) or, to the Knowledge of FelCor, threatened in writing against or affecting FelCor or any FelCor Subsidiary that, individually or in the aggregate, could reasonably be expected to have a FelCor Material Adverse Effect or to prohibit, restrict or interfere with the consummation of any of the Transactions, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against FelCor or any FelCor Subsidiary having, or which, insofar as reasonably can be foreseen, in the future could have, any such Effect.

     5.9  PROPERTIES.

     (a) Schedule 5.9(a) to the FelCor Disclosure Letter sets forth a complete and accurate list and the address of all real property owned or leased by FelCor or any FelCor Subsidiary (collectively, and together with the land at each address referenced in Schedule 5.9(a) to the FelCor Disclosure Letter and all buildings, structures and other improvements and fixtures located on or under such land and all easements, rights and other appurtenances to such land, the "FelCor Properties"). FelCor or the FelCor Subsidiaries, owns or own, as the case may be, good and insurable fee simple title (or, if so indicated in Schedule 5.9(a) to the FelCor Disclosure Letter, leasehold title) to each of the FelCor Properties, in each case free and clear of Encumbrances, except for such mortgages as are set forth on Schedule 5.14(b) to the FelCor Disclosure Letter or for which no disclosure is required by Section 5.14(b), the Lien of real estate taxes not yet due and payable and such Encumbrances as individually, and in the aggregate, could not reasonably be expected to have a FelCor Material Adverse Effect. Except for such of the following as individually, or in the aggregate, could not reasonably be expected to have a FelCor Material Adverse Effect, policies of title insurance (or marked title insurance commitments having the same force and effect as title insurance policies) have been issued by national title insurance companies insuring the fee simple or leasehold, as applicable, title of FelCor or its Subsidiaries, as applicable, to each of the FelCor Properties in amounts at least equal to the portion of the purchase price thereof allocated to real estate (the "FelCor Title Policies"), and, to FelCor's Knowledge, the FelCor Title Policies are valid and in full force and effect and no claim has been made under any such policy (except claims which have previously been fully resolved).

     (b) Except as set forth in Schedule 5.9(b) to the FelCor Disclosure Letter, and except for matters which would not, individually or in the aggregate, reasonably be expected to have a FelCor Material Adverse Effect or to materially and adversely affect the use or occupancy (or, if applicable, any proposed development) of the FelCor Properties, FelCor has no Knowledge that any currently required certificate, permit or license (including building permits and certificates of occupancy) from any Governmental Entity having jurisdiction over any FelCor Property or any agreement, easement or other right which is necessary to permit the lawful use, occupancy or operation of the existing buildings, structures or other improvements which constitute a part of any of the FelCor Properties has not been obtained or is not in full force and effect, or of any pending modification or cancellation of any of the same.

     (c) Schedule 5.9(c) to the FelCor Disclosure Letter sets forth a complete and accurate list of all definitive agreements made or entered into by FelCor or any FelCor Subsidiary as of the date hereof, which are scheduled to close or be consummated after the date hereof, (x) to sell, mortgage, pledge, hypothecate, lease or sublease any FelCor Property, which, individually or in the aggregate, are material, (y) to enter into a material transaction in respect of the ownership or financing of any FelCor Property, or (z) to purchase, lease or otherwise acquire any real property.

     (d) Except as set forth in Schedule 5.9(d) to the FelCor Disclosure Letter, none of the FelCor Properties is subject to any outstanding purchase option, right of first refusal, right of first offer or similar right other than such rights as would not reasonably be expected to have a FelCor Material Adverse Effect, nor has FelCor or any FelCor Subsidiary entered into any outstanding contracts with others for the sale, mortgage, pledge, hypothecation, assignment, sublease or lease of any material portion of any FelCor Property or other transfer of all or any part of any FelCor Property as of the date hereof, which are scheduled to close or be consummated after the date hereof, and no Person has any right or option to acquire, or right of first refusal or right of first offer with respect to, any interest of FelCor or any FelCor Subsidiary in any FelCor Property or any material part thereof.

     (e) Schedule 5.9(e) to the FelCor Disclosure Letter sets forth the capital expenditure budget and schedule of FelCor and each FelCor Subsidiary for each FelCor Property, describing the capital expenditures which FelCor or any FelCor Subsidiary has budgeted for such FelCor Property for the period running through December 31, 2001 (the "FelCor Budget and Schedule").

     (f) The ground leases underlying the leased FelCor Properties (collectively, the "FelCor Ground Leases") are listed on Schedule 5.9(f) to the FelCor Disclosure Letter. Each of the FelCor Ground Leases is valid, binding and in full force and effect as against FelCor or any FelCor Subsidiary and, to FelCor's Knowledge, as against the other party thereto, except to the extent the failure to be binding and in full force and effect would not reasonably be expected to have a FelCor Material Adverse Effect. There does not exist under any of the FelCor Ground Leases any default, and, to FelCor's Knowledge, no event has occurred which, with notice or lapse of time or both, would constitute such a default, except as would not, individually or in the aggregate, reasonably be expected to result in a FelCor Material Adverse Effect.

     (g) Schedule 5.9(g) to the FelCor Disclosure Letter sets forth a list of the hotel franchise, license or other agreements relating to the names, marks or systems (the "FelCor Franchise Agreements") under which each of the FelCor Properties is being operated. Each of the FelCor Franchise Agreements is in full force and effect and, to the Knowledge of FelCor, there are no defaults thereunder by either party thereto, nor have any events occurred which, with the giving of notice or the passage of time or both, would constitute a default or event of default thereunder, except for those which either individually or in the aggregate would not constitute a FelCor Material Adverse Effect.

     (h) Schedule 5.9(h) to the FelCor Disclosure Letter sets forth a list of the hotel management agreements (the "FelCor Management Agreements") pursuant to which each of the FelCor Properties is being managed. Each of the FelCor Management Agreements is in full force and effect and, to the Knowledge of FelCor, there are no defaults thereunder by either party thereto, nor have any events occurred which, with the giving notice or the passage of time or both would constitute a default or event of default thereunder, except for those which either individually or in the aggregate would not constitute a FelCor Material Adverse Effect.

     5.10  EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

     (a) With respect to all FelCor Benefit Plans (as defined below), except for such matters, as, individually or in the aggregate, could not reasonably be expected to have a FelCor Material Adverse Effect, (a) each FelCor Benefit Plan and any related trust intended to be qualified under Sections 401(a) and 501(a) of the Code has received a favorable determination letter from the IRS that it is so qualified and, to the Knowledge of FelCor, nothing has occurred since the date of such letter that could reasonably be expected to materially adversely affect the qualified status of such FelCor Benefit Plan or related trust, (b) each FelCor Benefit Plan has been operated in all material respects in accordance with its terms and the terms and requirements of applicable law and all required returns and filings for each FelCor Benefit Plan have been timely made, (c) neither FelCor nor any FelCor Subsidiary has incurred any tax, fine, lien, penalty or other liability imposed under ERISA, the Code or other applicable laws, rules and regulations, in connection with any FelCor Benefit Plan, and no administrative investigation, audit or other administrative proceeding by the Department of Labor, the Pension Benefit Guaranty Corporation, the Internal Revenue Service or other governmental agencies are pending, in progress or, to the Knowledge of FelCor or any FelCor Subsidiary, threatened, and no fact or event exists that could reasonably be expected to give rise to any such material liability, (d) all contributions due and payable on or before the date hereof in respect of each FelCor Benefit Plan have been made in full and in proper form, (e) neither FelCor nor any FelCor Subsidiary has ever sponsored or been obligated to contribute to any "multiemployer plan" (as defined in Section 3(37) of ERISA), any plan subject to Section 413 of the Code or any "defined benefit plan" (as defined in Section 3(35) of ERISA), (f) except as otherwise required under ERISA, the Code and applicable laws, no FelCor Benefit Plan currently or previously maintained by FelCor or any FelCor Subsidiary provides any post-employment health or life insurance coverage or benefits except as required under Section 4980B of the Code; (g) neither FelCor, nor any FelCor Subsidiary, is a member of a Controlled Group which has members other than themselves, (h) all material reporting, disclosure and notice obligations imposed under ERISA and the Code have been satisfied with respect to each FelCor Benefit Plan, and (i) no benefit or amount payable, or which may become payable in connection with the Transactions by FelCor or any FelCor Subsidiary pursuant to any FelCor Benefit Plan, agreement or contract with any employee, constitutes an "excess parachute payment" which would not be deductible by reason of Section 280G of the Code. Schedule 5.10 to the FelCor Disclosure Letter contains a complete list of each "employee benefit plan" (within the meaning of Section 3(3) of ERISA, excluding "multiemployer plans" within the meaning of ERISA Section 3(37)), and all stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), whether formal or informal, oral or written, legally binding or not, under which any current or former employee, officer or director of FelCor or any FelCor Subsidiary has any present or future right to benefits sponsored or maintained by FelCor or any FelCor Subsidiary or under which FelCor or any FelCor Subsidiary has had or has any present or could reasonably be expected to have any future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "FelCor Benefit Plans." With respect to each FelCor Benefit Plan, FelCor has provided to MeriStar a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent determination letter, if applicable;
(iii) any summary plan description and other written communications (or a description of any oral communications) by FelCor or any FelCor Subsidiary to their employees concerning the extent of the benefits provided under a FelCor Benefit Plan; and (iv) for the most recent year (A) the Form 5500 and attached schedules, (B) audited financial statements, and (C) attorney's response to an auditor's request for information.

     (b) Neither FelCor, nor any FelCor Subsidiary, is delinquent in payments to any of its employees or consultants for any wages, salaries, commissions, bonuses, benefits or other compensation for any services or otherwise arising under any policy, practice, agreement, plan, program or Law, which delinquency would, in the aggregate, have a FelCor Material Adverse Effect. None of FelCor's or any FelCor Subsidiary's employment policies or practices is currently being audited or investigated by any Governmental Entity or court. There is no pending or, to the Knowledge of FelCor, threatened litigation, unfair labor practice charge, or other charge or inquiry against FelCor or any FelCor Subsidiary brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of any of them with respect to employment practices which could reasonably be expected to have a FelCor Material Adverse Effect.

     (c) Neither FelCor nor any FelCor Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation or other order by, any Governmental Entity relating to employees or employment practices. FelCor and each FelCor Subsidiary are in compliance in all material respects with all applicable Laws, Contracts, and policies relating to employment, employment practices, wages, hours, and terms and conditions of employment, including the obligations of the WARN, and has not planned or implemented any early retirement, separation or window program within the past five years.

     5.11  TAXES.

     (a) Each of FelCor and the FelCor Subsidiaries has timely filed or caused to be timely filed all material Tax Returns required to be filed by it and for any partnerships for which any of them is a general partner (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so) and has paid (or FelCor has paid on its behalf) all Taxes required to be paid as shown on such returns and all such Tax Returns were, when filed, complete and accurate in all material respects, except where the failure to file such Tax Returns, the failure to pay such Taxes and the failure of such Tax Returns to be complete and accurate in all material respects could not be reasonably expected to have a FelCor Material Adverse Effect. No material deficiencies for any Taxes have been or are currently being proposed, asserted or assessed in writing, or to the Knowledge of FelCor, threatened in writing by any taxing authority against FelCor or any FelCor Subsidiary. Neither FelCor nor a FelCor Subsidiary has executed or filed with any taxing authority any agreement now in effect extending the period for assessment of Taxes. No Tax Returns of FelCor or any FelCor Subsidiary have been or are currently being audited by any applicable taxing authority, and neither FelCor nor any FelCor Subsidiary has received any written notice that such audit is contemplated. There are no material Tax liens on any properties of FelCor or any FelCor Subsidiary other than liens for current Taxes not yet due and payable. The most recent audited financial statements contained in the FelCor SEC Documents reflect an adequate accrual in accordance with GAAP for all Taxes and deferred Taxes payable by FelCor and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. Except as would not have a FelCor Material Adverse Effect, FelCor and each FelCor Subsidiary have complied with all applicable Laws relating to the payment, collection, withholding and deposit, as the case may be, of Taxes and, to the extent required, have paid over to the appropriate governmental authorities or are properly holding for such payment all taxes, unemployment insurance and other amounts required by law to be withheld or collected.

     (b) FelCor is not required to include in income any amount for an adjustment pursuant to Section 481 of the Code, and except as set forth on
Schedule 5.11(b) to the FelCor Disclosure Letter, is neither a party to nor obligated under any agreement or other arrangement providing for the payment of any amount that is not or would not be deductible by FelCor by reason of Section 280G of the Code or Section 162(m) of the Code.

     (c) Neither FelCor nor any FelCor Subsidiary has taken or will take any action that would create a material risk that the Merger would not qualify as a reorganization within the meaning of Section 368(a) of the Code.

     (d) Neither FelCor nor any FelCor Subsidiary is a party to or has any obligation under any Tax sharing agreements or similar contract or arrangement that would have a FelCor Material Adverse Effect. No closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or foreign law) has been entered into by FelCor or any FelCor Subsidiary that would have a FelCor Material Adverse Effect.

     (e) Except as set forth on Schedule 5.11(e) to the FelCor Disclosure Letter, neither FelCor nor any FelCor Subsidiary has any material liability for Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise, that would have a FelCor Material Adverse Effect.

     (f) Since the FelCor Financial Statement Date, (i) FelCor has incurred no material liability for Taxes under Section 857(b), 860(c) or 4981 of the Code, including, without limitation, any Tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and (ii) neither FelCor nor a FelCor Subsidiary has incurred any material liability for Taxes other than in the ordinary course of business except where such liability for Taxes could not reasonably be expected to have a FelCor Material Adverse Effect. No event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in this paragraph (f) will be imposed upon FelCor.

     (g) FelCor (i) for all taxable years commencing with its taxable year beginning July 28, 1994, and ended December 31, 1994, and through December 31, 2000, has been subject to taxation as a REIT and has satisfied all requirements to qualify as a REIT for such years, and (ii) has operated, and intends to continue to operate, in such manner as to qualify as a REIT for the taxable year ending December 31, 2001 and subsequent taxable years. To FelCor's Knowledge, no action, proceeding or investigation that could reasonably be expected to result in the termination of FelCor's status as a REIT has been taken or omitted or is pending or threatened.

     (h) Except as set forth on Schedule 5.11(h) to the FelCor Disclosure Letter, each of FelCor OP and each other subsidiary of FelCor that is organized as a partnership, limited liability company or trust (including entities in which FelCor directly or indirectly owns less than 50% of the equity ownership interests) has been at all times since the date of its formation, and will be through the Closing Date, treated for federal income tax purposes as either (i) a partnership that is not either an association taxable as a corporation or a publicly traded partnership under Section 7704 of the Code, (ii) a publicly traded partnership that is eligible for partnership status under Section 7704(c) of the Code or (iii) a disregarded entity.

     (i) Except as set forth on Schedule 5.11(i) to the FelCor Disclosure Letter, each of the corporations in which FelCor owns a direct or indirect equity ownership interest has been at all times since the date of its formation, and through the Closing Date will be, treated for federal income tax purposes as either (i) a "qualified REIT subsidiary" within the meaning of Section 856(i) of the Code or (ii) a "taxable REIT subsidiary" within the meaning of Section 856(l) of the Code.

     (j) Schedule 5.11(j) to the FelCor Disclosure Letter sets forth a list of the entities for which FelCor has made taxable REIT subsidiary elections under
Section 856(l) and the effective dates of such elections. FelCor has made a taxable REIT subsidiary election for each entity that it intends to treat as a taxable REIT subsidiary for its 2001 taxable year.

     (k) Except as listed on Schedule 5.11(k) to the FelCor Disclosure Letter, neither FelCor nor any FelCor Subsidiary has entered into or is subject, directly or indirectly, to any "FelCor Tax Protection

Agreements." As used herein, a FelCor Tax Protection Agreement is an agreement, oral or written, (A) that has as one of its purposes to permit a Person to take the position that such Person could defer federal taxable income that otherwise might have been recognized upon a transfer of property to the FelCor OP or any other FelCor Subsidiary that is treated as a partnership for federal income tax purposes, and that (i) prohibits or restricts in any manner the disposition of any assets of FelCor or any FelCor Subsidiary or requires FelCor or any FelCor Subsidiary to indemnify or reimburse any Person for a loss of Tax deferral as a result of any such asset disposition; (ii) requires that FelCor or any FelCor Subsidiary maintain, put in place, or replace, indebtedness, whether or not secured by one or more of the FelCor Properties, or (iii) requires that FelCor or any FelCor Subsidiary offer to any Person at any time the opportunity to guarantee or otherwise assume, directly or indirectly (including, without limitation, through a "deficit restoration obligation," guarantee (including, without limitation, a "bottom" guarantee), indemnification agreement, reimbursement agreement or other similar arrangement), the risk of loss for federal income tax purposes for indebtedness or other liabilities of FelCor or any FelCor Subsidiary, (B) that specifies or relates to a method of taking into account book-tax disparities under Section 704(c) of the Code or the Treasury Regulations promulgated thereunder with respect to one or more assets of FelCor or a FelCor Subsidiary, or (C) that requires a particular method for allocating one or more liabilities of FelCor or any FelCor Subsidiary under Section 752 of the Code or the Treasury Regulations promulgated thereunder. Except as would not have a FelCor Material Adverse Effect, neither FelCor nor any FelCor Subsidiary is in violation of or in default under any FelCor Tax Protection Agreement.

     5.12 NO PAYMENTS TO EMPLOYEES, OFFICERS OR DIRECTORS. Except as set forth on Schedule 5.12 to the FelCor Disclosure Letter, there are no cash or non-cash payments which will become payable to any employee, officer or director of FelCor or any FelCor Subsidiary as a result of the Merger and the Transactions and there is no employment or severance contract, or other agreement requiring payments, cancellation of indebtedness or other obligation to be made upon a change of control or otherwise as a result of the consummation of any of the transactions contemplated by this Agreement, with respect to any employee, officer or director of FelCor or any FelCor Subsidiary.

     5.13 BROKERS, FEES AND EXPENSES. No broker, investment banker, financial advisor or other person, other than Deutsche Banc Alex. Brown and J.P. Morgan Securities Inc., the fees and expenses of which are as described in their engagement letters between Deutsche Banc Alex. Brown and FelCor, and J.P. Morgan Securities Inc. and FelCor, respectively, a true and correct copy of each of which has previously been delivered to the MeriStar Parties, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby, based upon arrangements made by or on behalf of FelCor or any FelCor Subsidiary.

     5.14  CONTRACTS; DEBT INSTRUMENTS.

     (a) Except as set forth in Schedule 5.14(a) to the FelCor Disclosure Letter, and except as, individually or in the aggregate, would not have a FelCor Material Adverse Effect, neither FelCor nor any FelCor Subsidiary has received a written notice that FelCor or any FelCor Subsidiary is in violation of or in default under (nor to the Knowledge of FelCor does there exist any condition, which upon the passage of time or the giving of notice or both, would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, nor to the Knowledge of FelCor does such a violation or default exist.

     (b) Except for any of the following expressly identified in FelCor SEC Documents, Schedule 5.14(b) to the FelCor Disclosure Letter sets forth a list of each loan or credit agreement, note, bond, mortgage, indenture and any other agreement and instrument pursuant to which any Indebtedness in excess of $10,000,000 of FelCor or of any FelCor Subsidiary, other than such Indebtedness payable to FelCor or a FelCor Subsidiary, is outstanding or may be incurred.

     5.15 ENVIRONMENTAL MATTERS. Except as, individually or in the aggregate, would not have a FelCor Material Adverse Effect and except as disclosed in the FelCor SEC Documents filed prior to the date of this Agreement, none of FelCor, any of the FelCor Subsidiaries or, to the Knowledge of FelCor, any other Person has caused or permitted (a) the unlawful presence of any Hazardous Materials on any of the FelCor Properties or properties formerly owned by FelCor or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred on FelCor Properties or properties formerly owned by FelCor or be presently occurring on or from the FelCor Properties, which presence or occurrence, individually or in the aggregate, could reasonably be expected to have a FelCor Material Adverse Effect; and, in connection with the construction on or operation and use of the FelCor Properties, neither FelCor nor any FelCor Subsidiary has failed to comply in any material respect with any applicable Environmental Laws, except to the extent such failure to comply, individually or in the aggregate, could not be reasonably expected to have a FelCor Material Adverse Effect. No notice, notification, demand, request for information, citation, summons, complaint or order has been received by or is pending, or to the Knowledge of FelCor, is threatened by, any Person against FelCor or any FelCor Subsidiary, other than where such notice, notification, demand, request for information, citation, summons, complaint or order has been fully resolved, or, individually and in the aggregate, could not be reasonably expected to result in a FelCor Material Adverse Effect. FelCor has previously delivered or made available to MeriStar or its counsel true and complete copies of all internally prepared or commissioned environmental studies, assessments and reports in the possession or under the control of FelCor that relate to the FelCor Properties and/or FelCor 's compliance with Environmental Laws.

     5.16 COMPLIANCE WITH LAWS. Except as disclosed in the FelCor SEC Documents, neither FelCor nor any FelCor Subsidiary has violated or failed to comply with any Law, permit, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except to the extent that such violation or failure could not reasonably be expected to have a FelCor Material Adverse Effect.

     5.17 OPINIONS OF FINANCIAL ADVISOR. The Board of Directors of FelCor has received the opinions of Deutsche Banc Alex. Brown and J.P. Morgan Securities Inc. dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to FelCor.

     5.18 MARYLAND TAKEOVER LAWS. The Maryland Business Combination Act and the Maryland Control Share Acquisition Act will not apply to FelCor in connection with this Agreement and the other transactions contemplated hereby. The provisions of Article XIII of the FelCor Charter relating to the Maryland Control Share Acquisition Act have not been rescinded or revoked.

     5.19 INFORMATION SUPPLIED. None of the information supplied or to be supplied by FelCor specifically for inclusion or incorporation by reference in
(i) the Registration Statement, at the time the Registration Statement is filed with the SEC or at the time it becomes effective under the Securities Act, or
(ii) the Proxy Statement, at the date it is first mailed to FelCor's stockholders or at the time of the FelCor Stockholders Meeting, (as defined in Section 7.1(e)) will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and Proxy Statement will comply in all material respects with the requirements of the Securities Act and the Exchange Act, respectively, and the rules and regulations thereunder, except that no representation or warranty is made by FelCor with respect to statements made or incorporated by reference therein based on information supplied by MeriStar specifically for inclusion or incorporated by reference in the Proxy Statement or contained in any MeriStar SEC Documents incorporated by reference in the Registration Statement or the Proxy Statement.

     5.20 INVESTMENT COMPANY ACT OF 1940. Neither FelCor nor any FelCor Subsidiary is, or at the Effective Time will be, required to be registered under the 1940 Act.

     5.21 DEFINITION OF KNOWLEDGE OF FELCOR. As used in this Agreement, the phrase "Knowledge of FelCor" (or words of similar import) means the knowledge of those individuals identified in Schedule 5.21 to the FelCor Disclosure Letter.

     5.22 VOTING REQUIREMENTS. The FelCor Stockholder Approvals, which shall consist of the affirmative vote of holders of shares entitled to cast a majority of all votes entitled to be cast on the matter at the FelCor Stockholders Meeting, which shall be a duly convened meeting at which a quorum is present and acting throughout, to approve the Merger, and the affirmative vote of the holders of a majority of the outstanding FelCor OP Units to approve the OP Merger, are the only votes of the holders of any class or series of FelCor's stock or FelCor OP's partnership interests necessary to approve the Merger and the other transactions contemplated by this Agreement.

                                   ARTICLE 6

                                   COVENANTS

     The parties agree as follows with respect to the period from and after the date of this Agreement to the Effective Time.

     6.1  NO SOLICITATION BY MERISTAR.

     (a) MeriStar shall not, nor shall it permit any of the MeriStar Subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney, accountant, agent or other advisor or representative of MeriStar or any MeriStar Subsidiary to, (i) solicit, initiate or encourage the submission of, any MeriStar Acquisition Proposal (as defined below), (ii) except to the extent permitted by paragraph
(b) enter into any agreement with respect to any MeriStar Acquisition Proposal, or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any MeriStar Acquisition Proposal; provided, however, that prior to the MeriStar Stockholder Meeting, to the extent required by the duties of the Board of Directors of MeriStar under Maryland law, as determined in good faith by a majority of the disinterested members thereof, having received the advice of outside counsel, MeriStar may, in response to unsolicited requests therefor, participate in discussions or negotiations with, or furnish information pursuant to an appropriate confidentiality agreement to, any Person that makes or expresses a bona fide intention to make an unsolicited MeriStar Acquisition Proposal, if the Board of Directors of MeriStar first determines in good faith, based on the vote of a majority of the disinterested members thereof, that such Person has the ability to consummate a MeriStar Superior Proposal (as defined below). Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by an officer, director or employee of or any investment banker, attorney, accountant, agent or other advisor or representative of MeriStar or any MeriStar Subsidiary, whether or not such person is purporting to act on behalf of MeriStar, a MeriStar Subsidiary or otherwise, shall be deemed to be a breach of this paragraph by MeriStar. For all purposes of this Agreement, "MeriStar Acquisition Proposal" means any proposal, other than a proposal by FelCor or FelCor OP, for a merger, consolidation, share exchange, business combination or other similar transaction involving MeriStar or any of its Significant Subsidiaries (as defined below) or any proposal or offer (including, without limitation, any proposal or offer to stockholders of MeriStar), other than a proposal or offer by FelCor or FelCor OP, to acquire in any manner, directly or indirectly, more than a 10% equity interest in any voting securities of, or 10% or more of the consolidated assets of, MeriStar or any of its Significant Subsidiaries. MeriStar immediately shall cease and cause to be terminated all existing discussions or negotiations with any persons conducted heretofore with respect to, or that could reasonably be expected to lead to, any MeriStar Acquisition Proposal. For all purposes of this Agreement, a "Significant Subsidiary" means any Subsidiary that would constitute a "significant subsidiary" within the meaning of Article 1, Rule 1-02 of Regulation S-X of the SEC.

     (b) Neither the Board of Directors of MeriStar nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to FelCor or FelCor OP, the approval or recommendation by the Board of Directors of MeriStar or any committee thereof of this Agreement or the Merger or (ii) approve or recommend, or propose to approve or recommend, any MeriStar Acquisition Proposal. Notwithstanding the foregoing, the Board of Directors of MeriStar, to the extent required by its duties under Maryland law, as determined in good faith by a majority of the disinterested members thereof, having received the advice of outside counsel, may approve or recommend (and, in connection therewith, withdraw or modify its approval or recommendation of this Agreement or the Merger) a MeriStar Superior Proposal (as defined below). For purposes of this Agreement, a "MeriStar Superior Proposal" means a bona fide written proposal made by a third party to acquire MeriStar or any of its Significant Subsidiaries pursuant to a tender or exchange offer, a merger, a share exchange, a sale of all or substantially all of its assets or otherwise, in any such case, on terms which a majority of the disinterested members of the Board of Directors of MeriStar determines in their good faith judgment (after consultation with independent financial advisors) to be more favorable to MeriStar and its stockholders than the Merger and for which financing, to the extent required, is then fully committed or which, in the good faith judgment of a majority of such disinterested members (after consultation with independent financial advisors), is reasonably capable of being financed by such third party.

     (c) MeriStar shall promptly advise FelCor orally and in writing of any MeriStar Acquisition Proposal or any inquiry with respect to, or which could reasonably be expected to lead to, any MeriStar Acquisition Proposal, the material terms and conditions of such MeriStar Acquisition Proposal or inquiry and the identity of the Person making any such MeriStar Acquisition Proposal or inquiry. MeriStar will keep FelCor fully informed of the status and details of any such MeriStar Acquisition Proposal or inquiry. MeriStar shall give FelCor at least one day's advance notice of any information to be supplied to, and at least three days' advance notice of any agreement to be entered into with, any Person making a MeriStar Acquisition Proposal.

     (d) Nothing contained in this Section 6.1 will prohibit MeriStar from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to MeriStar's stockholders if the MeriStar Board of Directors determines that such disclosure is necessary in order to comply with the MeriStar Board of Directors' duties under Maryland law; provided, however, that neither MeriStar nor the MeriStar Board of Directors nor any committee thereof may, except in accordance with Section 6.1(b), withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a MeriStar Acquisition Proposal.

     6.2  NO SOLICITATION BY FELCOR.

     (a) FelCor shall not, nor shall it permit any of the FelCor Subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney, accountant, agent or other advisor or representative of FelCor or any FelCor Subsidiary to, (i) solicit, initiate or encourage the submission of, any FelCor Acquisition Proposal (as defined below),
(ii) except to the extent permitted by paragraph (b), enter into any agreement with respect to any FelCor Acquisition Proposal, or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any FelCor Acquisition Proposal; provided, however, that prior to the FelCor Stockholder Meeting, to the extent required by the duties of the Board of Directors of FelCor under Maryland law, as determined in good faith by a majority of the disinterested members thereof, having received the advice of outside counsel, FelCor may, in response to unsolicited requests therefor, participate in discussions or negotiations with, or furnish information pursuant to an appropriate confidentiality agreement to, any Person that makes or expresses a bona fide intention to make an unsolicited FelCor Acquisition Proposal, if the Board of Directors of FelCor first determines in good faith, based on the vote of a majority of the disinterested members thereof, that such Person has the ability to consummate a FelCor Superior Proposal (as defined below). Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by an officer, director or employee of or any investment banker, attorney, accountant, agent or other advisor or representative of FelCor or any FelCor Subsidiary, whether or not such person is purporting to act on behalf of FelCor, a FelCor Subsidiary or otherwise, shall be deemed to be a breach of this paragraph by FelCor. For all purposes of this Agreement, "FelCor Acquisition Proposal" means any proposal other than a proposal by MeriStar or MeriStar OP, for a merger, consolidation, share exchange, business combination or other similar transaction involving FelCor or any of its Significant Subsidiaries or any proposal or offer

(including, without limitation, any proposal or offer to stockholders of FelCor), other than a proposal or offer by MeriStar or MeriStar OP, to acquire in any manner, directly or indirectly, more than a 10% equity interest in any voting securities of, or 10% or more of the consolidated assets of, FelCor or any of its Significant Subsidiaries. FelCor immediately shall cease and cause to be terminated all existing discussions or negotiations with any persons conducted heretofore with respect to, or that could reasonably be expected to lead to, any FelCor Acquisition Proposal.

     (b) Neither the Board of Directors of FelCor nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to MeriStar or MeriStar OP, the approval or recommendation by the Board of Directors of FelCor or any committee thereof of this Agreement or the Merger or (ii) approve or recommend, or propose to approve or recommend, any FelCor Acquisition Proposal. Notwithstanding the foregoing, the Board of Directors of FelCor, to the extent required by its duties under Maryland law, as determined in good faith by a majority of the disinterested members thereof having received the advice of outside counsel, may approve or recommend (and, in connection therewith, withdraw or modify its approval or recommendation of this Agreement or the Merger) a FelCor Superior Proposal (as defined below). For purposes of this Agreement, a "FelCor Superior Proposal" means a bona fide written proposal made by a third party to acquire FelCor or any of its Significant Subsidiaries pursuant to a tender or exchange offer, a merger, a share exchange, a sale of all or substantially all of its assets or otherwise, in any such case, on terms which a majority of the disinterested members of the Board of Directors of FelCor determines in their good faith judgment (after consultation with independent financial advisors) to be more favorable to FelCor and its stockholders than the Merger and for which financing, to the extent required, is then fully committed or which, in the good faith judgment of a majority of such disinterested members (after consultation with independent financial advisors), is reasonably capable of being financed by such third party.

     (c) FelCor shall promptly advise MeriStar orally and in writing of any FelCor Acquisition Proposal or any inquiry with respect to, or which could reasonably be expected to lead to, any FelCor Acquisition Proposal, the material terms and conditions of such FelCor Acquisition Proposal or inquiry and the identity of the Person making any such FelCor Acquisition Proposal or inquiry. FelCor will keep MeriStar fully informed of the status and details of any such FelCor Acquisition Proposal or inquiry. FelCor shall give MeriStar at least one day's advance notice of any information to be supplied to, and at least three days' advance notice of any agreement to be entered into with, any Person making an FelCor Acquisition Proposal.

     (d) Nothing contained in this Section 6.2 will prohibit FelCor from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to FelCor's stockholders if the FelCor Board of Directors determines that such disclosure is necessary in order to comply with the FelCor Board of Directors' duties under Maryland law; provided, however, that neither FelCor nor the FelCor Board of Directors nor any committee thereof may, except in accordance with Section 6.2(b), withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a FelCor Acquisition Proposal.

     6.3 CONDUCT OF MERISTAR'S BUSINESS PENDING MERGER. Prior to the Effective Time, (i) except as expressly provided for in this Agreement, (ii) except as consented to in writing by FelCor or approved by the Interim Transactions Committee (as hereinafter defined), or (iii) except as otherwise set forth in
Schedule 6.3 to the MeriStar Disclosure Letter, MeriStar shall, and shall cause each MeriStar Subsidiary to:

          (a) conduct its business only in the usual, regular and ordinary course and in substantially the same manner as heretofore conducted;

          (b) preserve intact its business organization and goodwill and use its reasonable efforts to keep available the services of its officers and employees;

          (c) not acquire, enter into any option to acquire, or exercise any option or contract to acquire, additional real property (including, without limitation, any hotel property), incur additional indebtedness, encumber assets or commence construction of, or enter into any agreement or commitment to develop or construct, other real estate or hotel projects, except that MeriStar may incur additional indebtedness under its revolving credit facility as in effect on the date hereof;

          (d) not amend the MeriStar Charter or MeriStar Bylaws, the MeriStar OP Partnership Agreement, or other comparable organizational documents of any MeriStar Subsidiary;

          (e) (x) make no change in the number of shares of capital stock, membership interests or units (or their equivalent) of partnership interest issued and outstanding with respect to MeriStar or any MeriStar Subsidiary, other than pursuant to (i) the exercise of options disclosed in Schedule 4.3(b) to the MeriStar Disclosure Letter, or (ii) any exchange, redemption or conversion of the MeriStar OP Units or MeriStar Convertible Notes into shares of MeriStar Common Stock in accordance with the existing agreements governing same, and (y) not grant any rights, warrants or options to acquire any such shares, membership or partnership interests;

          (f) not (i) authorize, declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of MeriStar Common Stock or partnership interests in MeriStar OP except as contemplated in Section 2.2(c) or (ii) directly or indirectly redeem, purchase or otherwise acquire any shares of capital stock, membership interests or units of partnership interest or any option, warrant or right to acquire, or security convertible into, shares of capital stock, membership interests, or units of partnership interest in MeriStar or any MeriStar Subsidiary except for the exchange of MeriStar OP Units for shares of MeriStar Common Stock pursuant to an exchange agreement in existence on the date of this Agreement;

          (g) not sell, lease, mortgage, subject to Lien or otherwise dispose of any of the MeriStar Properties except for leases or subleases of long-term stay rental units, newsstands, gift shops, rooftop antenna spaces and other facilities customarily leased to third parties, that are entered into in the ordinary and normal course of business with unrelated third parties and that, individually or in the aggregate, are not material to the business or operations of the MeriStar Property to which they relate;

          (h) not enter into any commitment, contractual obligation, capital expenditure or transaction (each, a "MeriStar Commitment") which may result in total payments or liability by or to it in excess of $500,000 or aggregate MeriStar Commitments in excess of $1,000,000, except for the capital expenditures disclosed in the MeriStar Budget and Schedule, and not make any capital expenditures except in conformance in all material respects with the MeriStar Budget and Schedule;

          (i) not settle any stockholder derivative or class action claims arising out of, relating to or connected with any of the transactions contemplated by this Agreement;

          (j) not enter into or amend any MeriStar Commitment or employment, compensation or severance agreement with any of its officers, directors, employees or Affiliates (as defined herein), other than waivers by employees of benefits under such agreements;

          (k) confer on a regular basis with one or more representatives of FelCor to report operational matters of a material nature and, subject to Sections 6.1 and 6.5, any proposals to engage in material transactions;

          (l) promptly notify FelCor of any material emergency or other material change in its business, financial condition, results of operations or prospects;

          (m) maintain its books and records in accordance with GAAP, consistently applied, and not change in any material manner any of its methods, principles or practices of accounting in effect at the applicable MeriStar Financial Statement Date, except as may be required by applicable Law or GAAP;

          (n) not make or rescind any express or deemed election relative to Taxes which would have a MeriStar Material Adverse Effect (unless required by Law or necessary to preserve MeriStar's status as a REIT or the status of any MeriStar Subsidiary as a partnership for Tax purposes or as a qualified REIT subsidiary or a taxable REIT subsidiary under Section 856(i) of the Code and Section 856(l) of the Code, respectively);

          (o) not adopt any new employee benefit plan or amend any existing plans or rights, except for changes which are required by Law or changes which are not more favorable to participants than provisions presently in effect;

          (p) not amend any contract to which MeriStar or any MeriStar Subsidiary is a party that is listed or identified in the MeriStar Disclosure Letter, or any schedule thereto, in a manner adverse to FelCor without obtaining the prior written consent of FelCor or the approval of the Interim Transactions Committee (as defined herein);

          (q) not change the ownership of any MeriStar Subsidiary;

          (r) promptly notify FelCor of any action, suit, proceeding, claim or audit pending or threatened against or with respect to MeriStar or any MeriStar Subsidiary where there is a reasonable possibility of a determination or decision which could have a MeriStar Material Adverse Effect;

          (s) continue to maintain and repair all of the MeriStar Properties in a manner consistent with past practices;

          (t) maintain all licenses and permits material to the conduct of business at any MeriStar Property or as may be required by any Governmental Entity administering Laws regulating the MeriStar Properties, and take whatever action is reasonably necessary to maintain such licenses and permits; and

          (u) not make any loans, advances or capital contributions to, or investments in, any other Person, except loans, advances and capital contributions to MeriStar Subsidiaries in existence as of the date hereof and ordinary course expense advances to employees and except in connection with a transaction permitted by Section 6.3(c).

     6.4 CONDUCT OF FELCOR'S BUSINESS PENDING MERGER. Prior to the Effective Time, (i) except as expressly provided for in this Agreement, (ii) except as consented to in writing by MeriStar or approved by the Interim Transactions Committee or (iii) except as otherwise set forth in Schedule 6.4 to the FelCor Disclosure Letter, FelCor shall, and shall cause each FelCor Subsidiary to:

          (a) conduct its business only in the usual, regular and ordinary course and in substantially the same manner as heretofore conducted;

          (b) preserve intact its business organization and goodwill and use its reasonable efforts to keep available the services of its officers and employees;

          (c) not acquire, enter into any option to acquire, or exercise any option or contract to acquire, additional real property (including, without limitation, any hotel property), incur additional indebtedness, encumber assets or commence construction of, or enter into any agreement or commitment to develop or construct, other real estate or hotel projects, except that FelCor may incur additional indebtedness (x) in connection with this Agreement and the Transactions contemplated herein and (y) under its revolving credit facility as in effect on the date hereof;

          (d) not amend the FelCor Charter or FelCor Bylaws, the FelCor OP Partnership Agreement, or other comparable organizational documents of any FelCor Subsidiary;

          (e) (x) make no increase in the number of shares of stock of FelCor, membership interests or units (or their equivalent) of partnership interest issued and outstanding with respect to FelCor or any FelCor Subsidiary, other than pursuant to (i) the exercise of options disclosed in Schedule 5.3(c) to the FelCor Disclosure Letter, or (ii) any exchange or redemption of FelCor OP Units for shares of

     FelCor Common Stock in accordance with the existing agreements governing same, and (y) not grant any rights, warrants or options to acquire any such shares, membership or partnership interests;

          (f) not (i) authorize, declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of FelCor Common Stock or partnership interests in FelCor OP except as contemplated in Section 2.2(c) or (ii) directly or indirectly redeem, purchase or otherwise acquire any shares of capital stock, membership interests or units of partnership interest or any option, warrant or right to acquire, or security convertible into, shares of capital stock, membership interests, or units of partnership interest except for the exchange of FelCor OP Units for shares of FelCor Common Stock pursuant to the FelCor OP Partnership Agreement;

          (g) not sell, lease, mortgage, subject to Lien or otherwise dispose of any of the FelCor Properties except for leases or subleases of long-term stay rental units, newsstands, gift shops, rooftop antenna spaces and other facilities customarily leased to third parties, that are entered into in the ordinary and normal course of business with unrelated third parties and that, individually or in the aggregate, are not material to the business or operations of the FelCor Property to which they relate;

          (h) not enter into any commitment, contractual obligation, capital expenditure or transaction (each, a "FelCor Commitment") which may result in total payments or liability by or to it in excess of $500,000 or aggregate FelCor Commitments in excess of $1,000,000, except for the capital expenditures disclosed in the FelCor Budget and Schedule;

          (i) not settle any stockholder derivative or class action claims arising out of, relating to or connected with any of the transactions contemplated by this Agreement;

          (j) not enter into or amend any FelCor Commitment or employment, compensation or severance agreement with any of its officers, directors, employees or Affiliates, other than waivers by employees of benefits under such agreements;

          (k) confer on a regular basis with one or more representatives of MeriStar to report operational matters of a material nature and, subject to Sections 6.2 and 6.5, any proposals to engage in material transactions;

          (l) promptly notify MeriStar of any material emergency or other material change in its business, financial condition, results of operations or prospects;

          (m) maintain its books and records in accordance with GAAP, consistently applied, and not change in any material manner any of its methods, principles or practices of accounting in effect at the applicable FelCor Financial Statement Date, except as may be required by applicable Law or GAAP;

          (n) not make or rescind any express or deemed election relative to Taxes which would have a FelCor Material Adverse Effect (unless required by Law or necessary to preserve FelCor's status as a REIT or the status of any FelCor Subsidiary as a partnership for Tax purposes or as a qualified REIT subsidiary or a taxable REIT subsidiary under Section 856(i) of the Code and Section 856(l) of the Code, respectively);

          (o) not change the ownership of any FelCor Subsidiary; and

          (p) promptly notify MeriStar of any action, suit, proceeding, claim or audit pending or threatened against or with respect to FelCor or any FelCor Subsidiary where there is a reasonable possibility of a determination or decision which could have a FelCor Material Adverse Effect.

     6.5 INTERIM TRANSACTIONS COMMITTEE. Promptly following the execution of this Agreement, MeriStar and FelCor will constitute and establish a committee (the "Interim Transactions Committee") which will evaluate and consider any proposed commitment, contractual obligation, capital expenditure or transaction of the type referred to in Sections 6.3 or 6.4 of this Agreement, or the settlement of any stockholder derivative or class action claims arising out of or in connection with any of the transactions contemplated by this Agreement between the date hereof and the Effective Time. The Interim Transactions Committee will consist of the President and Chief Executive Officer of FelCor, or such other individual selected by FelCor who is reasonably acceptable to MeriStar, and the Chairman and Chief Executive Officer of MeriStar, or such other individual selected by MeriStar who is reasonably acceptable to FelCor. The Interim Transactions Committee will act only by the affirmative vote of both members thereof. The Interim Transactions Committee will be abolished at the Effective Time.

     6.6 COMPLIANCE WITH THE SECURITIES ACT. Prior to the Effective Time, MeriStar shall cause to be prepared and delivered to FelCor a list (reasonably satisfactory to counsel for FelCor) identifying all persons who, at the time of the FelCor and MeriStar Stockholders Meetings, may be deemed to be "affiliates" of MeriStar as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Affiliates"). MeriStar shall use its best efforts to cause each person who is identified as an Affiliate in such list to deliver to FelCor on or prior to the Effective Time a written agreement, in the form attached hereto as Exhibit "C," that such Affiliate will not sell, pledge, transfer or otherwise dispose of any FelCor Common Stock issued to such Affiliate pursuant to the Merger, except pursuant to an effective registration statement under the Securities Act, in compliance with paragraph (d) of Rule 145 or pursuant to an exemption from the registration requirements of the Securities Act. FelCor shall be entitled to place legends as specified in such written agreements on the certificates representing any FelCor Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the FelCor Common Stock, consistent with the terms of such agreements.

     6.7 FILING OF CERTAIN REPORTS. The Surviving Corporation shall file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Affiliate of MeriStar or FelCor may reasonably request, all to the extent required from time to time to enable such Affiliate to sell shares of stock of the Surviving Corporation received by such Affiliate in the Merger without registration under the Securities Act pursuant to (i) Rule 145(d)(1) under the Securities Act, as such rule may be amended from to time, or (ii) any successor rule or regulation hereafter adopted by the SEC.

     6.8 OTHER ACTIONS. Each of MeriStar on the one hand and FelCor on the other hand shall not, and shall use commercially reasonable efforts to cause their respective Subsidiaries not to, take any action that would result in (i) any of the representations and warranties of such party (without giving effect to any "knowledge" qualification) set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties (without giving effect to any "knowledge" qualification) that are not so qualified becoming untrue in any material respect or (iii) except as contemplated by Section 6.1 or 6.2 (as the case may be), any of the conditions to the Merger set forth in Article 8 not being satisfied.

                                   ARTICLE 7

                              ADDITIONAL COVENANTS

     The parties additionally agree as follows with respect to the period from and after the date of this Agreement to the Effective Time.

     7.1 PREPARATION OF THE REGISTRATION STATEMENT AND THE PROXY STATEMENT; MERISTAR STOCKHOLDERS MEETING AND FELCOR STOCKHOLDERS MEETING.

     (a) The parties shall cooperate and promptly prepare and FelCor shall file with the SEC as soon as practicable a Registration Statement on Form S-4 under the Securities Act (the "Registration Statement") covering the FelCor Common Stock issuable in the Merger, a portion of which registration statement shall also serve as the joint proxy statement with respect to the meetings of the stockholders of FelCor and MeriStar in connection with the Merger (the "Proxy Statement"). FelCor shall use commercially reasonable efforts, and MeriStar shall use commercially reasonable efforts to cooperate with FelCor, to (i) respond to any comments of the SEC and (ii) have the Registration Statement declared effective under the Securities Act and the rules and regulations promulgated thereunder as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the transactions contemplated hereby. Each of MeriStar and FelCor will use its reasonable best efforts to cause the Proxy Statement to be mailed to its respective stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Each party agrees to date its Proxy Statement as of the same date, which shall be the approximate date of mailing to the stockholders of the respective parties. FelCor will notify MeriStar promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Registration Statement or the Proxy Statement or for additional information and will supply MeriStar with copies of all correspondence between such party or any of its representatives and the SEC, with respect to the Registration Statement or the Proxy Statement. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement, MeriStar or FelCor, as the case may be, shall promptly inform the other of such occurrences and cooperate in filing with the SEC and/or mailing to the stockholders of MeriStar or FelCor such amendment or supplement to the Registration Statement or Proxy Statement. Each party hereto shall also take such action as may be reasonably required to cause the shares of FelCor Common Stock issuable in connection with the Merger to be registered or to obtain an exemption from registration under applicable state "blue sky" or securities laws; provided, however, that no party shall be required to register or qualify as a foreign corporation or to take other action which would subject it to general service of process in any jurisdiction where the Surviving Corporation will not be, following the Merger, so subject. Each of the parties hereto shall furnish all information concerning itself which is required or customary for inclusion in the Proxy Statement and Registration Statement. The MeriStar Parties and the FelCor Parties also shall use commercially reasonable efforts to cause their respective legal counsel designated in Section 8.1(f), (g) and (h) to deliver any opinions, which opinions shall be filed as exhibits to the Registration Statement, addressing federal income tax matters and other matters as are required to be addressed in the Registration Statement and the Proxy Statement under the applicable rules of the SEC. MeriStar OP shall promptly complete the accounting audit of its financial statements for the 1998, 1999 and 2000 fiscal years so that such financial statements are available for inclusion in any filings, reports or registration statements (including the Registration Statement) if and to the extent such inclusion is required under applicable regulations of the SEC. The information provided by any party hereto for use in the Proxy Statement and Registration Statement shall be true and correct in all material respects without omission of any material fact which is required to make such information not false or misleading. No representation, covenant or agreement is made by any party hereto with respect to information supplied by any other party for inclusion in the Proxy Statement and Registration Statement.

     (b) MeriStar shall use commercially reasonable efforts to cause to be delivered to FelCor letters of KPMG Peat Marwick LLP, dated a date within two business days before the date of the Proxy Statement and Registration Statement, and addressed to FelCor, in form and substance reasonably satisfactory to FelCor and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4.

     (c) FelCor shall use commercially reasonable efforts to cause to be delivered to MeriStar a letter of PricewaterhouseCoopers L.L.P., dated a date within two business days before the date of the Proxy Statement and Registration Statement, and addressed to MeriStar, in form and substance reasonably satisfactory to MeriStar and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4.

     (d) MeriStar will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold (no sooner than 20 business days following the date the Proxy Statement is mailed to the stockholders of MeriStar) a meeting of its stockholders (the "MeriStar Stockholders Meeting") for the purpose of obtaining the MeriStar Stockholder Approval. MeriStar will, through its Board of Directors, recommend to its stockholders approval of this Agreement, the Merger and the other transactions contemplated by this Agreement, which recommendation shall also be stated in the Proxy Statement. Prior to the MeriStar Stockholders Meeting, such recommendation may be withdrawn, modified or amended only in accordance with Section 6.1 of this Agreement.

     (e) FelCor will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold (no sooner than 20 business days following the date the Proxy Statement is mailed to the stockholders of FelCor) a meeting of its stockholders (the "FelCor Stockholders Meeting") for the purpose of obtaining the FelCor Stockholder Approval. FelCor will, through its Board of Directors, recommend to its stockholders approval of this Agreement, the Merger and the other transactions contemplated by this Agreement, which recommendation shall also be stated in the Proxy Statement. Prior to the FelCor Stockholders Meeting, such recommendation may be withdrawn, modified or amended only in accordance with Section 6.2 of this Agreement.

     (f) MeriStar and FelCor shall use commercially reasonable efforts to hold their respective stockholder meetings on the same day, which day, subject to the provisions of Section 7.1(d) and 7.1(e), shall be a day not later than 45 days after the date the Proxy Statement is mailed.

     (g) If on the date for the MeriStar Stockholders Meeting and the FelCor Stockholders Meeting established pursuant to Section 7.1(d) and (e), respectively, either MeriStar or FelCor has not received a sufficient number of proxies to approve this Agreement, the Merger and the other transactions contemplated by this Agreement, then both parties will adjourn their respective stockholders meetings until the first to occur of (i) the date ten calendar days after the originally scheduled date of the stockholders meetings or (ii) the date on which the requisite number of proxies approving this Agreement, the Merger and the other transactions contemplated by this Agreement has been obtained.

     7.2 ACCESS TO INFORMATION: CONFIDENTIALITY. Subject to the requirements of confidentiality agreements with third parties, each of MeriStar and FelCor shall, and shall cause each of its Subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of MeriStar and FelCor shall, and shall cause each of its Subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Each of MeriStar and FelCor shall cause its Subsidiaries to, and shall use commercially reasonable efforts to cause its officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to, hold any nonpublic information in confidence to the extent required by, and in accordance with, and will comply with the provisions of the letter agreement dated as of March 7, 2001 between MeriStar and FelCor (the "Confidentiality Agreement"), the terms of which are incorporated herein and made a part of this Agreement.

     7.3 REGULATORY MATTERS. Each party hereto shall cooperate and use its best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all governmental authorities, including, without limitation, the NYSE, National Association of Securities Dealers or the American Stock Exchange (as applicable), necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement.

     7.4  DIRECTORS' AND OFFICERS' INDEMNIFICATION.

     (a) MeriStar Indemnification. From and after the Effective Time, the Surviving Corporation will provide indemnification for each individual who is now or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer or director of MeriStar or any MeriStar Subsidiary (the "Indemnified Parties") which is the same as the indemnification provided to the Indemnified Parties by MeriStar and the MeriStar Subsidiaries in the MeriStar Charter and Bylaws or the applicable charter or other organizational document of such MeriStar Subsidiary, as in effect on the date hereof; provided, that such indemnification covers actions on or prior to the Effective Time, including without limitation all transactions contemplated by this Agreement, whether asserted before, at or after the Effective Time.

     (b) Insurance. The Surviving Corporation shall obtain, at its expense, so-called "tail insurance" providing for the extension of the directors and officers liability insurance maintained by MeriStar for six years after the Closing Date.

     (c) Continuing Indemnification. The Surviving Corporation will continue in force and effect after the Effective Time each indemnification agreement between MeriStar or any MeriStar Subsidiary, on the one hand, and any Person, on the other hand, which was in force and effect immediately prior to the date of this Agreement.

     (d) Successors. In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in either such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 7.4.

     (e) Benefit. The provisions of this Section 7.4 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, and his or her heirs, representatives, administrators, successors and assigns.

     7.5 PUBLIC ANNOUNCEMENTS. Subject to each party's disclosure obligations imposed by law, MeriStar and FelCor will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement with respect hereto or thereto without the consent of the other party (which consent shall not be unreasonably withheld or delayed). In this regard, the parties shall comply with the requirements of any applicable rules and regulations of the SEC, including Regulation FD and Rule 165. To the extent required by such rules and regulations, the parties shall cooperate to make any required filings or to issue any required public disclosures thereunder. It is understood and agreed that this Section 7.5 is intended to address matters with respect to this Agreement and the transactions contemplated hereby (e.g., status, terms, etc.), and is not intended to address disclosure of confidential non-public information of a party obtained by the other party in connection with this Agreement and the transactions contemplated hereby, which information is subject to the Confidentiality Agreement and Section 7.2 hereof.

     7.6  EMPLOYMENT AGREEMENTS AND WORKFORCE MATTERS.

     (a) Prior to the Closing Date, FelCor, on behalf of the Surviving Corporation, shall tender employment agreements or make offers of employment (as applicable) to the MeriStar employees set forth on Schedule 7.6(a) to the FelCor Disclosure Letter, upon the terms and subject to the conditions set forth on such schedule. FelCor shall have the right, but not the obligation, to tender offers of employment to other MeriStar employees as determined by FelCor in its sole discretion.

     (b) After the Effective Time, FelCor agrees to comply with and pay the severance and bonus arrangements of former MeriStar or MeriStar OP employees, as described on Schedule 7.6(b) to the MeriStar Disclosure Letter, if (i) such employees continue in good faith to perform their duties as employees through the Closing Date and (ii) except for prorated bonuses paid for the 2001 year, such employees are not employed with the Surviving Corporation or with MeriStar Hotels & Resorts or their Subsidiaries with substantially the same compensation and duties as applicable to such employees as of the date hereof.

     7.7  EMPLOYEE BENEFIT PLANS.

     (a) MeriStar Benefit Plans. After the Effective Time, each employee of MeriStar or any MeriStar Subsidiary who is employed by the Surviving Corporation or the Surviving Partnership ("Continuing Employee") shall be eligible to participate in each FelCor Benefit Plan for which FelCor, in its sole discretion, determines that such Continuing Employee participated in a similar MeriStar Benefit Plan, at the level of similarly situated employees of the Surviving Corporation or the Surviving Partnership; provided, however, if the Surviving Corporation or the Surviving Partnership, in its sole discretion, determines it is not practicable for such Continuing Employees to participate in one or more FelCor Benefit Plans as described above, the Surviving Corporation or Surviving Partnership shall adopt and continue the corresponding MeriStar Benefit Plan, and continue such Continuing Employee's participation therein, until such time as the Surviving Corporation or the Surviving Partnership determines it is practicable to include such Continuing Employee in its corresponding FelCor Benefit Plan; and provided, further, that the Surviving Corporation or the Surviving Partnership may make such adjustments and impose such conditions on such Continuing Employee's participation in any FelCor Benefit Plan, or continued MeriStar Benefit Plan, as, in their sole discretion, they shall reasonably determine as necessary or appropriate to insure that a Continuing Employee shall not receive a duplicate benefit, or any benefit to which an employee of FelCor would not have been entitled, under comparable circumstances. FelCor shall have the right, exercisable in its sole discretion, to instruct MeriStar and any MeriStar Subsidiary (i) to terminate MeriStar's employee stock purchase plan effective at the end of the current option exercise period (however denominated in such plan), and (ii) to terminate any one or more MeriStar Benefit Plans prior to the Closing Date effective immediately prior to the Effective Time.

     (b) Credit for Past Services. Without limitation of the foregoing provisions of this Section 7.7, each Continuing Employee shall receive credit for service with MeriStar or any MeriStar Subsidiary, or their predecessors for purposes of (i) eligibility to participate (including waiting periods and without being subject to any subsequent entry date requirement for which the waiting period has already been satisfied), vesting and eligibility to receive benefits (including without pre-existing conditions limitations) under any FelCor Benefit Plan, or continued MeriStar Benefit Plan, in which they are designated by the Surviving Corporation as eligible to participate, and (ii) benefit accrual under only the severance or vacation pay plan of the Surviving Corporation or Surviving Partnership in which such Continuing Employee is designated by the Surviving Corporation or Surviving Partnership as eligible to participate, if any; and provided, however, that FelCor, in its sole discretion, may adjust the crediting of service so as to insure that a Continuing Employee shall not receive a duplicate benefit, or any benefit to which an employee of FelCor would not have been entitled based on a comparable period of service. With respect to any FelCor Benefit Plan which is a medical plan or a cafeteria plan, where a Continuing Employee is designated as eligible to participate in the corresponding FelCor Benefit Plan(s), the Surviving Corporation and Surviving Partnership shall cause to be waived any pre-existing condition limitation to the same extent such pre-existing condition was waived under the corresponding MeriStar Benefit Plan, and shall give effect, in determining any deductible and maximum out-of-pocket limitations, the claims incurred and amounts paid by, and amounts reimbursed to, such Continuing Employee with respect to the similar plans maintained by MeriStar or a MeriStar Subsidiary immediately prior to the Closing Date; provided, further, and without limitation, that FelCor, in its sole discretion, may adjust the benefits under such FelCor Benefit Plan(s) so as to insure that a Continuing Employee shall not receive a duplicate benefit, or any benefit to which an employee of FelCor would not have been entitled, under comparable circumstances.

     7.8  STOCK OPTION AND OTHER STOCK PLANS.

     (a) Exchange of Stock Options. As of the Effective Time, each option to purchase shares of MeriStar Common Stock (a "MeriStar Stock Option") which is outstanding as of the Effective Time shall be assumed (or a substitute option granted) by the Surviving Corporation and shall continue as an option ("Assumed Option") to purchase the number of shares of FelCor Common Stock (rounded up to the nearest whole share) equal to the number of shares of MeriStar Common Stock subject to such option multiplied by the Exchange Ratio, at an exercise price per share of FelCor Common Stock (rounded down to the nearest penny) equal to the former exercise price per share of MeriStar Common Stock under such MeriStar Stock Option immediately prior to the Effective Time minus the Cash Consideration. Each Assumed Option will be in the form determined by FelCor, and furnished to MeriStar at least 10 days prior to the Closing Date; provided, however, that the provisions of each such Assumed Option shall not differ from the provisions of the corresponding MeriStar Stock Option except to the extent such provisions could have been added, or changed, by amendment under the terms of the MeriStar Incentive Plan and the MeriStar Stock Option without the consent of option holders. Without limiting the generality of the forgoing, FelCor shall not be required to offer employment to an employee of MeriStar, or MeriStar OP, including, without limitation, a person set forth on Schedule 7.6(a), unless such employee furnishes FelCor with a written waiver, in a form acceptable to FelCor, of any acceleration in the vesting of his MeriStar Stock Option(s) which otherwise would occur as a result of the Merger.

     (b) Adoption of the MeriStar Incentive Plan. In its sole discretion, and without limiting the generality of the forgoing provisions of this Section 7.8, FelCor shall have the right to assume the MeriStar Incentive Plan.

     (c) Other Actions. As soon as practicable after the Effective Time, the Surviving Corporation shall deliver the Assumed Options to the holders of MeriStar Stock Options upon surrender of the corresponding MeriStar Stock Options. On, or as soon as practicable after, the Effective Time, the Surviving Corporation will cause to be filed one or more registration statements on Form S-3 or Form S-8 under the Securities Act (or any successor or other appropriate forms), in order to register those shares of FelCor Common Stock subject to Assumed Options ("Assumed Option Shares") not previously registered, or post-effective amendments on Form S-3 or Form S-8 to the Registration Statement, to the extent permitted by applicable law, to describe and cover the Assumed Option Shares. The Surviving Corporation shall use its best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectuses contained therein) for so long as such Assumed Options remain outstanding. FelCor shall use its best efforts to cause such registration statements (or post-effective amendments) on Form S-3 to become effective within 60 days after the date of filing. At or prior to the Effective Time, the Surviving Corporation shall take all corporate action necessary to reserve for issuance a sufficient number of shares of FelCor Common Stock for delivery in connection with (i) the Assumed Options, (ii) the exchange of MeriStar OP Units and (iii) the conversion of the outstanding MeriStar Convertible Notes. The Surviving Corporation shall take all corporate action necessary or appropriate to obtain stockholder approval with respect to the Assumed Options to the extent, if any, such approval is required for purposes of the Code or other applicable law. With respect to the those individuals who subsequent to the Merger will be subject to the reporting requirements under
Section 16(a) of the Exchange Act with respect to equity securities of the Surviving Corporation, the Surviving Corporation shall administer such Assumed Options, where applicable, in a manner that complies with Rule 16b-3 promulgated under the Exchange Act.

     7.9  REGISTRATION STATEMENTS.

     (a) Shelf Registration. As soon as practicable after the date hereof, the Surviving Corporation shall cause to be filed a registration statement (a "Shelf Registration") on Form S-3 or any other appropriate form under the Securities Act for an offering to be made on a delayed or continuous basis pursuant to Rule 415 thereunder or any similar rule that may be adopted by the SEC and permitting sales in ordinary course brokerage or dealer transactions not involving an underwritten public offering covering all shares of FelCor Common Stock issuable after the Effective Time to former holders of MeriStar OP Units. The Surviving Corporation shall use its reasonable best efforts to have such Shelf Registration declared effective on or prior to the Closing Date and remain effective until all shares registered thereunder are sold or are eligible to be sold under Rule 144(k) promulgated under the Securities Act. The Surviving Corporation shall pay all registration expenses (other than sales commission and discounts) incurred in connection with the Shelf Registration. In lieu of the Shelf Registration, if permitted under applicable SEC regulations, FelCor may elect to include such offering by the former holders of MeriStar OP Units as part of the Registration Statement.

     (b) Exchange Registration. As soon as practicable after the date hereof, each of MeriStar and FelCor shall cause to be filed a registration statement (an "Exchange Registration") on Form S-4 or any other appropriate form under the Securities Act, registering the offer to exchange (i) in the case of MeriStar, $300 million in principal amount of new Series A and Series B 9% Senior Notes Due 2008 and $200 million in principal amount of new Series C and Series D
9 1/8% Senior Notes Due 2011, for

$300 million in principal amount of outstanding old Series A and Series B 9% Senior Notes Due 2008 and $200 million in principal amount of outstanding old Series C and Series D 9 1/8% Senior Notes Due 2011, in each case, which had been issued without registration under the Securities Act, and (ii) in the case of FelCor, $100 million in principal amount of new 9 1/2% Senior Notes Due 2008 for $100 million in principal amount of outstanding old 9 1/2% Senior Notes Due 2008 which had been issued without registration under the Securities Act. In each case, MeriStar or FelCor, as applicable, shall use commercially reasonable efforts to have such Exchange Registration declared effective, and to have its respective exchange offer completed, on or prior to the Closing Date. Each of MeriStar and FelCor shall pay all registration expenses incurred in connection with its respective Exchange Registration.

     7.10 REORGANIZATION STATUS. Each party hereto agrees, as to itself and to each of its Subsidiaries, that after the date hereof and prior to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted in this Agreement, neither party hereto shall, nor shall either party hereto permit any of its Subsidiaries or any employees, officers or directors of such party or of any of its Subsidiaries to, take any actions which would, or would be reasonably likely to, adversely affect the ability of the Merger to qualify as a reorganization under Section 368(a)(1)(A) of the Code, and each party hereto shall use all reasonable efforts to achieve such result and to obtain the opinions of counsel described in Section 8.1(h).

     7.11 NYSE LISTING. FelCor shall use commercially reasonable efforts to cause the shares of FelCor Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

     7.12 TRANSFER TAXES. MeriStar and FelCor shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees or any similar taxes which become payable in connection with the Transactions that are required or permitted to be filed on or before the Effective Time.

     7.13 PAYMENT OF MERISTAR DEBT. MeriStar and FelCor agree that immediately prior to, or upon, the Effective Time, the Surviving Corporation shall pay to the applicable MeriStar lenders the amount necessary to discharge and terminate MeriStar's $1.0 billion Senior Secured Credit Facility.

     7.14 RESIGNATIONS. On the Closing Date, MeriStar shall cause the directors, managers and officers of each MeriStar Subsidiary to submit their resignations from such positions, effective as of the Effective Time.

     7.15 ASSUMPTION OF DEBT. With respect to the debt issued by MeriStar or the MeriStar OP under indentures qualified under the Trust Indenture Act of 1939 (the "Indentures"), FelCor, as to debt issued by MeriStar, and FelCor OP, as to debt issued by MeriStar OP, shall execute and deliver to the trustees under the respective Indentures, Supplemental Indentures, in form satisfactory to the respective trustees, expressly assuming the obligations of MeriStar or MeriStar OP with respect to the due and punctual payment of the principal of and interest, if any, on all debt securities issued by MeriStar or MeriStar OP under the respective Indentures and the due and punctual performance of all the terms, covenants and conditions of the respective Indentures to be kept or performed by MeriStar or MeriStar OP, and shall deliver such Supplemental Indentures to the respective trustees under the Indentures.

     7.16 TAX PROVISION. Except as otherwise required under the agreements listed in Schedule 4.13(l) to the MeriStar Disclosure Letter with respect to the properties previously contributed to MeriStar OP, FelCor OP shall use the traditional method contained in the Treasury Regulations promulgated under
Section 704(c) of the Code with respect to all properties contributed by MeriStar OP to FelCor OP in the OP Merger.

     7.17 FINANCING. The MeriStar Parties acknowledge that a portion of the financing to be obtained by the FelCor Parties in order to consummate the Transactions may be secured by assets of the MeriStar Parties. The MeriStar Parties shall use all reasonable commercial efforts to provide such information regarding MeriStar, the MeriStar Subsidiaries and the MeriStar Properties as may be reasonably requested by the Persons (or their representatives or agents) providing such financing, to answer inquiries by such Persons and to otherwise cooperate in any reasonable manner to assist the FelCor Parties in obtaining such financing.

     7.18  RELATIONSHIP WITH MERISTAR HOTELS & RESORTS.

     (a) The MeriStar Parties shall deliver to the FelCor Parties, on or before the Closing Date, a fully executed agreement with MeriStar Hotels & Resorts and any of its Subsidiaries, in form reasonably satisfactory to the FelCor Parties, that amends that certain Revolving Credit Agreement between MeriStar OP and MeriStar H&R Operating Company, L.P., dated August 3, 1998, as amended February 29, 2000, to reflect the agreements set forth in the Term Sheet attached as
Schedule 7.18 hereto. The MeriStar Parties shall use best efforts to obtain on or before May 21, 2001 any necessary consents or approvals of any lenders of MeriStar Hotels & Resorts to such amendment agreement.

     (b) The MeriStar Parties shall request and obtain, under the MeriStar Management Agreements, an estoppel certificate, dated as of a date within ten
(10) days prior to the Closing Date, from MeriStar Hotels & Resorts or any subsidiary of MeriStar Hotels & Resorts that is a party to any such agreement with respect to the status of the MeriStar Management Agreements, (i) confirming that such agreements are in full force and effect, (ii) confirming that there are no defaults, and no facts or circumstances that could reasonably be expected to give rise to a default, thereunder, and (iii) acknowledging the amount of the Aggregate New Management Credits, as defined in the MeriStar Management Agreements.

     7.19 COMPLETION OF CAPITAL PROJECTS. Each of MeriStar and FelCor will continue in the ordinary and normal course of business to pursue the completion of existing capital expenditure projects in accordance with the MeriStar Budget and Schedule and FelCor Budget and Schedule, respectively. Any significant deviations from the MeriStar Budget and Schedule or the FelCor Budget and Schedule for any particular project shall be reported in writing to the Interim Transactions Committee as soon as practicable after such party becomes aware of the possibility of such deviation.

     7.20 COMMERCIALLY REASONABLE EFFORTS AND COOPERATION. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto will use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to permit and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate or make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including without limitation,
(i) obtaining all consents, approvals and waivers from third parties prior to the Effective Time, (ii) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any adverse order entered by any court or other Governmental Entity vacated or reversed and (iii) executing and delivering any additional instruments necessary to consummate the transactions contemplated by, and to carry out fully, the purposes of this Agreement. In addition, and without limiting the generality of the foregoing, MeriStar will cooperate with FelCor to ensure that FelCor continues to qualify as a REIT following the Effective Time.

     7.21 FINANCING COMMITMENT. FelCor will deliver to MeriStar, within 30 days after the date of this Agreement, either (i) a commitment for financing issued by Deutsche Bank Alex. Brown, J.P. Morgan Securities Inc., or another comparable investment or commercial banking firm or firms, for an aggregate amount of at least $500 million and for a term of not less than seven years, and with such other terms and provisions as may be reasonably acceptable to FelCor and MeriStar, or (ii) evidence reasonably satisfactory to MeriStar that the holders of a majority of the aggregate outstanding principal amount of MeriStar's Series A and Series B 9% Senior Notes Due 2008 and Series C and Series D 9 1/8% Senior Notes Due 2011 (collectively, the "Senior Notes") have waived their right to be offered the opportunity to tender their Senior Notes following the Merger pursuant to a Change of Control Offer as defined in the Indenture governing the Senior Notes.

                                   ARTICLE 8

                                   CONDITIONS

     8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) Stockholder Approvals. Each of the Stockholder Approvals will have been obtained.

          (b) Listing of Shares. The NYSE shall have approved for listing the shares of FelCor Common Stock to be issued in the Merger, subject to official notice of issuance.

          (c) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings by the SEC seeking a stop order.

          (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated hereby shall be in effect.

          (e) Blue Sky Laws. The Surviving Corporation shall have received all state securities or "blue sky" permits and other authorizations necessary to issue shares of FelCor Common Stock to the stockholders of MeriStar.

          (f) Tax Opinions Relating to REIT Status of FelCor and Partnership Status of FelCor OP. The FelCor Parties and the MeriStar Parties shall have received an opinion of Hunton & Williams, reasonably satisfactory to the FelCor Parties and the MeriStar Parties, that (i) commencing with its taxable year ended December 31, 1994, FelCor was organized and has operated in conformity with the requirements for qualification as a REIT under the Code, (ii) FelCor OP has been since its formation in 1994, and continues to be, treated for federal income tax purposes as a partnership and not as a corporation or association taxable as a corporation, and (iii) the Transactions will not prevent FelCor from continuing to operate in conformity with the requirements for qualification as a REIT under the Code (with customary exceptions, assumptions and qualifications and based upon customary representations).

          (g) Tax Opinions Relating to REIT Status of MeriStar and Partnership Status of MeriStar OP. The FelCor Parties and the MeriStar Parties shall have received an opinion of Paul, Weiss, Rifkind, Wharton & Garrison, reasonably satisfactory to the FelCor Parties and the MeriStar Parties, that (i) commencing with its taxable year ended December 31, 1996, MeriStar or its predecessor was organized and has operated in conformity with the requirements for qualification, as a REIT under the Code, and (ii) MeriStar OP has been since its formation in 1996, and continues to be, treated for federal income tax purposes as a partnership and not as a corporation or association taxable as a corporation (with customary exceptions, assumptions and qualifications and based upon customary representations).

          (h) Tax Opinion Relating to Merger. The FelCor Parties shall have received an opinion dated the Closing Date from Jenkens & Gilchrist, P.C. ("J&G") reasonably satisfactory to the FelCor Parties, and the MeriStar Parties shall have received an opinion dated the Closing Date from Paul, Weiss, Rifkind, Wharton & Garrison ("Paul Weiss"), reasonably satisfactory to the MeriStar Parties, based upon certificates and letters, which letters and certificates are in the form agreed upon by the parties and dated the Closing Date, to the effect that the Merger will qualify as a reorganization under the provisions of Section 368(a)(1)(A) of the Code.

          (i) Change in Tax Laws. There shall not have been any federal legislative or regulatory change that would cause FelCor or MeriStar to cease to qualify as a REIT for federal income tax purposes.

     8.2 CONDITIONS TO OBLIGATIONS OF THE MERISTAR PARTIES. The obligation of the MeriStar Parties to effect the Merger and to consummate the other transactions contemplated to occur on the Closing Date is further subject to the following conditions, any one or more of which may be waived by the MeriStar
Parties:

          (a) Representations and Warranties. The representations and warranties of the FelCor Parties set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the FelCor Parties that are not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and the MeriStar Parties shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as the representations and warranties of the FelCor Parties contained herein are so qualified) signed on behalf of the FelCor Parties by the chief executive officer and the chief financial officer or principal accounting officer of FelCor, in such capacity, to such effect.

          (b) Performance of Obligations of the FelCor Parties. Each of the FelCor Parties shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the MeriStar Parties shall have received a certificate of the FelCor Parties signed on behalf of the FelCor Parties by the chief executive officer and the chief financial officer or principal accounting officer of FelCor, in such capacity, to such effect.

          (c) Material Adverse Change. Since the date of this Agreement, there shall have been no FelCor Material Adverse Change, and the MeriStar Parties shall have received a certificate of the chief executive officer and chief financial officer or principal accounting officer of FelCor, in such capacity, certifying to such effect.

          (d) Consents. All consents and waivers (including, without limitation, waivers of rights of first refusal) from third parties necessary in connection with the consummation of the Transactions shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in a FelCor Material Adverse Effect or a MeriStar Material Adverse Effect, and all consents and waivers from franchisors and ground lessors of the MeriStar Properties and lenders of MeriStar debt necessary in connection with the consummation of the Transactions shall have been obtained.

     8.3 CONDITIONS TO OBLIGATIONS OF THE FELCOR PARTIES. The obligations of the FelCor Parties to effect the Merger and to consummate the other transactions contemplated to occur on the Closing Date are further subject to the following conditions, any one or more of which may be waived by the FelCor Parties:

          (a) Representations and Warranties. The representations and warranties of the MeriStar Parties set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the MeriStar Parties that are not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and the FelCor Parties shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as the representations and warranties of the MeriStar Parties contained herein are so qualified) signed on behalf of the MeriStar Parties by the chief executive officer and the chief financial officer or principal accounting officer of MeriStar, in such capacity, to such effect. Notwithstanding the foregoing, MeriStar shall not be deemed to be in breach of Section 4.13(f) regarding Sections 857(b) and 4981 of the Code with respect to the period ending on the Closing Date so long as it complies with the provisions of Section 2.2(c)(i) and (ii).

          (b) Performance of Obligations of the MeriStar Parties. Each of the MeriStar Parties shall have performed in all material respects all obligations required to be performed by it under this

     Agreement at or prior to the Effective Time, and the FelCor Parties shall have received a certificate signed on behalf of the MeriStar Parties by the chief executive officer and the chief financial officer or principal accounting officer of MeriStar, in such capacity, to such effect.

          (c) Material Adverse Change. Since the date of this Agreement, there shall have been no MeriStar Material Adverse Change, and the FelCor Parties shall have received a certificate of the chief executive officer and chief financial officer or principal accounting officer of MeriStar, in such capacity, certifying to such effect.

          (d) Consents. All consents and waivers (including, without limitation, waivers of rights of first refusal) from third parties necessary in connection with the consummation of the Transactions shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in a FelCor Material Adverse Effect or a MeriStar Material Adverse Effect, and all consents and waivers from franchisors and ground lessors of the MeriStar Properties and lenders of MeriStar debt necessary in connection with the consummation of the Transactions shall have been obtained.

          (e) Affiliates Letter.  Each of the Affiliates referred to in Section
     6.6 shall have delivered to FelCor the written agreement contemplated by
     Section 6.6.

          (f) Relationship with MeriStar Hotels & Resorts. The MeriStar Parties shall have fully performed their obligations set forth in Section 7.18.

     8.4 FRUSTRATION OF CLOSING CONDITIONS. Neither the MeriStar Parties nor the FelCor Parties may rely on the failure of any condition set forth in Section 8.1, 8.2 or 8.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use commercially reasonable efforts to commence or complete the Merger and the other transactions contemplated by this Agreement.

                                   ARTICLE 9

                       TERMINATION, AMENDMENT AND WAIVER

     9.1 TERMINATION. This Agreement may be terminated at any time prior to the filing of the Articles of Merger with the Department, whether before or after either of the Stockholder Approvals are obtained:

          (a) by mutual written consent duly authorized by both the Board of Directors of FelCor and the Board of Directors of MeriStar;

          (b) by FelCor, upon a breach of any representation, warranty, covenant, obligation or agreement on the part of the MeriStar Parties set forth in this Agreement, in either case such that the conditions set forth in Section 8.3(a) or Section 8.3(b), as the case may be, would be incapable of being satisfied by October 31, 2001 (or as otherwise extended);

          (c) by MeriStar, upon a breach of any representation, warranty, covenant, obligation or agreement on the part of the FelCor Parties set forth in this Agreement, in either case such that the conditions set forth in Section 8.2(a) or Section 8.2(b), as the case may be, would be incapable of being satisfied by October 31, 2001 (or as otherwise extended);

          (d) by either FelCor or MeriStar, if any judgment, injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of the Merger shall have become final and nonappealable;

          (e) by either FelCor or MeriStar, if the Merger shall not have been consummated before October 31, 2001; provided, that a party may not terminate pursuant to this clause (e) if the terminating party shall have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in this clause;

          (f) by either FelCor or MeriStar if, upon a vote at a duly held MeriStar Stockholders Meeting or any adjournment thereof, the MeriStar Stockholder Approval shall not have been obtained as contemplated by
     Section 7.1;

          (g) by either FelCor or MeriStar if, upon a vote at a duly held FelCor Stockholders Meeting or any adjournment thereof, the FelCor Stockholder Approval shall not have been obtained as contemplated by Section 7.1;

          (h) by MeriStar, if prior to the MeriStar Stockholders Meeting, the Board of Directors of MeriStar shall have withdrawn or modified, in accordance with Section 6.1 hereof, in any manner adverse to FelCor, its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, a MeriStar Superior Proposal; provided that such termination pursuant to this clause (h) shall not be effective until MeriStar has made payment of the Break-Up Fee (as defined below) required by Section 9.2(c) hereof;

          (i) by FelCor, if prior to the FelCor Stockholders Meeting, the Board of Directors of FelCor shall have withdrawn or modified, in accordance with
     Section 6.2 hereof, in any manner adverse to MeriStar, its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, any FelCor Superior Proposal; provided that such termination pursuant to this clause (i) shall not be effective until FelCor has made payment of the Break-Up Fee required by Section 9.2(b) hereof;

          (j) by FelCor if (i) prior to the MeriStar Stockholders Meeting, the Board of Directors of MeriStar shall have withdrawn or modified, in any manner adverse to FelCor, its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, any MeriStar Acquisition Proposal, (ii) prior to the MeriStar Stockholders Meeting, MeriStar shall have entered into any agreement with respect to a MeriStar Acquisition Proposal (other than a confidentiality agreement as contemplated and permitted by Section 6.1(a)) or (iii) the Board of Directors of MeriStar shall have resolved to do any of the foregoing;

          (k) by MeriStar if (i) prior to the FelCor Stockholders Meeting, the Board of Directors of FelCor shall have withdrawn or modified, in any manner adverse to MeriStar, its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, any FelCor Acquisition Proposal, (ii) prior to the FelCor Stockholders Meeting, FelCor shall have entered into any agreement with respect to a FelCor Acquisition Proposal (other than a confidentiality agreement as contemplated and permitted by Section 6.2(a)) or (iii) the Board of Directors of FelCor shall have resolved to do any of the foregoing; and

          (l) by either FelCor or MeriStar if, during any ten consecutive trading days between the date hereof and the Closing Date, the average Closing Price (as defined below) of the FelCor Common Stock is less than $18.40, and the party desiring such termination provides notice to the other party within three business days after the end of such ten trading-day period. For purposes hereof, "Closing Price" shall mean the last reported sale price per share of FelCor Common Stock as reported on the NYSE consolidated tape on the trading day in question.

     9.2  CERTAIN FEES AND EXPENSES.

     (a) Except as otherwise specified in this Agreement or agreed in writing by the parties, all out-of-pocket costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, all expenses relating to the transfer of any hotel franchises) shall be paid by the party incurring such cost or expense.

     (b) FelCor agrees that if this Agreement shall be terminated pursuant to
Section 9.1(c), (i) or (k), then FelCor will pay as directed by MeriStar a fee in an amount equal to the Break-Up Fee (as defined below). In the event of a termination pursuant to Section 9.1(g), FelCor shall pay as directed by MeriStar an amount equal to the Break-Up Expenses (as defined below). Payment of any of such amounts shall be made, as directed by MeriStar, by wire transfer of immediately available funds immediately upon the occurrence of the event giving rise to the payment of such fee or expenses. The payment of the Break-Up Fee shall be full compensation for the loss suffered by MeriStar as a result of the failure of the Merger to be consummated under the circumstances giving rise to the payment of such fee, and to avoid the difficulty of determining damages under such circumstances, and neither party shall have any other liability to the other, other than the payment of the Break-Up Fee, under such circumstances. The payment of the Break-Up Expenses shall be full compensation for the loss suffered by MeriStar as the result of the failure of the Merger to be consummated under the circumstances giving rise to the payment of such expenses, and to avoid the difficulty of determining damages under such circumstances, and neither party shall have any other liability to the other, other than the payment of the Break-Up Expenses, under such circumstances.

     (c) MeriStar agrees that if this Agreement shall be terminated pursuant to
Section 9.1(b), (h) or (j), then MeriStar will pay as directed by FelCor a fee in an amount equal to the Break-Up Fee. In the event of a termination pursuant to Section 9.1(f), then MeriStar will pay, as directed by FelCor, an amount equal to the Break-Up Expenses. Payment of any of such amounts shall be made, as directed by FelCor, by wire transfer of immediately available funds immediately upon the occurrence of the event giving rise to payment of such fee or expenses. The payment of the Break-Up Fee shall be full compensation for the loss suffered by FelCor as a result of the failure of the Merger to be consummated under the circumstances giving rise to the payment of such fee, and to avoid the difficulty of determining damages under the circumstances, and neither party shall have any other liability to the other, other than the payment of the Break-Up Fee. The payment of the Break-Up Expenses shall be full compensation for the loss suffered by FelCor as the result of the failure of the Merger to be consummated under the circumstances giving rise to the payment of such expenses, and to avoid the difficulty of determining damages under such circumstances, and neither party shall have any other liability to the other, other than the payment of the Break-Up Expenses, under such circumstances.

     (d) As used in this Agreement, "Break-Up Fee" shall be an amount equal to $35 million plus Break-Up Expenses (the "Base Amount"); provided, however, that such fee shall not exceed the sum of (A) the maximum amount that can be paid to FelCor or MeriStar, as the case may be (the "Recipient") without causing it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by independent accountants to the Recipient, and (B) in the event the Recipient receives an opinion from outside counsel (a "Break-Up Fee Tax Opinion") or a ruling from the IRS (a "Break-Up Fee Ruling"), in either case holding that the Recipient's receipt of the Base Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (the "REIT Requirements") or that the receipt by the Recipient of the remaining balance of the Base Amount following the receipt of and pursuant to such ruling or opinion would not be deemed constructively received prior thereto, the Base Amount less the amount payable under clause (A) above; provided, however, that, if the Break-Up Fee Tax Opinion or the Break-Up Fee Ruling is based on the absence of constructive receipt, the amount that will be paid upon the receipt of the Break-Up Fee Tax Opinion or the Break-Up Fee Ruling will be the maximum amount that can be paid at that time without causing the Recipient to fail the REIT Requirements, as determined by the Recipient's independent accountants based on the Break-Up Fee Tax Opinion or Break-Up Fee Ruling, and any remaining amount payable to the Recipient pursuant to clause (B) shall be paid as soon as it shall be possible to do so without causing the Recipient to fail the REIT Requirements, as determined by the Recipient's independent accountants based on the Break-Up Fee Tax Opinion or Break-Up Fee Ruling. The other party's obligation to pay (the "Payor") any unpaid portion of the Break-Up Fee shall terminate five years from the date of this Agreement. In the event that the Recipient is not able to receive the full Base Amount, the Payor shall place the unpaid amount in escrow and shall not release any portion thereof to the Recipient unless and until the Payor receives either a Break-Up Fee Tax Opinion or a Break-Up Fee Ruling, in which event the Payor shall pay to the Recipient the unpaid Base Amount; provided, however, that, if the Break-Up Fee Tax Opinion or the Break-Up Fee Ruling is based on the absence of constructive receipt, the amount that will be paid upon the receipt of the Break-Up Fee Tax Opinion or the Break-Up Fee Ruling will be the maximum amount that can be paid at that time without causing the Recipient to fail the REIT Requirements, as determined by the Recipient's independent accountants based on the Break-Up Fee Tax Opinion or Break-Up Fee Ruling, and any remaining amount payable to the Recipient shall be paid as soon as it shall be possible to do so without causing the Recipient to fail the REIT Requirements, as determined by the Recipient's independent accountants based on the Break-Up Fee Tax Opinion or Break-Up Fee Ruling.

     (e) The "Break-Up Expenses" payable to the Recipient shall be an amount equal to the lesser of (i) $5 million and (ii) the Recipient's out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, all attorneys', accountants', commercial bankers' and investment bankers' fees and expenses); provided, however, such expenses shall not exceed the sum of (A) the maximum amount that can be paid to the Recipient without causing it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income, as determined by independent accountants to the Recipient, and (B) in the event the Recipient receives a Break-Up Fee Tax Opinion or a Break-Up Fee Ruling holding that the Recipient's receipt of the Break-Up Expenses would either constitute Qualifying Income or would be excluded from gross income within the meaning of the REIT Requirements or that receipt by the Recipient of the remaining balance of the Break-Up Expenses following the receipt of and pursuant to such ruling or opinion would not be deemed constructively received prior thereto, the Break-Up Expenses less the amount payable under clause (A) above; provided, however, that, if the Break-Up Fee Tax Opinion or Break-Up Fee Ruling is based on the absence of constructive receipt, the amount that will be paid upon the receipt of the Break-Up Fee Tax Opinion or the Break-Up Fee Ruling will be the maximum amount that can be paid at that time without causing the Recipient to fail the REIT Requirements, as determined by the Recipient's independent accountants based on the Break-Up Fee Tax Opinion or Break-Up Fee Ruling, and any remaining amount payable to the Recipient pursuant to clause (B) shall be paid as soon as it shall be possible to do so without causing the Recipient to fail the REIT Requirements, as determined by the Recipient's independent accountants based on the Break-Up Fee Tax Opinion or Break-Up Fee Ruling. The obligation of the Payor to pay any unpaid portion of the Break-Up Expenses shall terminate five years from the date of this Agreement. In the event that the Recipient is not able to receive the full Break-Up Expenses, the Payor shall place the unpaid amount in escrow and shall not release any portion thereof to the Recipient unless and until the Payor receives either a Break-Up Fee Tax Opinion or a Break-Up Fee Ruling with respect to the Break-Up Expenses, in which event the Payor shall pay to the Recipient the unpaid Break-Up Expenses; provided, however, if the Break-Up Fee Tax Opinion or the Break-Up Fee Ruling is based on the absence of constructive receipt, the amount that will be paid upon the receipt of the Break-Up Fee Tax Opinion or the Break-Up Fee Ruling will be the maximum amount that can be paid at that time without causing the Recipient to fail the REIT Requirements, as determined by the Recipient's independent accountants based on the Break-Up Fee Tax Opinion or Break-Up Fee Ruling, and any remaining amount payable to the Recipient shall be paid as soon as it shall be possible to do so without causing the Recipient to fail the REIT Requirements, as determined by the Recipient's independent accountants based on the Break-Up Fee Tax Opinion or Break-Up Fee Ruling.

     9.3 EFFECT OF TERMINATION. In the event of termination of this Agreement by either MeriStar or FelCor as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of FelCor, or MeriStar, other than pursuant to the last sentence of
Section 7.2, Section 9.2, this Section 9.3 and Article 10.

     9.4 AMENDMENT. This Agreement may be amended by the parties in writing by action of their respective Board of Directors at any time before or after any Stockholder Approvals are obtained and prior to the filing of the Articles of Merger with the Department; provided, however, that, after the Stockholder Approvals are obtained, no such amendment, modification or supplement shall be made which by law requires the further approval of stockholders without obtaining such further approval. The parties agree to amend this Agreement in the manner provided in the immediately preceding sentence to the extent required to (a) continue the status of FelCor or MeriStar as a REIT or (b) preserve the Merger as a reorganization under Section 368 of the Code.

     9.5 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 9.4, waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE 10

                               GENERAL PROVISIONS

     10.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement confirming the representations and warranties in this Agreement shall survive the Effective Time. This Section 10.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     10.2 NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

     (a) if to FelCor, to:

         FelCor Lodging Trust Incorporated
         545 E. John Carpenter Frwy., Ste. 1300
         Irving, TX 75062-3933
         Attention: President and CEO
         Fax No. (972) 444-4949

         with a copy to:

         Jenkens & Gilchrist, a Professional Corporation
         1445 Ross Avenue, Suite 3200
         Dallas, Texas 75202
         Attention: Robert W. Dockery, Esq.
         Fax No. (214) 855-4300

     (b) if to MeriStar, to:

         MeriStar Hospitality Corporation
         1010 Wisconsin Ave., N.W.
         Washington, D.C. 20007
         Attention: Chairman of the Board and CEO
         Fax No. (202) 295-2248
         with copies to:

         Paul, Weiss, Rifkind, Wharton & Garrison
         1285 Avenue of the Americas
         New York, New York 10019-6064
         Attention: Richard S. Borisoff, Esq.
         Fax No. (212) 757-3990

         and

         DeCampo, Diamond & Ash
         805 Third Avenue
         New York, New York 10022
         Attention: William H. Diamond, Esq.
         Fax No. (212) 758-1728

All notices shall be deemed given only when actually received.

     10.3 INTERPRETATION. When a reference is made in this Agreement to a Section or Exhibits, such reference shall be to a Section or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     10.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

     10.5 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. Except as provided in Section 7.4, this Agreement, the MeriStar Disclosure Letter, the FelCor Disclosure Letter, the Confidentiality Agreement and the other agreements entered into in connection with the Merger or OP Merger constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and are not intended to confer upon any person other than the parties hereto any rights or remedies.

     10.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF (OTHER THAN SECTION 5-1401 OF NEW YORK'S GENERAL OBLIGATIONS LAWS), EXCEPT TO THE EXTENT THAT THE LAWS OF THE STATE OF MARYLAND OR DELAWARE ARE MANDATORILY APPLICABLE.

     10.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     10.8 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the Southern District of New York or in any state court located in New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in the Southern District of

New York or any state court located in New York in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

     10.9 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the FelCor Parties and the MeriStar Parties have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

ATTEST:                                                     FELCOR LODGING TRUST INCORPORATED,
                                                            a Maryland corporation

            By: /s/ LAWRENCE D. ROBINSON                    By: /s/ THOMAS J. CORCORAN, JR.
  ------------------------------------------------          ------------------------------------------------
                                                            Name: Thomas J. Corcoran, Jr.
                                                            Title:  President and Chief Executive Officer

                                                            FELCOR LODGING LIMITED PARTNERSHIP
                                                            a Delaware limited partnership

                                                            By: FelCor Lodging Trust Incorporated,
                                                                its general partner

            By: /s/ LAWRENCE D. ROBINSON                    By: /s/ THOMAS J. CORCORAN, JR.
  ------------------------------------------------          ------------------------------------------------
                                                            Name: Thomas J. Corcoran, Jr.
                                                            Title:  President and Chief Executive Officer

ATTEST:                                                     MERISTAR HOSPITALITY CORPORATION,
                                                            a Maryland corporation

           By: /s/ CHRISTOPHER L. BENNETT                   By: /s/ PAUL W. WHETSELL
  ------------------------------------------------          ------------------------------------------------
                                                            Name: Paul W. Whetsell
                                                            Title:  Chief Executive Officer

                                                            MERISTAR HOSPITALITY OPERATING PARTNERSHIP,
                                                            L.P., a Delaware limited partnership

                                                            By: MeriStar Hospitality Corporation,
                                                                its general partner

           By: /s/ CHRISTOPHER L. BENNETT                                 By: /s/ PAUL W. WHETSELL
  ------------------------------------------------            ------------------------------------------------
                                                                           Name: Paul W. Whetsell
                                                                       Title:  Chief Executive Officer

                                FIRST AMENDMENT
                        TO AGREEMENT AND PLAN OF MERGER

     This First Amendment to Agreement and Plan of Merger (the "First Amendment") is dated as of August 16, 2001, and entered into by and among FELCOR LODGING TRUST INCORPORATED, a Maryland corporation ("FelCor"), FELCOR LODGING LIMITED PARTNERSHIP, a Delaware limited partnership ("FelCor OP" and, together with FelCor, the "FelCor Parties"), MERISTAR HOSPITALITY CORPORATION, a Maryland corporation ("MeriStar"), MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("MeriStar OP" and, together with MeriStar, the "MeriStar Parties"), and FELCOR MERGESUB, L.L.C., a Delaware limited liability Company ("FelCor Mergesub").

                                   RECITALS:

     A. The FelCor Parties and the MeriStar Parties have previously entered into that certain Agreement and Plan of Merger dated as of May 9, 2001 (the "Merger Agreement").

     B. The FelCor Parties and the MeriStar Parties desire to amend the Merger Agreement in the manner set forth herein.

     C. FelCor Mergesub desires to enter into the Merger Agreement by executing this First Amendment in order to provide for the merger of FelCor Mergesub with and into MeriStar OP in lieu of the OP Merger currently contemplated by the Merger Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto hereby agree to amend the Merger Agreement as follows:

          1. The third sentence in Section 4.2(a) of the Merger Agreement shall be amended to read in its entirety as follows:

        "There are issued and outstanding (i) an aggregate of 47,349,101 MeriStar Common Units, (ii) an aggregate of 964,227 MeriStar Class C Units, (iii) an aggregate of 392,157 MeriStar Class D Units, and (iv) an aggregate of 802,292 MeriStar POP Units."

          2. Section 5.22 of the Merger Agreement shall be amended to read in its entirety as follows:

        "5.22 VOTING REQUIREMENTS. The FelCor Stockholder Approvals, which shall consist of the affirmative vote of holders of shares entitled to cast a majority of all votes entitled to be cast on the matter at the FelCor Stockholders Meeting, which shall be a duly convened meeting at which a quorum is present and acting throughout, to approve the Merger, are the only votes of the holders of any class or series of FelCor's stock or FelCor OP's partnership interests necessary to approve the Merger and the other transactions contemplated by this Agreement."

          3. The first sentence of Section 7.8(a) of the Merger Agreement shall be amended to read in its entirety as follows:

        "As of the Effective Time, each option to purchase shares of MeriStar Common Stock (a "MeriStar Stock Option") which is outstanding as of the Effective Time shall be assumed (or a substitute option granted) by the Surviving Corporation and shall continue as an option ("Assumed Option") to purchase the number of shares of FelCor Common Stock (rounded up to the nearest whole share) equal to the number of shares of MeriStar Common Stock subject to such option multiplied by the Exchange Ratio, at an exercise price per share of FelCor Common Stock (rounded down to the nearest penny) equal to (A) the former exercise price per share of MeriStar Common Stock under such MeriStar Stock Option immediately prior to the Effective Time minus the Cash Consideration, divided by (B) 0.784."

          4. Section 7.16 of the Merger Agreement shall be amended to read in its entirety of follows:

        "7.16 TAX PROVISION. Except as otherwise required under existing agreements with respect to the properties previously contributed to MeriStar OP, MeriStar OP shall use the traditional method contained in the Treasury Regulations promulgated under Section 704(c) of the Code with respect to all of the properties that it owns immediately after the OP Merger."

          5. In Section 7.18(a) of the Merger Agreement, the date "May 21, 2001" set forth in the last sentence shall be amended to read "July 12, 2001."

          6. In Section 7.21 of the Merger Agreement, the phrase "within 30 days after the date of this Agreement" shall be deleted, and the phrase "on or before July 12, 2001" shall be substituted in lieu thereof.

          7. Recital D on page 1 of the Merger Agreement shall be amended to read in its entirety as follows:

        "D. Immediately following the Merger, MeriStar OP and the FelCor Parties will effect a merger of FelCor Mergesub with and into MeriStar OP, with MeriStar OP as the survivor (the "OP Merger"), and FelCor will contribute to FelCor OP its interests in MeriStar OP in several transactions, as contemplated by Article 3 of this Agreement (the Merger, together with the other transactions, including without limitation the OP Merger, contemplated by this Agreement, being referred to collectively herein as the "Transactions")."

          8. Article 3 of the Merger Agreement shall be amended to read in its entirety as follows:

                                   ARTICLE 3

                CERTAIN TRANSACTIONS RELATING TO THE MERISTAR OP

     3.1 INITIAL CONTRIBUTION BY FELCOR OF COMMON UNITS. Immediately after the Effective Time and prior to the OP Merger effectiveness, FelCor shall transfer, as a capital contribution, to FelCor OP each of the units of partnership interest in MeriStar OP known as "OP Units" (herein called "MeriStar Common Units") that it owns as successor limited partner to MeriStar by virtue of the Merger, other than the units of partnership interest owned by FelCor as successor general partner in MeriStar OP (the "MeriStar GP Interest") by virtue of succeeding MeriStar as general partner, in exchange for, in respect of each such unit, (i) the number of units of partnership interest in FelCor OP known as "Partnership Units" or "Common Units" (herein called "FelCor Common Units") equal to the Exchange Ratio, and (ii) the right to receive from FelCor OP cash in an amount equal to the Cash Consideration, without interest. The transaction described in this Section 3.1 shall be herein called the "Initial Contribution."

     3.2 MERGER OF MERISTAR OP AND FELCOR MERGESUB. Immediately following the Initial Contribution, FelCor shall cause FelCor Mergesub to merge with and into MeriStar OP in accordance with the Delaware Revised Uniform Limited Partnership Act ("DRULPA"), the Delaware Limited Liability Company Act ("DLLCA"), the partnership agreement of MeriStar OP and the limited liability company agreement of FelCor Mergesub, with MeriStar OP as the surviving entity. The effects and consequences of the OP Merger are set forth in this Article 3, the DRULPA and the DLLCA. MeriStar OP, after the effectiveness of the OP Merger, is sometimes referred to herein as the "Surviving Partnership."

     3.3  SUBSEQUENT CONTRIBUTIONS BY FELCOR OF GENERAL PARTNER UNITS.

     (a) FelCor will become the sole general partner of MeriStar OP by virtue of the Merger as successor to MeriStar. Immediately following the effectiveness of the OP Merger, FelCor shall transfer, as capital contributions, (i) 1% of the MeriStar GP Interest to a newly formed taxable REIT subsidiary ("TRS") of FelCor and (ii) 99% of the MeriStar GP Interest to a newly formed limited partnership (the "Successor MeriStar OP General Partner"), the sole partners in which will be TRS as the 1% general partner and

FelCor as the 99% limited partner. In forming Successor MeriStar OP General Partner, the FelCor Parties shall cause TRS to transfer, as a capital contribution, its MeriStar GP Interest to the Successor MeriStar OP General Partner. Successor MeriStar OP General Partner will be admitted as the successor general partner of MeriStar OP, and FelCor shall withdraw as general partner of MeriStar OP.

     (b) Immediately following effectiveness of the contributions required by
(a) above, FelCor will transfer, as a capital contribution, all of the equity interests in TRS and Successor MeriStar OP General Partner to FelCor OP in exchange for (i) the number of FelCor Common Units equal to (x) the Exchange Ratio times (y) the total number of units of partnership interest comprising the MeriStar GP Interest, and (ii) the right to receive cash in an amount equal to
(s) the Cash Consideration, without interest, times (t) the total number of units of partnership interest comprising the MeriStar GP Interest. The transactions described in Section 3.3(a) and this Section 3.3(b) shall be herein called the "Subsequent Contributions."

     (c) Promptly following the effectiveness of the OP Merger and the Subsequent Contributions, FelCor OP shall, or shall cause one of its wholly-owned subsidiaries that is disregarded for federal income tax purposes to, incur or increase a borrowing that is a recourse liability within the meaning of Treasury Regulations section 1.752-1(a)(1) (the "Recourse Borrowing") and shall use the proceeds of the Recourse Borrowing to pay (i) all of the Cash Consideration due to holders of MeriStar OP Units other than FelCor or FelCor OP (the "MeriStar LP Cash Amount") and (ii) the cash due to FelCor in connection with the Initial Contribution and the Subsequent Contributions (the "FelCor Cash Amount" and, together with the MeriStar LP Cash Amount, the "Cash Amounts"). Subject to and in accordance with Sections 3.3(b), 3.4, 3.7 and 3.8, FelCor OP shall pay the Cash Amounts to the respective recipients within 90 days of incurring the Recourse Borrowing and shall segregate the proceeds of the Recourse Borrowing that are used to pay the Cash Amounts so that such proceeds are allocable to the Cash Amounts under Treasury Regulations section 1.163-8T.

     (d) In connection with the incurrence of the Recourse Borrowing, FelCor OP shall provide to each MeriStar OP Unit Holder who is entitled to receive Cash Consideration the opportunity to agree to reimburse FelCor with respect to a portion of the Recourse Borrowing up to the amount of Cash Consideration to which such MeriStar OP Unit Holder is entitled as a result of the OP Merger by executing a reimbursement agreement in the form set forth as Exhibit A hereto (a "Reimbursement Agreement"). A MeriStar OP Unit Holder must make its election to agree to reimburse FelCor by delivering written notice of its election to FelCor OP before the effective date of the OP Merger and by delivering an executed signature page of the Reimbursement Agreement with such notice. Pursuant to the Reimbursement Agreement, a MeriStar OP Unit Holder will agree to reimburse FelCor for the amount that FelCor must pay with respect to the Recourse Borrowing (or bear the economic risk of loss for); provided, however, that (i) the amount that the MeriStar OP Unit Holder is required to pay shall in no event exceed the Cash Consideration received by the MeriStar OP Unit Holder in the OP Merger and (ii) the MeriStar OP Unit Holder shall be required to reimburse FelCor only to the extent that FelCor does not otherwise recover (or is relieved of paying as a result of recoveries by the lender or lenders with respect to the Recourse Borrowing) an amount at least equal to the amount agreed to be reimbursed by the MeriStar OP Unit Holder after (A) the lender or lenders of the Recourse Borrowing have exhausted their remedies against FelCor OP's assets and the assets of any other obligors or guarantors of the Recourse Borrowing other than FelCor (excluding persons who previously have executed bottom dollar guarantees with respect to the Recourse Borrowing) and (B) FelCor has demanded payment from other persons who have agreed to reimburse FelCor with respect to the Recourse Borrowing (excluding persons who previously have executed bottom dollar reimbursement agreements with respect to the Recourse Borrowing). As soon as practicable following the closing of the OP Merger, FelCor will notify The Chase Manhattan Bank, as administrative agent for the lenders with respect to the Recourse Borrowing (the "Administrative Agent"), of the lenders' rights under the reimbursement agreement that is executed by FelCor and the electing MeriStar OP Unit Holders (the "Reimbursement Agreement"), send a copy of the Reimbursement Agreement to the Administrative Agent, and use its good faith efforts to obtain the Administrative Agent's acknowledgement of its receipt of the Reimbursement Agreement and acceptance, on behalf of the lenders, of the lenders' rights (but not obligations) under the Reimbursement Agreement, provided that good faith efforts shall not be construed to include payment of any fee or the granting of any monetary or other concessions by FelCor to the Administrative Agent or the lenders.

     If a MeriStar OP Unit Holder agrees to reimburse FelCor with respect to a portion of the Recourse Borrowing (such MeriStar OP Unit Holder, a "Guaranteeing MeriStar OP Unit Holder"), FelCor OP shall maintain outstanding at least such portion of the Recourse Borrowing (above and beyond any amount of the Recourse Borrowing that previously has been guaranteed or agreed to be reimbursed by other parties), or such amount of any replacement or additional recourse borrowing, until the earlier of (i) five years following the closing of the OP Merger or (ii) the date on which the Guaranteeing MeriStar OP Unit Holder has, cumulatively over time, redeemed or otherwise disposed of all of his FelCor OP Units received in the OP Merger. The aggregate amount of indebtedness that FelCor OP must maintain pursuant to this Section 3.3(d) (the "Required Indebtedness") shall be equal to the aggregate amount of the Recourse Borrowing that the Guaranteeing MeriStar OP Unit Holders agree to reimburse FelCor.

     The Required Indebtedness shall be reduced to the extent that Guaranteeing MeriStar OP Unit Holders redeem any of the FelCor OP Units that they received in the OP Merger in exchange for FelCor Common Stock or for cash, or otherwise dispose of any of such FelCor OP Units (the FelCor OP Units that are so redeemed or disposed of are referred to herein as "Stepped-Up Basis Units"). In such a case, the Required Indebtedness shall be reduced by an amount equal to the original Required Indebtedness prior to any reduction multiplied by a fraction equal to (i) the portion of the Cash Consideration received by the Guaranteeing MeriStar OP Unit Holders that is allocable to the Stepped-Up Basis Units redeemed or transferred immediately prior to the reduction of the Required Indebtedness, divided by (ii) the Cash Consideration received by the Guaranteeing MeriStar OP Unit Holders.

     FelCor OP shall indemnify the Guaranteeing MeriStar OP Unit Holders against any and all federal and state income tax liability (including interest and penalties), plus reasonable attorney's fees (if any), of the Guaranteeing MeriStar OP Unit Holders that are directly related to the recognition of gain by such Guaranteeing MeriStar OP Unit Holders due to FelCor OP's breach of its obligation to maintain debt pursuant to this Section 3.3(d); provided, however, that FelCor OP shall not indemnify the Guaranteeing MeriStar OP Unit Holders against any federal and state income tax liability associated with the receipt of an indemnification payment pursuant to this Section 3.3(d).

     (e) With respect to each Guaranteeing MeriStar OP Unit Holder, FelCor OP covenants and agrees that, until the earlier of (i) five years after the closing of the OP Merger and (ii) the date on such Guaranteeing MeriStar OP Unit Holder no longer owns at least 50% of the FelCor OP Units issued to him in the OP Merger, FelCor OP will not sell, assign, transfer, distribute, or otherwise dispose of the MeriStar OP Units formerly owned by such Guaranteeing MeriStar OP Unit Holder (the "Contributed Assets"), or any successor asset or assets acquired by FelCor OP in exchange for such MeriStar OP Units in a non-taxable transaction ("Successor Assets"), in a transaction that would result in the allocation of taxable income or gain by FelCor OP to the Guaranteeing MeriStar OP Unit Holder under Code section 704(c). Nothing in this Section 3.3(e) shall prevent FelCor OP or one or more of its affiliates from (i) pledging or encumbering any of the Contributed Assets or Successor Assets, as applicable,
(ii) assigning, transferring, or otherwise disposing of the Contributed Assets or Successor Assets, as applicable, to a subsidiary, or (iii) engaging in a merger, consolidation, other reorganization or liquidation, as long as such action or transaction does not result in the allocation of taxable income or gain to the Guaranteeing MeriStar OP Unit Holders under Code section 704(c). FelCor OP shall indemnify the Guaranteeing MeriStar OP Unit Holders against any and all federal and state income tax liability (including interest and penalties), plus reasonable attorney's fees (if any), of the Guaranteeing MeriStar OP Unit Holders that are directly related to the recognition of gain by such Guaranteeing MeriStar OP Unit Holders due to FelCor OP's breach of its obligation not to dispose of the Contributed Assets or Successor Assets, as applicable, pursuant to this Section 3.3(e); provided, however, that FelCor OP shall not indemnify the Guaranteeing MeriStar OP Unit Holders against any federal and state income tax liability associated with the receipt of an indemnification payment pursuant to this Section 3.3(e).

     3.4 CLOSING AND EFFECTIVENESS. The closing (the "OP Transactions Closing") of the Initial Contribution, the OP Merger and the Subsequent Contributions (collectively, the "OP Transactions") shall take place at the same time and place as the Closing. All of the documents and transactions relating to the OP Transactions Closing shall be deemed to be part of the Closing. The OP Transactions shall be conditioned upon prior effectiveness of the Merger and shall be effective immediately following the Effective Time of the Merger. At the OP Transactions Closing, MeriStar OP and FelCor Mergesub shall execute the Certificate of Merger (the "OP Merger Articles") in the form attached hereto as Exhibit "B," which certificate shall then be filed with the Delaware Secretary of State.

     3.5 EFFECTS OF OP MERGER. The OP Merger shall have the effects set forth in the DRULPA and DLLCA.

     3.6 CERTIFICATE OF LIMITED PARTNERSHIP AND PARTNERSHIP AGREEMENT. The certificate of limited partnership of MeriStar OP as in effect immediately prior to the Effective Time (the "MeriStar OP Certificate") shall be the certificate of limited partnership of the Surviving Partnership. The limited partnership agreement of MeriStar OP as amended and restated in a form reasonably satisfactory to the parties (the "Restated MeriStar OP Partnership Agreement") shall be the limited partnership agreement of the Surviving Partnership after completion of the transactions contemplated by this Article 3, until thereafter amended as provided by applicable law or therein. The Restated MeriStar OP Partnership Agreement and the MeriStar OP Certificate shall be amended in connection with the Subsequent Contributions to reflect the change in general partner from MeriStar to Successor MeriStar OP General Partner. The limited partnership agreement of FelCor OP as amended and restated in a form reasonably satisfactory to the parties (the "Restated Partnership Agreement") shall be the limited partnership agreement of FelCor OP after completion of the transactions contemplated by this Article 3, until thereafter amended as provided by applicable law or therein.

     3.7  EFFECT OF THE OP MERGER ON PARTNERSHIP INTERESTS.

     (a) Common Units of MeriStar OP. As of the effectiveness of the OP Merger, by virtue of the OP Merger and without any action on the part of any holder of MeriStar Common Units, each outstanding MeriStar Common Unit, other than those held by FelCor or FelCor OP, shall be converted into the right to receive (i) the number of FelCor Common Units equal to the Exchange Ratio, and (ii) cash in an amount equal to the Cash Consideration, without interest.

     (b) Class B Units of MeriStar OP. As of the effectiveness of the OP Merger, there shall be no holders of the partnership interests in MeriStar OP known as "Class B Units" (herein called "MeriStar Class B Units").

     (c) Class C Units of MeriStar OP. As of the effectiveness of the OP Merger, by virtue of the OP Merger and without any action on the part of any holder of the partnership interests in MeriStar OP known as "Class C Units" (herein called "MeriStar Class C Units"), each outstanding MeriStar Class C Unit shall be converted into the right to receive (i) the number of units of partnership interest in FelCor OP known as "Series C Preferred Units" (herein called "FelCor Series C Units") equal to the Exchange Ratio, and (ii) cash in an amount equal to the Cash Consideration, without interest.

     (d) Class D Units of MeriStar OP. As of the effectiveness of the OP Merger, by virtue of the OP Merger and without any action on the part of any holder of the partnership interests in MeriStar OP known as "Class D Units" (herein called "MeriStar Class D Units"), each outstanding MeriStar Class D Unit shall be converted into the right to receive one unit of partnership interest in FelCor OP known as "Series D Preferred Units" (herein called "FelCor Series D Units").

     (e) POP Units of MeriStar OP. As of the effectiveness of the OP Merger, by virtue of the OP Merger and without any action on the part of any holder of the partnership interests in MeriStar OP known as "Profits-Only Partnership Units" (herein called "MeriStar POP Units"), each outstanding MeriStar POP Unit that is Vested (as defined below) shall be converted into the right to receive (i) the number of FelCor Common Units equal to the Exchange Ratio and (ii) cash in an amount equal to the Cash Consideration, without interest. The term "Vested" means those MeriStar POP Units that are fully vested and not subject to forfeiture as of the Effective Time, assuming the Merger was completed, under the respective Restricted Unit Agreements (as defined in the MeriStar Profits-Only Operating Partnership Units Plan (the "POP Unit Plan")) dated effective as of March 29, 2000 and April 16, 2001 between MeriStar, MeriStar OP and each of the respective holders of such MeriStar POP Units. As of the effectiveness of the OP Merger, by virtue of the OP Merger and without any action on the part of any holder of the POP Units, each outstanding MeriStar POP Unit that is not Vested shall be cancelled and cease to exist, and no consideration shall be issued or delivered in exchange therefor.

     (f) Interests of FelCor in MeriStar OP. As of the effectiveness of the OP Merger, by virtue of the OP Merger and without any action on the part of FelCor and FelCor OP, all MeriStar Common Units and the MeriStar GP Interest owned by FelCor or FelCor OP in MeriStar OP as a result of the Merger or the Initial Contribution shall remain outstanding and shall not be otherwise cancelled or converted.

     (g) Effect on MeriStar OP Units. All MeriStar Common Units (other than those held by FelCor or FelCor OP), MeriStar Class B Units, MeriStar Class C Units, MeriStar Class D Units, and MeriStar POP Units (collectively, the "MeriStar OP Units") shall automatically be canceled and reissued to FelCor OP. The pre-OP Merger holders of record of each such MeriStar OP Unit shall thereafter have only the right to receive, upon making the deliveries required by Section 3.8(a), such number of whole FelCor Common Units, FelCor Series C Units, and FelCor Series D Units (collectively the "New FelCor OP Units"), and certificates representing such FelCor OP Units, into which such MeriStar OP Units were converted in accordance with Section 3.7(a)-(e) plus any applicable Cash Consideration, without interest. The holders of such MeriStar OP Units outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such MeriStar OP Units except as otherwise provided herein or by law. No fractional New FelCor OP Units shall be issued, and, in lieu thereof, a cash payment, without interest, shall be made pursuant to
Section 3.8(c).

     3.8  ISSUANCE OF NEW CERTIFICATES FOR FELCOR OP UNITS.

     (a) Delivery Procedures. As soon as practicable after the effectiveness of the OP Merger, FelCor OP shall mail to each holder of record of a MeriStar OP Unit (a "MeriStar OP Unit Holder"), other than FelCor or FelCor OP, a ratification and joinder agreement (a "Ratification Agreement") by which the MeriStar OP Unit Holder ratifies and agrees to be bound by the Restated Partnership Agreement, waives any rights they have under their exchange rights agreements with MeriStar and MeriStar OP, and is admitted as a limited partner in FelCor OP as a holder of the respective New FelCor OP Units which the MeriStar OP Unit Holder is entitled to receive by virtue of the OP Merger. The Ratification Agreement to be executed by holders of MeriStar POP Units will also contain a waiver of any rights they have under the agreements by which their POP Units were granted or under the POP Unit Plan. Without limitation to the rights under Section 3.8(b), upon delivery to FelCor OP of a duly executed Ratification Agreement, together with such other customary documents as FelCor OP may require, the MeriStar OP Unit Holder shall be entitled to receive, with respect to such MeriStar OP Units (i) a certificate or certificates representing that number of whole New FelCor OP Units which such MeriStar OP Unit Holder has the right to receive pursuant to Section 3.7, (ii) a check in payment of the Cash Consideration, if any, without interest, which such MeriStar OP Unit Holder has the right to receive pursuant to Section 3.7, and (iii) a check in payment of the cash in lieu of fractional New FelCor OP Units, without interest, which such holder is entitled to receive pursuant to Section 3.8(c). FelCor OP shall cause all FelCor OP Units issued pursuant to the OP Merger to be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights.

     (b) Distributions After Effective Time. No distributions declared or made after the Effective Time with respect to New FelCor OP Units with a record date after the Effective Time shall be paid to any MeriStar OP Unit Holder with respect to New FelCor OP Units until such MeriStar OP Unit Holder executes and delivers to FelCor OP a Ratification Agreement. Subject to the effect of unclaimed property, escheat and other applicable laws, following delivery to FelCor OP of any such Ratification Agreement, in addition to the consideration required by Section 3.7, there shall be paid to the holder of the certificates representing whole New FelCor OP Units issued in consideration therefor, without interest, (i) at the time of such delivery, the amount of distributions with a record date after the Effective Time theretofore paid with respect to such whole New FelCor OP Units and (ii) at the appropriate payment date, the amount of distributions with a record date after the Effective Time but prior to delivery and a payment date subsequent to delivery payable with respect to such whole New FelCor OP Units.

     (c) No Fractional FelCor OP Units. Notwithstanding any other provision hereof, no fractional New FelCor OP Units will be issued in connection with the OP Merger. In lieu of issuance of a fractional New FelCor OP Unit, FelCor OP shall pay each MeriStar OP Unit Holder who would otherwise be entitled to receive a fraction of a New FelCor OP Unit, an amount in cash, without interest, equal to the Market Price determined as of the Closing Date multiplied by the fraction of a New FelCor OP Unit to which such holder would otherwise be entitled.

     (d) Withholding Rights. FelCor OP shall be entitled to deduct and withhold from the consideration otherwise payable under Section 3.7 to any holder of MeriStar OP Units, such amounts as FelCor OP is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by FelCor OP, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the MeriStar OP Units, in respect of which such deduction and withholding was made by FelCor OP."

          9. Section 7.6(b) of the Merger Agreement shall be amended to read in its entirety as follows:

             (b) Promptly after the Effective Time, FelCor shall comply with and pay the severance and bonus arrangements of former MeriStar and MeriStar OP employees, as described on Schedule 7.6(b) to the MeriStar Disclosure Letter, except with respect to (i) employees who do not continue in good faith to perform their duties as employees through the Closing Date and
        (ii) employees who are employed with the Surviving Corporation or MeriStar Hotels & Resorts or their Subsidiaries with substantially the same compensation and duties applicable to such employees as of May 9, 2001; provided that FelCor shall pay prorated bonuses for the 2001 year to employees described in clause (ii) above.

          10. The parties agree to amend Section 9.5 of the Merger Agreement to add at the end thereof the following sentence: "The parties agree that the conditions set forth in Section 8.1 (f), (g) and (h) may not be waived."

          11. Schedule 1.6(a) to the Merger Agreement is amended to read in its entirety as set forth in the Schedule 1.6(a) attached hereto.

          12. The FelCor Parties, jointly and severally, represent and warrant to the MeriStar Parties with respect to FelCor Mergesub as follows:

             (a) FelCor Mergesub is a limited liability company duly organized and validly existing under the laws of the State of Delaware and has conducted no business and will conduct no business prior to the Closing. FelCor OP is the record and beneficial owner of all of the issued and outstanding membership interests of FelCor Mergesub, free and clear of all Liens. Copies of the organizational documents and operating agreement for FelCor Mergesub have been previously delivered to the MeriStar Parties.

             (b) FelCor Mergesub is not a party to any other agreement, document or contract.

             (c) There are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which FelCor Mergesub is a party or by which it is bound obligating it to issue, deliver or sell, or cause to be issued, delivered or sold, any ownership interests in FelCor Mergesub or obligating it to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There is no outstanding obligation of FelCor Mergesub to repurchase, redeem or otherwise acquire any ownership interest in it.

             (d) All membership interests in FelCor Mergesub have been duly authorized, validly issued, fully paid and nonassessable and are not subject to any preemptive rights.

             (e) FelCor Mergesub has no debts or other obligations.

             (f) FelCor Mergesub has the requisite power to enter into this First Amendment and to consummate the OP Merger. The execution and delivery of this First Amendment and the consummation of the Merger have been duly authorized by all necessary action on the part of FelCor Mergesub. This First Amendment has been duly executed and delivered by FelCor Mergesub and constitutes a valid and binding obligation of FelCor Mergesub, enforceable against FelCor Mergesub in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

             (g) FelCor Mergesub has not elected, and will not elect, to be taxed as a corporation for federal income tax purposes under Treasury Regulations Section 301.7701-3(c).

          12. Any capitalized terms not defined in this First Amendment shall have the meaning assigned to them in the Merger Agreement.

          13. The Merger Agreement, as amended hereby, shall continue in full force and effect.

     IN WITNESS WHEREOF, the FelCor Parties, the MeriStar Parties and FelCor Mergesub have caused this First Amendment to be signed by their respective officers thereunto duly authorized all as of the date first written above.

ATTEST:                                                     FELCOR LODGING TRUST INCORPORATED, a Maryland
                                                            corporation

By: /s/ SCARLETT RAY                                        By: /s/ LAWRENCE D. ROBINSON
-------------------------------------------------           -------------------------------------------------
                                                            Name:  Lawrence D. Robinson
                                                            Title:   Executive Vice President and General Counsel

                                                            FELCOR LODGING LIMITED PARTNERSHIP, a Delaware
                                                            limited partnership

                                                            By: FelCor Lodging Trust Incorporated, its general
                                                                partner

By: /s/ SCARLETT RAY                                        By: /s/ LAWRENCE D. ROBINSON
-------------------------------------------------           -------------------------------------------------
                                                            Name:  Lawrence D. Robinson
                                                            Title:   Executive Vice President and General Counsel

ATTEST:                                                     MERISTAR HOSPITALITY CORPORATION, a Maryland
                                                            corporation

By: /s/ STEPHEN T. LAWRENCE                                 By: /s/ CHRISTOPHER L. BENNETT
-------------------------------------------------           -------------------------------------------------
                                                            Name:  Christopher L. Bennett
                                                            Title:   Vice President, Legal and Secretary


                                                            MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P., a
                                                            Delaware limited partnership

                                                            By: MeriStar Hospitality Corporation , its general
                                                                partner

By: /s/ STEPHEN T. LAWRENCE                                 By: /s/ CHRISTOPHER L. BENNETT
-------------------------------------------------           -------------------------------------------------
                                                            Name:  Christopher L. Bennett
                                                            Title:   Vice President, Legal and Secretary

ATTEST:                                                     FELCOR MERGESUB, L.L.C.

By: /s/ SCARLETT RAY                                        By: /s/ LAWRENCE D. ROBINSON
-------------------------------------------------           -------------------------------------------------
                                                            Name:  Lawrence D. Robinson
                                                            Title:   Executive Vice President and General Counsel

                                SCHEDULE 1.6(a)

                       DIRECTORS OF SURVIVING CORPORATION

CLASS I (TERMS EXPIRING IN 2004)

     - Melinda J. Bush

     - Charles A. Ledsinger, Jr.

     - Robert H. Lutz, Jr.

     - Michael D. Rose

     - Paul W. Whetsell

CLASS II (TERMS EXPIRING IN 2002)

     - Thomas J. Corcoran, Jr.

     - Thomas A. McChristy

     - Donald J. McNamara

     - Richard C. North

CLASS III (TERMS EXPIRING IN 2003)

     - Richard S. Ellwood

     - Richard O. Jacobson

     - Charles N. Mathewson

     - Steven D. Jorns

                        FORM OF REIMBURSEMENT AGREEMENT

                          EXHIBIT A TO FIRST AMENDMENT

                            REIMBURSEMENT AGREEMENT

     THIS REIMBURSEMENT AGREEMENT (this "Agreement") is entered into as of
October   , 2001, by and among those limited partners of MeriStar Hospitality
Operating Partnership, L.P., a Delaware limited partnership ("MeriStar OP"), who execute this agreement as reimbursors (the "Reimbursors"), on the one hand, and FELCOR LODGING TRUST INCORPORATED, a Maryland corporation ("FelCor" or the "Reimbursee"), on the other hand.

                                    RECITALS

     A. Pursuant to an Agreement and Plan of Merger, dated as of May 9, 2001 (as amended by the First Amendment to Agreement and Plan of Merger dated as of August 16, 2001, the "Merger Agreement"), among FelCor and FelCor Lodging Limited Partnership, a Delaware limited partnership ("FelCor OP"), on the one hand, and MeriStar Hospitality Corporation, a Maryland corporation ("MeriStar"), and MeriStar OP, on the other hand, MeriStar is merging with and into FelCor, and a subsidiary of FelCor OP is merging with and into MeriStar OP (the "OP Merger"). In the OP Merger, the limited partners of MeriStar OP ("MeriStar OP Limited Partners"), other than FelCor and its subsidiaries, will exchange their interests in MeriStar OP ("MeriStar OP Units") for interests in FelCor OP ("FelCor OP Units") and, where applicable, cash (the "Cash Consideration").

     B. Promptly following the effectiveness of the OP Merger and the Subsequent Contributions (as defined in the Merger Agreement), FelCor OP is incurring a borrowing that is a recourse liability within the meaning of Treasury Regulations section 1.752-1(a)(1) (the "Recourse Borrowing") and is using the proceeds thereof to pay the Cash Consideration due to the MeriStar OP Limited Partners in the OP Merger. Pursuant to the Merger Agreement, FelCor OP is providing to each MeriStar OP Limited Partner who is entitled to receive Cash Consideration in the OP Merger the opportunity to agree to reimburse FelCor, as a co-obligor whose obligation is equivalent to a guaranty, with respect to a portion of its repayment obligation with respect to the Recourse Borrowing up to the amount of Cash Consideration to which such MeriStar OP Limited Partner is entitled as a result of the OP Merger.

     C. Pursuant to the Merger Agreement, to the extent that a MeriStar OP Limited Partner agrees to reimburse FelCor with respect to a portion of its repayment obligation with respect to the Recourse Borrowing, FelCor OP will maintain outstanding at least the portion of the Recourse Borrowing (or the same portion of any replacement or additional recourse indebtedness) that the Reimbursor has agreed to reimburse (above and beyond any amount of FelCor OP's indebtedness that previously has been guaranteed or agreed to be reimbursed by
parties other than the Reimbursor) until the earlier of (i) October   , 2006 or
(ii) the date on which the Reimbursor has redeemed or otherwise disposed of all of its FelCor OP Units received in the OP Merger.

     D. The aggregate amount of indebtedness that FelCor OP must maintain (the "Required Indebtedness") is equal to the aggregate amount of the Recourse Borrowing that the Reimbursors agree to reimburse FelCor. Pursuant to the Merger Agreement, the Required Indebtedness will be reduced to the extent that the Reimbursors redeem any of the FelCor OP Units that they receive in the OP Merger in exchange for FelCor common stock or cash, or otherwise dispose of any of such FelCor OP Units (the FelCor OP Units that are so redeemed or disposed of are referred to herein as "Stepped-Up Basis Units"). In such a case, the Required Indebtedness will be reduced by an amount equal to the original Required Indebtedness prior to any reduction multiplied by a fraction equal to (i) the portion of the Cash Consideration received by the Reimbursors that is allocable to the Stepped-Up Basis Units redeemed or transferred immediately prior to the reduction of the Required Indebtedness, divided by (ii) the Cash Consideration received by the Reimbursors.

     E. Pursuant to the Merger Agreement, to the extent that a MeriStar OP Limited Partner agrees to reimburse FelCor with respect to a portion of its repayment obligation with respect to the Recourse Borrowing, FelCor OP will not sell, assign, transfer, distribute, or otherwise dispose of the MeriStar OP Units formerly owned by such Reimbursor (the "Contributed Assets"), or any successor asset or assets acquired by FelCor OP in exchange for such MeriStar OP Units in a non-taxable transaction ("Successor Assets"), in a transaction that would result in the allocation of taxable income or gain by FelCor OP to the Reimbursor under section 704(c) of the Internal Revenue Code of 1986, as amended
(the "Code"), until the earlier of (i) October   , 2006 or (ii) the date on
which such Reimbursor no longer owns at least 50% of the FelCor OP Units issued to such Reimbursor in the OP Merger, provided that this restriction will not prevent FelCor OP from (A) pledging or encumbering any of the Contributed Assets or Successor Assets, as applicable, (B) assigning, transferring, or otherwise disposing of the Contributed Assets or Successor Assets, as applicable, to a subsidiary, or (C) engaging in a merger, consolidation, other reorganization, or liquidation, as long as such action or transaction does not result in the allocation of taxable income or gain to a Reimbursor under Code section 704(c).

     F. Pursuant to that certain Seventh Amended and Restated Credit Agreement, dated as of July 26, 2001 (the "Credit Agreement"), by and among FelCor, FelCor OP, the financial institutions party thereto (the "Lenders"), and The Chase Manhattan Bank, as administrative agent for the Lenders, the Lenders have extended the Recourse Borrowing to FelCor OP. The Recourse Borrowing is evidenced by Promissory Notes dated July 26, 2001, in the aggregate original principal amount of $615 million (the "Notes"). The Notes are unsecured.

     G. FelCor is the sole general partner of FelCor OP and is a co-obligor with respect to the Recourse Borrowing, which is a recourse obligation of FelCor OP and the Reimbursee.

     H. The Reimbursors have agreed to reimburse the Reimbursee up to a certain amount in the event (i) the Lenders have exhausted their remedies against FelCor OP's assets and the assets of any person or entity that enters into a guaranty with respect to the Recourse Borrowing (collectively, the "Future Guarantors"), excluding (A) persons who previously have executed bottom dollar guarantees with respect to the Recourse Borrowing (the "Prior Guarantors" and, together with the Future Guarantors, the "Other Guarantors") and (B) the Reimbursee and its subsidiaries, and (ii) the Reimbursee has demanded payment from any other person or entity that enters into a reimbursement agreement with the Reimbursee (collectively, the "Future Reimbursors"), excluding (A) the Reimbursors and (B) persons who previously have executed bottom dollar reimbursement agreements with respect to the Recourse Borrowing (the "Prior Reimbursors" and, together with the Future Reimbursors, the "Other Reimbursors"), and the Reimbursee must pay, directly or indirectly, to the Lenders (or bear the economic risk of loss for) any portion of the Required Indebtedness. The amount for which each Reimbursor has agreed to reimburse the Reimbursee is set forth on the signature page for that Reimbursor. The aggregate amount for which the Reimbursee may be reimbursed pursuant to this Agreement is referred to herein as the "Reimbursable Amount."

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Reimbursors and the Reimbursee hereby agree as follows:

                                   AGREEMENT

     1. Term.  This Agreement shall terminate on October   , 2006; provided,
however, this Agreement shall terminate (a) as to any Reimbursor twelve months after the taxable disposition by such Reimbursor of all of such Reimbursor's FelCor OP Units received in the OP Merger, provided that no demand for payment has been made by the Reimbursee on such Reimbursor before the expiration of such twelve-month period and (b) as to a Reimbursor who is an individual, upon the death of such Reimbursor, provided that no demand for payment has been made by the Reimbursee on such Reimbursor before such Reimbursor's death.

     2. Reimbursement Obligations. The Reimbursors, severally and in proportion to each Reimbursor's respective share of the Reimbursable Amount (as described in Section 3 hereof), but not jointly, hereby agree to reimburse the Reimbursee for the amount that the Reimbursee must pay with respect to the Recourse Borrowing (or bear the economic risk of loss for); provided, however, that (i) the amount that each Reimbursor is required to pay pursuant to this Agreement shall in no event exceed its respective share of the Reimbursable Amount and
(ii) the Reimbursors shall be required to pay the Reimbursable Amount only to the extent that the Reimbursee does not otherwise recover (or is relieved of paying as a result of recoveries by the Lenders) an amount at least equal to the Reimbursable Amount (excluding, for this purpose, recoveries attributable to the guarantee or reimbursement obligations of Prior Guarantors and Prior Reimbursors) after (A) the Lenders have exhausted their remedies against FelCor OP's assets and the assets of any Future Guarantors and (B) the Reimbursee has demanded payment from any Future Reimbursors. The Reimbursors' obligations set forth in this Section 2 shall be referred to herein as the "Reimbursement Obligations."

     3. Respective Shares of Reimbursable Amount. Each Reimbursor's respective share of the Reimbursable Amount is set forth on the signature page hereto for that Reimbursor.

     4. Modification of Reimbursable Amount. (a) The Reimbursable Amount shall not be reduced by any regularly scheduled amortization payments made under the documents evidencing or securing the Recourse Borrowing (the "Loan Documents"), or by any Extraordinary Payments (as defined in this Section 4). For purposes of this Section 4, the term "Extraordinary Payment" shall mean any payment made to the Lenders to reduce the principal amount of the Recourse Borrowing other than regularly scheduled amortization payments, including, without limitation: (i) any partial prepayment of the Recourse Borrowing; (ii) any award by a governmental or quasi-governmental entity by reason of a taking of all or any portion of FelCor OP's property, or any interest therein, in condemnation or by exercise of the power of eminent domain or by an agreement in lieu thereof, to the extent applied in reduction of the Recourse Borrowing; and (iii) any insurance proceeds, or the amount thereof remaining after repair of damage to FelCor OP's property caused by fire or other casualty, to the extent applied in reduction of the Recourse Borrowing.

     (b) FelCor will not permit any Future Guarantor or Future Reimbursor to enter into a guaranty agreement or reimbursement agreement with FelCor with respect to its repayment obligation on the Recourse Borrowing (or any replacement or additional recourse indebtedness of FelCor OP) after the date of this agreement unless the amount of the Recourse Borrowing (or any replacement or additional recourse indebtedness of FelCor OP) is at least equal to the Reimbursable Amount plus the amount guaranteed or agreed to be reimbursed by all Other Guarantors and Other Reimbursors.

     5. Reimbursement Procedures. Any reimbursement made under this Agreement shall be made no later than 90 days after a Reimbursor's receipt of a written request by the Reimbursee stating the amount of the Reimbursement Obligations and setting forth a detailed calculation of the amount requested that lists the efforts undertaken to recover the Reimbursable Amount from sources that must be pursued prior to calling upon the Reimbursement Obligations of the Reimbursees pursuant to Section 2 hereof and the amounts collected therefrom. If a claim under this Agreement is not paid in full by a Reimbursor within 90 days after a written request for payment has first been received by the Reimbursor, the Reimbursee may at any time thereafter bring an action against the Reimbursor to recover the Reimbursor's unpaid amount of the claim.

     6. Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes any and all previous agreements among the Reimbursors and the Reimbursee, whether written or oral, respecting the subject matter hereof and thereof. This Agreement may not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.

     7. Amendments; Governing Law. This Agreement may not be waived, modified, or amended except by an agreement in writing signed by the Reimbursors and the Reimbursee. The respective rights and obligations of the Reimbursors and the Reimbursee shall be governed by and construed in accordance with the laws of the State of Texas.

     8. Section Headings. The section headings in this Agreement are included for convenience only and are not a part of, nor shall be used in construing, this Agreement.

     9. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Reimbursors and the Reimbursee, their respective successors and assigns, and the Lenders, who are intended to be third-party beneficiaries of this Agreement and will have a direct claim against the Reimbursors with respect to the Reimbursors' obligations pursuant to this Agreement. Except for the Reimbursors, the Reimbursee, their respective successors and assigns, and the Lenders, no other person shall be entitled to the benefits of this Agreement or to rely hereon. Upon the dissolution or liquidation of a Reimbursor (the "Predecessor Reimbursor"), the successors, assigns, and/or distributees of the Predecessor Reimbursor shall, without the necessity of obtaining the consent or approval of the Reimbursee, assume or otherwise undertake the Reimbursement Obligations of the Predecessor Reimbursor, and shall enter into and deliver to the Reimbursee an agreement wherein such successors, assigns, and/or distributees assume the Reimbursement Obligations of the Predecessor Reimbursor under this Agreement, in order to satisfy all or any portion of the Reimbursement Obligations of the Predecessor Reimbursor. If one or more, but not all, of the successors, assigns, and/or distributees elect to assume or otherwise undertake their respective shares of the Reimbursement Obligations of the Predecessor Reimbursor, then all those making such election shall be severally liable for their respective shares of the Predecessor Reimbursor's respective share of the Reimbursable Amount, as determined pursuant to Section 4 hereof. Upon the merger of any Reimbursor with another entity, the surviving entity shall, without the necessity of obtaining the consent or approval of the Reimbursee, assume or otherwise undertake the Reimbursement Obligations of the target entity and shall enter into and deliver to the Reimbursee an agreement wherein such surviving entity assumes the Reimbursement Obligations of the target entity under this Agreement, in order to satisfy all or any portion of the Reimbursement Obligations of the target entity.

     10. Severability. If this Agreement would be held or determined to be void, invalid, or unenforceable by reason of the amount of the Reimbursors' liability under this Agreement, then, notwithstanding any other provision of this Agreement to the contrary, the maximum amount of the liability of the Reimbursors under this Agreement shall, without any further action by the Reimbursors, the Reimbursee, or any other person, be automatically limited and reduced to an amount that is valid and enforceable.

     11. No Subrogation. The Reimbursors hereby waive all rights of subrogation or contribution that they may have against the Reimbursee and FelCor OP, whether arising by contract or operation of law by reason of any payment pursuant hereto.

     12. Notices. All notices or other communications hereunder shall be in writing and shall be sent by: (a) overnight courier service or United States Express Mail against receipt; or (b) Certified Mail, Return Receipt Requested, postage prepaid. Notices shall be deemed given two business days after being sent if sent by overnight courier service or United States Express Mail or five business days after being sent if sent by Certified Mail. Notices to a party shall be sent to its or his address set forth opposite its or his signature on the signature page for such party or to such other address as shall be stated in a notice similarly given.

     13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     14. Binding Agreement. This Agreement shall be binding between the Reimbursee and each Reimbursor who executes a signature page to this Agreement.

     IN WITNESS WHEREOF, each party hereto, either directly or through its officer thereunto duly authorized, has duly executed this Agreement as of the day and year first above written.

                                            REIMBURSORS:

                                            [name]
                                            [address]
                                            [share of reimbursable amount]

                 [separate signature page for each Reimbursor]

                                            REIMBURSEE:

                                            FELCOR LODGING TRUST
                                            INCORPORATED,
                                            a Maryland corporation
                                            545 E. John Carpenter Frwy., Suite
                                            1300
                                            Irving, Texas 75062
                                            Attention: Lawrence D. Robinson,
                                            Esq.
                                            Fax No.: (972) 444-4949

                                            By:
                                              ----------------------------------
                                                Lawrence D. Robinson,
                                                Executive Vice President

                                                                      APPENDIX B

(DEUTSCHE BANC ALEX. BROWN LETTERHEAD)
May 9, 2001

Board of Directors
FelCor Lodging Trust Incorporated
545 East John Carpenter Freeway
Suite 1300
Irving, TX 75062

Lady and Gentlemen:

     Deutsche Banc Alex. Brown Inc. ("DBAB") has acted as financial advisor to FelCor Lodging Trust Incorporated ("Client") in connection with the proposed acquisition of MeriStar Hospitality Corporation (the "Company") pursuant to the Agreement and Plan of Merger, dated as of May 9, 2001 (the "Merger Agreement"), among Client, a Maryland corporation, and FelCor Lodging Limited Partnership, a Delaware limited partnership ("FelCor OP" and together with Client, the "FelCor Parties"), on the one hand, and the Company, a Maryland corporation, and MeriStar Hospitality Operating Partnership L.P., a Delaware limited partnership ("MeriStar OP" and together with Company, the "MeriStar Parties"), on the other hand, which provides, among other things, for the merger of the Company with and into Client (the "Merger") and the merger of MeriStar OP with and into FelCor OP (the "OP merger") and together with the Merger, (the "Transaction"). As set forth more fully in the Merger Agreement, as a result of the Merger, each share of the Common Stock, par value $0.01 per share, of the Company ("Company Common Stock") not owned directly or indirectly by the Company or Client will be converted into the right to receive (i) cash in the amount of $4.60 and (ii)
0.784 of one fully paid and nonassessable share of common stock par value $0.01 per share, of FelCor (together, the "Merger Consideration"). As a result of the OP Merger, the partnership interests in MeriStar OP will be converted into partnership interests in FelCor OP or a combination of partnership interests in FelCor OP and cash, as provided in the Merger Agreement. The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

     You have requested DBAB's opinion, as investment bankers, as to the fairness, from a financial point of view, to Client of the Merger Consideration payable to the holders of Company common stock.

     In connection with DBAB's role as financial advisor to Client, and in arriving at its opinion, DBAB has reviewed certain publicly available financial and other information concerning the Company and Client and certain internal analyses and other information furnished to it by the Company and Client. DBAB has also held discussions with members of the senior managements of the Company and Client regarding the businesses and prospects of their respective companies and the joint prospects of a combined company. In addition, DBAB has (i) reviewed the reported prices and trading activity for Company Common Stock and Client Common Stock, (ii) compared certain financial and stock market information for the Company and Client with similar information for certain other companies whose securities are publicly traded, (iii) reviewed the financial terms of certain recent business combinations which it deemed comparable in whole or in part, (iv) reviewed the terms of the Merger Agreement and (v) performed such other studies and analyses and considered such other factors as it deemed appropriate.

     DBAB has not assumed responsibility for independent verification of, and has not independently verified, any information, whether publicly available or furnished to it, concerning the Company or Client, including, without limitation, any financial information, forecasts or projections considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, DBAB has assumed and relied upon the accuracy and completeness of all such information and DBAB has not conducted a physical

FelCor Lodging Trust Incorporated
May 9, 2001
Page  2

inspection of any of the properties or assets, and has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities, of the Company or Client. With respect to the financial forecasts and projections, including the analyses and forecasts of certain cost savings, operating efficiencies, revenue effects and financial synergies expected by Client and the Company to be achieved as a result of the Transaction (collectively, the "Synergies"), made available to DBAB and used in its analyses, DBAB has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company or Client, as the case may be, as to the matters covered thereby. In rendering its opinion, DBAB expresses no view as to the reasonableness of such forecasts and projections, including the Synergies, or the assumptions on which they are based. DBAB's opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date hereof.

     For purposes of rendering its opinion, DBAB has assumed that, in all respects material to its analysis, the representations and warranties of the FelCor Parties, and the MeriStar Parties contained in the Merger Agreement are true and correct, the FelCor Parties and the MeriStar Parties will each perform all of the covenants and agreements to be performed by them under the Merger Agreement and all conditions to the obligations of each of the FelCor Parties and the MeriStar Parties to consummate the Transaction will be satisfied without any waiver thereof. DBAB has also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Transaction will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which either FelCor or MeriStar is a party or is subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have a material adverse effect on FelCor or MeriStar or materially reduce the contemplated benefits of the Transaction to FelCor.

     This opinion is addressed to, and for the use and benefit of, the Board of Directors of Client and is not a recommendation to the stockholders of Client to approve the Transaction. This opinion is limited to the fairness, from a financial point of view, to Client of the Merger Consideration payable to the holders of Company common stock, and DBAB expresses no opinion as to the merits of the underlying decision by Client to engage in the Transaction.

     DBAB will be paid a fee for its services as financial advisor to Client in connection with the Transaction, a portion of which is contingent upon consummation of the Transaction. We are an affiliate of Deutsche Bank AG (together with its affiliates, the "DB Group"). One or more members of the DB Group have, from time to time, provided investment banking, commercial banking (including extension of credit) and other financial services to Client and the Company or their affiliates. One or more members of the DB Group have agreed to provide financing to Client in connection with the Merger. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of Client and the Company for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

     Based upon and subject to the foregoing, it is DBAB's opinion as investment bankers that the Merger Consideration payable to the holders of Company Common Stock is fair, from a financial point of view, to Client.

                                            Very truly yours,

                                            DEUTSCHE BANC ALEX. BROWN INC.

                                                                      APPENDIX C

                                [JPMORGAN LOGO]

May 9, 2001

The Board of Directors
FelCor Lodging Trust Incorporated
545 E. John Carpenter Freeway
Suite 1300
Irving, TX 75062-3933

Members of the Board of Directors:

     You have requested our opinion as to the fairness, from a financial point of view, to FelCor Lodging Trust Inc. (the "Company") of the consideration to be paid by the Company in the proposed merger (the "Merger") of the Company with MeriStar Hospitality Corporation (the "Merger Partner"). Pursuant to the Agreement and Plan of Merger, dated as of May 9, 2001 (the "Agreement"), between the Company and the Merger Partner, the Merger Partner will merge with and into the Company, with the Company being the surviving corporation, and each outstanding share of common stock, par value $0.01 per share, of the Merger Partner (the "Merger Partner Common Stock"), other than shares of Merger Partner Common Stock held in treasury or owned by the Company and its affiliates, will be converted into the right to receive $4.60 per share in cash and 0.784 shares of the Company's common stock, par value $0.01 per share (the "Company Common Stock"). We understand that concurrent with the Merger, the Company and the Merger Partner will effect a merger of MeriStar Hospitality Operating Partnership (the "MeriStar OP") with and into FelCor Lodging Limited Partnership (the "FelCor OP"), with the FelCor OP being the survivor, and each outstanding partnership interest in MeriStar OP will be converted into the right to receive $4.60 in cash and 0.784 partnership interests in FelCor OP. Class D units of the MeriStar OP, however, will be convertible one-for-one into units of FelCor OP.

     In arriving at our opinion, we have (i) reviewed a draft of the Agreement dated May 9, 2001; (ii) reviewed certain publicly available business and financial information concerning the Merger Partner and the Company and the industries in which they operate; (iii) compared the proposed financial terms of the Merger with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration received for such companies; (iv) compared the financial and operating performance of the Merger Partner and the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Merger Partner Common Stock and the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the managements of the Merger Partner and the Company relating to their respective businesses, as well as the estimated amount and timing of the cost savings and related expenses and synergies expected to result from the Merger (the "Synergies"); and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

     In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Merger, and the past and current business operations of the Merger Partner and the Company, the financial condition and future prospects and operations of the Merger Partner and the Company, the effects of the Merger on the financial condition and future prospects of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

     In giving our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by the Merger Partner and the Company or otherwise reviewed by us, and we have not assumed any responsibility or liability therefor. We have not conducted any valuation or appraisal of any assets or liabilities, nor have any such valuations or appraisals been provided to us. In relying on financial analyses and forecasts provided to us, including the Synergies, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Merger Partner and the Company to which such analyses or forecasts relate. We have also assumed that the Merger will have the tax consequences described in discussions with, and materials furnished to us by, representatives of the Company, and that the other transactions contemplated by the Agreement will be consummated as described in the Agreement. We have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel. We have also assumed that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the Merger Partner or the Company or on the contemplated benefits of the Merger.

     Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, to the Company of the consideration to be paid in the proposed Merger and we express no opinion as to the underlying decision by the Company to engage in the Merger. We are expressing no opinion herein as to the price at which the Company Common Stock will trade at any future time.

     We have acted as financial advisor to the Company with respect to the proposed Merger and will receive a fee from the Company for our services. Please be advised that we are administrative agent for the Company's revolving credit facility, and have in the past acted as the Company's lead agent for various corporate debt facilities, corporate bonds, and asset-level debt securities (i.e. CMBS). In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company or the Merger Partner for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

     On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be paid by the Company in the proposed Merger is fair, from a financial point of view, to the Company.

     This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Merger. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Merger or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES, INC.

/s/ J.P. MORGAN SECURITIES, INC.

J.P. Morgan Securities, Inc.

                                                                      APPENDIX D

(LETTERHEAD OF SALOMON SMITH BARNEY INC.)

May 9, 2001

The Board of Directors
MeriStar Hospitality Corporation
1010 Wisconsin Avenue, N.W.
Washington, D.C. 20007

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock of MeriStar Hospitality Corporation ("MeriStar") of the Merger Consideration (defined below) provided for in the Agreement and Plan of Merger, dated as of May 9, 2001 (the "Merger Agreement"), by and among FelCor Lodging Trust Incorporated ("FelCor"), FelCor Lodging Limited Partnership ("FelCor OP"), MeriStar and MeriStar Hospitality Operating Partnership, L.P. ("MeriStar OP"). As more fully described in the Merger Agreement, (i) MeriStar will be merged with and into FelCor (the "Merger") and
(ii) each outstanding share of the common stock, par value $0.01 per share, of MeriStar ("MeriStar Common Stock") will be converted into the right to receive
(x) $4.60 in cash without interest (the "Cash Consideration") and (y) 0.784 of a share of the common stock, par value $0.01 per share, of FelCor ("FelCor Common Stock" and, the number of shares of FelCor Common Stock into which shares of MeriStar Common Stock will be so converted, together with the Cash Consideration, the "Merger Consideration"). The Merger Agreement also provides that, concurrently with the Merger, MeriStar OP will merge with and into FelCor OP (the "OP Merger" and, together with the Merger, the "Transaction").

In arriving at our opinion, we reviewed the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of MeriStar and certain senior officers and other representatives and advisors of FelCor concerning the businesses, operations and prospects of MeriStar and FelCor. We examined certain publicly available business and financial information relating to MeriStar and FelCor as well as certain financial forecasts and other information and data for MeriStar and FelCor which were provided to or otherwise discussed with us by the managements of MeriStar and FelCor, including certain information relating to the potential strategic implications and operational benefits anticipated by the managements of MeriStar and FelCor to result from the Transaction. We reviewed the financial terms of the Transaction as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of MeriStar Common Stock and FelCor Common Stock; the historical and projected operating data of MeriStar and FelCor; and the financial condition and capitalization of MeriStar and FelCor. We analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of MeriStar and FelCor. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have been advised by the managements of MeriStar and FelCor that

(LETTERHEAD OF SALOMON SMITH BARNEY INC.)

The Board of Directors
MeriStar Hospitality Corporation
May 9, 2001
Page  2

such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of MeriStar and FelCor as to the future financial performance of MeriStar and FelCor and the potential strategic implications and operational benefits anticipated to result from the Transaction. We have assumed, with your consent, that the Transaction will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement. We also have assumed, with your consent, that the Merger will be treated as a reorganization for federal income tax purposes. We further have assumed, with your consent, that MeriStar and FelCor were organized and have operated in conformity with the requirements for qualification as a real estate investment trust ("REIT") for federal income tax purposes and that the Transaction will not adversely affect the REIT status or operations of MeriStar or FelCor. We are not expressing any opinion as to what the value of the FelCor Common Stock actually will be when issued in the Transaction or the prices at which the FelCor Common Stock will trade or otherwise be transferable at any time. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of MeriStar or FelCor nor have we made any physical inspection of the properties or assets of MeriStar or FelCor. In connection with our engagement, we were not requested to, and we did not, solicit third party indications of interest in the possible acquisition of all or a part of MeriStar. We express no view as to, and our opinion does not address, the relative merits of the Transaction as compared to any alternative business strategies that might exist for MeriStar or the effect of any other transaction in which MeriStar might engage. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

Salomon Smith Barney Inc. has acted as financial advisor to MeriStar in connection with the proposed Transaction and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Transaction. We also will receive a fee upon delivery of this opinion. We and our affiliates in the past have provided, and are currently providing, services to MeriStar and its affiliates unrelated to the proposed Transaction, for which services we and our affiliates have received and will receive compensation. We and our affiliates also in the past have provided services to FelCor unrelated to the proposed Transaction, for which services we and our affiliates have received compensation. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of MeriStar and FelCor for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with MeriStar, FelCor and their respective affiliates.

Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of MeriStar in its evaluation of the proposed Transaction, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Transaction or as to any other matters relating to the Transaction.

(LETTERHEAD OF SALOMON SMITH BARNEY INC.)

The Board of Directors
MeriStar Hospitality Corporation
May 9, 2001
Page  3

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of MeriStar Common Stock.

Very truly yours,

/s/ SALOMON SMITH BARNEY INC.
SALOMON SMITH BARNEY INC.

                                                                      APPENDIX E

                       FELCOR LODGING TRUST INCORPORATED

                  2001 RESTRICTED STOCK AND STOCK OPTION PLAN

                       FELCOR LODGING TRUST INCORPORATED

                  2001 RESTRICTED STOCK AND STOCK OPTION PLAN

                               TABLE OF CONTENTS

Section 1. Establishment, Purpose, and Effective Date of
  Plan......................................................  E-2
  1.1  Establishment........................................  E-2
  1.2  Purpose..............................................  E-2
  1.3  Effective Date.......................................  E-2
Section 2. Definitions......................................  E-2
  2.1  Definitions..........................................  E-2
  2.2  Gender and Number....................................  E-3
Section 3. Eligibility and Participation....................  E-3
  3.1  Eligibility and Participation........................  E-3
Section 4. Administration...................................  E-3
  4.1  Administration.......................................  E-3
Section 5. Stock Subject to Plan............................  E-3
  5.1  Number...............................................  E-3
  5.2  Lapsed Awards........................................  E-3
  5.3  Adjustment in Capitalization.........................  E-3
Section 6. Shareholder Approval and Duration of Plan........  E-4
  6.1  Shareholder Approval.................................  E-4
  6.2  Duration of Plan.....................................  E-4
Section 7. Stock Options....................................  E-4
  7.1  Grant of Options.....................................  E-4
  7.2  Option Agreement.....................................  E-4
  7.3  Option Price.........................................  E-4
  7.4  Duration of Options..................................  E-4
  7.5  Exercise of Options..................................  E-5
  7.6  Payment..............................................  E-5
  7.7  Restrictions on Stock Transferability................  E-5
  7.8  Termination of Employment Due to Death or
     Disability.............................................  E-5
  7.9  Termination of Employment Other than for Death or
     Disability.............................................  E-5
  7.10 Nontransferability of Options........................  E-5
  7.11 Cancellation.........................................  E-5
Section 8. Restricted Stock.................................  E-6
  8.1  Grant of Restricted Stock............................  E-6
  8.2  Transferability......................................  E-6
  8.3  Other Restrictions...................................  E-6
  8.4  Voting Rights........................................  E-6
  8.5  Dividends and Other Distributions....................  E-6
  8.6  Termination of Employment............................  E-6
Section 9. Rights of Employees..............................  E-6
  9.1  Employment...........................................  E-6
Section 10. Amendment, Modification and Termination of
  Plan......................................................  E-6
  10.1 Amendment, Modification, and Termination of Plan.....  E-6
Section 11. Miscellaneous Provisions........................  E-6
  11.1 Tax Withholding......................................  E-6
  11.2 Stock Withholding Elections..........................  E-7
  11.3 Severability.........................................  E-7
  11.4 Notice...............................................  E-7
Section 12. Indemnification.................................  E-7
  12.1 Indemnification......................................  E-7
Section 13. Requirements of Law.............................  E-8
  13.1 Requirements of Law..................................  E-8
  13.2 Governing Law........................................  E-8

                       FELCOR LODGING TRUST INCORPORATED

                  2001 RESTRICTED STOCK AND STOCK OPTION PLAN

SECTION 1. Establishment, Purpose, and Effective Date of Plan

     1.1 Establishment. FelCor Lodging Trust Incorporated, a Maryland corporation, hereby establishes the "FELCOR LODGING TRUST INCORPORATED 2001 RESTRICTED STOCK AND STOCK OPTION PLAN" (THE "PLAN") for Independent Directors, executive officers and key employees. The Plan permits the grant of stock options and restricted stock as a payout media for payments under the plan.

     1.2 Purpose. The purpose of the Plan is to advance the interests of the Company, by encouraging and providing for the acquisition of an equity interest in the success of the Company by Independent Directors, executive officers and key employees, by providing additional incentives and motivation toward superior performance of the Company, and by enabling the Company to attract and retain the services of Independent Directors, executive officers and key employees upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent.

     1.3 Effective Date. The Plan shall become effective immediately upon its adoption by the Board of Directors of the Company ("Effective Date"), although it is subject to shareholder approval as provided in Section 6.1.

SECTION 2. Definitions

     2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

          (a) "Award" means, collectively, each Option, or Restricted Stock, granted under this Plan except that where it shall be appropriate to identify the specific type of Award, reference shall be made to the specific type of Award.

          (b) "Board" means the Board of Directors of the Company.

          (c) "Code" means the Internal Revenue Code of 1986, as amended.

          (d) "Committee" means the Compensation Committee of the Board; provided, however, that for any grant to an Independent Director, the remaining members of the Board shall serve as the Compensation Committee with respect to such grant, including, but not limited to, the approval of the grant. The Board, as a whole, may take any action which the Committee is authorized to take hereunder.

          (e) "Company" means FelCor Lodging Trust Incorporated, a Maryland corporation.

          (f) "Disability" means an individual who is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than twelve (12) months.

          (g) "Employee" means an employee (including officers and directors who are also employees) of the Company or its subsidiaries, affiliates (including partnerships) or any branch or division thereof.

          (h) "Fair Market Value" of a share of Stock means the reported closing sales price of the Stock on the New York Stock Exchange Composite Tape on that date, or if no closing price is reported on that date, on the last preceding date on which such closing price of the Stock was so reported. If the Stock is not traded on the New York Stock Exchange at the time a determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the closing bid and asked prices of the Stock on the most recent date on which the Stock was publicly traded. In the event the Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

          (i) "Independent Director" means a director of the Company who is not an Employee.

          (j) "Option" means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either
     (i) an "incentive stock option" within the meaning of Section 422 of the Code or (ii) a "nonstatutory stock option."

          (k) "Participant" means any Employee or Independent Director designated by the Committee to participate in the Plan.

          (l) "Period of Restriction" means the period during which the transfer of shares of Restricted Stock is restricted pursuant to Section 8 of the Plan.

          (m) "Restricted Stock" means Stock granted to a Participant pursuant to Section 8 of the Plan.

          (n) "Stock" means the common stock of the Company, par value of $.01.

     2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

SECTION 3. Eligibility and Participation

     3.1 Eligibility and Participation. Participants in the Plan shall be selected by the Committee from among the Independent Directors and Employees who, in the opinion of the Committee, are in a position to contribute materially to the Company's continued growth and development and to its long-term financial success.

SECTION 4. Administration

     4.1 Administration. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever.

SECTION 5. Stock Subject to Plan

     5.1 Number. The total number of shares of Stock subject to Awards under the Plan may not exceed 1,000,000, subject to adjustment upon the occurrence of any of the events indicated in Section 5.3 hereof. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock, not reserved for any other purpose. Without limitation, no officer of the Company or other person whose compensation may be subject to the limitations on deductibility under Section 162(m) of the Code shall be eligible to receive Awards pursuant to this Plan in excess of 250,000 shares of Common Stock in any fiscal year (the "Section 162(m) Maximum").

     5.2 Lapsed Awards. If any Award granted under the Plan terminates, expires, lapses or is canceled for any reason, any shares of Stock subject to such Award again shall be available for the grant of an Award hereunder. Without limitation, the Committee, with the consent of the affected Optionee, shall have the authority to effect the cancellation of any or all outstanding Options of such Optionee, and to grant, in substitution, to such Optionee new Options covering the same or different number of Shares.

     5.3 Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock that occurs after the Effective Date by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of Stock subject to the Plan and to each Award hereunder, and to the stated Option price (if any) of each Award, shall be adjusted appropriately by the Committee or the Board, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. In such event, the Committee or the Board also shall have discretion to make appropriate adjustments in the number and type of shares subject to an Award of Restricted Stock under the Plan pursuant to the terms of such an Award. In the event of a merger or consolidation where the Company is not the surviving corporation, the surviving corporation shall be required to assume the outstanding Awards which have not been canceled, and the Committee, in its sole discretion, shall adjust the number of shares, and the Option price (if any), so as to neither reduce or enlarge the rights of the Participant, including, but not limited to, dividing the shares and the Option price (if any) by the exchange ratio.

SECTION 6. Shareholder Approval and Duration of Plan

     6.1 Shareholder Approval. All Awards granted under this Plan are subject to, and may not be exercised before, and will be rescinded and become void in the absence of, the approval of this Plan by a majority of the shareholders voting thereon at a meeting of shareholders, at which a quorum is present, held prior to the first anniversary date of the Board meeting held to approve this Plan.

     6.2 Duration of Plan. The Plan shall remain in effect, subject to the Board's right to earlier terminate pursuant to Section 10 hereof, until all Stock subject to it shall have been purchased or acquired pursuant to the provisions hereof. Notwithstanding the foregoing, no Option may be granted under the Plan on or after the tenth (10th) Anniversary of the Effective Date.

SECTION 7. Stock Options

     7.1 Grant of Options. Subject to the provisions of Sections 5 and 6, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee, and for all purposes hereof, the date of such grant shall be the date on which the Committee takes formal action to grant an Option, provided that it is followed, as soon as reasonably practicable, by written notice to the person receiving the Option. The Committee shall have complete discretion in determining the number of Options granted to each Participant and the terms and provisions thereof. The Committee may grant any type of Option to purchase Stock that is permitted by law at the time of grant; provided, however, that the aggregate Fair Market Value (determined at the time the Option is granted) of the Stock, with respect to which all incentive stock options granted under any plan of the Company are exercisable for the first time by a Participant during any calendar year, may not exceed $100,000. Nothing in this Section 7 of the Plan shall be deemed to prevent the grant of nonstatutory stock options in amounts that exceed the maximum established by Section 422 of the Code.

     7.2 Option Agreement. Each Option shall be evidenced by an Option agreement that shall specify the type of Option granted, the Option price, the duration of the Option, the number of shares of Stock to which the Option pertains, and such other provisions as the Committee shall determine.

     7.3 Option Price. The Option price of each share of Stock subject to each Option granted pursuant to this Plan shall be determined by the Committee at the time the Option is granted and, in the case of incentive stock options, shall not be less then 100% of the Fair Market Value of a share of Stock on the date the Option is granted, as determined by the Committee. In the case of incentive stock options granted to any person who owns, directly or indirectly, Stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock ("Ten Percent Owner"), the Option price shall not be less than 110% of the Fair Market Value of a share of Stock on the date the Option is granted. The Option price of each share of Stock subject to a nonstatutory stock option under this Plan shall be determined by the Committee, in its sole discretion, prior to granting the Option.

     7.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time it is granted, provided, however, that no incentive stock option shall be exercisable later than ten (10) years from the date of its grant, and no incentive stock option granted to a Ten Percent Owner shall be exercisable later than five (5) years from the date of its grant.

     7.5 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants. Unless otherwise expressly provided in the Option, no Option may be exercised within six (6) months after the date of grant. Each Option that is intended to qualify as an incentive stock option pursuant to Section 422 of the Code shall comply with the applicable provisions of the Code pertaining to such Options. Without limitation, the Committee may, in its sole discretion, accelerate the date on which any Option may be exercised, or on which restrictions on Restricted Stock shall lapse.

     7.6 Payment. The Option price of Stock acquired upon exercise of any Option, and applicable withholding as described in Sections 11.1 and 11.2, shall be paid in full on the date of exercise, by certified or cashier's check, by wire transfer, by money order, through a broker assisted exercise, with Stock (but with Stock only if expressly permitted by the terms of the Option), or by a combination of the above. If the Option Price is permitted to be, and is, paid in whole or in part with Stock, the value of the Stock surrendered shall be its Fair Market Value on the date surrendered. The proceeds from payment of Option prices shall be added to the general funds of the Company and shall be used for general corporate purposes. For purposes of this Section 7.6, "broker assisted exercise" shall mean a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a Committee designated brokerage firm to effect the immediate sale of the shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option price plus all applicable withholding and employment taxes required, and (b) the Committee to deliver the certificates for the shares directly to such brokerage firm in order to complete the sale.

     7.7 Restrictions on Stock Transferability. The Committee shall impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable federal securities law, under the requirements of any stock exchange upon which such shares of Stock are then listed, and under any blue sky or state securities laws applicable to such shares.

     7.8 Termination of Employment Due to Death or Disability. Unless otherwise expressly provided in the Option, if the employment of a Participant is terminated by reason of death or Disability, the rights under any then outstanding Option shall terminate upon the first to occur of (i) the expiration date of the Option or (ii) the first anniversary of such date of termination of employment.

     7.9 Termination of Employment Other than for Death or Disability. Unless otherwise expressly provided in the Option, if the employment of the Participant shall terminate for any reason other than death or Disability, the rights under any then outstanding Option shall terminate upon the first to occur of (i) the expiration date of the Option or (ii) ninety (90) days after such date of termination of employment.

     7.10 Nontransferability of Options. Unless otherwise expressly provided in the Option, no Option granted under the Plan may be sold, transferred pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

     7.11 Cancellation. Unless otherwise expressly provided in the Option of reference, in the event of a merger or consolidation where the Company is not the surviving corporation (or survives only as the 80% or greater owned subsidiary of another corporation), the Committee, in its sole discretion may cancel, by giving written notice (a "Cancellation Notice"), effective immediately prior to the consummation of such transaction, all or any of the vested portion of any, or all, Options that remain unexercised on such date. Such Cancellation Notice shall be given a reasonable period of time (but not less than 15 days) prior to the proposed date of such cancellation, and may be given either before or after shareholder approval (if any is required) of the transaction.

SECTION 8. Restricted Stock

     8.1 Grant of Restricted Stock. Subject to the provisions of Sections 5 and 6, the Committee, at any time and from time to time, may grant shares of Restricted Stock under the Plan to such Participants and in such amounts as it shall determine. Each grant of Restricted Stock shall be evidenced by a Restricted Stock agreement. Without limitation, the Committee may accelerate the date on which restrictions lapse with respect to any Restricted Stock.

     8.2 Transferability. Except as provided in Sections 8.6 and 8.7 hereof, the shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated for such period of time as shall be determined by the Committee and shall be specified in the Restricted Stock agreement, or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Restricted Stock agreement.

     8.3 Other Restrictions. The Committee may impose such other restrictions on any shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

     8.4 Voting Rights. Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the Period of Restriction.

     8.5 Dividends and Other Distributions. During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder shall be entitled to receive all cash dividends distributed with respect to those shares while they are so held.

     8.6 Termination of Employment. Unless otherwise expressly provided in the Restricted Stock agreement, in the event that a Participant terminates his employment with the Company for any reason during the Period of Restriction (including death), then any shares of Restricted Stock still subject to restrictions at the date of such termination automatically shall be forfeited.

SECTION 9. Rights of Employees

     9.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

SECTION 10. Amendment, Modification and Termination of Plan

     10.1 Amendment, Modification, and Termination of Plan. The Board at any time may terminate, and from time to time may amend or modify the Plan, and may amend or modify Awards hereunder; provided, however, that no amendment of the Plan or of any Award hereunder, without approval of the shareholders within one year after the adoption of such amendment, may (a) increase the aggregate number of shares of Stock that may be issued under the Plan; (b) extend the term of the Plan; or (e) materially modify the requirements as to eligibility to receive Awards under the Plan. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the affected Participant(s).

SECTION 11. Miscellaneous Provisions

     11.1 Tax Withholding. Without limitation, on the date an Award is taken into a Participant's income, the Company shall have the right to withhold, or to require a Participant to remit to the Company, an amount sufficient to satisfy the Company's resulting federal, state, and local withholding and employment tax requirements with respect to such Award.

     11.2 Stock Withholding Elections. With the consent of the Committee, or as expressly provided under the terms of the Award, a Participant may make an irrevocable election to (a) have shares of Stock otherwise issuable thereunder withheld, or (b) tender to the Company shares of Stock then held by the Participant (whether received pursuant to (i) or (ii) or in any other transaction) having an aggregate Fair Market Value sufficient to satisfy the Company's minimum total federal, state and local income and employment tax withholding obligations associated with the transaction. Such elections, if available, must be made by a Participant on or prior to the tax date.

     11.3 Severability. If any provision of this Plan, or any Award, is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan or any Award, but such provision shall be fully severable, and the Plan or Award, as applicable, shall be construed and enforced as if the illegal or invalid provision had never been included in the Plan or Award, as applicable.

     11.4 Notice. Whenever any notice is required or permitted under this Plan, such notice must be in writing and personally delivered or sent by mail or delivery by a nationally recognized courier service. Any notice required or permitted to be delivered under this Plan shall be deemed to be delivered on the date on which it is personally delivered, or, if mailed, whether actually received or not, on the third Business Day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address that such person has previously specified in accordance with this Subsection, or, if by courier, seventy-two (72) hours after it is sent, addressed as described in this Subsection. The Company or the Participant may change, at any time and from time to time, by written notice to the other, the address that it or he had previously specified for receiving notices; provided further, that a Participant who is not an Employee must file such written notice with the Committee. Until changed in accordance with this Plan, the Company and the Participant shall be deemed to have specified as its and his address for receiving notices (i) as to the Company, the principal executive offices of the Company, and (ii) as to the Participant, (A) where the Participant is an Employee, the most current address of the Participant set forth in the Company's employment records, and (B) where Participant is not an Employee, the address set forth in the most recent notice. Any person entitled to notice under this Plan may waive such notice. Without limiting the generality of the foregoing, for all purposes hereof, the address of the Company shall be the address of the Committee.

SECTION 12. Indemnification

     12.1 Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan made in good faith and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not apply to any acts of willful misconduct by any member of the Committee or the Board. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Charter or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

SECTION 13. Requirements of Law

     13.1 Requirements of Law. The granting of Awards and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     13.2 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Maryland.

                                         FELCOR LODGING TRUST INCORPORATED

                                         By:
                                           ------------------------------------
                                             Name: Lawrence D. Robinson
                                             Title:   Executive Vice President &
                                                      General Counsel



                                                  MERISTAR HOSPITALITY CORPORATION
                                    PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                                  SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 11, 2001
                                           AT THE HILTON CRYSTAL CITY AT NATIONAL AIRPORT,
                                                   2399 JEFFERSON DAVIS HIGHWAY,
                                                     ARLINGTON, VIRGINIA 22202
                                                      LOCAL TIME AT 9:00 A.M.


     The undersigned stockholder of MeriStar Hospitality Corporation, a Maryland corporation ("MeriStar"), hereby appoints Paul W.
Whetsell and Christopher L. Bennett, and each of them, with full power of substitution, as proxies to attend the special meeting of stockholders of MeriStar to be held October 11, 2001, and at any adjournment or postponement of the special meeting, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the special meeting and otherwise to represent the undersigned at the special meeting, with all powers the undersigned would possess if personally present.


     The Board of Directors recommends that you vote FOR the following proposals:

1.   To approve and adopt the agreement and plan of merger dated as of May 9, 2001, as amended, among MeriStar, MeriStar Hospitality
     Operating Partnership, L.P., FelCor Lodging Trust Incorporated and FelCor Lodging Limited Partnership and the merger of
     MeriStar with and into FelCor. Upon completion of the merger, FelCor will be the surviving corporation.

                           [ ] FOR                         [ ] AGAINST                         [ ] ABSTAIN

2.   To transact any other business as may properly come before the special meeting or any adjournment or postponement of the special meeting in the discretion of the proxy holders.

                                     THE BOARD OF DIRECTORS OF MERISTAR HOSPITALITY CORPORATION
                                                RECOMMENDS A VOTE FOR THE PROPOSALS.

     The votes entitled to be cast by the undersigned will be cast as instructed above. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast FOR approval of proposal one and at the discretion of the proxy holders as to any other matter that may properly come before the special meeting or any adjournment or postponement of the special meeting.

     The undersigned hereby acknowledges notification of the special meeting and receipt of the proxy statement relating to the special meeting.

[ ] CHECK HERE ONLY IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

                                                                           Dated:                                             , 2001
                                                                                  --------------------------------------------
                                                                           Please sign exactly as name appears at left. When shares
                                                                           are held by joint tenants, both should sign. When signing
                                                                           as attorney, as executor, administrator, trustee or
                                                                           guardian, please indicate the capacity in which you are
                                                                           signing. If a corporation, please sign in full corporate
                                                                           name by President or other authorized officer. If a
                                                                           partnership, please sign in partnership name by
                                                                           authorized person.


                                                                           ---------------------------------------------------------
                                                                           Signature


                                                                           ---------------------------------------------------------
                                                                           Title

                                                                           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND
                                                                           MATTERS SET FORTH HEREIN WERE PROPOSED BY MERISTAR. IF NO
                                                                           SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE
                                                                           PROPOSALS.